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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Advanced Disposal Services, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common stock, par value $0.01 per share, of Advanced Disposal Services, Inc.
(2)	Aggregate number of securities to which transaction applies:
94,099,335 shares of common stock, which consist of: (A) 90,673,517 shares of common stock (excluding 178,540 shares held by Advanced Disposal Services, Inc. in treasury) issued and outstanding as of June 30, 2020; (B) 3,043,668 shares of common stock issuable upon exercise of outstanding Advanced Disposal Services, Inc. stock options with exercise prices below the per share merger consideration of $30.30 as of June 30, 2020; (C) 139,483 shares of common stock underlying outstanding restricted share unit awards as of June 30, 2020; (D) 188,719 shares of common stock underlying outstanding performance share unit awards as of June 30, 2020; and (E) 53,948 shares of common stock underlying outstanding restricted share awards granted under the stock plans or otherwise as of June 30, 2020.
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
Solely for purpose of calculating the filing fee, the underlying value of the transaction was calculated based on the sum of: (A) 90,673,517 shares of common stock (excluding 178,540 shares held by Advanced Disposal Services, Inc. in treasury) multiplied by the per share merger consideration of $30.30; (B) 3,043,668 shares of common stock issuable upon exercise of the outstanding Advanced Disposal Services, Inc. stock options with exercise price of $21.56 per share; (C) 139,483 shares of common stock underlying outstanding restricted share unit awards multiplied by the per share merger consideration of $30.30; (D) 188,719 shares of common stock underlying outstanding performance share unit awards multiplied by the per share merger consideration of $30.30; and (E) 53,948 shares of common stock underlying outstanding restricted share awards granted under the stock plans or otherwise multiplied by the per share merger consideration of $30.30. The filing fee was determined by multiplying 0.0001298 by the proposed maximum aggregate value of the transaction of $2,785,588,368.42.
	(4)	Proposed maximum aggregate value of transaction: $2,785,588,368.42
	(5)	Total fee paid: $361,569.37
☐	Fee paid previously with preliminary materials.
☒	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid: $367,035.69
	(2)	Form, Schedule or Registration Statement No.: Schedule 14A, File No. 001-37904
	(3)	Filing Party: Advanced Disposal Services, Inc.
	(4)	Date Filed: May 10, 2019

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION
DATED JULY 6, 2020

[•], 2020

Dear Stockholders of Advanced Disposal:

You are cordially invited to attend a Special Meeting (which we refer to as the "Special Meeting") of the stockholders of Advanced Disposal Services, Inc. (which we refer to as "Advanced Disposal," "we," "us," "our," and the "Company"). The Special Meeting will be held virtually via the Internet on [•], 2020 beginning at 10:00 a.m. Eastern Time. As part of our precautions regarding the COVID-19 (coronavirus) pandemic, we are sensitive to the public health and travel concerns that our stockholders may have, as well as any quarantines or other protocols that governments may impose. As a result, the Special Meeting will be held in a virtual meeting format only via live webcast. There will not be a physical meeting location. You will be able to attend the Special Meeting online and vote your shares electronically by visiting www.[•].com (which we refer to as the "Special Meeting website").

At the Special Meeting, you will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of April 14, 2019 (which we refer to as the "original merger agreement"), as amended by Amendment No. 1 thereto, dated June 24, 2020 (which we refer to as the "merger agreement amendment"), as may be further amended from time to time, by and among Advanced Disposal, Waste Management, Inc. (which we refer to as "Waste Management") and Everglades Merger Sub Inc. (which we refer to as "Merger Sub"), which is an indirect, wholly-owned subsidiary of Waste Management. We refer to the original merger agreement, as amended by the merger agreement amendment, and as it may be further amended from time to time, as the "amended merger agreement". Pursuant to the merger agreement amendment, among other things, we and Waste Management agreed that Waste Management is required to use its "best efforts" to take all actions to consummate the transactions by the end date, including using its "best efforts" to obtain antitrust approval, to eliminate the limitations on the divestiture obligation of Waste Management as provided in the original merger agreement applicable to any divestiture required by the U.S. Department of Justice (which we refer to as the "DOJ") to obtain antitrust approval of the merger, and that if the merger is completed, the price per share of Advanced Disposal common stock would be reduced from $33.15 in cash to $30.30 in cash. Pursuant to the terms of the amended merger agreement, Merger Sub will merge with and into Advanced Disposal (which we refer to as the "merger"), and Advanced Disposal will continue as the surviving company and an indirect, wholly-owned subsidiary of Waste Management. You will also be asked to consider and vote upon a non-binding advisory proposal to approve specified compensation that may be paid or become payable to Advanced Disposal's named executive officers in connection with the merger and contemplated by the amended merger agreement (which we refer to as the "compensation advisory proposal") and a proposal to approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the amended merger agreement (which we refer to as the "adjournment proposal").

If the merger is completed, you will be entitled to receive $30.30 in cash, without interest and less applicable withholding taxes, for each share of Advanced Disposal common stock, par value $0.01 per share (which we refer to as "Advanced Disposal common stock") you own (unless you have properly exercised your appraisal rights with respect to such shares).

The Advanced Disposal Board of Directors (which we refer to as the "Board") unanimously determined that the amended merger agreement and the transactions contemplated by the amended merger agreement are fair to, and in the best interests of, Advanced Disposal and its stockholders, approved and declared advisable the amended merger agreement and the transactions contemplated by the amended merger agreement, including the merger, and approved the execution and delivery by Advanced Disposal of the amended merger agreement and performance by Advanced Disposal of the amended merger agreement and the consummation of the transactions, including the merger, contemplated by the amended merger agreement. The Board unanimously recommends that you vote (1) "FOR" the proposal to adopt the amended merger agreement, (2) "FOR" the compensation advisory proposal and (3) "FOR" the adjournment proposal.

Advanced Disposal agreed to reduce the purchase price from the original merger agreement and make other changes to the original merger agreement because, among other things, (1) the parties believed they would be unable to obtain clearance from the DOJ under the divestiture threshold outlined in the original merger agreement by July 13, 2020, the "end date" in the original merger agreement, and (2) the Board believed, for the reasons described in the proxy statement, including the increased closing certainty as a result of the elimination of the divestiture threshold, that it was in the best interests of Advanced Disposal stockholders to agree to a reduced price and other amended terms, rather than risk termination of the original merger agreement and continuing as a standalone company. The entry into the merger agreement amendment necessitates a new vote with respect to the merger, so despite the fact that you may have voted on the original merger agreement in connection with the June 28, 2019 special meeting of Advanced Disposal stockholders (which we refer to as the "Original Special Meeting"), Advanced Disposal is asking for your vote again.

All Advanced Disposal stockholders of record at the close of business on [•], 2020 are welcome to attend the Special Meeting via the Special Meeting website. Every stockholder's vote is important to us, so it is important that your shares are represented at the Special Meeting whether or not you plan to attend via the Special Meeting website. To ensure that you will be represented, please promptly vote by submitting the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. You will also be able to attend the Special Meeting online and vote your shares electronically by visiting the Special Meeting website. If you plan to attend the Special Meeting, you will need the 16-digit control number included on your proxy card or voting instruction form that is accompanied by your proxy materials. If you attend the Special Meeting and vote via the Special Meeting website, your vote will revoke any proxy that you have previously submitted. If you hold your shares in street name, you should instruct your broker, bank or other nominee how to vote in accordance with the voting instruction form you will receive from your broker, bank or other nominee.

The enclosed proxy statement provides detailed information about the Special Meeting, the amended merger agreement, the changes to the original merger agreement set forth in the merger agreement amendment, and the merger. A copy of the original merger agreement is attached as Annex A to the proxy statement and a copy of the merger agreement amendment is attached as Annex B to the proxy statement. The proxy statement also describes the actions and determinations of the Board in connection with its evaluation of the amended merger agreement and the merger. We encourage you to read the proxy statement and its annexes, including the original merger agreement and the merger agreement amendment, carefully and in their entirety. You may also obtain more information about Advanced Disposal from documents we file with the U.S. Securities and Exchange Commission (which we refer to as the "SEC") from time to time.

Your vote is very important, regardless of the number of shares that you own. We cannot consummate the merger unless the proposal to adopt the amended merger agreement is approved by the affirmative vote of the holders of a majority of the shares of Advanced Disposal common stock issued and outstanding and entitled to vote thereon. The failure of any stockholder to vote by ballot via the Special Meeting website, to submit a signed proxy card or to grant a proxy electronically over the Internet or by telephone or an abstention from voting will have the same effect as a vote "AGAINST" the proposal to adopt the amended merger agreement. If you hold your shares in street name, the failure to instruct your broker, bank or other nominee on how to vote your shares will have the same effect as a vote "AGAINST" the proposal to adopt the amended merger agreement.

If you have any questions or need assistance voting your shares of Advanced Disposal common stock, please contact Innisfree M&A Incorporated, our proxy solicitor, by calling the toll-free number at +1 (877) 687-1866.

On behalf of the Board, management and employees of Advanced Disposal, thank you for your continued support of Advanced Disposal and we appreciate your consideration of this matter.

Sincerely,

Richard Burke
 Chairman and Chief Executive Officer

Neither the SEC nor any state securities regulatory agency has approved or disapproved of the transactions described in this document, including the merger, or determined if the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated [•], 2020 and, together with the enclosed form of proxy card, is first being mailed to stockholders of record of Advanced Disposal on or about [•], 2020.

Advanced Disposal Services, Inc.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that a Special Meeting (which we refer to as the "Special Meeting") of the stockholders of Advanced Disposal Services, Inc. (which we refer to as "Advanced Disposal," "we," "us," "our," and the "Company"), is to be held virtually via the Internet on [•], 2020 beginning at 10:00 a.m. Eastern Time. As part of our precautions regarding the COVID-19 (coronavirus) pandemic, we are sensitive to the public health and travel concerns that our stockholders may have, as well as any quarantines or other protocols that governments may impose. As a result, the Special Meeting will be held in a virtual meeting format only, via live webcast. There will not be a physical meeting location. You will be able to attend the Special Meeting online and vote your shares electronically by visiting www.[•].com (which we refer to as the "Special Meeting website"). The Special Meeting will be held for Advanced Disposal stockholders to consider and vote upon the following proposals:

  1.
  to adopt the Agreement and Plan of Merger, dated as of April 14, 2019 (which we refer to as the "original merger agreement"), as amended by Amendment No. 1 thereto, dated as of June 24, 2020 (which we refer to as the "merger agreement amendment"), by and among Advanced Disposal, Waste Management, Inc. (which we refer to as "Waste Management") and Everglades Merger Sub Inc. (which we refer to as "Merger Sub"), as it may be amended from time to time (a copy of the original merger agreement is attached as Annex A to the proxy statement and a copy of the merger agreement amendment is attached as Annex B to the proxy statement; we refer to the original merger agreement, as amended by the merger agreement amendment and as it may be further amended from time to time, as the "amended merger agreement"). Pursuant to the amended merger agreement, Merger Sub will merge with and into Advanced Disposal (which we refer to as the "merger"), and Advanced Disposal will continue as the surviving company and an indirect, wholly-owned subsidiary of Waste Management;

  2.
  to approve, on a non-binding advisory basis, specified compensation that may be paid or become payable to Advanced Disposal's named executive officers in connection with the merger and contemplated by the amended merger agreement (which we refer to as the "compensation advisory proposal"); and

  3.
  to approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the amended merger agreement (which we refer to as the "adjournment proposal").

Your vote is very important, regardless of the number of shares that you own.    We cannot consummate the merger unless the proposal to adopt the amended merger agreement is approved by the affirmative vote of the holders of a majority of the shares of Advanced Disposal common stock, par value $0.01 per share (which we refer to as the "Advanced Disposal common stock") issued and outstanding at the close of business on the record date and entitled to vote thereon. The entry into the merger agreement amendment necessitates a new vote with respect to the merger, so despite the fact that you may have voted on the original merger agreement in connection with the June 28, 2019 special meeting of Advanced Disposal stockholders (which we refer to as the "Original Special Meeting"), Advanced Disposal is asking for your vote again.

Even if you plan to attend the Special Meeting via the Special Meeting website, we request that you complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or submit your proxy or voting instructions by telephone or the Internet prior to the Special Meeting to ensure that your shares of Advanced Disposal common stock will be represented and voted at the Special Meeting if you are unable to attend via the Special Meeting website.

For Advanced Disposal to consummate the merger, stockholders holding a majority of the shares of Advanced Disposal common stock issued and outstanding at the close of business on the record date and entitled to vote thereon must vote "FOR" the proposal to adopt the amended merger agreement. Failure to submit a signed proxy card, grant a proxy by phone or the Internet or to vote by ballot via the Special Meeting website or an abstention from voting will have the same effect as a vote "AGAINST" the proposal to adopt the amended merger agreement. If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a "broker non-vote" will arise and will have the same effect as a vote "AGAINST" the proposal to adopt the amended merger agreement.

The approval, on a non-binding advisory basis, of the compensation advisory proposal requires the affirmative vote of the holders of a majority of the issued and outstanding shares of Advanced Disposal common stock that are present at the Special Meeting via the Special Meeting website or represented by proxy at the Special Meeting and entitled to vote thereon, so long as a quorum is present, to vote "FOR" the compensation advisory proposal. An abstention from voting will have the same effect as a vote "AGAINST" the compensation advisory proposal. If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a "broker non-vote" will arise but will have no effect on the compensation advisory proposal, so long as a quorum is otherwise present.

The affirmative vote of the holders of a majority of the issued and outstanding shares of Advanced Disposal common stock that are present at the Special Meeting via the Special Meeting website or represented by proxy at the Special Meeting and entitled to vote thereon, whether or not a quorum is present, is required to approve the adjournment proposal. An abstention from voting will have the same effect as a vote "AGAINST" the adjournment proposal. If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a "broker non-vote" will arise but will have no effect on the adjournment proposal.

Only stockholders of record as of the close of business on [•], 2020 are entitled to notice of the Special Meeting and to vote at the Special Meeting or at any adjournment or postponement thereof. As required by our amended and restated bylaws, a list of stockholders entitled to vote at the Special Meeting will be available in our corporate offices located at 90 Fort Wade Road, Ponte Vedra, FL 32081 during regular business hours for a period of at least ten (10) days before the Special Meeting and available online during the Special Meeting. If our headquarters are closed for health and safety reasons related to the COVID-19 (coronavirus) pandemic during such period, the list of stockholders will be made available for inspection upon request via email to [•], subject to our satisfactory verification of stockholder status, and will also be made available online during the Special Meeting via the Special Meeting website.

The enclosed proxy statement provides detailed information about the Special Meeting, the amended merger agreement, including the original merger agreement and the merger agreement amendment, and the merger. A copy of the original merger agreement is attached as Annex A to the proxy statement and a copy of the merger agreement amendment is attached as Annex B to the proxy statement. The proxy statement also describes the actions and determinations of the Board in connection with its evaluation of the amended merger agreement and the merger. We encourage you to read the proxy statement and its annexes, including the original merger agreement and the merger agreement amendment, carefully and in their entirety. You may also obtain more information about Advanced Disposal from documents we file with the U.S. Securities and Exchange Commission from time to time. If you have any questions concerning the merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of Advanced Disposal common stock, please contact our proxy solicitor:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Stockholders may call toll-free: +1 (877) 687-1866
Banks and brokers may call collect: +1 (212) 750-5833

Stockholders who do not vote "FOR" the proposal to adopt the amended merger agreement will have the right to seek appraisal for the fair value of their shares of Advanced Disposal common stock if they deliver a demand for appraisal before the vote is taken on the amended merger agreement and comply with all applicable requirements under Delaware law, which are summarized herein and reproduced in their entirety in Annex E to the proxy statement.

The Advanced Disposal Board of Directors unanimously recommends that you vote (1) "FOR" the proposal to adopt the amended merger agreement, (2) "FOR" the compensation advisory proposal and (3) "FOR" the adjournment proposal.

By Order of the Board of Directors,

Michael K. Slattery
 Corporate Secretary
Ponte Vedra, Florida
[•], 2020

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING VIA THE SPECIAL MEETING WEBSITE, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE (1) BY TELEPHONE, (2) THROUGH THE INTERNET OR (3) BY MARKING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. You may revoke your proxy or change your vote at any time before the Special Meeting. If your shares are held in the name of a broker, bank or other nominee, please follow the instructions on the voting instruction card furnished to you by such broker, bank or other nominee, which is considered the stockholder of record, in order to vote. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares in your account. Your broker, bank or other nominee cannot vote on any of the proposals, including the proposal to adopt the amended merger agreement, without your instructions.

If you fail to return your proxy card, to grant your proxy electronically over the Internet or by telephone, or to vote by ballot via the Special Meeting website, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting. If you are a stockholder of record, voting by ballot via the Special Meeting website will revoke any proxy that you previously submitted. If you hold your shares through a broker, bank or other nominee, you must obtain from the record holder a valid proxy issued in your name in order to vote via the Special Meeting website.

The entry into the merger agreement amendment necessitates a new vote with respect to the merger, so despite the fact that you may have voted on the original merger agreement in connection with the Original Special Meeting, Advanced Disposal is asking for your vote again.

i

Annexes

ii

SUMMARY

This Summary, together with the following section entitled "Questions and Answers," highlights selected information from this proxy statement and does not contain all of the information that may be important to you. You should read the entire proxy statement, the annexes to this proxy statement, including the original merger agreement and the merger agreement amendment, and the documents incorporated by reference in this proxy statement, carefully for a more complete understanding of the matters being considered at the Special Meeting. This summary includes references to other parts of this proxy statement to direct you to a more complete description of the topics presented in this summary. This proxy statement is dated [•], 2020 and is first being mailed to stockholders of record on or about [•], 2020.

In this proxy statement, the terms "Advanced Disposal," the "Company," "we," "us," and "our" refer to Advanced Disposal Services, Inc. and, where appropriate, its subsidiaries. We refer to Waste Management, Inc. as "Waste Management" and Everglades Merger Sub Inc. as "Merger Sub." The shares of Advanced Disposal common stock, par value $0.01 per share are referred to as "Advanced Disposal common stock" or "our common stock." In addition, throughout this proxy statement, we refer to (i) the original Agreement and Plan of Merger, dated as of April 14, 2019, by and among Advanced Disposal, Waste Management and Merger Sub, as the "original merger agreement", a copy of which is included as Annex A to this proxy statement;(ii) Amendment No. 1 to the Agreement and Plan of Merger, dated as of June 24, 2020 by and among Advanced Disposal, Waste Management and Merger Sub, as the "merger agreement amendment", a copy of which is included as Annex B to this proxy statement; and (iii) the original merger agreement, as amended by the merger agreement amendment and as it may be further amended from time to time, as the "amended merger agreement". All references to the "merger" refer to the merger of Merger Sub with and into Advanced Disposal pursuant to the amended merger agreement, with Advanced Disposal continuing as the surviving company and becoming an indirect, wholly-owned subsidiary of Waste Management. We refer to the "transactions" as the merger, collectively with all of the other transactions contemplated by the amended merger agreement. Advanced Disposal, following the consummation of the merger, is sometimes referred to as the "surviving company." All references to the "Special Meeting" refer to the Special Meeting of the stockholders of Advanced Disposal to be held virtually via the Internet on [•], 2020 at www.[•].com beginning at 10:00 a.m. Eastern Time, or any adjournment or postponement thereof.

Parties Involved in the Merger (page 32)

Advanced Disposal Services, Inc.

Advanced Disposal, a Delaware corporation based in Ponte Vedra, Florida, is a leading integrated provider of nonhazardous solid waste collection, transfer, recycling and disposal services operating primarily in secondary markets or under exclusive arrangements. Advanced Disposal has a presence in 16 states across the Midwest, South and East regions of the United States as well as in the Commonwealth of the Bahamas, serving approximately 2.7 million residential customers and over 200,000 commercial and industrial customers through our extensive network of 95 collection operations, 73 transfer stations, 3 material recycling facilities, 19 locations where we receive and bale recyclable material and 41 owned or operated active landfills.

Waste Management, Inc.

Waste Management, a Delaware corporation based in Houston, Texas, is the leading provider of comprehensive waste management environmental services in North America. Through its subsidiaries, Waste Management provides collection, transfer, disposal services, and recycling and resource recovery. It is also a leading developer, operator and owner of landfill gas-to-energy facilities in the United States. Waste Management's customers include residential, commercial, industrial, and municipal customers throughout North America.

Everglades Merger Sub Inc.

Merger Sub is a Delaware corporation formed for the sole purpose of completing the merger with Advanced Disposal. Merger Sub is an indirect, wholly-owned subsidiary of Waste Management. Merger Sub has not engaged in any business to date except for activities incidental to its incorporation and activities undertaken in furtherance of the transactions.

The Merger and Merger Consideration (page 39)

At the Special Meeting, you will be asked to consider and vote upon a proposal to adopt the amended merger agreement. Pursuant to the amended merger agreement, upon consummation of the merger, Merger Sub will merge with and into Advanced Disposal, the separate corporate existence of Merger Sub will cease and Advanced Disposal will continue as the surviving company and become an indirect, wholly-owned subsidiary of Waste Management. If the merger is completed, you will be entitled to receive $30.30 in cash, without interest and less applicable withholding taxes, for each share of Advanced Disposal common stock you own (unless you have properly exercised your appraisal rights with respect to such shares) (which we refer to as the "revised merger consideration" or "merger consideration"). The revised merger consideration was changed from $33.15 in cash pursuant to the original merger agreement (which we refer to the "original merger consideration") for reasons described under "The Merger (Proposal 1)—Background of the Merger" beginning on page 40 of this proxy statement and "The Merger (Proposal 1)—Recommendation of the Board and Reasons for Recommendation" beginning on page 54 of this proxy statement.

If the amended merger agreement is not adopted by Advanced Disposal stockholders, or if the merger is not completed for any other reason, the Advanced Disposal stockholders will not receive any payment for their shares of Advanced Disposal common stock in connection with the merger. Except in certain circumstances where Advanced Disposal has entered into an alternative transaction to the merger, Advanced Disposal will remain a public company, and shares of Advanced Disposal common stock will continue to be registered under the Securities Act of 1934, as amended (which we refer to as the "Exchange Act"), as well as listed and traded on the New York Stock Exchange (which we refer to as "NYSE"). In the event that the amended merger agreement is terminated, in certain specified circumstances, a termination fee of $100,000,000 (or potentially an amount of up to $15,000,000 in expenses) will be due and payable by Advanced Disposal to Waste Management, and in certain other specified circumstances, a termination fee of $250,000,000 will be due and payable by Waste Management to Advanced Disposal. See the sections entitled "The Amended Merger Agreement—Termination; Effect of Termination" beginning on page 105 of this proxy statement and "The Amended Merger Agreement—Company Termination Fee; Waste Management Termination Fee" beginning on page 106 of this proxy statement.

Changes to the Original Merger Agreement Pursuant to the Merger Agreement Amendment (page 39)

In exchange for agreeing to reduce the per share merger consideration, Advanced Disposal and Waste Management agreed to amend the terms of the original merger agreement to provide increased closing certainty to the Advanced Disposal stockholders, including by: (i) extending the end date from July 13, 2020 to September 30, 2020, which will be further extended automatically to November 30, 2020 if, subject to certain conditions, Advanced Disposal stockholder approval or antitrust approval has not been obtained by September 30, 2020; (ii) providing for a $250,000,000 (increased from $150,000,000) termination fee payable by Waste Management to Advanced Disposal in the event that the amended merger agreement is terminated and the termination fee is payable due to reasons relating to the failure to obtain antitrust approval and subject to certain conditions (which we refer to as the "revised Waste Management termination fee" or "Waste Management termination fee"); (iii) providing that Waste Management must use "best efforts" to take all actions to consummate the transactions by the end date, including using its

"best efforts" to obtain antitrust approval, is required to sell or divest assets (belonging to Waste Management or Advanced Disposal or any of its subsidiaries) in order to obtain antitrust approval and to eliminate the $200,000,000 revenue threshold on the divestiture obligation of Waste Management as provided in the original merger agreement; and (iv) providing that each party has certified to the other that such party's closing conditions with respect to the accuracy of its representations and performance of its covenants, and, with respect to Waste Management, the absence of a material adverse effect on Advanced Disposal, would be satisfied as of the date of the merger agreement amendment if the closing were to occur on such date (and that Waste Management and Merger Sub will not assert that any of such conditions are not satisfied at the closing as a result of what such parties had knowledge of as of the date of the merger agreement amendment). In addition, the original merger agreement was amended to eliminate the obligation of Advanced Disposal to reimburse Waste Management's expenses of up to $15,000,000 if the amended merger agreement is terminated by either Advanced Disposal or Waste Management as a result of a failure to obtain the Advanced Disposal stockholder approval as provided in the original merger agreement.

The Special Meeting (page 33)

The Special Meeting will be held virtually via the Internet on [•], 2020 beginning at 10:00 a.m. Eastern Time. In light of the on-going developments related to the COVID-19 (coronavirus) pandemic, Advanced Disposal has elected to hold the Special Meeting solely via the Internet and not in a physical location given the public health impact of COVID-19 (coronavirus) and Advanced Disposal's desire to promote the health and safety of Advanced Disposal stockholders, and Advanced Disposal's directors, officers, employees and other constituents.

Record Date and Quorum (page 34)

Only individuals who were Advanced Disposal stockholders of record as of the close of business on [•], 2020 (which we refer to as the "record date") are entitled to notice of and to vote at the Special Meeting or at any adjournment or postponement thereof.

The presence at the Special Meeting of the holders of record of a majority of the shares entitled to vote, present via the Special Meeting website or represented by proxy, at the close of business on the record date will constitute a quorum. Abstentions will be counted as present for the purpose of determining whether a quorum is present at the Special Meeting, however "broker non-votes" (described in more detail in the section entitled "Questions and Answers" beginning on page 15 of this proxy statement) will not be counted as present for the purpose of determining whether a quorum is present at the Special Meeting.

Required Vote (page 34)

Holders of Advanced Disposal common stock are entitled to one vote for each share of Advanced Disposal common stock they owned at the close of business on the record date on each proposal submitted to a vote at the Special Meeting.

For Advanced Disposal to complete the merger, stockholders holding a majority of the shares of Advanced Disposal common stock issued and outstanding at the close of business on the record date and entitled to vote thereon must vote "FOR" the proposal to adopt the amended merger agreement (which we refer to as the "Advanced Disposal stockholder approval"). A failure to vote your shares of Advanced Disposal common stock or an abstention from voting for the proposal to adopt the amended merger agreement will have the same effect as a vote "AGAINST" the proposal to adopt the amended merger agreement. If your shares are held in street name by your broker, bank or other nominee, and you do not instruct the nominee how to vote your shares, a "broker non-vote" will arise and will have the same effect as a vote "AGAINST" the proposal to adopt the amended merger agreement.

For stockholders to approve, on a non-binding advisory basis, the proposal regarding specified compensation that may be paid or become payable to Advanced Disposal's named executive officers in connection with the merger and contemplated by the amended merger agreement (which we refer to as the "compensation advisory proposal"), stockholders holding a majority of the issued and outstanding shares of Advanced Disposal common stock, present via the Special Meeting website or represented by proxy at the Special Meeting and entitled to vote thereon, at which a quorum is present, must vote "FOR" the compensation advisory proposal. An abstention from voting for the compensation advisory proposal will have the same effect as a vote "AGAINST" the compensation advisory proposal. If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a "broker non-vote" will arise but will have no effect on the compensation advisory proposal, so long as a quorum is otherwise present.

Stockholders holding a majority of the issued and outstanding shares of Advanced Disposal common stock, present via the Special Meeting website or represented by proxy at the Special Meeting and entitled to vote thereon, whether or not a quorum is present, must vote "FOR" the proposal to approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the amended merger agreement (which we refer to as the "adjournment proposal"). An abstention from voting on the adjournment proposal will have the same effect as a vote "AGAINST" the adjournment proposal. If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a "broker non-vote" will arise but will have no effect on the adjournment proposal.

As of the close of business on the record date, there were [•] shares of Advanced Disposal common stock issued and outstanding.

In connection with the transactions, Waste Management and Canada Pension Plan Investment Board ("CPPIB") entered into a Voting and Support Agreement, dated as of April 14, 2019 (which we refer to as the "original voting agreement"), which was amended and restated by the Amended and Restated Voting Agreement, dated as of June 24, 2020 in connection with the merger agreement amendment (which we refer to as the "amended and restated voting agreement"). Subject to certain terms and conditions contained in the amended and restated voting agreement, CPPIB agreed, among other things, not to transfer the shares it held on the date of the amended and restated voting agreement and vote its shares of Advanced Disposal common stock for the adoption of the amended merger agreement and the transactions and against any alternative acquisition proposal (unless the Advanced Disposal Board of Directors (which we refer to as the "Board") withdraws or changes the Board recommendation (as defined in the section entitled "Summary—No Solicitation; Acquisition Proposals" beginning on page 95 of this proxy statement) or until the amended and restated voting agreement has terminated in accordance with its terms). The amended and restated voting agreement is described in more detail in the section entitled "The Amended and Restated Voting Agreement" beginning on page 109 of this proxy statement.

Furthermore, we currently expect that Advanced Disposal directors and executive officers will vote their shares of Advanced Disposal common stock, representing, as of the close of business on the record date, approximately [•]% of the issued and outstanding shares of Advanced Disposal common stock, "FOR" the proposal to adopt the amended merger agreement, the compensation advisory proposal and the adjournment proposal, although they have no obligation to do so.

The directors and executive officers of Advanced Disposal have interests in the merger that may be different from, or in addition to, the interests of Advanced Disposal stockholders generally. These interests are described in more detail in the section entitled "The Merger (Proposal 1)—Interests of Advanced Disposal Directors and Executive Officers in the Merger" beginning on page 71 of this proxy statement.

How to Vote Your Shares

If you are a stockholder of record, you may vote your shares using one of the four (4) methods described below:

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via the Special Meeting website;

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via the Internet, at the Internet address provided on the proxy card;

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by telephone, by using the toll-free number listed on the proxy card; or

•
by mail, by completing, signing and dating the proxy card and returning it in the enclosed postage-paid envelope.

If you are a beneficial owner of shares held in street name, you will receive instructions from your broker, bank or other nominee as to how to vote your shares. You must follow the instructions of your broker, bank or other nominee in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain brokers, banks and other nominees. If your shares are not registered in your own name but are held through your broker, bank or other nominee and you plan to vote your shares via the Special Meeting website, you should contact your broker, bank or other nominee to obtain your specific control number and further instructions. If you hold your shares through a broker, bank or other nominee, such nominee cannot vote your shares unless you have given your nominee specific instructions as to how to vote.

Closing of the Merger (page 86)

The closing of the merger (which we refer to as the "closing") will take place at the offices of Simpson Thacher & Bartlett, 600 Travis Street, Suite 5400, Houston, Texas, at 8:00 a.m., Central Time, on the third (3rd) business day after the satisfaction of, or, to the extent permissible by law, waiver of the conditions to closing set forth in the amended merger agreement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or, to the extent permitted by applicable law, waiver of those conditions at the closing) or at such other time, date and place as Advanced Disposal and Waste Management may agree in writing.

The merger will become effective at the time of filing of the certificate of merger with the Secretary of State of the State of Delaware or on such later date and time as may be agreed to in writing by Advanced Disposal, Waste Management and Merger Sub and set forth in the certificate of merger (which date and time, in either case, we refer to as the "effective time"). The date on which the closing occurs is sometimes referred to as the "closing date."

Conditions to the Merger (page 104)

The following are certain of the conditions that must be satisfied or, if permissible by law, waived before each party is required to consummate the merger, in each case as more fully described in the section entitled "The Amended Merger Agreement—Conditions to the Merger" beginning on page 104 of this proxy statement:

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the Advanced Disposal stockholder approval will have been obtained;

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no governmental authority of competent jurisdiction will have enacted, entered, promulgated or enforced a law or injunction which prevents, makes illegal, prohibits, restrains or enjoins the consummation of the merger;

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any applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (which we refer to as the "HSR Act"), will have expired or been terminated;

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the accuracy of the representations and warranties of Advanced Disposal, on the one hand, and Waste Management and Merger Sub, on the other hand, in the amended merger agreement, subject in some instances to de minimis, materiality, "material adverse effect" (as defined in the section entitled "The Amended Merger Agreement—Representations and Warranties; Material Adverse Effect" beginning on page 89 of this proxy statement) or other qualifiers, as of April 14, 2019 and as of the closing date;

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the performance of or compliance with, in all material respects by, Advanced Disposal, on the one hand, and Waste Management and Merger Sub, on the other hand, of their respective covenants, agreements and obligations required to be performed by them or complied with under the amended merger agreement on or prior to the closing date; and

•
since the date of the original merger agreement, no material adverse effect with respect to Advanced Disposal having occurred.

Recommendation of the Board and Reasons for Recommendation (page 54)

The Board unanimously recommends that Advanced Disposal stockholders vote "FOR" the proposal to adopt the amended merger agreement and "FOR" the other proposals to be considered at the Special Meeting. For a description of the reasons considered by the Board in deciding to recommend the adoption of the amended merger agreement, see the section entitled "The Merger (Proposal 1)—Recommendation of the Board and Reasons for Recommendation" beginning on page 54 of this proxy statement.

Amended and Restated Voting Agreement with CPPIB (page 109)

Concurrently with the execution of the merger agreement amendment, on June 24, 2020, CPPIB entered into the amended and restated voting agreement with Waste Management, pursuant to which, among other things, and subject to the terms and conditions set forth therein, CPPIB agreed to vote its shares of Advanced Disposal common stock at the Special Meeting for the adoption of the amended merger agreement and against any alternative proposal (unless the Board withdraws or changes the Board recommendation or until the amended and restated voting agreement has terminated in accordance with its terms). The amended and restated voting agreement automatically terminates upon the earliest to occur of: (i) the merger contemplated by the amended merger agreement becoming effective, (ii) the amended merger agreement being validly terminated in accordance with the terms thereof, or (iii) CPPIB's election to terminate in its sole discretion promptly following any amendment to the amended merger agreement that reduces or changes the form of consideration payable. See the section entitled "The Amended and Restated Voting Agreement" beginning on page 109 of this proxy statement for a more detailed summary of the amended and restated voting agreement.

CPPIB owned, as of the close of business on the record date, approximately [•]% of the outstanding Advanced Disposal common stock.

Opinion of Financial Advisor (page 60)

Opinion of UBS

On June 23, 2020, at a meeting of the Board held to evaluate the proposed merger, UBS Securities LLC (which we refer to as "UBS") delivered to the Board an oral opinion, which oral opinion was subsequently confirmed by delivery of a written opinion, dated June 23, 2020, to the effect that, as of that date and based on and subject to various procedures, assumptions and matters considered and the qualifications and limitations described in its opinion, the merger consideration to be received by the Advanced Disposal stockholders (other than the holders of excluded shares (as defined in the section entitled "The Merger

(Proposal 1)—Certain Effects of the Merger; Merger Consideration" beginning on page 39 of this proxy statement) in the merger was fair, from a financial point of view, to such stockholders.

The full text of UBS's opinion describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken by UBS. UBS's opinion is attached as Annex D to this proxy statement and is incorporated herein by reference. Advanced Disposal stockholders are encouraged to read UBS's opinion carefully in its entirety. UBS's opinion was provided for the benefit of the Board (in its capacity as such) in connection with and for the purpose of its evaluation of the fairness, from a financial point of view, of the merger consideration to be received by the Advanced Disposal stockholders (other than the holders of excluded shares as defined in the section entitled "The Merger (Proposal 1)—Certain Effects of the Merger; Merger Consideration" beginning on page 39 of this proxy statement) in the merger, and does not address any other aspect of the merger or any related transaction. UBS's opinion does not address the relative merits of the merger or any related transaction as compared to other business strategies or transactions that might be available to Advanced Disposal or Advanced Disposal's underlying business decision to effect the merger or any related transaction. UBS's opinion does not constitute a recommendation to any Advanced Disposal stockholder as to how such stockholder should vote or act with respect to the merger or any related transaction.

Treatment of Advanced Disposal Equity Awards (page 71)

The amended merger agreement provides that at the effective time, each option to purchase shares of Advanced Disposal common stock granted under the Advanced Disposal Waste Holdings Corp. Amended and Restated 2012 Stock Incentive Plan, the Advanced Disposal Services, Inc. 2016 Omnibus Equity Plan (which we refer to as the "stock plans") or otherwise (which we refer to as an "Advanced Disposal stock option") that is outstanding immediately prior to the effective time and that has an exercise price per share that is less than $30.30, whether or not vested, will become fully vested and will be cancelled and thereafter entitle the holder to receive, promptly after the effective time, a cash payment (without interest and subject to all applicable tax withholding requirements) equal to the product of (i) the excess of $30.30 over the per-share exercise price of such Advanced Disposal stock option and (ii) the number of shares issuable upon exercise of such Advanced Disposal stock option. Each Advanced Disposal stock option with an exercise price equal to or greater than $30.30 will be cancelled as of the effective time without payment of any consideration and will have no further force or effect.

The amended merger agreement provides that at the effective time, each performance share unit award granted under the stock plans or otherwise (which we refer to as a "performance share unit award") that is outstanding immediately prior to the effective time will become fully vested and will be cancelled and thereafter entitle the holder to receive, promptly after the effective time, a cash payment (without interest and subject to all applicable tax withholding requirements) equal to the product of (i) the number of shares equal to the greater of (x) the target number of shares with respect to such performance share unit award and (y) the number of shares that would be considered earned under the terms of such performance share unit award based on the most recent fiscal year-end results multiplied by (ii) $30.30.

The amended merger agreement provides that at the effective time, each restricted share unit award granted under the stock plans or otherwise (which we refer to as a "restricted share unit award") that is outstanding immediately prior to the effective time will become fully vested and will be cancelled and thereafter entitle the holder to receive, promptly after the effective time, a cash payment (without interest and subject to all applicable tax withholding requirements) equal to the product of (i) the number of shares subject to such restricted share unit award and (ii) $30.30.

The amended merger agreement provides that at the effective time, each restricted share award granted under the stock plans or otherwise (which we refer to as a "restricted share award") that is outstanding immediately prior to the effective time will become fully vested and will be cancelled and thereafter entitle the holder to receive, promptly after the effective time, a cash payment (without interest and subject to all applicable tax withholding requirements) equal to the product of (i) the number of shares subject to such restricted share award and (ii) $30.30.

Together, the Advanced Disposal stock options, performance share unit awards, restricted share unit awards and restricted share awards are referred to herein as the "Advanced Disposal equity awards." No Advanced Disposal equity awards have been granted to any director, executive officer or employee of Advanced Disposal between the date of the original merger agreement and the date of this proxy statement.

Interests of Advanced Disposal Directors and Executive Officers in the Merger (page 71)

The directors and executive officers of Advanced Disposal have interests in the merger that may be different from, or in addition to, the interests of Advanced Disposal stockholders generally. These interests are described in more detail in the section entitled "The Merger (Proposal 1)—Interests of Advanced Disposal Directors and Executive Officers in the Merger" beginning on page 71 of this proxy statement. The Board was aware of these interests in approving the original merger agreement and the merger agreement amendment and in determining to recommend that the Advanced Disposal stockholders adopt the amended merger agreement. These interests may include the following, among others:

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the accelerated vesting, cancellation and cash-out of all outstanding Advanced Disposal equity awards;

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guaranteed annual bonus amounts for the 2019 and 2020 fiscal years at no less than an employee's 2019 target annual bonus to employees in good standing;

•
the entitlement to benefits under existing employment agreements; and

•
continuation of indemnification, directors' and officers' liability insurance and other compensation and employee benefits to be provided by the surviving company or one of its affiliates.

Financing (page 78)

Waste Management has committed to have, at the closing, access to sufficient cash, available lines of credit or other sources of immediately available funds to enable Waste Management to consummate the transactions contemplated by the amended merger agreement, including payment of the aggregate merger consideration to the stockholders of Advanced Disposal and all other required payments payable in connection with the transactions contemplated by the amended merger agreement. Waste Management expects to finance the merger using a combination of credit facilities and commercial paper. The consummation of the merger is not conditioned upon Waste Management's or Merger Sub's receipt of financing.

Material U.S. Federal Income Tax Consequences of the Merger (page 78)

The exchange of shares of Advanced Disposal common stock for the merger consideration pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. Accordingly, an Advanced Disposal stockholder that is a "U.S. holder" (as defined in the section entitled "The Merger (Proposal 1)—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 78 of this proxy statement) will recognize taxable gain or loss in an amount equal to the difference, if any, between (i) the amount of cash received by such U.S. holder in the merger plus the amount used to satisfy any applicable withholding taxes and (ii) such U.S. holder's adjusted tax basis in the shares of Advanced Disposal common stock exchanged therefor. With respect to an Advanced Disposal stockholder that is a "non-U.S. holder" (as defined in the section entitled "The Merger (Proposal 1)—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 78 of this proxy statement), the exchange of shares of

Advanced Disposal common stock for the merger consideration pursuant to the merger generally will not result in tax to such non-U.S. holder under U.S. federal income tax laws unless such non-U.S. holder has certain connections with the United States. Backup withholding may apply to the cash payment made pursuant to the merger unless the Advanced Disposal stockholder or other payee provides a valid taxpayer identification number and complies with certain certification procedures (generally, by providing a properly completed and executed U.S. Internal Revenue Service (which we refer to as "IRS") Form W-9 or IRS Form W-8 or applicable successor form).

Each Advanced Disposal stockholder is urged to read the discussion in the section entitled "The Merger (Proposal 1)—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 78 of this proxy statement and to consult its tax advisor to determine the particular U.S. federal, state or local or non-U.S. income or other tax consequences to it of the merger.

Regulatory Clearances (page 81)

The amended merger agreement contemplates that Waste Management is required to use its "best efforts" to take all actions to consummate the transaction, including using its "best efforts" to obtain antitrust approval under the HSR Act by the end date and eliminates the $200,000,000 revenue threshold on the divestiture obligation of Waste Management as provided in the original merger agreement. Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained or obtained at all, or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the merger, including the requirement to divest assets, or require changes to the terms of the amended merger agreement. These conditions or changes could result in the conditions to the closing of the merger not being satisfied. The amended merger agreement contemplates that Waste Management will be required to pay Advanced Disposal the Waste Management termination fee if the amended merger agreement is terminated due to the issuance of a nonappealable legal restraint prohibiting the transaction for antitrust reasons or the transactions have not been consummation by the end date, and at such time antitrust approval has not been obtained.

Under the amended merger agreement, the merger cannot be completed until the applicable waiting periods under the HSR Act (and any extension thereof) have expired or been terminated. Advanced Disposal and Waste Management filed their respective HSR Act notifications on May 9, 2019, resulting in an initial waiting period ending on June 9, 2019. Advanced Disposal and Waste Management voluntarily withdrew the premerger notification and report on June 10, 2019 and then refiled on June 12, 2019. On July 12, 2019, as expected, Advanced Disposal and Waste Management each received a request for additional information and documentary materials (which we refer to collectively as the "Second Request") from the U.S. Department of Justice (which we refer to as the "DOJ") in connection with the DOJ's review of the merger. The effect of the Second Request was to extend the waiting period imposed under the HSR Act until the 30th day after substantial compliance by Advanced Disposal and Waste Management with the Second Request, unless the waiting period is terminated earlier by the DOJ.

On October 25, 2019, Advanced Disposal, Waste Management and the DOJ entered into a timing agreement pursuant to which the parties agreed to a settlement period of a minimum of 70 days, which can terminate with notice by either party or the DOJ, to attempt to reach an agreement on receiving DOJ approval for the merger during such period. As of the date of this proxy statement, neither party nor the DOJ has terminated the settlement period.

In connection with the DOJ's review of the transaction, on June 24, 2020, Advanced Disposal and Waste Management also entered into a divestiture agreement (which we refer to as the "GFL divestiture agreement") with a subsidiary of GFL Environmental Inc. (which we refer to as "GFL"). Advanced Disposal and Waste Management executed the GFL divestiture agreement in order to address substantially all of the divestitures anticipated to be required by the DOJ to obtain antitrust approval for the merger.

The closing of the transactions contemplated by the GFL divestiture agreement is conditioned on, among other things, the closing of the merger. See the section entitled "The Merger (Proposal 1)—Regulatory Clearances—GFL Divestiture Agreement" beginning on page 82 of this proxy statement for additional details.

See the section entitled "The Merger (Proposal 1)—Regulatory Clearances" beginning on page 81 of this proxy statement for additional details.

Appraisal Rights (page 88)

Under the General Corporation Law of the State of Delaware (which we refer to as the "DGCL"), Advanced Disposal stockholders who do not vote for the adoption of the amended merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery, but only if they fully comply with all of the applicable requirements of the DGCL, which are summarized in this proxy statement. Any appraisal amount determined by the court could be more than, the same as, or less than the value of the merger consideration. Any stockholder intending to exercise appraisal rights must, among other things, submit a written demand for appraisal to Advanced Disposal before the vote on the adoption of the amended merger agreement and must not vote or otherwise submit a proxy in favor of the adoption of the amended merger agreement. Failure to follow the procedures specified under the DGCL exactly will result in the loss of appraisal rights. Because of the complexity of the DGCL relating to appraisal rights, if you are considering exercising your appraisal rights, we encourage you to seek the advice of your own legal counsel. The discussion of appraisal rights contained in this proxy statement is not a full summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL that is attached as Annex E to this proxy statement. For additional information, see the section entitled "Appraisal Rights" beginning on page 88 of this proxy statement.

De-listing and De-registration of Advanced Disposal Common Stock (page 83)

If the merger is completed, Advanced Disposal common stock will be de-listed from the NYSE and de-registered under the Exchange Act. As such, following completion of the merger and such de-registration, Advanced Disposal will no longer file periodic reports with the SEC on account of Advanced Disposal common stock.

No Solicitation; Acquisition Proposals (page 95)

Under the amended merger agreement, Advanced Disposal is subject to customary restrictions on its ability to solicit acquisition proposals (as defined in the section entitled "The Amended Merger Agreement—Other Covenants and Agreements—No Solicitation; Acquisition Proposals" beginning on page 95 of this proxy statement) from third parties, to provide information to, and enter into discussions or negotiations with, third parties regarding acquisition proposals, and to withdraw or change its recommendation that Advanced Disposal stockholders vote "FOR" the proposal to approve the amended merger agreement and the transactions, including the merger (which we refer to as the "Board recommendation"). However, prior to the Special Meeting, these restrictions are subject to customary "fiduciary out" provisions that allow, under certain circumstances, (i) Advanced Disposal to provide information to, and enter into discussions or negotiations with, third parties with respect to an acquisition proposal if the Board determines in good faith, after consultation with and taking into account the advice of, Advanced Disposal's financial advisor and outside legal counsel, that such acquisition proposal could reasonably be expected to constitute or result in a superior proposal and that failure to take such actions would be inconsistent with its fiduciary duties and (ii) the Board to withdraw or change the Board recommendation if it determines that its failure to take such action would be inconsistent with its fiduciary duties, including in connection with an intervening event that was not known by or reasonably foreseeable by the Board as of the date of the amended merger agreement that is unrelated to any acquisition proposal (as more fully described in the section entitled "The Amended Merger Agreement—Other Covenants and Agreements—The Advanced Disposal Board Recommendation; Change of Recommendation; Fiduciary Exception" beginning on page 96 of this proxy statement).

Termination (page 105)

The amended merger agreement may be terminated and the transactions may be abandoned at any time prior to the effective time of the merger:

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by mutual written consent of Waste Management and Advanced Disposal; or

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by either Waste Management or Advanced Disposal if:

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a governmental entity of competent jurisdiction sitting in the United States has adopted a law or issued a governmental order (which has become final and nonappealable) prohibiting the merger, except this termination right will not be available to a party whose breach of the amended merger agreement was the primary cause of, or primarily resulted in, the issuance of such legal restraint;

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the effective time has not occurred on or before September 30, 2020, as may be extended by the mutual written consent of Waste Management and Advanced Disposal and as will be extended automatically to November 30, 2020 if the conditions in the amended merger agreement with respect to the accuracy of Advanced Disposal's representations and warranties, the performance of Advanced Disposal's covenants and the absence of an Advanced Disposal material adverse effect have been satisfied (or, with respect to the conditions that by their terms must be satisfied at the closing, would have been so satisfied if the closing had occurred) other than (i) Advanced Disposal stockholder approval, (ii) the absence of legal restraints imposed by a governmental entity, and/or(iii) approval under the HSR Act not having been obtained (which date we refer to as the "end date"), except that this termination right will not be available to a party whose breach of the amended merger agreement after the date of the merger agreement amendment was the primary cause of, or primarily resulted in, the failure of the effective time of the merger to occur before the end date;

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the Advanced Disposal stockholder approval is not obtained at the Special Meeting (or any adjournment or postponement thereof); or

•
by Advanced Disposal if:

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there is an uncured breach by Waste Management or Merger Sub of any of their respective representations, warranties or covenants in the amended merger agreement; or

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the Board determines to enter into an acquisition agreement with respect to a superior proposal prior to (but not after) obtaining the Advanced Disposal stockholder approval at the Special Meeting (or any adjournment or postponement thereof);

•
by Waste Management if:

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there is an uncured breach by Advanced Disposal of any of its representations, warranties or covenants in the amended merger agreement; or

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the Board has changed the Board recommendation prior to obtaining the Advanced Disposal stockholder approval at the Special Meeting (or any adjournment or postponement thereof) or has taken similar actions as specified in the amended merger agreement (see "The Amended

    Merger Agreement—Termination; Effect of Termination" beginning on page 105 of this proxy statement for additional details).

If the amended merger agreement is validly terminated pursuant to the termination rights described in the bullet points above, the amended merger agreement will become void and of no further force or effect and there will be no liability or obligation on the part of any party, except for the confidentiality provisions, provisions relating to the effect of termination (including the termination fees described in the section entitled "The Amended Merger Agreement—Company Termination Fee; Waste Management Termination Fee" beginning on page 106 of this proxy statement) and certain other specified general provisions of the amended merger agreement, each of which will survive the termination of the amended merger agreement, and liabilities or damages resulting from a party's fraud or willful breach of the amended merger agreement prior to such termination (which may be capped in certain circumstances).

Termination Fees (page 106)

Under the amended merger agreement, Advanced Disposal is required to pay Waste Management a termination fee of $100,000,000 (which we refer to as the "Company termination fee") if the amended merger agreement is terminated by the applicable party under the following circumstances:

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if Advanced Disposal enters into an acquisition agreement with respect to a superior proposal prior to obtaining Advanced Disposal stockholder approval;

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if the Board changes the Board recommendation or takes similar actions prior to the Special Meeting;

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if Advanced Disposal stockholders do not approve the transaction at a time when Waste Management is entitled to terminate the amended merger agreement due to the Board's change of the Board recommendation; or

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if (i) the Advanced Disposal stockholder approval is not obtained at the Special Meeting (or any adjournment or postponement thereof), (ii) there is an uncured breach by Advanced Disposal of its representations, warranties or covenants in the amended merger agreement or (iii) the merger is not consummated by the end date, and, in each case, prior to the applicable termination event, (A) a third party announces its intention to make an acquisition proposal, which acquisition proposal is not withdrawn, and (B) within 12 months after the termination date, Advanced Disposal has entered into an agreement with a third party with respect to an acquisition proposal or an acquisition proposal has been consummated involving Advanced Disposal or any of its subsidiaries.

Under the amended merger agreement, Waste Management is required to pay Advanced Disposal the revised Waste Management termination fee of $250,000,000 (increased from $150,000,000 under the original merger agreement (which we refer to as the "original Waste Management termination fee")) if the amended merger agreement is terminated by Advanced Disposal because:

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a nonappealable court order or legal restraint has been issued prohibiting the merger due to antitrust reasons; or

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the transactions contemplated by the amended merger agreement have not been completed by the end date, and at such time, antitrust approval under the HSR Act has not been obtained; provided that, in either case, at the time of termination, (i) subject to certain limitations described below, a breach by Advanced Disposal of a covenant in the amended merger agreement is not the cause of such order, legal restraint or lack of approval, (ii) Advanced Disposal must have satisfied its closing conditions and (iii) the Advanced Disposal stockholder approval must have been obtained.

Advanced Disposal will be required to reimburse Waste Management's expenses of up to $15,000,000 if the amended merger agreement is terminated by Waste Management for Advanced Disposal's uncured breach of any of its representations, warranties or covenants; however, such reimbursement amount can be credited against the Company termination fee. In addition, the merger agreement amendment provides that a breach or failure to perform by Advanced Disposal under the GFL divestiture agreement would not constitute a breach under the amended merger agreement unless such breach is a material breach of, or a failure to perform any of the covenants or a breach of the agreements contained in, the GFL divestiture agreement that occurred with actual knowledge, or knowledge that a person acting reasonably under the circumstances should have, that an act or failure to act would or would reasonably be expected to result in breach under the GFL divestiture agreement.

Expenses (page 108)

Except as otherwise provided in the amended merger agreement, whether or not the merger is consummated, all expenses incurred in connection with the merger, the amended merger agreement and the other transactions will be paid by the party incurring or required to incur such expenses. However, Waste Management has agreed to pay all filing fees required under the HSR Act with respect to the transactions contemplated by the amended merger agreement.

Limitations on Remedies; Specific Performance (page 107)

Advanced Disposal and Waste Management have agreed that the parties will be entitled to an injunction, specific performance and other equitable relief to prevent actual or threatened breaches of the amended merger agreement and to specifically enforce the terms of the amended merger agreement, in addition to any other remedy to which they are entitled at law or in equity.

The parties have also agreed that, if the Company termination fee is payable as a result of an acceptance by the Board of a superior proposal (as defined in the section entitled "The Amended Merger Agreement—Other Covenants and Agreements; The Advanced Disposal Board Recommendation; Change of Recommendation; Fiduciary Exception"), Waste Management's and Merger Sub's right to terminate the amended merger agreement and receive payment of the Company termination fee will be the sole and exclusive remedy of Waste Management and Merger Sub for any loss suffered by Waste Management or Merger Sub as a result of a breach by Advanced Disposal of its obligations with respect to the non-solicitation provisions under the amended merger agreement. In addition, the parties have agreed that Advanced Disposal's right to terminate the amended merger agreement and receive payment of the Waste Management termination fee will be the sole and exclusive remedy of Advanced Disposal against Waste Management and Merger Sub for any loss suffered by Advanced Disposal as a result of a breach by Waste Management or Merger Sub of certain of its obligations with respect to regulatory matters under the amended merger agreement. The parties further agreed that Advanced Disposal will not have any right to seek money damages due to Waste Management's breach of the regulatory covenant in circumstances where the Waste Management termination fee is not payable unless the amended merger agreement is terminated due to Waste Management's willful breach, in which case, Advanced Disposal can seek damages up to $250,000,000. Advanced Disposal, however, retains the right to seek specific performance.

Litigation Relating to the Merger (page 83)

In connection with the transactions contemplated by the original merger agreement, two putative class action lawsuits were filed in the District Court for the District of Delaware, and one putative class action lawsuit was filed in the Circuit Court of the Seventh Judicial Circuit for St. Johns County, Florida. The two lawsuits filed in the District Court for the District of Delaware were captioned Krieger v. Advanced Disposal Services, Inc. et al, No. 1:19-cv-00904-UNA (filed on May 14, 2019) (which we refer to as the "Krieger complaint") and Sabatini v. Advanced Disposal Services, Inc. et al, No. 1:19-cv-00919-UNA (filed on May 17, 2019) (which we refer to as the "Sabatini complaint"). The lawsuit filed in Circuit Court of the

Seventh Judicial Circuit for St. Johns County, Florida was captioned Bushansky v. Advanced Disposal Services, Inc. Waste Management, Inc., et al, No. 90090027 (filed on May 24, 2019) (which we refer to as the "Bushansky complaint", and together with the Krieger complaint and the Sabatini complaint, we refer to as the "complaints"). The Krieger complaint and the Sabatini complaint generally alleged that the preliminary proxy statement, filed by Advanced Disposal on May 10, 2019, was materially incomplete and misleading, and therefore in violation of Sections 14(a) and 20(a) of the Exchange Act, and other securities laws, rules and regulations. The Bushansky complaint generally alleged that (i) the directors of Advanced Disposal breached their fiduciary duties, including by disseminating the definitive proxy statement filed with the SEC on May 23, 2019, which allegedly was materially incomplete and misleading, and (ii) Advanced Disposal and Waste Management aided and abetted the alleged breaches of fiduciary duty by the directors of Advanced Disposal. On June 28, 2019, the respective plaintiffs of the complaints each filed a notice of voluntary dismissal. The Krieger complaint and the Sabatini complaint were dismissed on June 28, 2019, and the Bushansky complaint was dismissed on July 2, 2019.

No additional lawsuits have been filed in connection with the transactions contemplated by the amended merger agreement, as of July 2, 2020, the last trading day prior to the filing date of this proxy statement. However, additional lawsuits arising out of the merger may be filed in the future. There can be no assurance that any of the defendants will be successful in the outcome of the pending or any potential future lawsuits. A preliminary injunction could delay or jeopardize the completion of the merger, and an adverse judgment granting permanent injunctive relief could indefinitely enjoin the completion of the merger.

Market Price of Advanced Disposal Common Stock and Dividend Data (page 115)

Advanced Disposal common stock is listed on NYSE under the symbol "ADSW." The closing sale price of Advanced Disposal common stock on April 12, 2019, the last trading day prior to the execution of the original merger agreement, was $27.14 per share. On June 23, 2020, the last trading day prior to the date on which the public announcement of the merger agreement amendment was made, the closing price of Advanced Disposal common stock was $31.16 per share. On July 2, 2020, the last trading day prior to the filing of this proxy statement, the closing sale price of Advanced Disposal common stock was $30.15 per share. You are encouraged to obtain current market quotations for our common stock in connection with voting your shares of our common stock.

Following completion of the merger, there will be no further market for Advanced Disposal common stock, and our common stock will be de-listed from NYSE and de-registered under the Exchange Act. As a result, following completion of the merger and such de-registration, we will no longer file periodic reports with the SEC.

For a more complete description, please see the section entitled "Market Prices and Dividend Data" beginning on page 115 of this proxy statement.

* * *

Neither the SEC nor any state securities regulatory agency has approved or disapproved of the transactions described in this document, including the merger, or determined if the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.

QUESTIONS AND ANSWERS

The following questions and answers are intended to address briefly some commonly asked questions regarding the Special Meeting, the amended merger agreement and the transactions. These questions and answers may not address all questions that may be important to you as an Advanced Disposal stockholder. Please refer to the section entitled "Summary" preceding this section and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement, including the original merger agreement and the merger agreement amendment, and the documents referred to in this proxy statement, all of which you should read carefully. The original merger agreement is attached as Annex A to the proxy statement and the merger agreement amendment is attached as Annex B to the proxy statement.

Q:
Why am I receiving this proxy statement?

A:    On June 24, 2020, Advanced Disposal entered into the merger agreement amendment, which modified the original merger agreement. The entry into the merger agreement amendment necessitates a new vote with respect to the merger, so despite the fact that you may have voted on the original merger agreement in connection with the Original Special Meeting, Advanced Disposal is asking for your vote again. The amended merger agreement provides for the merger of Merger Sub with and into Advanced Disposal, with Advanced Disposal surviving the merger as an indirect, wholly-owned subsidiary of Waste Management. You are receiving this proxy statement in connection with the solicitation of proxies by the Board "FOR" the proposal to adopt the amended merger agreement and to approve the other proposals to be voted on at the Special Meeting.

Q:
What is a proxy?

A:    A proxy is your legal designation of another person, referred to as a "proxy," to vote your shares of Advanced Disposal common stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a "proxy statement." The document used to designate a proxy to vote your shares of Advanced Disposal common stock is called a "form of proxy" or "proxy card." The Board has designated each of Richard Burke, Chairman and Chief Executive Officer, and Michael K. Slattery, Corporate Secretary, with full power of substitution, as proxy for the Special Meeting.

Q:
What is the proposed transaction?

A:    The proposed transaction is the acquisition of Advanced Disposal by Waste Management through the merger of Merger Sub with and into Advanced Disposal pursuant to the amended merger agreement. Following the effective time, Advanced Disposal will be privately held as an indirect, wholly-owned subsidiary of Waste Management, and you will no longer own shares of Advanced Disposal common stock and instead will have only the right to receive the merger consideration. Following the consummation of the merger, Advanced Disposal common stock will be de-listed from NYSE and de-registered under the Exchange Act; thus, Advanced Disposal will no longer be a public company.

Q:
What will I receive in the merger?

A:    If the merger is consummated, you will be entitled to receive $30.30 in cash for each share of Advanced Disposal common stock you own, without interest and less applicable withholding taxes. For example, if you own 100 shares of Advanced Disposal common stock, you will be entitled to receive $3,030.00 in cash, without interest and less applicable withholding taxes. After the effective time, you will no longer have any rights as an Advanced Disposal stockholder, other than the right to receive the merger consideration.

Q:
Why is there a second special meeting relating to the merger?

A:    In connection with agreeing to certain changes to the terms of the transactions and increased closing certainty, Advanced Disposal agreed to reduce the purchase price from the original merger agreement and make the other changes to the original merger agreement, and the Board believed, for the reasons described in this proxy statement, that it was in the best interests of Advanced Disposal to agree to a reduced price and other amended terms, rather than terminate the original merger agreement and continue as a standalone company. The entry into the merger agreement amendment necessitates a new vote with respect to the merger, so despite the fact that you may have voted on the original merger agreement in connection with the Original Special Meeting, Advanced Disposal is asking for your vote again.

Q:
What changes were made to the original merger agreement pursuant to the merger agreement amendment?

A:    In exchange for agreeing to reduce the per share merger consideration, Advanced Disposal and Waste Management agreed to amend the terms of the original merger agreement to provide increased closing certainty to the Advanced Disposal stockholders, including by: (i) extending the end date from July 13, 2020 to September 30, 2020, which will be further extended automatically to November 30, 2020 if, subject to certain conditions, Advanced Disposal stockholder approval or antitrust approval has not been obtained by September 30, 2020; (ii) providing for a Waste Management termination fee of $250,000,000 (increased from $150,000,000); (iii) providing that Waste Management must use "best efforts" to take all actions to consummate the transactions by the end date, including using its "best efforts" to obtain antitrust approval, is required to sell or divest assets (belonging to Waste Management or Advanced Disposal or any of its subsidiaries) in order to obtain antitrust approval and to eliminate the $200,000,000 revenue threshold on the divestiture obligation of Waste Management as provided in the original merger agreement and (iv) providing that each party has certified to the other that such party's closing conditions with respect to the accuracy of its representations and performance of its covenants, and, with respect to Waste Management, the absence of a material adverse effect on Advanced Disposal, would be satisfied as of the date of the merger agreement amendment as if the closing were to occur on such date (and that Waste Management and Merger Sub will not assert that any of such conditions are not satisfied at the closing as a result of what such parties had knowledge of as of the date of the merger agreement amendment). In addition, the original merger agreement was amended to eliminate the obligation of Advanced Disposal to reimburse Waste Management's expenses of up to $15,000,000 if the amended merger agreement is terminated by either Advanced Disposal or Waste Management as a result of a failure to obtain the Advanced Disposal stockholder approval as provided in the original merger agreement.

Q:
Why was the original merger agreement amended to, among other things, reduce the per share merger consideration?

A:    Under the original merger agreement, subject to certain conditions, Waste Management and Advanced Disposal each had the right to terminate the original merger agreement after July 13, 2020 if the closing had not occurred by such date. In addition, the original merger agreement contained limitations on Waste Management's divestiture obligation, which the parties sought to eliminate. The parties did not expect to receive antitrust approval by such date on terms acceptable to the parties. The Board considered Advanced Disposal's options and the proposed terms of the merger agreement amendment, and unanimously determined that the amended merger agreement and the transactions contemplated by the amended merger agreement, including the merger, are advisable, fair to, and in the best interests of Advanced Disposal and its stockholders, and approved, adopted and declared advisable the amended merger agreement and the transactions contemplated thereby. A more complete description of the background of the negotiations relating to the merger agreement amendment is provided under "The

Merger (Proposal 1)—Background of the Merger" beginning on page 40 of this proxy statement and a more complete description of the factors that the Board considered and reasons for the merger is provided under "The Merger (Proposal 1)—Recommendation of the Board and Reasons for Recommendation" beginning on page 54 of this proxy statement.

Q:
What is included in these materials?

A:    These materials include:

•
this proxy statement for the Special Meeting;

•
a proxy card or voting instruction form (enclosed with this proxy statement);

•
a copy of the original merger agreement (attached as Annex A to this proxy statement);

•
a copy of the merger agreement amendment (attached as Annex B to this proxy statement);

•
a copy of the amended and restated voting agreement (attached as Annex C to this proxy statement);

•
the written opinion of UBS (attached as Annex D to this proxy statement); and

•
the full text of Section 262 of the DGCL (attached as Annex E to this proxy statement).

Q:
Where and when is the Special Meeting?

A:    The Special Meeting will be held virtually via the Internet on [•], 2020 beginning at 10:00 a.m. Eastern Time. As part of our precautions regarding the COVID-19 (coronavirus) pandemic, we are sensitive to the public health and travel concerns that our stockholders may have, as well as any quarantines or other protocols that governments may impose. As a result, the Special Meeting will be held in a virtual meeting format only, via live webcast. There will not be a physical meeting location. You will be able to attend the Special Meeting online and vote your shares electronically by visiting www.[•].com (which we refer to as the "Special Meeting website"). If you plan to attend the Special Meeting, you will need the 16-digit control number included on your proxy card or voting instruction form that is accompanied by your proxy materials.

To ensure that you will be represented, we encourage you to promptly vote by submitting the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. In certain circumstances, the Special Meeting could be adjourned to another time or place. All references in our proxy materials to Special Meeting include any adjournment or postponement of the Special Meeting.

Q:
How do I attend the Special Meeting?

A:    You will be able to attend the Special Meeting online and vote your shares electronically by visiting the Special Meeting website. If you plan to attend the Special Meeting, you will need the 16-digit control number included on your proxy card or voting instruction form that is accompanied by your proxy materials. During the Special Meeting, Advanced Disposal stockholders will be able to vote their shares. Shares previously voted at the Special Meeting do not need to be voted again unless you intend to change or revoke your prior vote.

If you are a beneficial owner of shares held in street name and wish to vote via the Special Meeting website, you should contact your broker, bank or other nominee to obtain your specific control number and further instructions. If you are not a holder of record as of the close of business on the record date, you will be permitted to vote at the Special Meeting only if you have a valid legal proxy from a holder of record as of the close of business on the record date.

Q:
What proposals will be voted on at the Special Meeting?

A:    There are three (3) proposals scheduled to be voted on at the Special Meeting:

•
to adopt the amended merger agreement;

•
to approve, on a non-binding advisory basis, specified compensation that may be paid or become payable to Advanced Disposal's named executive officers in connection with the merger and contemplated by the amended merger agreement (which we refer to as the "compensation advisory proposal"); and

•
to approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the amended merger agreement (which we refer to as the "adjournment proposal").

Q:
What is the Board's voting recommendation?

A:    Upon consideration, the Board unanimously recommends that you vote your shares:

•
"FOR" the proposal to adopt the amended merger agreement;

•
"FOR" the compensation advisory proposal; and

•
"FOR" the adjournment proposal.

For a discussion of the factors that the Board considered in determining to approve the execution and delivery of the amended merger agreement by Advanced Disposal and to recommend the adoption of the amended merger agreement, please see the section entitled "The Merger (Proposal 1)—Recommendation of the Board and Reasons for Recommendation" beginning on page 54 of this proxy statement. In addition, in considering the recommendation of the Board with respect to the amended merger agreement, you should be aware that some of our directors and executive officers have interests that may be different from, or in addition to, the interests of Advanced Disposal stockholders generally. For a discussion of these interests, please see the section entitled "The Merger (Proposal 1)—Interests of Advanced Disposal Directors and Executive Officers in the Merger" beginning on page 71 of this proxy statement.

Q:
Who is entitled to vote at the Special Meeting?

A:    All shares of Advanced Disposal common stock owned by you as of the record date, which is the close of business on [•], 2020, may be voted by you. You may cast one vote per share of Advanced Disposal common stock that you held on the record date. These shares include shares that are:

•
held directly in your name as the stockholder of record; and

•
held through a broker, bank or other nominee for you as the beneficial owner, including those shares over which a broker, bank or other nominees has provided you with a specific control number and further instructions allowing you to vote those shares via the Special Meeting website.

As of the close of business on the record date, there were [•] shares of Advanced Disposal common stock issued and outstanding, and entitled to vote at the Special Meeting. Each share of Advanced Disposal common stock issued and outstanding as of the close of business on the record date will be entitled to one vote on each matter submitted to a vote at the Special Meeting.

Q:
What is the difference between holding shares as a "stockholder of record" and as a "beneficial owner"?

A:    Our stockholders may hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

•
Stockholder of Record.  If your shares of Advanced Disposal common stock are registered directly in your name with Advanced Disposal's transfer agent, EQ Shareowner Services, you are considered, with respect to those shares, the stockholder of record, and this proxy statement was sent directly to you by Advanced Disposal. As the stockholder of record, you have the right to vote via the Special Meeting website, grant your voting proxy directly to certain officers of Advanced Disposal or to appoint a representative of your choosing to attend the Special Meeting and vote on your behalf by granting such person a "legal proxy."

•
Beneficial Owner.  If your shares of Advanced Disposal common stock are held in an account at a broker, bank or other nominee, you are considered the beneficial owner of shares held in street name, and this proxy statement was forwarded to you by your broker, bank or other nominee, who is considered, with respect to those shares, to be the "stockholder of record." As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares on your behalf at the Special Meeting, or you may contact your broker, bank or other nominee to obtain your specific control number and further instructions. Because you are not the "stockholder of record," you may not vote your shares via the Special Meeting website, unless you request and obtain your specific control number from your broker, bank or other nominee.

Q:
What must I do if I want to attend the Special Meeting?

A:    Only individuals who were Advanced Disposal stockholders as of the close of business on the record date and their authorized representatives may attend the Special Meeting. If you plan to attend the Special Meeting, you will need the 16-digit control number included on your proxy card or voting instruction form that is accompanied by your proxy materials. During the Special Meeting, Advanced Disposal stockholders will be able to vote their shares. If you are a beneficial owner of shares held in street name and wish to vote at the Special Meeting, you should contact your broker, bank or other nominee to obtain your specific control number and further instructions. To ensure that you will be represented, even if you plan to attend the Special Meeting via the Special Meeting website, we encourage you to promptly vote by submitting the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you attend the Special Meeting and vote by ballot via the Special Meeting website, your vote will revoke any proxy that you have previously submitted. Please contact your broker, bank or other nominee for instructions regarding obtaining your specific control number and further instructions.

Q:
If I am a stockholder of record of shares of Advanced Disposal common stock, how do I vote?

A:    If you are a stockholder of record, there are four (4) ways you can vote:

•
via the Special Meeting website;

•
via the Internet, at the Internet address provided on the proxy card;

•
by telephone, by using the toll-free number listed on the proxy card; or

•
by mail, by completing, signing and dating the proxy card and returning it in the enclosed postage-paid envelope.

Q:
If I am a beneficial owner of shares of Advanced Disposal common stock held in street name, how do I vote?

A:    If you are a beneficial owner of shares of Advanced Disposal common stock held in street name, you will receive instructions from your broker, bank or other nominee as to how to vote your shares. You must follow the instructions of your broker, bank or other nominee in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain brokers, banks and other nominees. If your shares are not registered in your own name but are held through your broker, bank or other nominee and you plan to vote your shares via the Special Meeting website, you should contact your broker, bank or other nominee to obtain your specific control number and further instructions. Please note that if you hold your shares through a broker, bank or other nominee, such nominee cannot vote your shares unless you have given your nominee specific instructions as to how to vote. In order for your vote to be counted, please make sure that you submit your vote to your broker, bank or other nominee.

Q:
Will my shares of Advanced Disposal common stock held in street name or another form of record ownership be combined for voting purposes with shares I hold of record?

A:    No. Because any shares of Advanced Disposal common stock you may hold in street name will be deemed to be held by a different stockholder of record than any shares of Advanced Disposal common stock you hold of record, any shares of Advanced Disposal common stock held in street name will not be combined for voting purposes with shares of Advanced Disposal common stock you hold of record.

Similarly, if you own shares of Advanced Disposal common stock in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card or vote separately by telephone or Internet with respect to those shares of Advanced Disposal common stock because they are held in a different form of record ownership. Shares of Advanced Disposal common stock held by a corporation or business entity must be voted by an authorized officer of the entity. Shares of Advanced Disposal common stock held in an individual retirement account must be voted under the rules governing such account.

Q:
What is the quorum requirement for the Special Meeting?

A:    A quorum is necessary to hold a valid meeting of the Advanced Disposal stockholders. The holders of record of a majority of the shares entitled to vote, present at the Special Meeting via the Special Meeting website or represented by proxy, at the close of business on the record date will constitute a quorum at the Special Meeting. If a quorum is not present at the Special Meeting, the Special Meeting may be adjourned or postponed from time to time until a quorum is obtained. Pursuant to the amended and restated voting agreement, CPPIB has agreed to cause its shares of Advanced Disposal common stock to be counted at the Special Meeting for purposes of determining whether a quorum has been obtained.

If you submit a proxy but fail to provide voting instructions or abstain on any of the proposals listed on the proxy card, your shares will be counted for the purpose of determining whether a quorum is present at the Special Meeting.

If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, these shares will not be counted for purposes of determining whether a quorum is present for the transaction of business at the Special Meeting.

In the event that a quorum is not present at the Special Meeting, we expect to adjourn or postpone the Special Meeting until we solicit enough proxies to obtain a quorum.

Q:
What happens if I do not give specific voting instructions?

A:    Stockholder of Record.    If you are a stockholder of record and you submit a signed proxy card or submit your proxy by telephone or the Internet, but do not specify how you want to vote your shares on a particular proposal, then the proxy holders will vote your shares in accordance with the recommendations of the Board on all matters presented in this proxy statement. Thus, your shares of Advanced Disposal common stock will be voted:

•
"FOR" the proposal to adopt the amended merger agreement;

•
"FOR" the compensation advisory proposal; and

•
"FOR" the adjournment proposal.

Beneficial Owner.    If you are a beneficial owner of shares held in street name, under applicable stock exchange rules the broker, bank or other nominee that holds your shares may generally vote on routine proposals but cannot vote without instructions on non-routine matters unless they have discretionary authority. None of the proposals to be voted on at the Special Meeting are considered routine proposals. As a result, if the broker, bank or other nominee that holds your shares does not receive instructions from you on how to vote your shares, a "broker non-vote" will occur. Therefore, we urge you to give voting instructions to your broker. Shares represented by such "broker non-votes" will not be counted as present at the Special Meeting or represented by proxy in determining whether there is a quorum. A "broker non-vote" will have the same effect as a vote "AGAINST" the proposal to adopt the amended merger agreement. Your abstention will have no effect on the compensation advisory proposal or the adjournment proposal.

Q:
What is the voting requirement to approve the proposal to adopt the amended merger agreement?

A:    Adoption of the amended merger agreement requires stockholders holding a majority of the shares of Advanced Disposal common stock issued and outstanding at the close of business on the record date and entitled to vote thereon to vote "FOR" the proposal to adopt the amended merger agreement. A failure to vote your shares of Advanced Disposal common stock or an abstention from voting on this proposal will have the same effect as a vote "AGAINST" the proposal to adopt the amended merger agreement. If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a "broker non-vote" will arise and will have the same effect as a vote "AGAINST" the proposal to adopt the amended merger agreement.

Q:
What is the voting requirement to approve the compensation advisory proposal?

A:    The approval of the compensation advisory proposal requires stockholders holding a majority of the issued and outstanding shares of Advanced Disposal common stock which are present at the Special Meeting via the Special Meeting website or represented by proxy at the Special Meeting and entitled to vote thereon, so long as a quorum is present, to vote "FOR" the compensation advisory proposal. An abstention from voting on the compensation advisory proposal will have the same effect as a vote "AGAINST" the compensation advisory proposal. If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a "broker non-vote" will arise but, so long as a quorum is otherwise present at the Special Meeting, will have no effect on the compensation advisory proposal. Because the vote to approve the compensation advisory proposal is only advisory in nature, it will not be binding on Advanced Disposal, Waste Management or the surviving company. Accordingly, if the amended merger agreement is adopted by Advanced Disposal stockholders and the merger is completed, the merger-related compensation may be paid to Advanced Disposal's named executive officers even if stockholders fail to approve the compensation advisory proposal, so long as quorum is otherwise present.

Q:
What is the voting requirement to approve the adjournment proposal?

A:    The approval of the adjournment proposal requires stockholders holding a majority of the issued and outstanding shares of Advanced Disposal common stock, present at the Special Meeting via the Special Meeting website or represented by proxy at the Special Meeting and entitled to vote thereon, whether or not a quorum is present, to vote "FOR" the adjournment proposal. An abstention from voting on the adjournment proposal will have the same effect as a vote "AGAINST" the adjournment proposal. If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a "broker non-vote" will arise but will have no effect on the adjournment proposal.

Q:
How do Advanced Disposal directors and executive officers intend to vote?

A:    We currently expect that Advanced Disposal directors and executive officers will vote their shares of Advanced Disposal common stock "FOR" the proposal to adopt the amended merger agreement and the other proposals to be considered at the Special Meeting, although they have no obligation to do so.

The directors and executive officers of Advanced Disposal have interests in the merger that may be different from, or in addition to, the interests of Advanced Disposal stockholders generally. These interests are described in more detail in the section entitled "The Merger (Proposal 1)—Interests of Advanced Disposal Directors and Executive Officers in the Merger" beginning on page 71 of this proxy statement.

Q:
Have any stockholders already agreed to vote "FOR" the adoption of the amended merger agreement?

A:    Yes. CPPIB, which beneficially owned approximately [•]% of the issued and outstanding shares of Advanced Disposal common stock as of the close of business on the record date, entered into the amended and restated voting agreement with Waste Management to vote the Advanced Disposal common stock beneficially owned by it as of the close of business on the record date for the adoption of the amended merger agreement, subject to the terms and conditions of the amended and restated voting agreement. The amended and restated voting agreement is described in more detail in the section entitled "The Amended and Restated Voting Agreement" beginning on page 109 of this proxy statement.

Q:
What effects will the merger have on Advanced Disposal and the Advanced Disposal common stock?

A:    Advanced Disposal common stock is currently registered under the Exchange Act, and is listed on NYSE under the symbol "ADSW." At the effective time, Merger Sub will merge with and into Advanced Disposal, with Advanced Disposal continuing as the surviving company and as an indirect, wholly-owned subsidiary of Waste Management. As a result of the merger, Advanced Disposal will cease to be a publicly traded company. Following the consummation of the merger, Advanced Disposal common stock will be de-listed from NYSE and de-registered under the Exchange Act.

Q:
What effects will the merger have on Advanced Disposal equity awards?

A:    At the effective time, each Advanced Disposal stock option that is outstanding immediately prior to the effective time and that has an exercise price per share that is less than $30.30, whether or not vested, will become fully vested and will be cancelled and thereafter entitle the holder to receive, promptly after the effective time, a cash payment (without interest and subject to all applicable tax withholding requirements) equal to the product of (i) the excess of $30.30 over the per-share exercise price of such Advanced Disposal stock option and (ii) the number of shares issuable upon exercise of such Advanced Disposal stock option. Each Advanced Disposal stock option with an exercise price equal to or greater than $30.30 will be cancelled as of the effective time without payment of any consideration and will have no further force or effect.

At the effective time, each performance share unit award that is outstanding immediately prior to the effective time will become fully vested and will be cancelled and thereafter entitle the holder to receive, promptly after the effective time, a cash payment (without interest and subject to all applicable tax withholding requirements) equal to the product of (i) the number of shares equal to the greater of (x) the target number of shares with respect to such performance share unit award and (y) the number of shares that would be considered earned under the terms of such performance share unit award based on the most recent fiscal year-end results multiplied by (ii) $30.30.

At the effective time, each restricted share unit award that is outstanding immediately prior to the effective time will become fully vested and will be cancelled and thereafter entitle the holder to receive, promptly after the effective time, a cash payment (without interest and subject to all applicable tax withholding requirements) equal to the product of (i) the number of shares subject to such restricted share unit award and (ii) $30.30.

Further, at the effective time, each restricted share award that is outstanding immediately prior to the effective time will become fully vested and will be cancelled and thereafter entitle the holder to receive, promptly after the effective time, a cash payment (without interest and subject to all applicable tax withholding requirements) equal to the product of (i) the number of shares subject to such restricted share award and (ii) $30.30.

No Advanced Disposal equity awards have been granted to any director, executive officer or employee of Advanced Disposal between the date of the original merger agreement and the date of this proxy statement.

Q:
When is the merger expected to be completed?

A:    Together with Waste Management, we are working toward completing the merger as quickly as possible after the date of the Special Meeting, and currently expect to consummate the merger by the end of the third quarter of 2020. We cannot be certain when or if the conditions to the merger will be satisfied (or, to the extent permitted, waived). The merger cannot be completed until the conditions to closing are satisfied (or, to the extent permitted, waived), including, among other things, the adoption of the amended merger agreement by Advanced Disposal stockholders.

Q:
What happens if the merger is not completed?

A:    If the amended merger agreement is not adopted by Advanced Disposal stockholders, or if the merger is not completed for any other reason, the Advanced Disposal stockholders will not receive any payment for their shares of Advanced Disposal common stock in connection with the merger. Except in certain circumstances where Advanced Disposal has entered into an alternative transaction to the merger, Advanced Disposal would remain a public company, and shares of Advanced Disposal common stock would continue to be registered under the Exchange Act, as well as listed and traded on NYSE. In the event that the amended merger agreement is terminated, in certain specified circumstances, the Company termination fee (or potentially an amount of up to $15,000,000 in expenses) will be due and payable by Advanced Disposal to Waste Management, and in certain other specified circumstances, the Waste Management termination fee will be due and payable by Waste Management to Advanced Disposal. See the sections entitled "The Amended Merger Agreement—Termination; Effect of Termination" beginning on page 105 of this proxy statement and "The Amended Merger Agreement—Company Termination Fee; Waste Management Termination Fee" beginning on page 106 of this proxy statement.

Q:
What will happen if stockholders do not approve the compensation advisory proposal?

A:    The inclusion of this proposal is required by the SEC rules. However, the approval of the compensation advisory proposal is not a condition to the completion of the merger and the vote on the compensation advisory proposal is an advisory vote and will not be binding on Advanced Disposal, Waste Management or the surviving company. If the amended merger agreement is adopted by Advanced Disposal stockholders and the merger is completed, the merger-related compensation may be paid to Advanced Disposal's named executive officers even if stockholders fail to approve the compensation advisory proposal.

Q:
Is it possible for stockholders to reject the amended merger agreement and return to the terms of the original merger agreement?

A:    No. Approval of the amended merger agreement (for the avoidance of doubt, as it has been amended by the merger agreement amendment) is a condition to closing the merger. If the amended merger agreement is not adopted by Advanced Disposal stockholders or if the merger is not completed for any other reason, Advanced Disposal stockholders will not receive any payment for their shares of common stock. Instead, Advanced Disposal will remain an independent public company, your common stock will continue to be listed and traded on the NYSE and registered under the Exchange Act and Advanced Disposal will continue to file periodic reports with the SEC. In addition, if the amended merger agreement is not adopted by Advanced Disposal stockholders, Advanced Disposal would not be entitled under any circumstance to the Waste Management termination fee.

Q:
Am I also voting on the GFL divestiture agreement? Why did Advanced Disposal execute the GFL divestiture agreement?

Advanced Disposal stockholders are not voting on the GFL divestiture agreement. In connection with entering into the merger agreement amendment, on June 24, 2020, Advanced Disposal entered into the GFL divestiture agreement at the request of Waste Management in furtherance of the merger. Waste Management and Advanced Disposal executed the GFL divestiture agreement in order to address substantially all of the divestitures anticipated to be required by the DOJ to obtain approval under the HSR Act. Closing of the GFL divestiture agreement is subject to customary closing conditions, including, among others, the closing of the merger and the absence of a material adverse effect on the equity interests and assets of each of Advanced Disposal (as owned by Waste Management after the closing (which we refer to as the "ADS businesses")) and Waste Management (which we refer to as the "WM businesses") to be acquired by GFL, taken as a whole. The transactions contemplated by the GFL divestiture agreement also remain subject to antitrust approval. For a more detailed description of why Advanced Disposal entered into the GFL divestiture agreement, see "The Merger (Proposal 1)—Background of the Merger" beginning on page 40 of this proxy statement.

Q:
Can I revoke my proxy or change my vote?

A:    Yes. If you are a stockholder of record, you may revoke your proxy at any time before the vote is taken at the Special Meeting by:

•
voting over the Internet or by telephone as instructed on the proxy card. Only your latest Internet or telephone vote will be counted. You may not change your vote over the Internet or by telephone after 11:59 p.m. Eastern Time on [•], 2020;

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providing a written notice of revocation that is received before the Special Meeting by the Corporate Secretary at Advanced Disposal Services, Inc., 90 Fort Wade Road, Ponte Vedra, Florida 32081, Attention: Michael K. Slattery, Corporate Secretary;

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completing, signing, dating and returning a new proxy card by mail to Advanced Disposal before the Special Meeting (received by or with our last mail delivery before the Special Meeting); or

•
attending the Special Meeting and requesting that your proxy be revoked and/or voting via the Special Meeting website as instructed above.

Please note, however, that only your last-dated proxy will count. Attending the Special Meeting without taking one of the actions described above will not in itself revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy card or by sending a written notice of revocation to Advanced Disposal, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by Advanced Disposal before the Special Meeting (such new proxy cards or written notices of revocation received by or with our last mail delivery before the Special Meeting begins will be counted).

If you hold your shares in street name through a broker, bank or other nominee, you will need to follow the instructions provided to you by your broker, bank or other nominee in order to revoke your proxy or submit new voting instructions. You may also revoke your proxy by obtaining your specific control number and further instructions from your broker, bank or other nominee that holds the shares of record and voting your shares via the Special Meeting website.

Q:
What happens if I do not vote or if I abstain from voting on the proposals?

A:    The requisite number of shares to approve the proposal to adopt the amended merger agreement is based on the total number of shares of Advanced Disposal common stock issued and outstanding, not just the shares that are voted. Failure to submit a signed proxy card, grant a proxy by phone or the Internet or to vote via the Special Meeting website by ballot at the Special Meeting will have the same effect as a vote "AGAINST" the proposal to adopt the amended merger agreement. If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a "broker non-vote" will arise and will have the same effect as a vote "AGAINST" the proposal to adopt the amended merger agreement. For more information concerning the Special Meeting, the amended merger agreement and the merger, please review this proxy statement and the copy of (i) the original merger agreement attached as Annex A and (ii) the merger agreement amendment attached as Annex B thereto.

The requisite number of shares to approve the compensation advisory proposal is a majority of the shares of Advanced Disposal common stock issued and outstanding and that are present or represented by proxy at the Special Meeting and entitled to vote thereon. A quorum is a majority of the shares of Advanced Disposal common stock issued and outstanding. An abstention from voting will have the same effect as a vote "AGAINST" the compensation advisory proposal. If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a "broker non-vote" will arise but will have no effect on the compensation advisory proposal, so long as a quorum is otherwise present.

The requisite number of shares to approve the adjournment proposal is a majority of shares of Advanced Disposal common stock issued and outstanding and that are present or represented by proxy at the Special Meeting and entitled to vote thereon, whether or not a quorum is present. An abstention from voting will have the same effect as a vote "AGAINST" the adjournment proposal. If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a "broker non-vote" will arise but will have no effect on the adjournment proposal.

Only shares of Advanced Disposal common stock that are issued and outstanding as of the close of business on the record date are eligible to be voted on each of the three (3) proposals and will be counted for purposes of determining whether a quorum is present at the Special Meeting.

If the amended merger agreement is not adopted by Advanced Disposal stockholders, the merger cannot close and Advanced Disposal would not be entitled under any circumstance to the Waste Management termination fee.

Q:
If the merger is consummated, how will I receive the cash for my shares of Advanced Disposal common stock?

A:    If the merger is consummated and your shares of Advanced Disposal common stock are held in book-entry or in the name of a broker, bank or other custodian, the cash proceeds will be deposited into your bank or brokerage account without any further action on your part. If you hold your shares of Advanced Disposal common stock in certificate form, you will receive a letter of transmittal with instructions on how to send your shares of Advanced Disposal common stock to the paying agent in connection with the merger. The paying agent will issue and deliver to you a check for your shares of Advanced Disposal common stock after you comply with such instructions. Employees of Advanced Disposal who hold outstanding Advanced Disposal equity awards at the effective time will receive consideration for those awards through payroll.

Q:
What happens if the market price of shares of Advanced Disposal common stock significantly changes before the closing?

A:    Waste Management is not obligated to change the merger consideration of $30.30 per share of Advanced Disposal common stock as a result of a change in the market price of Advanced Disposal common stock.

Q:
What happens if I sell my shares of Advanced Disposal common stock before completion of the merger?

A:    In order to receive the merger consideration, you must hold your shares of Advanced Disposal common stock through completion of the merger. Consequently, if you transfer your shares of Advanced Disposal common stock before completion of the merger, you will have transferred your right to receive the merger consideration in the merger.

The record date for stockholders entitled to vote at the Special Meeting is [•], 2020. If you transfer your shares of Advanced Disposal common stock after the record date but before the closing, unless you have granted a "legal proxy" to the purchaser as part of the transfer, you will have the right to vote at the Special Meeting, although you will have transferred your right to receive the merger consideration in the merger.

Q:
Should I send in my evidence of ownership now?

A:    No. After the merger is completed, you will receive a letter of transmittal, if applicable, and related materials from the paying agent for the merger with detailed written instructions for exchanging your shares of Advanced Disposal common stock evidenced by stock certificates for the merger consideration. If your shares of Advanced Disposal common stock are held in street name by your broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee as to what action, if any, you need to take in order to effect the surrender of your street name shares in exchange for the merger consideration. Please do not send in any documentation of evidence of ownership now.

Q:
Am I entitled to exercise dissenters' or appraisal rights instead of receiving the merger consideration for my shares of Advanced Disposal common stock?

A:    Yes. Under Section 262 of the DGCL, stockholders who do not vote for the adoption of the amended merger agreement have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery, but only if they fully comply with all applicable requirements of the DGCL, which are summarized in this proxy statement. Any appraisal amount determined by the court could be more than, the same as, or less than the merger consideration. Any stockholder intending to exercise appraisal rights must, among other things, submit a written demand for appraisal to Advanced Disposal before the vote on the proposal to adopt the amended merger agreement and such stockholder must not vote or otherwise submit a proxy in favor of the adoption of the amended merger agreement. Failure to comply exactly with the procedures and requirements specified under the DGCL will result in the loss of appraisal rights. The discussion of appraisal rights contained in this proxy statement is not a full summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL that is attached as Annex E to this proxy statement. For additional information, see the section entitled "Appraisal Rights" beginning on page 88 of this proxy statement. Because of the complexity of the DGCL relating to appraisal rights, if you are considering exercising your appraisal rights, we encourage you to seek the advice of your own legal counsel.

Q:
Will I be subject to U.S. federal income tax upon the exchange of Advanced Disposal common stock for the merger consideration pursuant to the merger?

A:    Generally, yes, if you are a U.S. stockholder. The exchange of shares of Advanced Disposal common stock for the merger consideration pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. Accordingly, an Advanced Disposal stockholder that is a "U.S. holder" (as defined in the section entitled "The Merger (Proposal 1)—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 78 of this proxy statement) will recognize taxable gain or loss in an amount equal to the difference, if any, between (i) the amount of cash received by such U.S. holder in the merger plus the amount used to satisfy any applicable withholding taxes and (ii) such U.S. holder's adjusted tax basis in the shares of Advanced Disposal common stock exchanged therefor. With respect to an Advanced Disposal stockholder that is a "non-U.S. holder" (as defined in the section entitled "The Merger (Proposal 1)—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 78 of this proxy statement), the exchange of shares of Advanced Disposal common stock for the merger consideration pursuant to the merger generally will not result in tax to such non-U.S. holder under U.S. federal income tax laws unless such non-U.S. holder has certain connections with the United States. Backup withholding may apply to the cash payment made pursuant to the merger unless the Advanced Disposal stockholder or other payee provides a valid taxpayer identification number and complies with certain certification procedures (generally, by providing a properly completed and executed IRS Form W-9 or IRS Form W-8 or applicable successor form).

Each Advanced Disposal stockholder is urged to read the discussion in the section entitled "The Merger (Proposal 1)—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 78 of this proxy statement and to consult its tax advisor to determine the particular U.S. federal, state or local or non-U.S. income or other tax consequences to it of the merger.

Because particular circumstances may differ, we recommend that you consult your own tax advisor to determine the U.S. federal income tax consequences relating to the merger in light of your own particular circumstances and any consequences arising under any state, local or non-U.S. tax laws or tax treaties.

Q:
What does it mean if I get more than one proxy card?

A:    If your shares of Advanced Disposal common stock are registered differently or are held in more than one account, you will receive more than one proxy or voting instruction form. Please complete and return all of the proxy cards or voting instructions forms you receive (or submit each of your proxies or voting instructions forms by telephone or the Internet, if available to you) to ensure that all of your shares of Advanced Disposal common stock are voted.

Q:
How many copies should I receive if I share an address with another stockholder?

A:    Some banks, brokers and other nominees may participate in the practice of "householding" proxy statements, annual reports and notices of Internet availability of proxy materials. This means that a single set of our proxy materials, containing a single copy of this proxy statement but multiple proxy cards or voting instruction forms, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of our proxy materials to you if you contact Broadridge Householding Department, in writing at Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717, or by phone at +1 (866) 540-7095. In addition, stockholders who share a single address, but receive multiple copies of the proxy statement, may request that in the future they receive a single copy by contacting (i) Advanced Disposal at Advanced Disposal Services, Inc., 90 Fort Wade Road, Ponte Vedra, FL 32081, Attention: Michael K. Slattery, Corporate Secretary or by calling +1 (904) 737-7900 (if your shares are registered in your own name) or (ii) your broker, bank or other nominee (if your shares are registered in their name).

Q:
Who will count the votes?

A:    The votes will be counted by one or more inspectors of election appointed for the Special Meeting.

Q:
Who will solicit and bear the cost of soliciting votes for the Special Meeting?

A:    Advanced Disposal will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made by telephone or by electronic and facsimile transmission by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. Advanced Disposal has engaged Innisfree M&A Incorporated (which we refer to as "Innisfree") as proxy advisor to assist in the solicitation of proxies for the Advanced Disposal Special Meeting. Advanced Disposal estimates that it will pay the proxy advisor a fee of approximately $20,000, plus reimbursement of certain expenses. In addition, Advanced Disposal may reimburse its transfer agent, brokerage firms and other persons representing beneficial owners of shares of Advanced Disposal common stock for their expenses in forwarding solicitation material to such beneficial owners.

Q:
Are there any other risks to me from the merger that I should consider?

A:    Yes. There are risks associated with all business combinations, including the merger. See the section entitled "Forward-Looking Statements" beginning on page 30 of this proxy statement.

Q:
Where can I find the voting results of the Special Meeting?

A:    Advanced Disposal will announce preliminary voting results at the Special Meeting via the Special Meeting website and publish preliminary, or final results if available, in a current report on Form 8-K filed with the SEC within four (4) business days after the Special Meeting.

Q:
What do I need to do now?

A:    We urge you to carefully read this entire document, the appendices, including the original merger agreement and the merger agreement amendment, and the documents incorporated by reference, and to consider how the merger affects you. Your vote is important, regardless of the number of shares of Advanced Disposal common stock you own. Please see the above questions "If I am a stockholder of record of Advanced Disposal shares, how do I vote?" and "If I am a beneficial owner of shares held in street name, how do I vote?" for a summary of instructions on how to vote.

Q:
Where can I find more information about Advanced Disposal?

A:    You can find more information about us from various sources described in the section entitled "Where You Can Find Additional Information" beginning on page 124 of this proxy statement.

Q:
Who can help answer my other questions?

A:    If you have more questions about the merger, or require assistance in submitting your proxy or voting your shares or need additional copies of the proxy statement or the enclosed proxy card, please contact Innisfree, which is acting as the proxy solicitor and information agent for Advanced Disposal in connection with the merger:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Stockholders may call toll-free: +1 (877) 687-1866
Banks and brokers may call collect: +1 (212) 750-5833

If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

FORWARD-LOOKING STATEMENTS

This proxy statement contains "forward-looking statements" within the meaning of the U.S. federal securities laws. Such statements include statements concerning anticipated future events and expectations that are not historical facts. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," "positions," "plan," "predict," "project," "forecast," "guidance," "goal," "objective," "prospects," "possible" or "potential," by future conditional verbs such as "assume," "will," "would," "should," "could" or "may," or by variations of such words or by similar expressions or the negative thereof. All forward-looking statements included in this proxy statement are based upon information available to us as of the filing date of this proxy statement, and, except to the extent required by applicable law, we undertake no obligation to update any of these forward-looking statements for any reason. You should not place undue reliance on forward-looking statements. The forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by these statements. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include the factors identified in Advanced Disposal annual report on Form 10-K for the year ended December 31, 2019, under the heading "Risk Factors," as updated from time to time by Advanced Disposal quarterly reports on Form 10-Q, including Advanced Disposal Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, and other documents of Advanced Disposal on file with the SEC or in this proxy statement filed with the SEC by Advanced Disposal, and the following factors:

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risks related to the consummation of the merger, including the risks that (i) the merger may not be consummated within the anticipated time period, or at all, (ii) the parties may fail to obtain stockholder approval of the amended merger agreement, (iii) the parties may fail to secure the termination or expiration of any waiting period applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, despite entering into the merger agreement amendment and the GFL divestiture agreement, (iv) the risk that the parties to the GFL divestiture agreement may not receive regulatory approval or the GFL divestiture agreement is otherwise terminated prior to the effective time, and (v) other conditions to the consummation of the merger under the amended merger agreement may not be satisfied;

•
the effects that any termination of the amended merger agreement may have on Advanced Disposal or its business, including the risks that (i) Advanced Disposal's stock price may decline significantly if the merger is not completed, (ii) the amended merger agreement may be terminated in circumstances requiring Advanced Disposal to pay to Waste Management the Company termination fee or reimburse certain of Waste Management's expenses, or (iii) the circumstances of the termination, including the possible imposition of a 12-month tail period during which the termination fee could be payable upon the occurrence of, or entry into a definitive agreement for, certain subsequent transactions, which may have a chilling effect on alternatives to the merger;

•
the effects that the announcement or pendency of the merger may have on Advanced Disposal and its business, including the risks that as a result (i) Advanced Disposal's business, operating results or stock price may suffer, (ii) Advanced Disposal's current plans and operations may be disrupted, (iii) Advanced Disposal's ability to retain or recruit key employees may be adversely affected, (iv) Advanced Disposal's business relationships (including customers and suppliers) may be adversely affected, or (v) Advanced Disposal's management's or employees' attention may be diverted from other important matters;

•
the effect of limitations that the amended merger agreement places on Advanced Disposal's ability to operate its business, return capital to stockholders or engage in alternative transactions;

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the nature, cost and outcome of pending and future litigation and other legal proceedings, including any such proceedings related to the merger and instituted against Advanced Disposal and others;

•
the risk that the merger and related transactions may involve unexpected costs, liabilities or delays;

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the scope and duration of the COVID-19 (coronavirus) pandemic and actions taken by governmental authorities to contain the spread of the virus; and

•
other economic, business, competitive, legal, regulatory, and/or tax factors.

Consequently, all of the forward-looking statements we make in this proxy statement are qualified by the information contained or incorporated by reference herein, including, but not limited to, (i) the information contained under this heading and (ii) the information contained under the heading "Risk Factors" and information in our consolidated financial statements and notes thereto included in our most recent filing on Form 10-K and subsequent periodic and interim report filings (see "Where You Can Find Additional Information" beginning on page 124 of this proxy statement). No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.

 PARTIES INVOLVED IN THE MERGER

Advanced Disposal Services, Inc.
90 Fort Wade Road
Ponte Vedra, FL 32081
Telephone: (904) 737-7900

Advanced Disposal is a leading integrated provider of nonhazardous solid waste collection, transfer, recycling and disposal services operating primarily in secondary markets or under exclusive arrangements. We have a presence in 16 states across the Midwest, South and East regions of the United States as well as in the Commonwealth of the Bahamas, serving approximately 2.7 million residential customers and over 200,000 commercial and industrial customers through our extensive network of 95 collection operations, 73 transfer stations, 3 material recycling facilities, 19 locations where we receive and bale recyclable material and 41 owned or operated active landfills. Our principal executive offices are located at 90 Fort Wade Road, Ponte Vedra, FL 32081 and our telephone number is (904) 737-7900.

Advanced Disposal is a Delaware corporation and Advanced Disposal common stock trades on NYSE under the symbol "ADSW."

Additional information about Advanced Disposal is contained in our public filings, which are incorporated by reference herein. See "Where You Can Find Additional Information" beginning on page 124 of this proxy statement.

Waste Management, Inc.
1001 Fannin Street
Houston, Texas 77002
Telephone: (713) 512-6200

Waste Management, a Delaware corporation, is North America's leading provider of comprehensive waste management environmental services that partners with residential, commercial, industrial and municipal customers and the communities it serves to manage and reduce waste at each stage from collection to disposal, while recovering valuable resources and creating clean, renewable energy. Waste Management's "Solid Waste" business is operated and managed locally by its subsidiaries that focus on distinct geographic areas and provides collection, transfer, disposal, and recycling and resource recovery services. Through its subsidiaries, Waste Management is also a leading developer, operator and owner of landfill gas-to-energy facilities in the United States. Waste Management's stock is traded on NYSE under the symbol "WM." Its principal executive offices are located at 1001 Fannin Street, Houston, Texas 77002 and its telephone number is (713) 512-6200.

Everglades Merger Sub Inc.
1001 Fannin Street
Houston, Texas 77002
Telephone: (713) 512-6200

Merger Sub is a Delaware corporation formed for the purpose of entering into the amended merger agreement and completing the merger with Advanced Disposal. Merger Sub is an indirect, wholly-owned subsidiary of Waste Management. Merger Sub has not engaged in any business to date except for activities incidental to its incorporation and activities undertaken in furtherance of the transactions. Upon completion of the merger, Merger Sub will merge with and into Advanced Disposal and will cease to exist. Merger Sub's principal executive offices are located at 1001 Fannin Street, Houston, Texas 77002 and its telephone number is (713) 512-6200.

 THE SPECIAL MEETING

We are furnishing this proxy statement to Advanced Disposal stockholders as part of the solicitation of proxies by the Board for use at the Special Meeting or any adjournment or postponement thereof. This proxy statement provides Advanced Disposal stockholders with the information they need to know to be able to vote or instruct their vote to be cast at the Special Meeting or any adjournment or postponement thereof.

Date, Time and Place of the Special Meeting

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the Board for use at the Special Meeting to be held virtually via the Internet on [•], 2020 at [•] beginning at 10:00 a.m. Eastern Time or at any adjournment or postponement thereof. Advanced Disposal has chosen to hold the Special Meeting solely by means of remote location (via the Internet) and not in a physical location given the current public health impacts of COVID-19 (coronavirus) and our desire to promote the health and safety of Advanced Disposal stockholders, as well as Advanced Disposal directors, officers, employees and other constituents.

Only individuals who were Advanced Disposal stockholders as of the close of business on the record date and their authorized representatives may attend the Special Meeting. If you plan to attend the Special Meeting, you will need the 16-digit control number included on your proxy card or voting instruction form that is accompanied by your proxy materials. If you are a beneficial owner of shares held in street name and wish to vote in person at the Special Meeting, you should contact your broker, bank or other nominee to obtain your specific control number and further instructions. To ensure that you will be represented, even if you plan to attend the Special Meeting via the Special Meeting website, we encourage you to promptly vote by submitting the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you attend the Special Meeting and vote by ballot via the Special Meeting website, your vote will revoke any proxy that you have previously submitted. Please contact your broker, bank or other nominee for instructions regarding obtaining your specific control number and further instructions.

This proxy statement and the enclosed form of proxy are first being mailed to our stockholders of record on or about [•], 2020.

Purposes of the Special Meeting

The primary purpose of the Special Meeting is for our stockholders to consider and vote upon the proposal to adopt the amended merger agreement. Our stockholders holding a majority of the shares of Advanced Disposal common stock issued and outstanding at the close of business on the record date and entitled to vote thereon must adopt the amended merger agreement in order for the merger to occur. If the amended merger agreement is not adopted by Advanced Disposal stockholders, the merger cannot close and Advanced Disposal would not be entitled under any circumstance to receive the Waste Management termination fee. A copy of (i) the original merger agreement is attached as Annex A to this proxy statement and (ii) the merger agreement amendment is attached as Annex B to this proxy statement, and the material provisions of the amended merger agreement are summarized in the section of this proxy statement entitled "The Amended Merger Agreement" beginning on page 85 of this proxy statement. The entry into the merger agreement amendment necessitates a new vote with respect to the merger, so despite the fact that you may have voted on the original merger agreement in connection with the Original Special Meeting, Advanced Disposal is asking for your vote again.

In addition, our stockholders are being asked to approve the compensation advisory proposal, which is the approval, on a non-binding advisory basis, of specified compensation that may be paid or become payable to Advanced Disposal's named executive officers in connection with the merger and contemplated by the amended merger agreement, the value of which is disclosed in the table entitled "Golden Parachute Compensation" and the notes accompanying that table in the section entitled "Advisory Vote on Specified Compensation (Proposal 2)" beginning on page 110 of this proxy statement.

Our stockholders are also being asked to approve the adjournment proposal, which is one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the amended merger agreement.

Record Date and Quorum

The holders of record of Advanced Disposal common stock as of the close of business on [•], 2020, the record date for the Special Meeting, are entitled to receive notice of and to vote at the Special Meeting. As of the close of business on the record date, [•] shares of Advanced Disposal common stock were issued and outstanding.

The presence at the Special Meeting of the holders of record of a majority of the shares of Advanced Disposal common stock entitled to vote, present via the Special Meeting website or represented by proxy, at the close of business on the record date will constitute a quorum. Once a share is represented at the Special Meeting, it will be counted for the purpose of determining a quorum at the Special Meeting. However, if a new record date is set for an adjourned Special Meeting, then a new quorum will have to be established. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present for the purpose of determining a quorum at the Special Meeting. "Broker non-votes," described below under the section entitled "The Special Meeting—Attendance; Voting; Proxies; Revocation—Providing Voting Instructions by Proxy—Shares of Advanced Disposal Common Stock Held in Street Name" beginning on page 36 of this proxy statement, will not be included in the calculation of the number of shares considered to be present for the purpose of determining a quorum at the Special Meeting.

Pursuant to the amended and restated voting agreement, CPPIB has agreed to cause its shares of Advanced Disposal common stock to be counted at the Special Meeting for quorum purposes pursuant to this proxy statement.

Required Vote

Holders of Advanced Disposal common stock are entitled to one vote on each proposal submitted to a vote at the Special Meeting for each share of Advanced Disposal common stock they own at the close of business on the record date. As of the close of business on the record date, there were [•] shares of Advanced Disposal common stock issued and outstanding.

For Advanced Disposal to complete the merger, stockholders holding a majority of the shares of Advanced Disposal common stock issued and outstanding at the close of business on the record date and entitled to vote thereon must vote "FOR" the proposal to adopt the amended merger agreement. A failure to vote your shares of Advanced Disposal common stock or an abstention from voting will have the same effect as a vote "AGAINST" the proposal to adopt the amended merger agreement. If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a "broker non-vote" will arise and will have the same effect as a vote "AGAINST" the proposal to adopt the amended merger agreement.

The approval, on a non-binding advisory basis, of the compensation advisory proposal requires the affirmative vote of stockholders holding a majority of the issued and outstanding shares of Advanced Disposal common stock which are present via the Special Meeting website or represented by proxy and entitled to vote thereon, so long as a quorum is present, to vote "FOR" the proposal. An abstention from voting will have the same effect as a vote "AGAINST" the compensation advisory proposal. If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a "broker non-vote" will arise but will have no effect on the compensation advisory proposal, so long as a quorum is otherwise present.

The affirmative vote of stockholders holding a majority of the issued and outstanding shares of Advanced Disposal common stock which are present via the Special Meeting website or represented by proxy and entitled to vote thereon, whether or not a quorum is present, is required to approve the adjournment proposal. An abstention from voting will have the same effect as a vote "AGAINST" the adjournment proposal. If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a "broker non-vote" will arise but will have no effect on the adjournment proposal.

Voting by CPPIB

Concurrently with the execution of the merger agreement amendment, on June 24, 2020, CPPIB entered into the amended and restated voting agreement with Waste Management, pursuant to which, among other things, and subject to the terms and conditions set forth therein, CPPIB agreed to vote its shares of Advanced Disposal common stock at the Special Meeting for the adoption of the amended merger agreement and against any alternative proposal (unless the Board withdraws or changes the Board recommendation or until the amended and restated voting agreement has terminated in accordance with its terms). The amended and restated voting agreement automatically terminates upon the earliest to occur of: (i) the merger contemplated by the amended merger agreement becoming effective, (ii) the amended merger agreement being validly terminated in accordance with the terms thereof, or (iii) CPPIB's election to terminate in its sole discretion promptly following any amendment to the amended merger agreement that reduces or changes the form of consideration payable. In addition, CPPIB waived its appraisal rights. The amended and restated voting agreement is described in more detail in the section entitled "The Amended and Restated Voting Agreement" beginning on page 109 of this proxy statement. CPPIB owned, as of the close of business on the record date, approximately [•]% of the outstanding Advanced Disposal common stock.

Voting by Advanced Disposal Directors and Executive Officers

At the close of business on the record date, directors and executive officers of Advanced Disposal were entitled to vote [•] shares of Advanced Disposal common stock, or approximately [•]% of the shares of Advanced Disposal common stock issued and outstanding on that date. We currently expect that Advanced Disposal directors and executive officers will vote their shares "FOR" the proposal to adopt the amended merger agreement and "FOR" the other proposals to be considered at the Special Meeting, although they have no obligation to do so.

The directors and executive officers of Advanced Disposal have interests in the merger that may be different from, or in addition to, the interests of Advanced Disposal stockholders generally. These interests are described in more detail in the section entitled "The Merger (Proposal 1)—Interests of Advanced Disposal Directors and Executive Officers in the Merger" beginning on page 71 of this proxy statement.

Attendance; Voting; Proxies; Revocation

Attendance

All holders of shares of Advanced Disposal common stock as of the close of business on the record date, including stockholders of record and beneficial owners of Advanced Disposal common stock registered in the street name of a broker, bank or other nominee, are invited to attend the Special Meeting via the

Special Meeting website. During the Special Meeting, Advanced Disposal stockholders will be able to vote their shares. If you are a beneficial owner of shares held in street name and wish to vote via the Special Meeting website, you should contact your broker, bank or other nominee to obtain your specific control number and further instructions.

Voting Via Virtual Meeting

Stockholders of record who have registered in advance to attend the Special Meeting will be able to vote at the Special Meeting via the Special Meeting website. If you are a beneficial owner of shares held in street name and wish to vote at the Special Meeting via the Special Meeting website, you should contact your broker, bank or other nominee to obtain your specific control number and further instructions.

Providing Voting Instructions by Proxy

To ensure that your shares of Advanced Disposal common stock are voted at the Special Meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the Special Meeting via the Special Meeting website.

Shares of Advanced Disposal Common Stock Held by Record Holder

If you are a stockholder of record, you may provide voting instructions by proxy using one of the following methods:

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via the Internet, at the Internet address provided on the proxy card;

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by telephone, by using the toll-free number listed on the proxy card; or

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by mail, by completing, signing and dating the proxy card and returning it in the enclosed postage-paid envelope.

If you submit a signed proxy card or submit your proxy by telephone or the Internet, but do not specify how you want to vote your shares on a particular proposal, then the proxy holders will vote your shares in accordance with the recommendations of the Board on all matters presented in this proxy statement. If you fail to return your proxy card and you are a holder of record as of the close of business on the record date, unless you attend the Special Meeting and vote via the Special Meeting website, the effect will be that your shares of Advanced Disposal common stock will not be considered present at the Special Meeting for purposes of determining whether a quorum is present at the Special Meeting, will have the same effect as a vote "AGAINST" the proposal to adopt the amended merger agreement, will have no effect on the vote regarding the compensation advisory proposal, so long as a quorum is otherwise present, and will have no effect on the vote regarding the adjournment proposal.

Shares of Advanced Disposal Common Stock Held in Street Name

If your shares of Advanced Disposal common stock are held in the name of a bank, broker or other nominee, you will receive instructions from your bank, broker or other nominee as to how to vote your shares. You must follow the instructions of your bank, broker or other nominee in order for your shares of Advanced Disposal common stock to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks, brokers and other nominees. If your shares of Advanced Disposal common stock are not registered in your own name but are held through your bank, broker or other nominee and you plan to vote your shares at the Special Meeting via the Special Meeting website, you should contact your broker, bank or other nominee to obtain your specific control number and further instructions.

In accordance with the rules of NYSE, brokers, banks and other nominees that hold shares of Advanced Disposal common stock in street name for their customers do not have discretionary authority to vote the shares with respect to the proposal to adopt the amended merger agreement, the compensation advisory proposal or the adjournment proposal. Accordingly, if brokers, banks or other nominees do not receive specific voting instructions from the beneficial owner of such shares, they may not vote such shares with respect to these proposals. Under such circumstance, a "broker non-vote" would arise. "Broker non-votes," if any, will not be considered present at the Special Meeting for purposes of determining whether a quorum is present at the Special Meeting, will have the same effect as a vote "AGAINST" the proposal to adopt the amended merger agreement and will have no effect (x) so long as a quorum is otherwise present, on the compensation advisory proposal or (y) on the adjournment proposal. Thus, for shares of Advanced Disposal common stock held in street name, only shares of Advanced Disposal common stock affirmatively voted "FOR" the proposal to adopt the amended merger agreement will be counted as a vote "FOR "such proposal.

Revocation of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke and change it at any time before it is voted. If you are a stockholder of record, you may revoke your proxy at any time before the vote is taken at the Special Meeting by:

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voting over the Internet or by telephone as instructed on the proxy card. Only your latest Internet or telephone vote will be counted. You may not change your vote over the Internet or by telephone after 11:59 p.m. Eastern Time on [•], 2020;

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providing a written notice of revocation that is received before the Special Meeting by the Corporate Secretary at Advanced Disposal Services, Inc., 90 Fort Wade Road, Ponte Vedra, FL 32081, Attention: Michael K. Slattery, Corporate Secretary;

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completing, signing, dating and returning a new proxy card by mail to Advanced Disposal before the Special Meeting (received by or with our last mail delivery before the Special Meeting); or

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attending the Special Meeting and request that your proxy be revoked and/or voting via the Special Meeting website as instructed above.

Please note, however, that only your last-dated proxy will count. Attending the Special Meeting without taking one of the actions described above will not in itself revoke your proxy. If you want to revoke your proxy by mailing a new proxy card or by sending a written notice of revocation to Advanced Disposal, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by Advanced Disposal before the Special Meeting (such new proxy cards or written notices of revocation received by or with our last mail delivery before the Special Meeting will be counted).

If you hold your shares in street name through a broker, bank or other nominee, you will need to follow the instructions provided to you by your broker, bank or other nominee in order to revoke your proxy or submit new voting instructions. You may also revoke your proxy by obtaining your specific control number and further instructions from your broker, bank or other nominee and voting your shares at the Special Meeting via the Special Meeting website.

Abstentions

An abstention occurs when a stockholder attends a meeting, either virtually or by proxy, but abstains from voting. Abstentions will be included as shares of Advanced Disposal common stock present or represented at the Special Meeting for purposes of determining whether a quorum has been achieved. Abstaining from voting will have the same effect as a vote "AGAINST" the proposal to adopt the amended merger agreement, the compensation advisory proposal and the adjournment proposal.

Adjournments or Postponements

Although it is not currently expected, the Special Meeting may be adjourned or postponed if necessary or appropriate, including for the purpose of soliciting a sufficient number of proxies "FOR" the proposal to adopt the amended merger agreement. In the event that a sufficient number of shares of Advanced Disposal common stock is present at the Special Meeting via the Special Meeting website or represented by proxy, and voted "FOR" the proposal to adopt the amended merger agreement at the Special Meeting such that the Advanced Disposal stockholder approval will have been obtained, Advanced Disposal does not anticipate that it will adjourn or postpone the Special Meeting.

The Special Meeting may be adjourned by the affirmative vote of the holders of a majority of the shares of Advanced Disposal common stock that are present at the Special Meeting via the Special Meeting website or represented by proxy at the Special Meeting and entitled to vote at the Special Meeting or as otherwise permitted by law, whether or not a quorum is present. Any adjournment or postponement of the Special Meeting will allow Advanced Disposal stockholders who have already sent in their proxies to revoke them at any time before their use at the Special Meeting that was adjourned or postponed.

Solicitation of Proxies

We are paying the cost for the preparation, printing and distribution of the proxy materials. We may use the services of our directors, officers and employees, without additional compensation, to solicit proxies. We will reimburse any holder of record for its reasonable expenses incurred in completing the mailing of stockholder requested proxy materials to the beneficial owners of our common stock. Advanced Disposal has engaged Innisfree to assist in the solicitation of proxies for the Special Meeting. Advanced Disposal estimates that it will pay Innisfree a fee of approximately $20,000, plus reimbursement of certain expenses. In addition, Advanced Disposal may reimburse its transfer agent, brokerage firms and other persons representing beneficial owners of shares of Advanced Disposal common stock for their expenses in forwarding solicitation material to such beneficial owners.

Householding

We are permitted to send a single set of proxy materials to stockholders who share the same last name and address. This procedure is called "householding" and is designed to reduce our printing and postage costs. This means that we may send a single set of our proxy materials, containing a single copy of this proxy statement but separate proxy cards or voting instruction forms for each stockholder in your household. We will promptly deliver a separate copy of our proxy materials to you if you contact Broadridge Householding Department, in writing at Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717, or by phone at +1 (866) 540-7095. Such requests by street name holders should be made through their broker, bank or other nominee.

In addition, stockholders who share a single address, but receive multiple copies of the proxy statement, may request that in the future they receive a single copy by contacting (i) Advanced Disposal at Advanced Disposal Services, Inc., 90 Fort Wade Road, Ponte Vedra, FL 32081, Attention: Corporate Secretary or by calling +1 (904) 737-7900 (if your shares are registered in your own name) or (ii) your broker, bank or other nominee (if your shares are registered in their name).

Other Information

You should not return any evidence of your shares of Advanced Disposal common stock or send documents representing Advanced Disposal common stock with the proxy card. If the merger is completed, the paying agent for the merger will send to you a letter of transmittal, if applicable, and related materials and instructions for exchanging your shares of Advanced Disposal common stock.

THE MERGER (PROPOSAL 1)

The description of the merger in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the original merger agreement and the merger agreement amendment, copies of which are attached as Annex A and Annex B, respectively, to this proxy statement and are incorporated by reference herein. This summary does not purport to be complete and may not contain all of the information about the merger that is important to you. You are encouraged to read the original merger agreement and the merger agreement amendment carefully and in their entirety.

Certain Effects of the Merger; Merger Consideration

If the amended merger agreement is adopted by Advanced Disposal stockholders and the other conditions to the closing are either satisfied or waived, Merger Sub will merge with and into Advanced Disposal, the separate corporate existence of Merger Sub will cease, and Advanced Disposal will continue as the surviving company in the merger as an indirect, wholly-owned subsidiary of Waste Management.

Upon the consummation of the merger, each share of Advanced Disposal common stock issued and outstanding immediately prior to the effective time, other than shares of Advanced Disposal common stock (i) owned by Waste Management, Merger Sub or Advanced Disposal, including shares held in treasury by Advanced Disposal, (ii) held by stockholders who will have neither voted for the merger nor consented thereto in writing and who will have demanded properly in writing appraisal for such shares in accordance with Section 262 of the DGCL, and (iii) owned by any direct or indirect, wholly-owned subsidiary of Advanced Disposal or Waste Management (which we refer to as the "excluded shares"), will be cancelled and converted into the right to receive $30.30 in cash, without interest and less applicable withholding taxes. At the effective time of the merger, Advanced Disposal stockholders will cease to have ownership interests in Advanced Disposal or rights as stockholders of Advanced Disposal, except as provided in the amended merger agreement or by law.

Advanced Disposal common stock is currently registered under the Exchange Act and is listed on NYSE under the symbol "ADSW." As a result of the merger, Advanced Disposal will cease to be a publicly traded company and will be an indirect, wholly-owned subsidiary of Waste Management. Following the consummation of the merger, Advanced Disposal common stock will be de-listed from NYSE and de-registered under the Exchange Act, in each case in accordance with applicable law, rules and regulations.

If the amended merger agreement is not adopted by Advanced Disposal stockholders, or if the merger is not completed for any other reason, the Advanced Disposal stockholders will not receive any payment for their shares of Advanced Disposal common stock in connection with the merger. Except in certain circumstances where Advanced Disposal has entered into an alternative transaction to the merger, Advanced Disposal will remain a public company, and shares of Advanced Disposal common stock will continue to be registered under the Exchange Act, as well as listed and traded on NYSE.

Changes to the Original Merger Agreement Pursuant to the Merger Agreement Amendment

In exchange for agreeing to reduce the per share merger consideration, Advanced Disposal and Waste Management agreed to amend the terms of the original merger agreement to provide increased closing certainty to the Advanced Disposal stockholders, including by: (i) extending the end date from July 13, 2020 to September 30, 2020, which will be further extended automatically to November 30, 2020 if, subject to certain conditions, Advanced Disposal stockholder approval or antitrust approval has not been obtained by September 30, 2020; (ii) providing for a Waste Management termination fee of $250,000,000 (increased from $150,000,000); (iii) providing that Waste Management must use "best efforts" to take all actions to consummate the transactions by the end date, including using its "best efforts" to obtain regulatory approval, is required to sell or divest assets (belonging to Waste Management or Advanced Disposal or any of its subsidiaries) in order to obtain antitrust approval and to eliminate the $200,000,000 revenue threshold on the divestiture obligation of Waste Management as provided in the original merger agreement; and (iv) providing that each party has certified to the other that such party's closing conditions with respect to the accuracy of its representations and performance of its covenants, and, with respect to Waste Management, the absence of a material adverse effect on Advanced Disposal, would be satisfied as of the date of the merger agreement amendment if the closing were to occur on such date (and that Waste Management and Merger Sub will not assert that any of such conditions are not satisfied at the closing as a result of what such parties had knowledge of as of the date of the merger agreement amendment). In addition, the original merger agreement was amended to eliminate the obligation of Advanced Disposal to reimburse Waste Management's expenses of up to $15,000,000 if the amended merger agreement is terminated by either Advanced Disposal or Waste Management as a result of a failure to obtain the Advanced Disposal stockholder approval as provided in the original merger agreement.

Background of the Merger

Note that the portion of this "Background of the Merger" covering the period beginning in 2018 and ending on April 14, 2019 (the date of the original merger agreement with Waste Management) is substantively the same as the disclosure provided in the definitive proxy statement filed on May 23, 2019 relating to the original merger agreement as supplemented in a proxy supplement filed on June 21, 2019.

The Board and Advanced Disposal's senior management regularly review and assess Advanced Disposal's business strategies and objectives, and the Board regularly discusses Advanced Disposal's performance, risks and opportunities, all with the goal of enhancing stockholder value. As part of these ongoing efforts, the Board and Advanced Disposal's senior management evaluate from time to time various strategic alternatives, taking into account current and potential economic and other market conditions and developments and trends in the solid waste industry. These strategic alternatives include the continued operation of Advanced Disposal as an independent, standalone company, acquiring new businesses to complement or expand existing businesses, divesting one or more of its businesses, reducing its outstanding debt and entering into strategic partnerships or other investments with respect to one or more of Advanced Disposal's businesses. In addition, Advanced Disposal and its representatives have been approached periodically by other companies and their representatives regarding potential interest in a material transaction involving Advanced Disposal.

During the second quarter of 2018, a substantial industry participant (which we refer to as "Company A") approached Mr. Richard Burke, Chairman and Chief Executive Officer of Advanced Disposal, regarding its potential interest in a material transaction involving Advanced Disposal. Separately, a financial sponsor with significant industry experience (which we refer to as "Company B") also contacted Mr. Burke with respect to its potential interest in a material transaction involving Advanced Disposal. In June 2018, Advanced Disposal entered into confidentiality agreements with each of Company A and Company B to facilitate ongoing discussions. Both confidentiality agreements contained a standstill provision and a covenant restricting the counterparty from requesting that Advanced Disposal amend or waive the agreed-upon standstill during the applicable standstill period, with both such provisions terminating automatically upon Advanced Disposal's entry into the original merger agreement.

On July 9, 2018, senior management of Advanced Disposal, including Mr. Burke, participated in a meeting with Company A to discuss an overview of Advanced Disposal's business.

On July 31, 2018, the Board convened a regular meeting, during which the Board discussed the status of preliminary discussions with each of Company A and Company B. A representative of Shearman & Sterling LLP (which we refer to as "Shearman & Sterling"), Advanced Disposal's legal advisor, presented on the fiduciary duties and confidentiality obligations of the directors under Delaware law, as well as considerations in the context of discussions with potential counterparties. The Board authorized Advanced

Disposal's senior management to continue preliminary discussions with Company A and Company B and requested updates as such discussions progressed.

Following the July 9, 2018 meeting with Company A, representatives of Advanced Disposal held calls and meetings with representatives of Company A pursuant to which Company A conducted preliminary diligence on Advanced Disposal. By early September 2018, representatives of Company A informed Mr. Burke that Company A could not offer a price that, in Company A's opinion, would be considered an attractive premium to the trading price of Advanced Disposal common stock around such time. Company A did not engage in further discussions with Advanced Disposal with respect to a potential transaction following early September 2018.

Also in the summer of 2018, representatives of Advanced Disposal had preliminary discussions with Company B, including an in-person meeting in June 2018 among representatives of Company B and senior management of Advanced Disposal, including Mr. Burke, to discuss an overview of Advanced Disposal's business, and provided Company B with preliminary diligence materials. By the end of August 2018, representatives of Company B informed Advanced Disposal that Company B was not prepared to proceed with a material transaction involving Advanced Disposal at a price that, in Company B's opinion, would be acceptable to the Board.

On October 11, 2018, Mr. Burke received a call from Mr. James C. Fish, Jr., President and Chief Executive Officer of Waste Management, to request a meeting. At a meeting in Dallas, Texas on November 9, 2018, Mr. Fish expressed to Mr. Burke Waste Management's potential interest in pursuing an acquisition of Advanced Disposal.

On November 23, 2018, Waste Management and Advanced Disposal executed a mutual confidentiality agreement, which was followed by the execution of a joint defense agreement on December 7, 2018 for the purpose of sharing confidential information in connection with regulatory matters without waiving legal privileges or protections. Pursuant to the joint defense agreement, Advanced Disposal and Waste Management, along with their respective antitrust counsel, agreed that the parties shared a common interest in resolving antitrust, competition and other related legal issues regarding a potential acquisition of Advanced Disposal by Waste Management, and such agreement generally outlined the scope of confidential information and the manner by which the parties could share such confidential information without waiving attorney-client privilege, the work product privilege, or any other applicable privilege or protections.

On December 10, 2018, the Board held a meeting with Advanced Disposal's senior management and representatives of UBS in attendance. The representatives of UBS provided an update on recent developments in the solid waste industry and activities being undertaken by other industry participants, discussed its preliminary financial analyses of Advanced Disposal and certain valuation considerations, and reviewed with the Board various strategic alternatives potentially available to Advanced Disposal, including the future prospects and risks and uncertainties associated with such alternatives. The Board discussed various options, including (i) continuing as an independent, standalone company, (ii) engaging in a material acquisition, (iii) merging with or engaging in a strategic transaction with another strategic company, (iv) a sale to an industry participant (including a discussion of potential counterparties), (v) a sale to a financial sponsor (including a discussion of potential counterparties) and (vi) taking measures to reduce its outstanding debt.

On December 21, 2018, senior management of Advanced Disposal, including Mr. Burke, participated in a meeting in Charleston, South Carolina with senior management of Waste Management, including Mr. John J. Morris Jr., Executive Vice President and Chief Operating Officer of Waste Management, to discuss, among other things, an overview of Advanced Disposal's business, as well as the possible synergies that could result from an acquisition of Advanced Disposal by Waste Management.

On January 23, 2019, Mr. Morris telephoned Mr. Burke and submitted a verbal expression of interest on behalf of Waste Management to purchase all of the outstanding shares of Advanced Disposal for a price of $32.00 per share in cash. The closing price of Advanced Disposal common stock was $24.35 per share on January 23, 2019.

On January 25, 2019, the Board convened a special telephonic meeting to discuss Waste Management's verbal expression of interest. During such meeting, a representative of Shearman & Sterling discussed with the Board certain corporate governance matters and reviewed the fiduciary duties and confidentiality obligations of the directors under Delaware law generally and in the context of inquiries of this type. In light of the earlier discussions with Company A and Company B, the Board noted the low probability that another industry participant or financial sponsor would be in a position to propose a transaction more favorable to the stockholders of Advanced Disposal than the transaction proposed by Waste Management. The Board, Advanced Disposal's senior management and Shearman & Sterling also discussed the considerations of conducting a broader market check, including the risk of a leak. Following such discussion, the Board concluded that it would not be in the best interests of stockholders to solicit any other alternatives to Waste Management's proposal at that time. After deliberations, the Board authorized Mr. Burke to inform Mr. Morris that prior to further engagement by Advanced Disposal, Waste Management should submit its indication of interest in writing. Mr. Burke conveyed the Board's message to Mr. Morris on the same date.

On February 5, 2019, Waste Management submitted a written, non-binding indication of interest that stated Waste Management would be prepared to acquire all of the Advanced Disposal common stock for a price of $32.00 per share in cash. In addition, Waste Management requested a 45-day exclusivity period during which Advanced Disposal would not be permitted to discuss a potential material transaction with another counterparty.

On February 6, 2019, the Board convened a special telephonic meeting, attended by representatives of UBS and Shearman & Sterling, to discuss Waste Management's written, non-binding indication of interest. A representative of Shearman & Sterling reminded the Board of its fiduciary duties and confidentiality obligations under Delaware law. The Board discussed the terms of Waste Management's written, non-binding indication of interest, including the price, approach on regulatory matters, and the request for a 45-day exclusivity period. At the conclusion of such discussion, the Board authorized Advanced Disposal's senior management to continue to have preliminary discussions with Waste Management but to convey that Advanced Disposal would not agree to Waste Management's request for exclusivity and that Advanced Disposal would not respond to Waste Management's proposed price without first getting a clearer understanding of Waste Management's regulatory analysis of the potential transaction. Following the February 6, 2019 Board meeting, Mr. Burke contacted Mr. Morris to communicate the Board's position and schedule an in-person meeting.

On February 12, 2019, UBS provided the Board with certain disclosures relating to its relationships with Advanced Disposal and Waste Management. The Company and UBS entered into an engagement letter, dated February 14, 2019, pursuant to which UBS would provide certain services, including, if requested, rendering an opinion as to the fairness, from a financial point of view, to the holders of the Company's common stock (other than the excluded shares), of the consideration to be received in a proposed transaction.

On February 15, 2019, senior management of Advanced Disposal, including Mr. Burke, met with senior management of Waste Management, including Mr. Morris, in Roanoke, Virginia, and the participants further discussed operational and regulatory matters.

On February 20, 2019, the Board convened a regular meeting, attended by representatives of UBS and Shearman & Sterling, during which Mr. Burke updated the Board on discussions with Waste Management since the previous Board meeting. A representative of Shearman & Sterling then reviewed certain legal considerations in the context of these discussions. Following such discussion, at the direction of the Board, representatives of UBS reviewed with the Board the strategic alternatives potentially available to Advanced Disposal and financial analyses of Advanced Disposal, including some of those that were previously discussed with the Board at the December 10, 2018 meeting. The Board discussed the prospects of Advanced Disposal continuing on a standalone basis and other alternatives. The Board also noted the low probability that another industry participant or financial sponsor would be in a position to propose a transaction more favorable to the stockholders of Advanced Disposal than the transaction proposed by Waste Management.

The Board held a special telephonic meeting on February 25, 2019 to discuss the current status of discussions with Waste Management. After discussion, the Board instructed representatives of UBS to make a counterproposal to representatives of Centerview Partners LLC (which we refer to as "Centerview"), the financial advisor of Waste Management, that included a price of $34.50 per share in cash, no exclusivity, 30 days to complete any remaining due diligence and a requirement that a meeting be scheduled between the legal advisors of Advanced Disposal and Waste Management to discuss regulatory matters (which we refer to as the "February 25 proposal").

On February 26, 2019, at the direction of the Board, representatives of UBS met with representatives of Centerview to discuss the February 25 proposal, valuation and feasibility of a transaction between Advanced Disposal and Waste Management. After representatives of UBS raised the February 25 proposal, representatives of Centerview reiterated that the board of directors and senior management of Waste Management considered the $32.00 per share in cash pursuant to Waste Management's original proposal as an appropriate valuation based on the diligence information provided by Advanced Disposal as of such date, which information representatives of UBS relayed to senior management of Advanced Disposal.

On March 1, 2019, representatives of Centerview contacted representatives of UBS to indicate that Waste Management had discussed the February 25 proposal and that Waste Management needed access to additional information in order to properly evaluate the February 25 proposal. Representatives of Centerview indicated that thereafter, Waste Management would be in a position to respond to the February 25 proposal. Representatives of Centerview stated that Waste Management agreed that, while other diligence was occurring, a meeting should be scheduled between the legal advisors of Advanced Disposal and Waste Management to discuss regulatory matters. Representatives of UBS relayed the response from representatives of Centerview to senior management of Advanced Disposal.

On March 7, 2019, at the direction of the Board, senior management of Advanced Disposal, including Mr. Burke, met with senior management of Waste Management, including Mr. Morris and Ms. Devina A. Rankin, Senior Vice President and Chief Financial Officer of Waste Management, along with representatives of UBS and Centerview, in New York City, New York, during which meeting the senior management of Advanced Disposal presented a business overview of Advanced Disposal, including the pre-announcement projections (as described in the section entitled "The Merger (Proposal 1)—Projected Financial Information" beginning on page 67 of this proxy statement). On the same day, Advanced Disposal made available an online data room with due diligence materials regarding Advanced Disposal to representatives of Waste Management. Over the course of the following several weeks, Advanced Disposal and its representatives facilitated Waste Management's and its representatives' due diligence investigations of Advanced Disposal and its business, including participation in a March 20, 2019 meeting among representatives of Advanced Disposal, Waste Management, Mayer Brown LLP (which we refer to as "Mayer Brown"), regulatory counsel for Advanced Disposal, Vedder Price P.C., regulatory counsel for Waste Management, and Simpson Thacher & Bartlett LLP (which we refer to as "Simpson Thacher"), legal counsel to Waste Management, in Washington, DC to discuss regulatory matters.

On March 26, 2019, the Board convened a special telephonic meeting to discuss the status of discussions between representatives of Advanced Disposal and Waste Management.

Later on March 26, 2019, Waste Management submitted an updated non-binding indication of interest, which outlined Waste Management's proposal to acquire all of the Advanced Disposal common stock for a price of $32.75 per share in cash. The letter also contemplated other material terms, including the level of potential divestitures that might be required in the potential transaction, as well as the amount of any termination fees payable by and to Advanced Disposal in certain circumstances. Representatives of Waste Management also circulated an initial draft of the original merger agreement on the same date. The draft original merger agreement contemplated a voting agreement to be executed by CPPIB, which was a condition of Waste Management's proposal. The closing price of Advanced Disposal common stock was $28.00 per share on March 26, 2019.

The Board convened a special telephonic meeting on March 28, 2019, attended by representatives of UBS and Shearman & Sterling, to discuss Waste Management's updated non-binding indication of interest. Representatives of UBS reviewed with the Board its preliminary financial analyses of the proposed transaction and discussed with the Board the prior written indication of interest submitted by Waste Management. The Board, with the assistance of its legal and financial advisors, then discussed potential responses to the indication of interest. A representative of Shearman & Sterling then discussed certain corporate governance matters with the Board and reviewed the fiduciary duties and confidentiality obligations of the directors under Delaware law. The Board then discussed Advanced Disposal's strategic plan as an independent, standalone company, including the timing and achievability of such plan, as compared to the transaction contemplated by Waste Management's updated indication of interest. The Board determined to continue to explore a potential transaction with Waste Management and authorized Advanced Disposal's senior management and representatives of Advanced Disposal to counter Waste Management's proposal with a counterproposal of $33.50 per share in cash (which we refer to as the "March 28 proposal"). The Board also authorized Mr. Burke to negotiate other material terms within certain specified parameters.

On March 29, 2019, Mr. Burke sent a letter to Mr. Morris indicating that the Board authorized Advanced Disposal's senior management to proceed with negotiations with Waste Management, subject to Waste Management's acceptance of the March 28 proposal.

On April 1, 2019, Mr. Morris telephoned Mr. Burke and informed him that Waste Management would be willing to acquire Advanced Disposal at a price of $33.15 per share in cash in what was described as the "best and final" price. Mr. Morris also stated that the reverse termination fee payable by Waste Management should be equal to the termination fee payable by Advanced Disposal. As directed by the Board, representatives of UBS contacted representatives of Centerview and proposed a price of $33.25 per share in cash. Later on April 1, 2019, representatives of Centerview reiterated to representatives of UBS that $33.15 was Waste Management's "best and final" price, but, after discussing with Waste Management, Waste Management would be willing to consider a lower termination fee payable by Advanced Disposal and a higher reverse termination fee payable by Waste Management than had been previously discussed (which we refer to as the "April 1 proposal").

On April 2, 2019, the Board convened a special telephonic meeting, attended by representatives of UBS and Shearman & Sterling, and Mr. Burke relayed the conversation he had the previous day with Mr. Morris and the subsequent conversations between UBS and Centerview, held at the direction of the Board. A representative of Shearman & Sterling then discussed with the Board the legal obligations of the directors in the context of a sale of Advanced Disposal. During this meeting, the Board, Advanced Disposal's senior management and representatives of UBS and Shearman & Sterling discussed and considered the risks and benefits of performing a further "market check" to assess whether a transaction that offered greater immediate value to Advanced Disposal stockholders was reasonably available as compared to the transaction proposed by Waste Management, in terms of price, timing, likelihood of consummation, regulatory and other considerations, and the effect such "market check" would have on Waste Management's engagement and interest. The participants also noted that any "market check" could result in public leaks of a potential sale process, which could also have an adverse impact on employees, customers and external partners. The participants further discussed parties that could potentially be interested in acquiring Advanced Disposal, including whether Company A or Company B might re-engage in discussions regarding a potential transaction, and whether any such parties could have the financial capacity and interest to make such acquisition. Mr. Burke reviewed the history of prior discussions with Company A and Company B with the Board. Following this discussion, the Board concluded that it was unlikely that any other party would be able to match or exceed the terms of the transaction proposed by Waste Management. The Board also unanimously authorized Advanced Disposal's senior management to proceed with negotiations on the original merger agreement based on the price and material terms of the April 1 proposal, as described by Mr. Burke.

On April 5, 2019, Simpson Thacher circulated an initial draft of the original voting agreement to Shearman & Sterling, which Shearman & Sterling shared with CPPIB's legal counsel, Debevoise & Plimpton LLP on April 7, 2019.

Between April 6, 2019 and April 8, 2019, Advanced Disposal, Waste Management and their respective legal counsel (Shearman & Sterling and Mayer Brown, on behalf of Advanced Disposal, and Simpson Thacher, on behalf of Waste Management), engaged in various negotiations regarding the terms of the original merger agreement and exchanged drafts. During this time, Waste Management, CPPIB and their respective legal counsel engaged in various negotiations regarding the terms of the original voting agreement and exchanged drafts.

On April 10, 2019, the Board convened a special telephonic meeting, during which the Board discussed the status of negotiations between Advanced Disposal and Waste Management, including with respect to employment matters. The Board also discussed the materials provided to the Board, including Advanced Disposal's pre-announcement projections (as defined in the section entitled "The Merger (Proposal 1)—Projected Financial Information" beginning on page 67 of this proxy statement), which were the same as provided to Waste Management on March 7, 2019, and Advanced Disposal's strategic plan as an independent, standalone company. Senior management of Advanced Disposal explained how the materials differed from materials previously distributed to the Board, including to update the strategic plan to take into account fiscal year 2018 actual results and among other things, changes to the fuel and commodities prices and volume growth used in developing Advanced Disposal's projected results. Later on April 10, 2019, Shearman & Sterling provided Simpson Thacher with a revised draft of the original merger agreement.

From April 11, 2019 through April 13, 2019, Advanced Disposal, Waste Management and their respective legal counsel continued to engage in negotiations regarding, and exchange drafts of, the original merger agreement. Waste Management and CPPIB and their respective legal counsel also continued to negotiate, and exchange drafts of, the original voting agreement.

On April 14, 2019, Mr. Burke reported to the Board that negotiations with Waste Management on the transaction documents had substantially concluded and that the language of the original merger agreement was being finalized and would reflect the April 1 proposal. In the late afternoon of April 14, 2019, the Board convened a special telephonic meeting, attended by representatives of UBS, Mayer Brown and Shearman & Sterling.

During the meeting, a representative of Mayer Brown discussed the process of obtaining regulatory approvals with respect to the original merger agreement, and a representative of Shearman & Sterling summarized the regulatory covenants and commitments in the original merger agreement, including each party's obligations in connection with obtaining the applicable regulatory approvals, the risks that approval would not be obtained and the circumstances under which the reverse termination fee would be payable by Waste Management in the event regulatory approvals are not obtained, as well as the amount payable under such circumstances.

Representatives of UBS reviewed with the Board UBS's financial analysis of the proposed transaction with Waste Management. Representatives of UBS also provided certain disclosures relating to UBS's relationships with Advanced Disposal, CPPIB, and Waste Management, including the fee UBS would receive from Advanced Disposal in connection with the proposed transaction with Waste Management, which disclosures were updated relative to those that UBS provided to the Board on February 12, 2019, as described above. At the conclusion of such discussions, a representative of UBS delivered to the Board an oral opinion (which oral opinion was subsequently confirmed by delivery of a written opinion, dated April 14, 2019), to the effect that, as of that date and based on and subject to various procedures, assumptions and matters considered and the qualifications and limitations described in its opinion, the original merger consideration to be received by the holders of Advanced Disposal common stock (other than the holders of excluded shares) in the merger was fair, from a financial point of view, to such holders. Following this discussion, representatives of UBS left the meeting.

A representative of Shearman & Sterling then presented certain corporate governance matters and the fiduciary duties of the directors under Delaware law. Such representative of Shearman & Sterling then provided the Board with an overview of the proposed transaction, including the principal terms of the transaction documents that would be executed in connection with the proposed transaction. The Board and the remaining participants again discussed the merits and considerations of a "market check" process, both prior to and after entering into a merger agreement (taking into account the terms and conditions of the original merger agreement and the original voting agreement), and the Board concluded not to pursue a further "market check."

After deliberation and consideration of the factors described in the section entitled "The Merger (Proposal 1)—Recommendation of the Board and Reasons for Recommendation—Reasons for Recommendation" beginning on page 55 of this proxy statement as they relate to the original merger agreement and the transactions contemplated therein, the Board unanimously (i) determined that the original merger agreement and the transactions were fair to, and in the best interests of, Advanced Disposal and its stockholders, (ii) approved and declared advisable the original merger agreement and the transactions, including the merger, (iii) approved the execution, delivery and performance by Advanced Disposal of the original merger agreement and the consummation of the transactions, including the merger, upon the terms and subject to the conditions of the original merger agreement, (iv) recommended the approval of the adoption of the original merger agreement by the stockholders of Advanced Disposal, and (v) directed that the adoption of the original merger agreement be submitted to a vote of the holders of Advanced Disposal common stock.

Following the conclusion of the Board meeting, Advanced Disposal, Waste Management, and their respective legal counsel finalized negotiations of the original merger agreement on terms consistent with the terms approved by the Board and the April 1 proposal, and all relevant parties executed and exchanged the definitive documentation on April 14, 2019.

Prior to the opening of U.S. stock markets on April 15, 2019, Advanced Disposal and Waste Management issued a joint press release publicly announcing their entry into the original merger agreement.

Following the date of the execution of the original merger agreement, Advanced Disposal generally was prohibited from soliciting acquisition proposals or engaging in negotiations or discussions with third parties concerning acquisition proposals under the terms of the original merger agreement (as more fully described in the section entitled "The Amended Merger Agreement—Other Covenants and Agreements—No Solicitation; Acquisition Proposals" beginning on page 95 of this proxy statement). Up until the time that stockholder approval was obtained to adopt the original merger agreement, Advanced Disposal would have been permitted to furnish certain information and engage in discussions or negotiations with a third party regarding an acquisition proposal that could have been superior to the merger with Waste Management, in certain circumstances, subject to certain exceptions described in more detail in the original merger agreement. However, this right was not exercised because no acquisition proposals were received from the date of the execution of the original merger agreement until the date of the special meeting of stockholders on June 28, 2019. In addition, no acquisition proposal has been received from the date of such special meeting of stockholders until the date of this proxy statement.

Advanced Disposal, Waste Management and their respective antitrust counsel began working with the staff of the DOJ shortly after the announcement of the original merger agreement, and have continued to work with the DOJ staff to try to resolve the DOJ staff's questions about the proposed transaction.

On May 9, 2019, each of Advanced Disposal and Waste Management filed its respective premerger notification and report with the DOJ and the U.S. Federal Trade Commission under the HSR Act. In order to provide the DOJ with additional time for review, Advanced Disposal and Waste Management voluntarily withdrew the premerger notification and report on June 10, 2019 and then refiled the premerger notification and report on June 12, 2019.

On June 28, 2019, Advanced Disposal held a special meeting of stockholders and approximately 85.9% of the total outstanding shares of Advanced Disposal common stock as of the May 22, 2019 record date for such meeting voted in favor of the adoption of the original merger agreement, which constituted a majority of the outstanding shares of Advanced Disposal common stock entitled to vote at the special meeting, as required to adopt the original merger agreement under the DGCL.

On July 12, 2019, as expected, Advanced Disposal and Waste Management each received a Second Request from the DOJ in connection with the DOJ's review of the merger. The effect of the Second Request was to extend the waiting period imposed under the HSR Act until the 30th day after substantial compliance by Advanced Disposal and Waste Management with the Second Request, unless the waiting period is terminated earlier by the DOJ.

Following the signing of the original merger agreement, both before and after the receipt of the Second Request, Advanced Disposal, Waste Management and their respective antitrust counsel have had extensive discussions with the DOJ staff, either telephonically or in person, on a range of topics, including the merits of the transaction, the proposed synergies, potential remedies, and divestitures, as well as each company's respective data systems, document collections, and document retention policies. Advanced Disposal and Waste Management have provided data and documents on a continuous basis to the DOJ in response to the Second Request and various other requests from the DOJ staff.

On October 25, 2019, Advanced Disposal, Waste Management and the DOJ entered into a timing agreement pursuant to which the parties agreed to a settlement period of a minimum of 70 days, which can terminate with notice by either party or the DOJ, to attempt to reach an agreement on receiving DOJ approval for the merger during such period. As of the date of this proxy statement, neither party nor the DOJ has terminated the settlement period.

Between October 2019 and February 2020, Advanced Disposal, Waste Management and their respective advisors negotiated confidentiality agreements with potential divestiture buyers relating to the assets of Advanced Disposal and Waste Management to potentially be divested based on discussions with the DOJ. Waste Management advised Advanced Disposal that it received inbound interest from more than 50 parties regarding interest in a potential acquisition of some or all of the assets to potentially be divested and conducted management presentations and business diligence with multiple selected parties. Advanced Disposal and Waste Management also prepared drafts of purchase agreements and ancillary documents in anticipation of the divestiture process.

Over the course of the next several months, Advanced Disposal, Waste Management and their respective antitrust counsel continued to respond to the DOJ staff, and Waste Management worked to establish a divestiture framework that it believed would potentially satisfy the DOJ staff's questions about the transaction. As in all mergers that require a remedy, the DOJ staff typically analyzes whether the proposed transaction will have anticompetitive effects in specific product and geographic markets in violation of Section 7 of the Clayton Act. Once the DOJ staff determines that anticompetitive effects are likely, it will discuss with the parties its findings. Typically, the parties then propose an acceptable remedy that will maintain or restore competition in the markets in which the DOJ has expressed competition concerns. In this case, Waste Management proposed the divestiture of certain landfills, transfer stations, other facilities and hauling routes of both Waste Management and Advanced Disposal as a cure to maintain or restore competition in certain areas. Pursuant to the terms of the original merger agreement, Waste Management was entitled to control the strategy for obtaining DOJ approval. While Waste Management was specifically required to sell or divest assets (belonging to Waste Management or Advanced Disposal or any of their respective subsidiaries) if required in order to obtain antitrust approval, it was not, however, required to sell assets that would, individually or in the aggregate, result in a reduction of revenue (without duplication and net of any intercompany revenues) in excess of $200,000,000 (for any rolling 12-month period ending the last full month prior to any date between the date of the original merger agreement and the closing date) to Waste Management, Advanced Disposal and their respective subsidiaries (taken as a whole after giving effect to the merger) if such actions had been taken at the beginning of any such rolling 12-month period (which we refer to as the "Antitrust Revenue Threshold").

On March 11, 2020, the World Health Organization designated the COVID-19 (coronavirus) outbreak as a global pandemic. The COVID-19 (coronavirus) pandemic continues to cause significant and unprecedented disruption in the global economy including in the solid waste collection, transfer, recycling and disposal services industry. Such disruption, along with the effect of governmental regulations imposed in response to the COVID-19 (coronavirus) pandemic, has resulted in volume declines in all of our lines of business except residential, as outlined in Advanced Disposal's Quarterly Report on Form 10-Q filed on May 7, 2020.

On March 19, 2020, Advanced Disposal filed a Current Report on Form 8-K to update prior timing expectations on the closing. Advanced Disposal, based on a Current Report on Form 8-K filed by Waste Management the day before, informed the public that as a result of, and subject to any further effects from, the COVID-19 (coronavirus) pandemic, and subject to obtaining final regulatory approval from the DOJ (which was then-anticipated in the second quarter of 2020), Advanced Disposal anticipated closing the merger mid to late second quarter 2020.

On April 13, 2020, a day before the initial end date under the original merger agreement, representatives of Simpson Thacher and representatives of Shearman & Sterling confirmed with each other that the initial end date would be automatically extended for an additional 90 days pursuant to the original merger agreement, i.e., until July 13, 2020 (which we refer to as the "July 13 end date").

Since the outbreak of COVID-19 (coronavirus), senior management of Advanced Disposal and Waste Management discussed the financial outlook of Advanced Disposal in light of COVID-19 (coronavirus) and the steps that Advanced Disposal implemented, or was planning to implement, to mitigate the impact. On April 29, 2020 and May 6, 2020, in response to a request made by Waste Management (and as further discussed between representatives of Centerview and representatives of UBS on May 4, 2020) pursuant to the original merger agreement and to facilitate Waste Management's continued consideration of agreeing to divestitures in excess of the Antitrust Revenue Threshold at the request of the DOJ, Advanced Disposal provided updated financial forecasts to Waste Management (as described in the section entitled "The Merger (Proposal 1)—Projected Financial Information" beginning on page 67 of this proxy statement).

On May 6, 2020, Waste Management filed a Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, which included an update of prior timing expectations on the closing, informing the public that despite the general business disruption caused by COVID-19 (coronavirus), Waste Management continued to make progress and that the then-current expectation was that Waste Management would be in a position to receive final antitrust regulatory approval and proceed toward closing by the end of the second quarter of 2020.

On May 13, 2020, Mr. Burke received a call from Mr. Fish, who stated that, in light of the impact of COVID-19 (coronavirus) on the solid waste industry generally and on Advanced Disposal and the fact the

DOJ indicated it was not likely to approve the merger prior to the July 13 end date without divestitures in excess of the Antitrust Revenue Threshold, after a series of general discussions with the board of directors of Waste Management, Waste Management proposed a reduction in the original merger consideration to $28.00 per share in cash (which we refer to as the "May 13 proposal"). Mr. Fish also informed Advanced Disposal that they would engage actively with one of the divestiture bidders, GFL, on purchase agreement documentation, and discuss with the DOJ staff GFL's ability to purchase the divested assets being discussed. Later that day, representatives of Centerview reiterated the May 13 proposal to representatives of UBS.

That same day, the Board convened a special telephonic meeting, and Mr. Burke updated the Board on his conversation with Mr. Fish. Representatives of UBS and Shearman & Sterling each then discussed with the Board considerations related to various options, including whether to engage with Waste Management in discussions regarding a reduced price, decline to discuss while continuing to work toward a closing prior to the July 13 end date, or a variation of one or more of such options. Further discussion followed by the members of the Board, including with respect to the objectives of Advanced Disposal and whether and how to communicate with Waste Management.

On May 15, 2020, the Board convened another special telephonic meeting to further discuss the May 13 proposal. Representatives of UBS presented materials to the Board regarding the current performance of Advanced Disposal, the current state of the solid waste industry, and an overview of a comparison of the pre-announcement projections and the updated financial forecasts. Representatives of UBS then left the meeting. Representatives of Shearman & Sterling then presented key considerations of the Board when evaluating the May 13 proposal and outlined various options available to Advanced Disposal at that point. Representatives of Shearman & Sterling then discussed with the Board the terms of the original merger agreement related to termination and the payment of the original Waste Management termination fee, the circumstances under which such fee would be available and the potential for disputes relating to the payment of such fee. Discussion followed by the members of the Board, including with respect to the objectives of Advanced Disposal, assessment of the likelihood of obtaining approval of the merger by stockholders of Advanced Disposal at a decreased merger consideration, the need to couple any potential decrease in the per share merger consideration with changes to an amended merger agreement designed to enhance closing certainty, the ability of Advanced Disposal to execute on a standalone plan in the event the original merger agreement with Waste Management was terminated, and the potential for litigation. The members of the Board also discussed that, based on information communicated by Waste Management, it was the understanding of Advanced Disposal management that the revenues associated with the assets that the DOJ staff would require to be divested in order to grant approval would exceed the Antitrust Revenue Threshold, resulting in the right for Waste Management to terminate the original merger agreement in accordance with its terms. The Board then authorized Mr. Burke to inform Waste Management that Advanced Disposal was not prepared at this time to entertain any changes to the existing terms of the original merger agreement and for Advanced Disposal and Waste Management to continue to work towards a closing on the terms and conditions agreed in the existing original merger agreement between Waste Management and Advanced Disposal.

On May 19, 2020, Messrs. Fish and Morris telephoned Mr. Burke and other senior management of Advanced Disposal and reiterated Waste Management's desire to reduce the original merger consideration in light of the impact of COVID-19 (coronavirus) on the solid waste industry generally and on Advanced Disposal and the fact that the DOJ staff was requiring assets to be divested in order to grant approval of the merger that would result in a reduction of revenue in excess of the Antitrust Revenue Threshold, such that Waste Management would not be obligated to close the merger. In response, Mr. Burke reiterated Advanced Disposal's position as authorized by the Board on May 15, 2020.

On May 21, 2020, the Board convened a special telephonic meeting. Mr. Burke updated the Board on the May 19, 2020 conversation with Messrs. Fish and Morris. Mr. Burke noted that Waste Management and Advanced Disposal were continuing to work towards obtaining antitrust approval of the merger to permit a closing, but the Board should continue to assess its options. Mr. Burke informed the Board that UBS and management of Advanced Disposal were continuing to review financial metrics of the Company, including the standalone plan, as well as conducting an analysis of the stockholder base of Advanced Disposal and the likelihood of approval of a transaction on revised terms. The Board then discussed the various options previously discussed at prior meetings in light of the most recent conversation with Messrs. Fish and Morris. The Board agreed that, at this time, Advanced Disposal should continue to work with Waste Management to obtain antitrust approval to permit a closing as promptly as practicable.

On May 22, 2020, a representative of Centerview telephoned a representative of UBS and requested that Advanced Disposal propose potential terms of the merger agreement amendment, which such representative of UBS promptly relayed to senior management of Advanced Disposal and members of the Board.

On May 26, 2020, the Board convened a special telephonic meeting to review the current state of discussions with Waste Management and recent industry publications with respect to the merger. Representatives of UBS provided an overview of a comparison of the pre-announcement projections and the updated financial forecasts, an update on recent trading statistics in the solid waste industry, and an analysis of potential impacts to stock prices in various alternatives. A representative of Shearman & Sterling summarized the existing terms of the original merger agreement and the governing principles for the Board to consider when evaluating a potential merger agreement amendment, including the need to consider Advanced Disposal's standalone plan in the event it remained a public company. The Board then discussed that, given the divestitures then being required by the DOJ to approve the merger and Waste Management's obligation to pay the original Waste Management termination fee of $150,000,000 in certain circumstances if such approval is not obtained, changes to the terms designed to enhance closing certainty would be critical for a potential merger agreement amendment. The Board then discussed terms to propose to Waste Management, including, among others, (i) imposing a "hell or high water" obligation on Waste Management to obtain the requisite regulatory approval by July 13, 2020 without limitations on its divestiture obligations, i.e., without any threshold like the Antitrust Revenue Threshold, (ii) an increase to the original Waste Management termination fee from $150,000,000 to $300,000,000, (iii) confirmation that Advanced Disposal had not suffered a material adverse effect or had breached the original merger agreement giving rise to a termination right of Waste Management from the signing date of the original merger agreement until the date of the merger agreement amendment, and (iv) by requiring Waste Management to pay a fee of $150,000,000 and not be reimbursed for its expenses in the event that Advanced Disposal stockholders do not approve the transaction with the revised terms (which we collectively refer to as the "May 26 proposed terms"). In addition, the Board discussed potential timing and structural considerations associated with the May 26 proposed terms. The Board then authorized representatives of UBS to convey the May 26 proposed terms and a price of $31.45 per share in cash to representatives of Centerview, which representatives of UBS conveyed on May 27, 2020.

On May 29, 2020, the Board convened a special telephonic meeting to discuss the conversation between the representatives of UBS and representatives of Centerview. Representatives of UBS relayed to the Board that Waste Management was willing to increase their offer price from $28.00 per share in cash to $29.50 per share in cash and understood that Waste Management would be required to agree to enhanced closing certainty in any amendment, but noted that Waste Management would not consider under any circumstances paying Advanced Disposal a fee of $150,000,000 in the event Advanced Disposal stockholders did not approve any amended terms. Representatives of UBS then presented recent trading statistics in the solid waste industry and an analysis of potential impacts to stock prices in various alternatives. The Board then discussed various options and whether to continue to engage with Waste Management regarding revised terms. The Board noted that during these preliminary discussions on revised terms, Advanced Disposal and Waste Management were continuing to work towards obtaining antitrust approval on the terms and conditions agreed in the existing original merger agreement between

Waste Management and Advanced Disposal, including with respect to advancing documentation with GFL and another bidder of divested assets.

On June 1, 2020, all of the independent members of the Board (other than Tanuja Dehne) convened a special telephonic meeting to discuss the status of discussions between Waste Management and Advanced Disposal. Representatives of Shearman & Sterling, who were present at the invitation of the independent directors, recounted the proposals made to date and the various options available to the Board, including considerations regarding the achievability of Advanced Disposal's standalone plan. The Board also discussed the likelihood of obtaining approval of Advanced Disposal stockholders in the event it agreed to reduce the per share merger consideration in light of the composition of Advanced Disposal's stockholders base.

Later that afternoon, the Board convened a special telephonic meeting, attended by representatives of UBS and Shearman & Sterling, to continue to discuss whether to continue to engage with Waste Management on revised terms, and if so, the terms of any response. After discussion, the Board determined to provide Waste Management with a counterproposal on price of $31.15 per share in cash and to provide a draft merger agreement amendment consistent with the May 26 proposed terms. Additionally, representatives of Shearman & Sterling advised Advanced Disposal that the merger agreement amendment would re-open the "fiduciary out" provisions that would allow Advanced Disposal to respond to unsolicited acquisition proposals and potentially enter into a superior proposal between the date of the merger agreement amendment and the date of the second stockholders meeting, because Advanced Disposal's stockholders would be required to vote again to adopt the amended merger agreement. Advanced Disposal, representatives of Shearman & Sterling and representatives of UBS had previously discussed these "fiduciary out" provisions, and representatives of UBS had indicated that they believed it was unlikely that another buyer would make a superior offer to acquire Advanced Disposal at that time, taking into consideration, among other things, the fact that no proposal for an alternative transaction had been made after signing the original merger agreement. Nonetheless, Advanced Disposal and its advisors believed that it was important as part of the amendment to allow third parties to make a superior proposal to acquire Advanced Disposal before another stockholders meeting in order to maximize value for Advanced Disposal's stockholders. On June 2, 2020, Shearman & Sterling circulated an initial draft of the merger agreement amendment to Simpson Thacher that reflected such "fiduciary out" mechanics and the May 26 proposed terms.

On June 3, 2020, representatives of Simpson Thacher and Shearman & Sterling had a telephone call to discuss the terms of the May 26 proposed terms and Waste Management's response to such proposal. Thereafter, from time to time following June 3, 2020 until the announcement of the merger agreement amendment on June 24, 2020, representatives of Simpson Thacher and Shearman & Sterling had discussions regarding the terms of the merger agreement amendment and the GFL divestiture agreement.

On June 5, 2020, Mr. Morris telephoned Mr. Burke to state that a price of $31.15 per share in cash and the May 26 proposed terms were not acceptable to Waste Management. Mr. Morris reiterated that the assets that the DOJ staff may require to be divested prior to providing approval would result in a reduction of revenue in excess of the Antitrust Revenue Threshold. In such case, Waste Management would not be required to close the merger pursuant to the original merger agreement.

The Board convened a special telephonic meeting the same day and again on June 7, 2020, in each case attended by representatives of UBS and Shearman & Sterling, to assess their options, including whether to reach the July 13 end date expecting to terminate the original merger agreement and the likelihood that Waste Management would promptly pay the original Waste Management termination fee to which the Board believed Advanced Disposal would be entitled.

On June 11, 2020, Mr. Morris telephoned Mr. Burke to offer a revised price of $30.30 per share in cash as a "best and final" offer that had been authorized by the Waste Management board of directors the prior day. In addition, Mr. Morris informed Mr. Burke that Waste Management (which we collectively refer to as the "June 11 proposed terms"): (i) rejected a "hell or high water" standard for the regulatory efforts covenant, such that Waste Management must undertake its "best efforts" to receive requisite regulatory approval without limitations, and instead replaced it with a new capped divestiture obligation, (ii) proposed a change to the original Waste Management termination fee to $200,000,000, (iii) qualified with knowledge the acknowledgement that Advanced Disposal has not had a material adverse effect or terminable breach from the signing date until the date of the merger agreement amendment, as well as requesting certification from Advanced Disposal regarding the same, (iv) rejected the proposed fee payable by Waste Management in the event that Advanced Disposal stockholders do not approve the transaction with the revised terms, and (v) proposed an end date of September 30, 2020 with an ability for an automatic 90-day extension if either antitrust or stockholder approval has not been obtained. Later that day, Simpson Thacher circulated to Shearman & Sterling a revised draft of the merger agreement amendment on behalf of Waste Management in line with the June 11 proposed terms.

On June 15, 2020, the Board convened a special telephonic meeting, attended by representatives of UBS, Mayer Brown and Shearman & Sterling, to discuss the June 11 proposed terms and potential responses if the Board determined to continue to engage with Waste Management regarding an amendment. A representative of Mayer Brown provided an update on the antitrust process and confirmed to the Board that the DOJ staff was requiring assets to be divested prior to providing approval that would result in a reduction of revenue in excess of the Antitrust Revenue Threshold, and the DOJ staff indicated that antitrust approval would likely not be obtained by the July 13 end date. A representative of Shearman & Sterling discussed again with the Board the applicable existing terms of the original merger agreement and the factors for the Board to consider when evaluating whether to enter into a potential merger agreement amendment. The Board noted that if Advanced Disposal agreed to an amendment to the original merger agreement, closing certainty and protection of Advanced Disposal's ability to receive the Waste Management termination fee of an amount higher than the original Waste Management termination fee would be of key importance; therefore, Waste Management's proposal of a new capped divestiture obligation instead of a "hell or high water" standard would not be acceptable. The Board determined that they would continue to engage with Waste Management on a potential amendment to the original merger agreement and attempt to finalize terms of such amendment before responding on price.

On June 16, 2020, at the request of the Board, Shearman & Sterling circulated to Simpson Thacher a revised draft of the merger agreement amendment reflecting, among other things, the following terms: (i) reinsertion of a "hell or high water" standard for the regulatory efforts covenant such that Waste Management must undertake its "best efforts" to receive requisite regulatory approval without limitations by the proposed end date, (ii) a change to the original Waste Management termination fee to $275,000,000, (iii) eliminating the requirement in the original merger agreement that required Advanced Disposal to enter into a divestiture agreement in advance of a closing of the merger, and (iv) a proposed end date of September 30, 2020 with an ability for an automatic extension to October 31, 2020 if either antitrust or stockholder approval has not been obtained.

On June 18, 2020, representatives of Simpson Thacher relayed to representatives of Shearman & Sterling that Waste Management was willing to agree to the "hell or high water" standard proposed by Advanced Disposal only in the event that a divestiture agreement with GFL was executed by Waste Management, Advanced Disposal and GFL concurrently with the merger agreement amendment. In addition, Waste Management proposed, among other things, a $225,000,000 Waste Management termination fee and an extended end date of November 30, 2020. Representatives of Shearman & Sterling promptly relayed the proposed terms to the Board and representatives of UBS. On June 19, 2020, Simpson Thacher circulated a draft merger agreement amendment to Shearman & Sterling reflecting the conversation on June 18, 2020, and an initial draft of the amended and restated voting agreement, which Shearman & Sterling shared with CPPIB's legal counsel.

On June 20, 2020, as authorized by the Board, Mr. Burke telephoned Mr. Morris to convey Advanced Disposal's position with respect to the latest proposal from Waste Management. In particular, Mr. Burke conveyed that Advanced Disposal would be willing to accept: (i) a price of $30.60 per share in cash, (ii) a change to the original Waste Management termination fee to $250,000,000, (iii) agreement to execute a divestiture agreement that is conditioned on the closing of the merger with Waste Management but with a statement in the amended merger agreement that breach under such divestiture agreement would not constitute a breach under the amended merger agreement, and (iv) an end date of September 30, 2020 with an ability for an automatic extension to October 31, 2020 (not November 30, 2020) if either antitrust or stockholder approval has not been obtained. Over the course of the following days, Waste Management, Advanced Disposal, GFL, and their respective advisors also continued to negotiate the GFL divestiture transaction.

On June 21 and 22, 2020, representatives of Simpson Thacher and Centerview informed representatives of Shearman & Sterling and UBS, respectively, that Waste Management: (i) was not willing to negotiate its "best and final" offer of $30.30 per share in cash, (ii) was willing to agree to a $250,000,000 Waste Management termination fee, (iii) was willing to agree to a "hell or high water" standard for the regulatory efforts covenant such that Waste Management must undertake its "best efforts" to receive requisite regulatory approval only in the event that a divestiture agreement with GFL was executed in the next day or two concurrently with the merger agreement amendment, and (iv) would agree to limit the circumstances in which a breach by Advanced Disposal of its obligations in the GFL divestiture agreement would prevent Advanced Disposal from receiving the Waste Management termination fee. Mr. Morris telephoned Mr. Burke to reiterate the same as well as the importance, from Waste Management's perspective, of finalizing the terms of the merger agreement amendment and GFL divestiture agreement in the coming days. On the same date, Simpson Thacher circulated a revised merger agreement amendment to Shearman & Sterling.

On June 22, 2020, the Board convened a special telephonic meeting. Mr. Burke relayed the status of discussions with Waste Management and a representative of Shearman & Sterling reviewed for the Board the most recent proposals made by the parties. The Board then discussed the applicable termination provisions of the original merger agreement and the prospect for receiving the original Waste Management termination fee of $150,000,000. The Board and representatives of UBS again discussed Advanced Disposal's potential prospects if it were to operate as a standalone company, including the potential that Advanced Disposal's stock price could decrease significantly if the original merger agreement were terminated given that the trading price of Advanced Disposal common stock likely reflected the potential consummation of the pending transaction with Waste Management on the terms of the original merger agreement rather than necessarily Advanced Disposal's underlying financial and business performance. The Board then authorized Mr. Burke to accept Waste Management's proposal of $30.30 per share in cash, subject to management reaching agreement on the remaining terms of the merger agreement amendment consistent with those discussed with the Board.

That same date, Shearman & Sterling and Simpson Thacher exchanged drafts of the merger agreement amendment. Advanced Disposal, Waste Management, GFL and their respective advisors also continued to negotiate the GFL divestiture agreement.

On June 23, 2020, the Board convened a special telephonic meeting. Mr. Burke reported to the Board that negotiations with Waste Management on the merger agreement amendment documents and the GFL divestiture agreement had substantially concluded if the Board were to determine to proceed with the amendment at a price of $30.30 per share in cash and on the terms as presented to the Board in materials circulated prior to the meeting.

Representatives of UBS then reviewed with the Board UBS's financial analysis of the reduced merger consideration. Representatives of UBS also provided certain disclosures relating to UBS's relationships with Advanced Disposal, CPPIB, and Waste Management, including the fee UBS would receive from Advanced Disposal in connection with the proposed transaction with Waste Management as amended, which disclosures were updated relative to those that UBS provided to the Board on April 14, 2019 first on

June 4, 2020 and again on June 22, 2020, along with the agreed amendment to their previous engagement letter to reflect fees for an additional opinion and updates to the fees payable to UBS due to the potential change in merger consideration. At the conclusion of such discussions, a representative of UBS delivered to the Board an oral opinion (which oral opinion was subsequently confirmed by delivery of a written opinion, dated June 23, 2020), to the effect that, as of that date and based on and subject to various procedures, assumptions and matters considered and the qualifications and limitations described in its opinion, the revised merger consideration to be received by the holders of Advanced Disposal common stock (other than the holders of excluded shares) in the merger was fair, from a financial point of view, to such holders. A copy of the written opinion of UBS is attached to this proxy statement as Annex D. Representatives of Shearman & Sterling then discussed certain corporate governance matters and the fiduciary duties of the directors under Delaware law. Such representatives of Shearman & Sterling then provided the Board with an overview of the merger agreement amendment and the GFL divestiture transaction, including the principal terms of the documents that would be executed in connection with the proposed transactions.

After deliberation and consideration of the factors described in the section entitled "The Merger (Proposal 1)—Recommendation of the Board and Reasons for Recommendation—Reasons for Recommendation" beginning on page 54 of this proxy statement, the Board unanimously (i) determined that the amended merger agreement and the transactions were fair to, and in the best interests of, Advanced Disposal and its stockholders, (ii) approved and declared advisable the amended merger agreement and the transactions, including the merger, (iii) approved the execution, delivery and performance by Advanced Disposal of the merger agreement amendment and the consummation of the transactions under the amended merger agreement, including the merger, upon the terms and subject to the conditions of the amended merger agreement, (iv) recommended the approval of the adoption of the amended merger agreement by the stockholders of Advanced Disposal, and (v) directed that the adoption of the amended merger agreement be submitted to a vote of the holders of Advanced Disposal common stock. The Board also unanimously approved the GFL divestiture agreement.

Following the conclusion of the Board meeting, Advanced Disposal, Waste Management, GFL and their respective legal counsel finalized negotiations of the GFL divestiture agreement on terms consistent with the terms approved by the Board, and all relevant parties executed the merger agreement amendment, the amended and restated voting agreement and the GFL divestiture agreement on the morning of June 24, 2020.

Prior to the opening of U.S. stock markets on June 24, 2020, Advanced Disposal and Waste Management issued a joint press release publicly announcing their entry into the merger agreement amendment and the GFL divestiture agreement.

Recommendation of the Board and Reasons for Recommendation

Recommendation of the Board

After considering the various factors described below, on June 23, 2020, the Board unanimously (i) determined that the amended merger agreement and the transactions were fair to, and in the best interests of, Advanced Disposal and its stockholders, (ii) approved and declared advisable to enter into the merger agreement amendment and the transactions, (iii) approved the execution and delivery by Advanced Disposal of the amended merger agreement and performance by Advanced Disposal of the amended merger agreement and the consummation of the transactions, including the merger, contemplated by the amended merger agreement, (iv) recommended the adoption of the amended merger agreement by Advanced Disposal stockholders, and (v) directed that the amended merger agreement be submitted to a vote of Advanced Disposal stockholders.

The Board unanimously recommends that you vote (1) "FOR" the proposal to adopt the amended merger agreement (2) "FOR" the compensation advisory proposal and (3) "FOR" the adjournment proposal.

Reasons for Recommendation

In evaluating the amended merger agreement and the merger, the Board consulted with Advanced Disposal's senior management and its outside legal and financial advisors and, in reaching its determination to recommend that the Advanced Disposal stockholders adopt the amended merger agreement, the Board relied upon and considered numerous factors, including the factors set forth below (the order in which the following factors appear is not intended to reflect any relative significance):

Financial Terms; Certainty of Value

•
The belief of the Board that the merger consideration of $30.30 per share in cash of Advanced Disposal common stock represents fair value for shares of Advanced Disposal common stock, taking into account Advanced Disposal's current and historical financial condition, results of operations, business, competitive position and prospects, as well as Advanced Disposal's near-term and long-term standalone plan in the event Advanced Disposal were to remain an independent public company, and the future prospects and risks associated with remaining an independent public company and the risks and uncertainties associated with the execution of the standalone plan, including the scope and duration of the COVID-19 (coronavirus) pandemic and actions taken by governmental authorities to contain the spread of the virus and the impact of COVID-19 (coronavirus) and such actions on Advanced Disposal and our business and prospects.

•
The opportunity for Advanced Disposal's stockholders to realize substantial value based on the receipt of the merger consideration representing a premium of 11.6% to the closing share price of April 12, 2019, the last trading day prior to the announcement of the merger, a premium of approximately 10.5% to the 30-day volume weighted average price of April 12, 2019, and a premium of approximately 8.1% to the all-time highest closing share price prior to April 12, 2019.

•
The fact that the merger consideration consists solely of cash, which provides certainty of value and liquidity to the stockholders of Advanced Disposal and does not expose them to any future risks related to the business or the financial markets generally, as compared to a transaction in which stockholders receive equity or other securities, or as compared to remaining an independent, standalone company.

•
The oral opinion of UBS (which oral opinion was subsequently confirmed by delivery of a written opinion, dated as of June 23, 2020), provided to the Board, to the effect that, as of that date and based on and subject to various procedures, assumptions and matters considered and the qualifications and limitations described in its opinion, the merger consideration to be received by the holders of Advanced Disposal common stock (other than the holders of excluded shares) in the merger was fair, from a financial point of view, to such holders. A copy of the written opinion of UBS is attached to this proxy statement as Annex D.

•
The fact that appraisal rights will be available to the holders of Advanced Disposal common stock who properly exercise their rights under the DGCL, which would give these stockholders the ability to seek and be paid a judicially determined appraisal of the "fair value" of their shares of Advanced Disposal common stock if they do not wish to accept the merger consideration.

•
The fact that the merger consideration Waste Management agreed to pay to the holders of Advanced Disposal common stock was increased from $28.00 to $30.30 per share as a result of extensive negotiations following the initial indication by Waste Management that it was considering terminating the original merger agreement following the July 13, 2020 end date in the event it had not, by that time, received antitrust approval on terms it was required to accept under the terms of the original merger agreement, as described in the section above entitled "The Merger (Proposal 1)—Background of the Merger" beginning on page 40 of this proxy statement.

•
The fact that the parties have agreed that all vested and unvested equity awards of Advanced Disposal will automatically accelerate and settle in cash based on the value of the merger consideration, rather than be assumed by, and converted into equity awards of, Waste Management, which provides certainty of value and liquidity to holders of Advanced Disposal equity awards and does not expose them to the risk of lost value based on Waste Management's performance or future risks related to the financial markets generally.

Prospects of Advanced Disposal

•
Advanced Disposal's current and historical business, financial condition, results of operations, competitive position, strategic options and prospects, as well as Advanced Disposal's near-term and long-term standalone plan in the event Advanced Disposal were to remain an independent public company, the risks and challenges associated with remaining an independent public company, and the risks and uncertainties associated with the execution of the standalone plan, and the potential impact of those factors on the future trading price of Advanced Disposal common stock, including risks related to:

  –
  the general business environment for the solid waste industry, including industry trends, increased labor, transportation and fuel costs, high level of capital expenditures, and substantial governmental regulation and involvement;

  –
  the costs, risks and uncertainties relating to the execution by Advanced Disposal of its near-term and long-term standalone plan in the event Advanced Disposal were to remain an independent public company;

  –
  the additional costs and burdens involved with being a public company;

  –
  the U.S. and global economy and general stock market conditions and volatility;

  –
  the challenges and potential impacts of the COVID-19 (coronavirus) pandemic, including volume declines in lines of business due to deteriorating macroeconomic conditions and stay-at-home orders resulting from the COVID-19 (coronavirus) pandemic;

  –
  the challenges of, after having operated since April 14, 2019 in accordance with the restrictions on the conduct of Advanced Disposal's business included in the original merger agreement, identifying and capitalizing on opportunities to grow the Advanced Disposal business and execute on the standalone plan;

  –
  the other risks and uncertainties identified in Advanced Disposal's filings with the SEC, including in its Annual Report on Form 10-K for the year ended December 31, 2019 and its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020; and

  –
  the Board's belief, after consideration of the factors described in this section, that the consummation of the transactions represent Advanced Disposal's best reasonably available alternative for maximizing stockholder value.

Process and Consideration of Alternatives

•
The Board's belief, at the time of the original merger agreement and the merger agreement amendment, based on the fact that no potential parties approached Advanced Disposal with a credible offer since the date of the announcement of the original merger agreement and a review of the possible alternatives to a sale of Advanced Disposal, including the prospects of continuing to operate in accordance with the near-term and long-term strategic plan, the potential value to Advanced Disposal stockholders of such alternatives and the timing and likelihood of actually achieving additional value for such stockholders from these alternatives, that none of these options, on a risk- and time-adjusted basis, was reasonably likely to create value for Advanced Disposal stockholders greater than the merger consideration.

•
The fact that Advanced Disposal had preliminary discussions with respect to a potential material transaction involving Advanced Disposal with at least two other potential strategic or financial counterparties in 2018, none of which provided any indication that it was interested in proceeding with a transaction on terms competitive with the terms of the amended merger agreement, as described in "The Merger (Proposal 1)—Background of the Merger," beginning on page 40 of this proxy statement.

•
The determination by the Board, after discussion with Advanced Disposal's senior management, that Waste Management was and continues to be one of the most logical acquirers of Advanced Disposal and, in light of Waste Management's complementary businesses, as well as the projected synergies that would result from the combination, together with Waste Management's strong balance sheet and financial position, that Waste Management would be the potential transaction partner most likely to offer the best combination of value and closing certainty to Advanced Disposal's stockholders, particularly in light of the terms included in the merger agreement amendment.

•
The Board's belief that, at the time of the original merger agreement, there were no other credible potential parties that might have an interest in engaging in a strategic transaction with Advanced Disposal at a value higher than $33.15 per share; the potential regulatory, commercial and financing issues that might arise in connection with pursuing such an alternative transaction; and the belief that Waste Management would withdraw from consideration of a potential transaction if Advanced Disposal were to pursue discussions with other potential counterparties.

•
The Board's belief that, at the time of the merger agreement amendment, there were no other credible potential parties that might have an interest in engaging in a strategic transaction with Advanced Disposal at a value higher than $30.30 per share; the potential regulatory, commercial and financing issues that might arise in connection with pursuing such an alternative transaction; and that no potential parties approached Advanced Disposal with a credible offer since the date of the announcement of the original merger agreement.

Likelihood of Consummation

•
The Board's belief of the likelihood that, without a reduction in merger consideration and execution of the merger agreement amendment, Waste Management would terminate the original merger agreement after July 13, 2020.

•
The fact that the terms of the merger agreement amendment substantially increased the closing certainty for Advanced Disposal's stockholders, including by, among other things: (i) extending the end date from July 13, 2020 to September 30, 2020, which will be further extended automatically to November 30, 2020 if, subject to certain conditions, Advanced Disposal stockholder approval or antitrust approval has not been obtained by September 30, 2020; (ii) providing for a Waste Management termination fee of $250,000,000 (increased from $150,000,000); (iii) providing that Waste Management must use "best efforts" to take all actions to consummate the transactions by the end date, including using its "best efforts" to obtain antitrust approval, is required to sell or divest assets (belonging to Waste Management or Advanced Disposal or any of its subsidiaries) in order to obtain antitrust approval and to eliminate the $200 million revenue threshold on the divestiture obligation of Waste Management as provided in the original merger agreement; and (iv) providing that each party has certified to the other that such party's closing conditions with respect to the accuracy of its representations and performance of its covenants, and, with respect to Waste Management, the absence of a material adverse effect on Advanced Disposal, would be satisfied as of the date of the merger agreement amendment if the closing were to occur on such date (and that Waste Management and Merger Sub will not assert that any of such conditions are not satisfied at the closing as a result of what such parties had knowledge of as of the date of the merger agreement amendment), as more fully described in the section entitled "The Amended Merger Agreement" beginning on page 85 of this proxy statement.

•
The fact that concurrently with the execution of the merger agreement amendment, on June 24, 2020, Waste Management, Advanced Disposal and GFL entered into the GFL divestiture agreement in order to the address substantially all of the divestitures anticipated to be required by the DOJ to obtain antitrust approval for the merger, as more fully described in the section entitled "The Merger (Proposal 1)—Regulatory Clearances—GFL Divestiture Agreement" beginning on page 82 of this proxy statement.

•
The business reputation and capabilities of Waste Management and its management.

•
The fact that Waste Management's obligation to complete the transactions is not conditioned on Waste Management or Merger Sub obtaining financing, and the Board's knowledge of Waste Management's financial condition and ability to fund the aggregate per share merger consideration and all other payments required in connection with the transactions, including associated fees and expenses.

•
The fact that concurrently with the execution of the merger agreement amendment, on June 24, 2020, Advanced Disposal's largest stockholder, CPPIB, entered into the amended and restated voting agreement with Waste Management, pursuant to which, among other things, and subject to the terms and conditions set forth therein, CPPIB agreed to vote its shares of Advanced Disposal common stock for the adoption of the amended merger agreement and against any alternative proposal, as more fully described in the section entitled "The Amended and Restated Voting Agreement" beginning on page 85 of this proxy statement.

•
The fact that the merger is not subject to approval by Waste Management's stockholders.

Terms of the Amended Merger Agreement

•
The Board considered, after discussions with Advanced Disposal's legal advisors, all of the terms and conditions of the amended merger agreement, including the representations, warranties, covenants and agreements of the parties, the conditions to closing, the form of the merger consideration and the termination rights, including:

  –
  that the terms of the amended merger agreement were the products of arms'-length negotiations among sophisticated parties and their respective legal and financial advisors, as more fully described in "The Merger (Proposal 1)—Background of the Merger" beginning on page 40 of this proxy statement;

  –
  that the "fiduciary out" provisions, subject to Advanced Disposal's compliance with the terms and conditions of the amended merger agreement, give the Board the ability to furnish information to, and engage in negotiations with, third parties that have made a bona fide unsolicited proposal that is a superior proposal or could reasonably be expected to lead to a superior proposal, and, upon payment of the Company termination fee and compliance with the other terms and conditions of the amended merger agreement, terminate the amended merger agreement in order to enter into an agreement with respect to a superior proposal (as more fully described in the section entitled "The Amended Merger Agreement—Other Covenants and Agreements—No Solicitation; Acquisition Proposals" beginning on page 95 of this proxy statement);

  –
  that the Board has the ability in certain circumstances, and subject to certain conditions, to change, qualify, withdraw or modify its recommendation that the Advanced Disposal stockholders vote to adopt the amended merger agreement (as more fully described in the section entitled "The Amended Merger Agreement—Other Covenants and Agreements—The Advanced Disposal Board Recommendation; Change of Recommendation; Fiduciary Exception" beginning on page 96 of this proxy statement;

    –
    the availability of appraisal rights for the holders of Advanced Disposal common stock who do not vote in favor of the merger and otherwise properly exercise their appraisal rights under the DGCL;

    –
    the fact that, if the amended merger agreement is terminated by Advanced Disposal due to a nonappealable court order or legal restraint has been issued prohibiting the merger due to antitrust reasons or the failure of the merger to be consummated by the end date, and at such time, antitrust approval under the HSR Act has not been obtained, Waste Management will be required to pay Advanced Disposal the Waste Management termination fee if certain specified conditions are met;

    –
    the fact that, subject to certain customary limitations, Advanced Disposal will have sufficient operating flexibility for it to conduct its business in the ordinary course consistent with past practice during the pre-closing period;

    –
    the fact that the conditions to the closing are specific and limited in scope;

    –
    the fact that a vote of Advanced Disposal stockholders is required under the DGCL to adopt the amended merger agreement;

    –
    that the remedies of specific performance and monetary damages are available to Advanced Disposal under the amended merger agreement as more fully described in the section entitled "The Amended Merger Agreement—Limitations on Remedies; Specific Performance" beginning on page 107 of this proxy statement; and

    –
    the fact that the original merger agreement was amended to, in addition to the terms designed to increase the closing certainty to Advanced Disposal's stockholders, eliminate Advanced Disposal's obligation to reimburse Waste Management's expenses in the event Advanced Disposal does not obtain the Advanced Disposal stockholder approval.

In addition to the factors above, the Board identified and considered a variety of risks and potentially negative factors concerning the merger, including:

•
the reduced per share merger consideration;

•
the possibility that the merger might not be consummated, and the risks and costs to Advanced Disposal in such event, including the diversion of management and employee attention and the potential disruptive effect on business and customer relationships, vendor relationships, stock price and ability to attract and retain key management personnel and employees;

•
the possibility that completion of the merger might be delayed or subject to adverse conditions that may be imposed by governmental authorities that are not within Advanced Disposal's control, that the required governmental approvals, including antitrust approval by the DOJ, may not be obtained at all, and the period of time Advanced Disposal may be subject to the amended merger agreement without assurance that the merger will be completed;

•
the fact that upon termination of the amended merger agreement under specified circumstances, Advanced Disposal may be required to pay Waste Management the Company termination fee or reimburse Waste Management's expenses of up to $15,000,000 and that these payments may discourage other parties that may otherwise have an interest in a business combination with, or an acquisition of, Advanced Disposal;

•
the fact that Advanced Disposal could have terminated the original merger agreement after July 13, 2020 and the Board belief's that Advanced Disposal had the right to collect a termination fee of $150,000,000 payable by Waste Management to Advanced Disposal, and the fact that if the amended merger agreement is later terminated, there are no assurances that the Waste Management termination fee will be payable;

•
the significant costs involved in connection with completing the merger, the substantial management time and effort required to complete the merger and the GFL divestiture transaction, and the related disruption to Advanced Disposal's operations;

•
the limitations imposed on the solicitation or consideration by Advanced Disposal of alternative transactions prior to the completion of the Special Meeting and the other terms and conditions of the amended merger agreement;

•
that the Board is required to submit the merger to the vote of the Advanced Disposal stockholders at the Special Meeting even if the Board has made a change of recommendation, unless the amended merger agreement is terminated;

•
the interests that certain Advanced Disposal executive officers and directors may have with respect to the merger in addition to their interests as Advanced Disposal stockholders as described in "The Merger (Proposal 1)—Interests of Advanced Disposal Directors and Executive Officers in the Merger" beginning on page 71 of this proxy statement; and

•
that the gain likely to be realized by Advanced Disposal stockholders as a result of the merger generally will be taxable to such stockholders for U.S. federal income tax purposes if they are not otherwise exempt from the payment of such taxes (as more fully described in "The Merger (Proposal 1)—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 78 of this proxy statement.

The foregoing discussion of the information and factors considered by the Board is not intended to be exhaustive, but rather includes the principal material information, factors and analyses considered by the Board in reaching its conclusions and recommendation in relation to the amended merger agreement and the transactions. The Board evaluated the various factors listed above in light of its knowledge of the business, financial condition and prospects of Advanced Disposal, in consultation with Advanced Disposal's senior management and outside legal and financial advisors. The Board did not provide a specific assessment of, quantify or otherwise assign any relative weights to, the factors considered in determining its recommendation. Instead, the Board conducted an overall analysis of the factors and reasons described above and determined in its business judgment that, in the aggregate, the potential benefits of the merger to the stockholders of Advanced Disposal outweighed the risks or potential negative consequences. Individual members of the Board may have given different weight to different factors. In addition, in arriving at its recommendation, the directors of Advanced Disposal were aware of the interests of certain officers and directors of Advanced Disposal as described in "The Merger (Proposal 1)—Interests of Advanced Disposal Directors and Executive Officers in the Merger" beginning on page 71 of this proxy statement.

Opinion of Financial Advisor

UBS was retained as financial advisor to the Board in connection with the merger. As part of that engagement, UBS had rendered an opinion, as to the fairness, from a financial point of view, to the Advanced Disposal stockholders (other than holders of excluded shares) of the original merger consideration to be received by such stockholders in the merger. The execution of the original merger agreement was publicly announced on April 15, 2019. In connection with the merger agreement amendment, the Board requested that UBS render an opinion, as to the fairness, from a financial point of view, to the Advanced Disposal stockholders (other than holders of excluded shares) of the merger consideration of $30.30 per share in cash to be received by such stockholders in the merger. On June 23, 2020, at a meeting of the Board held to evaluate the proposed merger, UBS delivered to the Board an oral opinion, confirmed by delivery of a written opinion, dated June 23, 2020, to the effect that, as of that date and based on and subject to various procedures, assumptions and matters considered and the qualifications and limitations described in its opinion, the merger consideration to be received by the Advanced Disposal stockholders (other than the holders of excluded shares) in the merger was fair, from a financial point of view, to such stockholders.

The full text of UBS's opinion describes the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by UBS. UBS's opinion is attached as Annex D to this proxy statement and is incorporated by reference herein. UBS's opinion was provided for the benefit of the Board (in its capacity as such) in connection with, and for the purpose of, its evaluation of the fairness, from a financial point of view, of the merger consideration to be received by the Advanced Disposal stockholders (other than the holders of excluded shares) in the merger, and does not address any other aspect of the merger or any related transaction. UBS's opinion does not address the relative merits of the merger or any related transaction as compared to other business strategies or transactions that might be available to Advanced Disposal or Advanced Disposal's underlying business decision to effect the merger or any related transaction. UBS's opinion does not constitute a recommendation to any Advanced Disposal stockholder as to how such stockholder should vote or act with respect to the merger or any related transaction. The following summary of UBS's opinion is qualified in its entirety by reference to the full text of UBS's opinion.

In arriving at its opinion, UBS, among other things:

•
reviewed certain publicly available business and financial information relating to Advanced Disposal and Waste Management;

•
reviewed certain internal financial information and other data relating to the business and financial prospects of Advanced Disposal that were not publicly available, including the updated financial forecasts (as defined in the section entitled "The Merger (Proposal 1)—Projected Financial Information" beginning on page 67 of this proxy statement) that the Board directed UBS to utilize for purposes of its analysis;

•
conducted discussions with members of the senior management of Advanced Disposal concerning the businesses and financial prospects of Advanced Disposal;

•
performed a discounted cash flow analysis of Advanced Disposal in which UBS analyzed the future cash flows of Advanced Disposal using the updated financial forecasts;

•
reviewed publicly available financial and stock market data with respect to certain other companies UBS believed to be generally relevant;

•
compared the financial terms of the merger with the publicly available financial terms of certain other transactions that UBS believed to be generally relevant;

•
reviewed current and historical market prices of Advanced Disposal common stock;

•
reviewed the amended merger agreement, including a draft of the merger agreement amendment, delivered to UBS on June 23, 2020; and

•
conducted such other financial studies, analyses and investigations, and considered such other information, as UBS deemed necessary or appropriate.

In connection with its review, with the consent of the Board, UBS assumed and relied upon, without independent verification, the accuracy and completeness in all material respects of the information provided to or reviewed by UBS for the purpose of its opinion. In addition, with the consent of the Board, UBS did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Advanced Disposal, nor was UBS furnished with any such evaluation or appraisal. With respect to the updated financial forecasts that UBS utilized for its analysis, UBS assumed at the direction of the Board, that they were reasonably prepared on a basis reflecting the best currently available estimates and judgements of the management of Advanced Disposal as to the future financial performance of Advanced Disposal. In addition, UBS assumed with the approval of the Board that the financial forecasts and estimates referred to above would be achieved at the times and in the amounts projected. UBS's opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information available to UBS as of, the date of its opinion.

UBS's opinion does not address the relative merits of the merger or any related transaction as compared to other business strategies or transactions that might be available to Advanced Disposal or Advanced Disposal's underlying business decision to effect the merger or any related transaction. UBS's opinion does not constitute a recommendation to any Advanced Disposal stockholder as to how such stockholder should vote or act with respect to the merger or any related transaction. At the direction of the Board, UBS was not asked to, nor did it, offer any opinion as to the terms, other than the merger consideration to the extent expressly specified in its opinion, of the amended merger agreement or any related documents or the form of the merger or any related transaction. In addition, UBS expressed no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the merger, or any class of such persons, relative to the merger consideration. UBS expressed no opinion as to the price at which Advanced Disposal common stock will trade at any time. In rendering its opinion, UBS assumed, with the consent of the Board, that (i) the final executed form of the merger agreement amendment would not differ in any material respect from the draft UBS reviewed dated June 23, 2020, (ii) the parties to the amended merger agreement would comply with all material terms of the amended merger agreement and (iii) the merger would be consummated in accordance with the terms of the amended merger agreement and in accordance with all applicable laws and other relevant documents or requirements without any adverse waiver or amendment of any material term or condition thereof. UBS also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger would be obtained without any adverse effect on Advanced Disposal, Waste Management or the merger. The issuance of UBS's opinion was approved by an authorized committee of UBS.

In connection with rendering its opinion to the Board, UBS performed a variety of financial and comparative analyses, which are summarized below. The following summary is not a complete description of all analyses performed and factors considered by UBS in connection with its opinion. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. With respect to the selected public companies analysis and the selected transactions analysis summarized below, no company or transaction used as a comparison was identical to Advanced Disposal, Waste Management or the merger. These analyses necessarily involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading or acquisition values of the companies concerned.

UBS believes that its analyses and the summary below must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, creates a misleading or incomplete view of the processes underlying UBS's analyses and opinion. UBS did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion, but rather arrived at its ultimate opinion based on the results of analyses undertaken by it and assessed as a whole.

The updated financial forecasts in or underlying UBS's analyses are not necessarily indicative of actual future results or values, which may be significantly more or less favorable than those estimates. In performing these analyses, UBS considered industry performance, general business and economic conditions and other matters, many of which were beyond Advanced Disposal's control. Estimates of the financial value of companies do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold or acquired.

The merger consideration was determined through negotiations between Advanced Disposal and Waste Management and their respective representatives and the decision by the Board to recommend that Advanced Disposal enter into the merger was solely that of the Board, and the decision by Advanced Disposal to enter into the merger was solely that of the Board. UBS's opinion and financial analyses were only one of many factors considered by the Board in its evaluation of the merger and should not be viewed as determinative of the views of the Board or the management of Advanced Disposal with respect to the merger or the merger consideration to be received by the Advanced Disposal stockholders (other than the holders of excluded shares) in the merger.

The following is a brief summary of the material financial analyses performed by UBS and reviewed with the Board on June 23, 2020 in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order for UBS's financial analyses to be fully understood, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of UBS's financial analyses.

Trading Statistics for Selected Public Companies Analysis

UBS compared selected financial and stock market data of Advanced Disposal with corresponding data of certain publicly traded companies whose primary business is municipal solid waste collection and disposal in the United States and Canada (collectively referred to as the selected companies):

•
Waste Management;

•
Republic Services, Inc. (which we refer to as "Republic");

•
Waste Connections, Inc. (which we refer to as "Waste Connections");

•
GFL; and

•
Casella Waste Systems, Inc. (which we refer to as "Casella").

Although none of the selected companies is directly comparable to Advanced Disposal, the companies included were chosen because they are publicly traded companies with operations that, for purposes of analysis, may be considered generally relevant to certain operations of Advanced Disposal. UBS included GFL as a selected company after GFL completed an initial public offering in March 2020.

UBS reviewed, among other things:

•
the enterprise values of each of the selected companies, calculated as equity market value based on closing stock prices on June 23, 2020, the last trading date prior to the delivery of UBS's oral opinion, plus debt at book value, less cash and cash equivalents, plus minority interest at book value of each of the selected companies, as a multiple of earnings before taxes, interest and depreciation (after stock-based compensation and before landfill retirement accretion and certain non-recurring items based on prevalent treatment by selected public companies, where available) (which we refer to as "Market Adjusted EBITDA") as projected and estimated with respect to calendar year 2021 (which we refer to as "2021E Market Adjusted EBITDA") for such selected company (which we refer to as "EV/2021E Market Adjusted EBITDA"); and

•
the equity market value calculated based on closing stock prices on June 23, 2020, the last trading price date prior to the delivery of UBS's oral opinion, of each of the selected companies as a multiple of projected, estimated calendar year 2021 free cash flow (which we refer to as "2021E FCF"), defined as cash flow from operations minus capital expenditures, of such selected company (which we refer to as "P/2021E FCF").

Financial data for the selected companies were based on FactSet data, public filings and other publicly available information, as well as analyst research. Financial data for Advanced Disposal was based on public filings and the financial forecasts and estimates prepared by the management of Advanced Disposal that the Board directed UBS to utilize for purposes of its analyses. This analysis indicated the following implied multiples for the selected companies, as compared to corresponding multiples implied for Advanced Disposal.

The following table presents the results of this analysis of the selected companies:

	EV/2021E Market Adjusted EBITDA	P/2021E FCF(1)

Waste Management	12.2x	21.3x
Republic	11.9x	21.4x
Waste Connections	16.2x	24.8x
GFL	11.4x	25.9x
Casella	17.4x	nm
Median	12.2x	23.1x
Implied for Advanced Disposal at $30.30 offer price	10.9x	19.7x

(1)
"nm" reflects P/FCF that is greater than 35.0x.

Using its experience and professional judgment, UBS made qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of Advanced Disposal and the selected companies and selected a reference range for EV/2021E Market Adjusted EBITDA of 10.0x – 11.5x and for P/2021E FCF of 16.0x – 20.5x and applied such ranges to Advanced Disposal's 2021E Market Adjusted EBITDA of $425 million, as provided by the management of Advanced Disposal, and Advanced Disposal's 2021E Adjusted FCF of $141 million, as described under the section entitled "The Merger (Proposal 1)—Projected Financial Information—Updated financial forecasts" beginning on page 70 of this proxy statement, to derive a range of implied consideration per share for Advanced Disposal, rounded to the nearest $0.05, of $26.45 to $33.20 and $24.80 to $31.50, respectively, as compared to the $30.30 offer price.

Precedent Transactions Analysis

UBS also analyzed certain publicly available information related to United States and Canadian publicly disclosed transactions with enterprise values over $250 million since 2008 with municipal solid waste collection and disposal being the target's primary line of business.

With respect to this group of transactions, which is listed below, UBS calculated and compared the target company's enterprise value (which we refer to as "EV"), based on public disclosure related to the transaction, as a multiple of last twelve months Market Adjusted EBITDA (which we refer to as "LTM Market Adjusted EBITDA").

The following table presents the results of this analysis of the precedent transactions:

Precedent Transactions

Announcement Date	Buyer	Target	EV/LTM Market Adjusted EBITDA

October 2018	GFL	Waste Industries, Inc.	13.1x
April 2018	BC Partners & Ontario Teachers	GFL	12.9x
January 2016	Waste Connections	Progressive Waste	10.1x
October 2015	GFL	Transforce's Waste Management System (segment)	10.8x
October 2014	Waste Management	Deffenbaugh Disposal, Inc.	8.0x
July 2012	Star Atlantic Waste Holdings LP	Veolia ES Solid Waste, Inc.	8.0x
December 2011	Macquarie Infrastructure Partners II	WCA Waste Corporation	9.1x
November 2009	IESI-BFC Ltd.	Waste Services, Inc.	7.6x
June 2008	Republic	Allied Waste Industries, Inc.	7.8x
Median			9.1x
Implied for Advanced Disposal based on $30.30 offer price			11.2x

None of the precedent transactions or companies that participated in the precedent transactions are directly comparable to the merger, Advanced Disposal or Waste Management. Each of the target companies in the precedent transactions was involved in the municipal solid waste collection and disposal industry and the selected transactions are all of the transactions since 2008 that, in UBS's professional judgment, involved target companies with operations that, for the purposes of UBS's analyses, may be considered generally relevant to certain operating characteristics of Advanced Disposal.

With respect to the precedent transactions and based on the results of the foregoing calculations and UBS's analyses of the various transactions and its professional judgment, UBS applied a reference range of enterprise value to Market Adjusted EBITDA multiples of 9.5x – 12.0x to Advanced Disposal's actual LTM Market Adjusted EBITDA for the quarter ending March 31, 2020 of $414 million, as provided by Advanced Disposal's public filings, to derive a range of implied per share consideration for Advanced Disposal, rounded to the nearest $0.05, of $23.05 to $33.95, as compared to the $30.30 offer price.

Discounted Cash Flow Analysis

UBS performed discounted cash flow analyses utilizing financial forecasts and estimates prepared by the management of Advanced Disposal (as more fully described in the section entitled "The Merger (Proposal 1)—Projected Financial Information" beginning on page 67 of this proxy statement). UBS calculated ranges of implied present values (as of July 1, 2020) of the standalone, unlevered, free cash flows that Advanced Disposal was forecasted to generate from the second half of 2020 through December 31, 2024 and of terminal values for Advanced Disposal. UBS calculated the unlevered, free cash flows as Adjusted EBITDA less (a) (i) stock-based compensation, (ii) taxes, (iii) changes in working capital, and (iv) capital expenditures, plus (b) (i) other operating cash flows and (ii) in the second half of 2020, a net cash flow of $125 million calculated as the original Waste Management termination fee of $150 million less expenses of $25 million as provided by Advanced Disposal's senior management. Based on the foregoing calculations, UBS calculated unlevered, free cash flows for each fiscal year during the period from the second half of 2020 through December 31, 2024 of $216 million, $160 million, $173 million, $191 million, and $203 million, respectively. Implied terminal values were derived by applying to the projection of Advanced Disposal's 2024 estimated Market Adjusted EBITDA a range of estimated terminal last twelve months Market Adjusted EBITDA multiples of 9.5x to 11.5x, which range was selected based upon UBS's experience and professional judgment, taking into account current and historical trading Market Adjusted EBITDA multiples of Advanced Disposal and certain of the selected companies. Implied present values of cash flows and terminal values were calculated using discount rates ranging from 7.5% to 8.5%, reflecting estimates of Advanced Disposal's weighted average cost of capital (derived by utilizing the capital asset pricing model, and taking into account macroeconomic assumptions and estimates of risk, the expected cost of debt, expected returns and other appropriate factors). UBS then divided the implied equity value by the number of fully-diluted outstanding shares of Advanced Disposal common stock (determined using the treasury stock method and taking into account outstanding in-the-money options, restricted stock units and performance stock units) based on latest public filings. The discounted cash flow analyses resulted in a range of implied equity values per share for Advanced Disposal, rounded to the nearest $0.05, of $26.05 to $35.35, as compared to the $30.30 offer price.

Trading History Analysis

UBS also reviewed the 52-week unaffected trading range of Advanced Disposal common stock and determined that over the 52 weeks ended April 12, 2019, the last trading date prior to the announcement of the original merger agreement, Advanced Disposal common stock traded within a range, rounded to the nearest $0.05, of $22.05 to $28.00 per share, as compared to the $30.30 offer price.

Miscellaneous

Under the terms of UBS's engagement, Advanced Disposal agreed to pay UBS an aggregate fee of $23.25 million for its financial advisory services in connection with the merger, of which $2.5 million was paid upon the delivery by UBS of the opinion dated April 14, 2019 (which amount is required to be deducted from any fee paid in connection with the consummation of the merger), $2.25 million was paid upon the delivery by UBS of the opinion dated June 23, 2020 and the remaining $18.5 million is payable contingent upon consummation of the merger. If the merger is terminated and Advanced Disposal receives from Waste Management a termination fee, UBS is entitled to a fee of up to 10% of such termination fee, not to exceed $5.25 million. In addition, Advanced Disposal agreed to reimburse UBS for its reasonable expenses, including fees, disbursements and other charges of counsel, and indemnify UBS and related parties against liabilities, including liabilities under federal securities laws, relating to, or arising out of, its engagement. In the past, UBS and its affiliates have provided investment banking, commercial banking and other financial services to Advanced Disposal and CPPIB unrelated to the merger, for which UBS and its affiliates have received or will receive compensation, including in the past four years having acted as (a) co-underwriter to Advanced Disposal in connection with an underwritten secondary offering of Advanced Disposal common stock in May 2018 and (b) co-lead joint book-running manager to Advanced Disposal in connection with a secondary public offering of Advanced Disposal common stock in May 2017. In the past four years, UBS received (i) less than $11.5 million in fees from Advanced Disposal and (ii) no fees from Waste Management. In the ordinary course of business, UBS, its affiliates and its and their respective employees may hold or trade, for their own accounts and the accounts of their customers loans, debt and/or equity securities of Advanced Disposal and Waste Management, and accordingly, may at any time hold a long or short position in such securities.

The Board selected UBS as its financial advisor in connection with the merger because UBS is an internationally recognized investment-banking firm with substantial experience in similar transactions. UBS is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities and private placements.

Projected Financial Information

Advanced Disposal does not, on a routine basis, publicly disclose long-term projections as to future financial performance due to, among other reasons, the unpredictability of the underlying assumptions and estimates, though Advanced Disposal has in the past provided investors with full-fiscal year financial guidance on certain financial metrics, including total revenue, adjusted EBITDA and adjusted free cash flow, which are updated when necessary during the relevant fiscal year. However, in connection with the evaluation of the proposed merger pursuant to the original merger agreement, Advanced Disposal's senior management shared certain non-public, unaudited prospective financial information prepared by it for strategic planning purposes with the Board, Waste Management and UBS, for the fiscal year ending December 31, 2019 and the four (4) following fiscal years ending December 31, 2023 (which we refer to as the "pre-announcement projections"). In addition, Advanced Disposal's senior management shared certain non-public, unaudited prospective financial information prepared by it for strategic planning purposes with the Board and UBS, for the fiscal year ending December 31, 2020 and the four (4) following fiscal years ending December 31, 2024 (which we refer to as the "updated financial forecasts"; we refer to the pre-announcement projections and the updated financial forecasts collectively as the "projections"). A sub-set of the updated financial forecasts for the fiscal year ending December 31, 2020 and the two (2) following fiscal years ending December 31, 2022 was also shared with Waste Management at Waste Management's request pursuant to Waste Management's rights under the original merger agreement and as further detailed in the section entitled "The Merger (Proposal 1)—Background of the Merger" beginning on page 40 of this proxy statement.

The projections were not prepared with a view to public disclosure and are included in this proxy statement only because such information was made available to the Board, Waste Management and UBS as described above. The projections were not prepared with a view to compliance with generally accepted accounting principles as applied in the United States (which we refer to as "GAAP"), the published guidelines of the SEC regarding projections and forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The prospective financial information included in this proxy statement has been prepared by, and is the responsibility of, Advanced Disposal's senior management, and is subjective in many respects. The projections were, in the view of Advanced Disposal's senior management, prepared on a reasonable basis, reflected the best available estimates and judgments at the time of preparation, and presented as of the time of preparation, to the best of senior management's knowledge and belief, the expected course of action and the expected future financial performance of Advanced Disposal on a standalone basis, subject to the assumptions and limitations described in this section. Furthermore, neither Advanced Disposal's independent auditors nor any other independent accountants have audited, reviewed, examined, compiled or applied agreed-upon procedures with respect to the accompanying prospective financial information and, accordingly, assume no responsibility for, and express no opinion or other form of assurance on, such information or its achievability.

The projections are forward-looking statements. Although summaries of the projections are presented with numerical specificity, the projections reflect numerous assumptions and estimates as to future events made by Advanced Disposal's senior management, which it believes were reasonable at the time the projections were prepared, taking into account the relevant information available to management at such time. However, this information is not fact and should not be relied upon as being necessarily predictive of actual future results. Important factors may affect actual results and cause the forecasts not to be achieved. These factors include general economic conditions, accuracy of certain accounting assumptions, timing of business investments by Advanced Disposal, changes in actual or projected cash flows, competitive pressures, changes in tax or other laws or regulations, and the other factors described in the section entitled "Forward-Looking Statements" beginning on page 30 of this proxy statement, the "Risk Factors" section in our 2019 Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, and the information referenced in the section entitled "Where You Can Find Additional Information"

beginning on page 124 of this proxy statement. Generally, the further out the period to which the projections relate, the less predictable and more unreliable the information becomes. In addition, the projections do not take into account any circumstances or events occurring after the date that the projections were prepared. Furthermore, the projections were prepared on a standalone basis without giving effect to the merger, including the impact of negotiating or executing the merger agreement, the expenses that may be incurred in connection with consummating the merger, including the expenses payable pursuant to the merger agreement, the potential synergies that may be achieved as a result of the merger, the effect of any business or strategic decision or action that has been or will be taken as a result of the merger agreement, or payment of any termination fee. As a result, there can be no assurance that the projections will be realized, and actual results may be materially better or worse than those contained in the projections. The inclusion of this information in the proxy statement should not be regarded as an indication that Advanced Disposal's senior management, the Board, UBS, Waste Management or any other recipient of this information considered, or now considers, the projections to be material information of Advanced Disposal, or necessarily predictive of actual future results, nor should it be construed as financial guidance, and it should not be relied upon as such. The summary of the projections is not included in this proxy statement in order to induce any stockholder to vote for the proposal to adopt the merger agreement or any of the other proposals to be voted on at the Special Meeting or to influence any stockholder to make any investment decision with respect to the merger, including whether or not to seek appraisal rights with respect to the shares of Advanced Disposal common stock.

The projections should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding Advanced Disposal contained in Advanced Disposal's public filings with the SEC. The projections were reviewed by Advanced Disposal's senior management with, and considered by, the Board in connection with its evaluation and approval of the merger and were relied upon by UBS for purposes of its financial analyses and opinion, as described more fully in the sections entitled "The Merger (Proposal 1)—Recommendation of the Board and Reasons for Recommendation" beginning on page 54 of this proxy statement and "The Merger (Proposal 1)—Opinion of Financial Advisor" beginning on page 60 of this proxy statement.

Except to the extent required by applicable federal securities laws, we do not intend, and expressly disclaim any responsibility to update or otherwise revise the forecasts to reflect circumstances existing after the date when we prepared the projections or to reflect the occurrence of future events or changes in general economic or industry conditions, even in the event that any of the assumptions underlying the projections are shown to be in error. We can give no assurance that, had our projections been prepared either as of the date of the merger agreement or as of the date of this proxy statement, similar estimates and assumptions would be used. Neither Advanced Disposal nor any of its affiliates, directors, officers, advisors or other representatives has made or makes any representation to any of our stockholders or any other person regarding the ultimate performance of Advanced Disposal compared to the information contained in our projections or that our projections will be achieved.

In light of the foregoing factors and the uncertainties inherent in the projections and considering that the Special Meeting will be held several months after the projections were prepared, stockholders are cautioned not to rely on the projections included in this proxy statement.

Certain of the measures included in the projections may be considered non-GAAP financial measures, as noted below. These non-GAAP financial measures are useful to investors and management in understanding current profitability levels and liquidity that may serve as a basis for evaluating future performance and facilitating comparability of results. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Advanced Disposal may not be comparable to similarly titled amounts used by other companies. The non-GAAP financial measures used in the forecasts were relied upon by UBS for purposes of its respective financial analyses and opinion and by the Board in connection with its consideration of the merger. Financial measures provided to a financial advisor are excluded from the definition of non-GAAP financial measures and, therefore, are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure.

Summary of the Projections

Pre-announcement projections

The following is a summary of the pre-announcement projections prepared by senior management of Advanced Disposal and provided to its Board, UBS and Waste Management prior to the execution of the original merger agreement:

($ in millions)	2019	2020	2021	2022	2023
Revenue	1,615.1	1,673.7	1,734.0	1,796.8	1,860.4
Adjusted EBITDA(1)	446.7	475.7	499.5	524.3	546.7
Cash Flow from Operations less Adjusted Capital Expenditures(2)	148.0	157.6	172.9	189.5	198.5
(1)
EBITDA is net (loss) income from continuing operations adjusted for interest, taxes, depreciation and amortization. Adjusted EBITDA is EBITDA adjusted to exclude non-cash and non-recurring items, as well as other adjustments permitted in calculating covenant compliance under the agreements governing Advanced Disposal's outstanding debt securities and credit facilities. Advanced Disposal excludes acquisition and development costs and stock-based compensation in its calculation of adjusted EBITDA. Advanced Disposal believes adjusted EBITDA is useful to evaluate performance because it eliminates the effect of financing, income taxes and the accounting effects of capital spending, as well as certain items that are not indicative of Advanced Disposal's performance on an ongoing basis.

(2)
Reflects net cash provided by operating activities less adjusted capital expenditures (purchases of property and equipment, excluding expenditures for significant new municipal contracts and significant purchases of land for future landfill airspace and landfill construction and development), net of proceeds from the sale of property and equipment. Advanced Disposal believes such metric is useful because it provides a meaningful measure of Advanced Disposal's operational strength and performance of our businesses by eliminating the significant level of non-cash depreciation and amortization expense that results from the capital intensive nature of our businesses.

Reconciliation of Non-GAAP Projections to GAAP

The following table reflects the calculation of Adjusted EBITDA by Advanced Disposal for purposes of the pre-announcement projections:

($ in millions)	2019	2020	2021	2022	2023
Net income	37.8	62.3	83.3	106.5	135.8
Income tax expense	14.8	23.8	31.6	40.2	51.2
Interest expense	101.9	96.3	88.4	81.3	74.3
Depreciation and amortization	264.9	267.0	269.4	269.1	257.8
Loss on debt extinguishments and modifications	1.0	1.0	1.0	1.0	1.0
Accretion on landfill retirement obligations	16.3	16.7	17.2	17.6	18.0
Stock-based compensation	9.9	8.6	8.6	8.6	8.6
Unrealized loss on derivatives	6.4	0.0	0.0	0.0	0.0
Realized loss on derivatives	(6.4)	0.0	0.0	0.0	0.0

Adjusted EBITDA(1)	446.7	475.7	499.5	524.3	546.7
(1)
Totals may not sum due to rounding.

The following table reflects the calculation of Cash Flow from Operations less Adjusted Capital Expenditures by Advanced Disposal for purposes of the pre-announcement projections:

($ in millions)	2019	2020	2021	2022	2023
Net cash provided by operating activities	344.1	360.0	376.1	389.8	389.1
Purchases of property & equipment	(196.1)	(202.4)	(203.2)	(200.2)	(190.6)

Cash Flow from Operations less Adjusted Capital Expenditures	148.0	157.6	172.9	189.5	198.5

Updated financial forecasts

The following is a summary of the updated financial forecasts prepared by senior management of Advanced Disposal and provided to its Board and UBS (and with respect to the fiscal year ending December 31, 2020 and the two (2) following fiscal years ending December 31, 2022, to Waste Management) prior to the execution of the merger agreement amendment as described above:

($ in millions)	2020	2021	2022	2023	2024
Revenue	1,552.2	1,661.9	1,729.5	1,798.7	1,870.7
Adjusted EBITDA(1)	392.0	432.2	457.5	484.8	513.6
Adjusted Free Cash Flow(2)	131.6	141.3	161.4	174.8	189.1
(1)
EBITDA is net (loss) income from continuing operations adjusted for interest, taxes, depreciation and amortization. Adjusted EBITDA is EBITDA adjusted to exclude non-cash and non-recurring items, as well as other adjustments permitted in calculating covenant compliance under the agreements governing Advanced Disposal's outstanding debt securities and credit facilities. Advanced Disposal excludes acquisition and development costs and stock-based compensation in its calculation of adjusted EBITDA. Advanced Disposal believes adjusted EBITDA is useful to evaluate performance because it eliminates the effect of financing, income taxes and the accounting effects of capital spending, as well as certain items that are not indicative of Advanced Disposal's performance on an ongoing basis.

(2)
Free cash flow is defined as cash flow from operations less net capital expenditures and includes non-GAAP adjustments such as excluding restructuring payments, capital markets costs and non-recurring items per Advanced Disposal senior management.

Reconciliation of Non-GAAP Projections to GAAP

The following table reflects the calculation of Adjusted EBITDA by Advanced Disposal for purposes of the updated financial forecasts:

($ in millions)	2020	2021	2022	2023	2024
Net income	7.5	39.5	60.0	93.1	116.2
Income tax expense	2.9	15.0	22.7	35.1	43.9
Interest expense	78.9	75.0	70.1	65.3	60.5
Depreciation, depletion, amortization, and accretion on landfill retirement obligations	295.0	295.0	297.0	282.0	282.0
Loss on debt extinguishments and modifications	1.0	1.0	1.0	1.0	1.0
Stock-based compensation	6.7	6.7	6.7	8.3	10.0
Adjusted EBITDA	392.0	432.2	457.5	484.8	513.6

The following table reflects the calculation of Adjusted Free Cash Flow by Advanced Disposal for purposes of the updated financial forecasts:

($ in millions)	2020	2021	2022	2023	2024
Net cash provided by operating activities	292.2	322.2	355.1	376.3	398.7
Purchases of property & equipment	(166.0)	(184.2)	(193.7)	(201.5)	(209.6)
Other adjustments	5.4	3.3	—	—	—
Adjusted Free Cash Flow	131.6	141.3	161.4	174.8	189.1

Interests of Advanced Disposal Directors and Executive Officers in the Merger

In considering the recommendation by the Board that Advanced Disposal stockholders vote to adopt the amended merger agreement, stockholders should be aware that the directors and executive officers of Advanced Disposal have certain interests in the transactions that may be different from, or in addition to, the interests of Advanced Disposal stockholders generally. The members of the Board were aware of these interests in evaluating the amended merger agreement and the transactions and in recommending that Advanced Disposal stockholders adopt the amended merger agreement. These interests may present such directors and executive officers with actual or potential conflicts of interest and these interests are described in this section and the section entitled "Advisory Vote on Specified Compensation (Proposal 2)—Golden Parachute Compensation" beginning on page 110 of this proxy statement.

Michael Koen is a nonemployee director nominated by CPPIB. To Advanced Disposal's knowledge, Mr. Koen does not hold shares of Advanced Disposal common stock or Advanced Disposal equity awards and is not entitled to payments in connection with the transactions contemplated by the amended merger agreement. The interests of the other persons who are or have been since January 1, 2019, directors or executive officers of Advanced Disposal are discussed below.

For the numerical disclosure in this section of the proxy statement, we have assumed a closing date of August 31, 2020. August 31, 2020 is an illustrative date used solely for purposes of this specified disclosure and is not intended to indicate that the closing will or will not occur on such date. This description and the tables below assume that Advanced Disposal grants no new Advanced Disposal equity awards prior to the closing to Advanced Disposal's directors or executive officers.

Treatment of Advanced Disposal Equity Awards

This section sets forth the treatment of Advanced Disposal equity awards pursuant to the amended merger agreement. No Advanced Disposal equity awards have been granted to any director, executive officer or employee of Advanced Disposal between the date of the original merger agreement and the date of this proxy statement.

Treatment of Advanced Disposal Stock Options

The amended merger agreement provides that at the effective time, each Advanced Disposal stock option that is outstanding immediately prior to the effective time and that has an exercise price per share that is less than $30.30, whether or not vested, will become fully vested and will be cancelled and thereafter entitle the holder to receive, promptly after the effective time, a cash payment (without interest and subject to all applicable tax withholding requirements) equal to the product of (i) the excess of $30.30 over the per-share exercise price of such Advanced Disposal stock option and (ii) the number of shares issuable upon exercise of such Advanced Disposal stock option. Each Advanced Disposal stock option with an exercise price equal to or greater than $30.30 will be cancelled as of the effective time without payment of any consideration and will have no further force or effect.

The following table shows, with respect to each individual who served as a director or an executive officer of Advanced Disposal at any point in time on or following January 1, 2019 and who, as of the close of business on June 24, 2020, held Advanced Disposal stock options with a per-share exercise price less than $30.30, (i) the number of shares of Advanced Disposal common stock underlying each Advanced Disposal stock option that is held as of June 24, 2020 and is scheduled to be vested as of August 31, 2020, (ii) the expected value of such Advanced Disposal stock options as of the effective time, (iii) the number of shares of Advanced Disposal common stock underlying each Advanced Disposal stock option that is held as of June 24, 2020 and is scheduled to be unvested as of August 31, 2020, (iv) the expected value of such Advanced Disposal stock options as of the effective time and (v) the total expected value of outstanding Advanced Disposal stock options as of the effective time.

Name	Shares Underlying Vested In-the-Money Advanced Disposal Stock Options (#)	Expected Value of Vested In-the-Money Advanced Disposal Stock Options ($)(1)	Shares Underlying Unvested In-the-Money Advanced Disposal Stock Options (#)	Expected Value of Unvested In-the-Money Advanced Disposal Stock Options ($)(1)	Total Expected Value of In-the-Money Advanced Disposal Stock Options ($)(1)
Executive Officers
Richard Burke	859,736	9,403,716	175,130	1,026,130	10,429,846
Steven Carn	198,544	2,511,312	61,358	374,141	2,885,453
John Spegal	249,546	2,807,098	60,493	371,018	3,178,116
Michael Slattery	78,686	760,346	43,573	260,700	1,021,046
Melissa Westerman	—	—	6,916	24,967	24,967
(1)
The value of the Advanced Disposal stock options shown in the table above is based on an illustrative closing date for the transactions of August 31, 2020 (solely for purposes of this specified disclosure) and the excess of the merger consideration of $30.30 over the applicable exercise price.

Treatment of Performance Share Unit Awards

At the effective time, each performance share unit award that is outstanding immediately prior to the effective time will become fully vested and will be cancelled and will thereafter entitle the holder to receive, promptly after the effective time, a cash payment (without interest and subject to all applicable tax withholding requirements) equal to the product of (i) the number of shares equal to the greater of (x) the target number of shares with respect to such performance share unit award and (y) the number of shares that would be considered earned under the terms of such performance share unit award based on Advanced Disposal's most recent fiscal year-end results preceding the year in which the effective time occurs multiplied by (ii) $30.30.

The following table shows, with respect to each individual who served as a director or an executive officer of Advanced Disposal at any point in time on or following January 1, 2019 and who, as of the close of business on June 24, 2020, held performance share unit awards: (i) the number of shares of Advanced Disposal common stock underlying performance share unit awards that are scheduled to be unvested as of August 31, 2020 (based on the theoretical achievement of performance metrics at the target value) and

(ii) the total expected value of such performance share unit awards as of the effective time, based on a stock price of $30.30 per share.

Name	Shares Underlying Unvested Performance Share Unit Awards (#)(1)	Total Expected Value of Performance Share Unit Awards ($)(1)
Executive Officers
Richard Burke	92,897	2,814,799
Steven Carn	32,473	983,932
John Spegal	32,005	969,752
Michael Slattery	23,085	699,476
Melissa Westerman	3,747	113,534
(1)
The value of the Advanced Disposal performance share unit awards shown in the table above is based on an illustrative closing date for the transactions of August 31, 2020 and achievement of performance metrics at the target value on the date of grant.

Treatment of Restricted Share Unit Awards

At the effective time, each restricted share unit award that is outstanding as of immediately prior to the effective time will become fully vested as of the effective time and will be cancelled as of the effective time and converted into a right to receive, promptly after the effective time, a cash payment (without interest and subject to all applicable tax withholding requirements) equal to the product of (i) $30.30 and (ii) the aggregate number of shares subject to such restricted share unit award.

The following table shows, with respect to each individual who served as a director or an executive officer of Advanced Disposal at any point in time on or following January 1, 2019 and who, as of the close of business on June 24, 2020, held restricted share unit awards: (i) the number of shares of Advanced Disposal common stock underlying unvested restricted share unit awards and (ii) the total expected value of such restricted share unit awards as of the effective time, based on a stock price of $30.30 per share.

Name	Shares Underlying Unvested Restricted Share Unit Awards (#)(1)	Total Expected Value of Restricted Share Unit Awards ($)(1)
Executive Officers
Richard Burke	46,448	1,407,374
Steven Carn	61,362	1,859,269
John Spegal	16,002	484,861
Michael Slattery	11,542	349,723
Melissa Westerman	1,873	56,752
(1)
The value of the Advanced Disposal restricted share unit awards shown in the table above is based on an illustrative closing date for the transactions of August 31, 2020.

Treatment of Restricted Share Awards

At the effective time, each restricted share award that is outstanding immediately prior to the effective time will become fully vested and will be cancelled and thereafter entitle the holder to receive, promptly after the effective time, a cash payment (without interest and subject to all applicable tax withholding requirements) equal to the product of (i) the number of shares subject to such restricted share award and (ii) $30.30. The following table shows, with respect to each individual who served as a director or an executive officer of Advanced Disposal at any point in time on or following January 1, 2019 and who, as of the close of business on June 24, 2020, held restricted share awards: (i) the number of restricted share awards that are scheduled to be unvested as of August 31, 2020 and (ii) the total expected value of such restricted share awards as of the effective time, based on a stock price of $30.30 per share. None of the executive officers hold outstanding restricted share awards.

Name	Shares Underlying Unvested Restricted Share Awards (#)(1)	Total Expected Value of Restricted Share Awards ($)(1)
Non-Employee Directors(1)
E. Renae Conley	8,260	250,278
Tanuja Dehne	8,260	250,278
Michael Hoffman	12,696	384,689
Ernest Mrozek	8,260	250,278
B. Clyde Preslar	8,260	250,278
(1)
The restricted share awards shown in this table are unvested. The number of unvested restricted share awards and the expected value of the restricted share awards shown in the table above is based on an illustrative closing date for the transactions of August 31, 2020. The value reported does not include the value of restricted share awards that are scheduled to vest on August 1, 2020.

Quantification of Holdings and Equity Compensation Awards

The following table shows, with respect to each individual who served as a director or an executive officer of Advanced Disposal at any point in time on or following January 1, 2019 and who, as of the close of business on June 24, 2020, held shares of Advanced Disposal common stock: (i) the number of shares of Advanced Disposal common stock and (ii) the total expected value of such Advanced Disposal common stock as of the effective time, based on a stock price of $30.30 per share. Based on an assumed closing date of August 31, 2020, the following table includes all shares held as of the assumed closing date.

Name	Shares Directly Held (#)(1)	Total Expected Value of Shares Directly Held ($)(1)
Directors
Tanuja Dehne	1,000	30,300
Ernest Mrozek	4,500	136,350
B. Clyde Preslar	5,716	173,195
Executive Officers
Richard Burke	184,632	5,594,350
Steven Carn	59,706	1,809,092
John Spegal	59,177	1,793,063
Michael Slattery	46,179	1,399,224

  (1)
  Amounts reflected in this table include direct holdings and restricted shares that are scheduled to vest on August 1, 2020.

See the section entitled "Advisory Vote on Specified Compensation (Proposal 2)" beginning on page 110 of this proxy statement for information regarding unvested equity compensation awards for the named executive officers in accordance with Item 402(t) of the SEC's Regulation S-K based on the assumptions described in such section, including the assumption that the effective time occurs on August 31, 2020, and that the price per share of Advanced Disposal common stock is equal to $30.30.

Guaranteed Bonuses

In accordance with the original merger agreement, Advanced Disposal was entitled to establish bonus plans and grant and pay annual bonus awards for 2019 and 2020 in the ordinary course and consistent with past practice. In order to reward and incentivize employees to remain employed by Advanced Disposal through the closing, we implemented the 2019/2020 Guaranteed Bonus Program (which we refer to as the "guaranteed bonus program"), which guaranteed bonus-eligible employees a cash bonus amount for each of 2019 and 2020 that is at least equal to such employee's 2019 target annual bonus. As of the date of this proxy statement, 2019 bonuses have been paid in accordance with the guaranteed bonus program. Pursuant to the guaranteed bonus program, bonus-eligible employees will receive their ordinary course bonus, if it is in excess of the bonus guarantee amount, but in any event will receive at least the bonus guarantee amount for 2020 if they remain employed through the closing.

Advanced Disposal may pay bonuses, including guaranteed bonuses, with respect to 2020 on or after December 1, 2020, provided that in certain circumstances, Advanced Disposal may pay bonuses with respect to 2020 prior to the closing. If the closing occurs prior to the payment of 2020 bonuses, Waste Management will cause bonus-eligible employees who are employed by Advanced Disposal prior to the closing to receive a bonus in an amount no less than the employee's 2019 target annual bonus. 2020 bonuses will be paid on the earliest of (i) the date on which annual bonuses would be paid by Advanced Disposal in the ordinary course of business consistent with past practice, (ii) the one-year anniversary of the closing date, and (iii) an involuntary separation from service of the employee without cause or by the employee with "good reason," as defined in the employee's employment agreement. Employees without employment agreements who resign because they refuse to relocate more than 50 miles to a new principal place of business will also be entitled to a bonus. The following table shows for individuals who served as an executive officer of Advanced Disposal at any point in time on or following January 1, 2019, the value of the 2020 cash incentive bonuses that would be payable, assuming each executive officer remains employed in good standing on the day immediately prior to the closing date. The below table assumes that all bonuses will be paid out at the 2020 target amount.

Name	2020 Guaranteed Annual Bonus ($)
Richard Burke	1,101,600
Steven Carn	471,240
John Spegal	458,000
Michael Slattery	314,159
Melissa Westerman	146,880

Employment Agreements

Executive Officer Employment Agreements

Advanced Disposal is party to an employment agreement with each of its executive officers. Each of these employment agreements provides for an initial three-year term that will automatically be extended for successive one-year periods thereafter unless either Advanced Disposal or the employee gives a contrary written notice to the other at least 60 days prior to the end of the applicable term.

Pursuant to each employment agreement, the executive officers have agreed to certain non-competition, non-solicitation and employee non-interference covenants during employment and for two years following termination of employment for any reason, as well as perpetual confidentiality covenants. All severance benefits are subject to the execution and non-revocation of a general release.

Each employment agreement provides for severance benefits payable to the executive officer in connection with a termination without "cause" or resignation for "good reason" or termination by Advanced Disposal in connection with or within two years following a change in control. Under each employment agreement, severance will be payable in an amount equal to: (1) two times annual base salary then in effect, payable in 24 equal monthly installments; (2) a pro rata portion of bonus for the year in which termination occurs as earned through the termination date; (3) two times bonus (calculated pursuant to the employment agreements), payable in 24 equal monthly installments; and (4) 24 months of the named executive officer's monthly cost of COBRA coverage. In addition, Mr. Burke's employment agreement provides that, with respect to a termination by Advanced Disposal in connection with or within two years following a change in control, severance will be payable in an amount equal to: (1) three times annual base salary then in effect, payable in 36 equal monthly installments; (2) a pro rata portion of his bonus for the year in which termination occurs as earned through his termination date; (3) three times his bonus (calculated pursuant to his employment agreement), payable in 36 equal monthly installments; and (4) 36 months of his monthly cost of COBRA coverage. Mr. Burke is also entitled to an additional amount of $36,000, payable in 24 equal monthly installments. Mr. Spegal is entitled to an additional amount of $50,000 for relocation services, payable in a lump sum.

Under each employment agreement, "cause" means generally (i) the employee's failure to comply with the published policies, standards, and regulations of Advanced Disposal, (ii) the employee's commission of an act of fraud, dishonesty, or gross misconduct, including but not limited to intentional violations or intentional breaches of the restrictive covenants provided in the employment agreement, in the rendering of services to Advanced Disposal, (iii) the employee's willful failure to diligently comply with the reasonable requests of the person(s) to whom the employee reports, (iv) a conviction or plea of nolo contendere to any felony substantively related to the employee's duties, or commission of any act that damages the reputation or causes public embarrassment to Advanced Disposal, or (v) the employee's willful failure to adequately perform the usual and customary duties of employment and/or those duties typically associated with the employee's position.

Under each employment agreement, "good reason" means generally (i) a relocation of the principal place of business to a location that represents a material change (50 miles) in geographic location, or (ii) a material diminution in authority, duties, responsibilities, reporting position or compensation. Mr. Burke's employment agreement also provides that a breach of his employment agreement constitutes "good reason."

Pursuant to the terms of each employment agreement, no employee is entitled to receive any tax gross-up for any excise tax imposed upon him or her under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (which we refer to as the "Code"). In the event that any payments or benefits paid or payable to an employee pursuant to an employment agreement or any other plan, program or arrangement maintained by Advanced Disposal would constitute a "parachute payment" within the meaning of Section 280G of the Code, such payments and benefits will be reduced to the extent reducing the payments and benefits would result in the employee retaining a greater net after tax amount.

In connection with the guaranteed bonus program described above in the section entitled "Guaranteed Bonuses," each executive officer who is employed on the day prior to the closing date will be entitled to receive a bonus for 2020 that is no less than the executive officer's 2019 target annual bonus. For employees, including the named executive officers, with employment agreements that provide severance benefits upon a termination for "cause" or resignation for "good reason" or termination by Advanced Disposal in connection with or within two years following a change in control, any such employee who would be entitled to receive a pro rata annual bonus for the year of termination and otherwise would be entitled to receive a guaranteed annual bonus for 2020 will receive such full annual bonus for the year of termination (instead of a pro-rated bonus), which will be no less than the 2019 target annual bonus. As of the date of this proxy statement, 2019 bonuses have been paid in accordance with the guaranteed bonus program.

The following table shows, as of the effective time, with respect to Advanced Disposal's named executive officers, the value of the severance that would be payable pursuant to the employment agreements, assuming a covered termination in connection with or within two years of the closing of a merger that occurs on August 31, 2020, including the full annual bonus payout for the year of termination in lieu of a pro rata annual bonus payment for the year of termination.

Name	Severance Base Salary ($)	Severance Annual Bonus ($)(1)	Guaranteed 2020 Bonus (in Lieu of Pro-Rated Annual Bonus) ($)(1)	Additional Severance ($)	Perquisites/ Benefits ($)(3)	Total Expected Severance ($)
Richard Burke	2,754,000	3,304,800	1,101,600	36,000(2)	72,228	7,268,628
Steven Carn	942,480	942,480	471,240	-	48,152	2,404,352
John Spegal	916,000	916,000	458,000	-	69,966(4)	2,359,966
Michael Slattery	785,400	628,320	314,159	-	48,152	1,776,031
Melissa Westerman	489,600	293,760	146,880	-	33,868	964,108
  (1)
  Assumes annual bonuses for 2020 will all be paid at the 2020 target level.
  (2)
  Paid in 24 equal monthly installments, pursuant to the terms of Mr. Burke's employment agreement.
  (3)
  Represents amounts to be paid in respect of post-employment COBRA benefits following a covered termination pursuant to each executive officer's employment agreement, which is to be paid net of taxes. As such, the named executive officers are entitled to gross amounts equal to: $97,737 for Mr. Burke, $65,158 for Mr. Carn, $32,988 for Mr. Spegal, $65,158 for Mr. Slattery and $43,560 for Ms. Westerman.
  (4)
  Amount includes $50,000 relocation benefit for relocation services, payable in a single lump sum pursuant to Mr. Spegal's employment agreement, which is to be paid net of taxes. As such, Mr. Spegal is entitled to a gross amount equal to $73,368.

280G Mitigation Actions

The employment agreements described above and the severance plan we implemented (described in the section entitled "The Amended Merger Agreement—Other Covenants and Agreements—Employee Matters" on page 101 of this proxy statement) provide a limitation in the event the executive officer would be subject to excise taxes due to Sections 4999 and 280G of the Code (which we refer to as the "280G excise tax").

Advanced Disposal will be permitted to implement reasonable measures in consultation with Waste Management to mitigate the adverse tax consequences of Sections 4999 and 280G of the Code for Advanced Disposal and "disqualified individuals" (as that term is defined in Section 280G of the Code). In addition, Advanced Disposal and Waste Management have, in accordance with the original merger agreement, in good faith consulted with each other (and allowed their respective outside accounting experts to consult with each other) and agreed on methodologies, calculations and assumptions to be used for valuing noncompete arrangements for "disqualified individuals" in connection with assessing and mitigating the adverse tax consequences of Sections 4999 and 280G of the Code, subject to any 280G mitigation actions employed as agreed to by Advanced Disposal and Wage Management. Following the closing, Waste Management and the surviving company and its subsidiaries and affiliates will implement those methodologies, calculations and assumptions. Notwithstanding this paragraph, the Compensation Committee of the Board of Directors of Advanced Disposal has not yet approved any specific actions to mitigate the possible impact of Section 280G of the Code on Advanced Disposal and certain of the executives.

Insurance and Indemnification of Directors and Executive Officers

See the section entitled "The Amended Merger Agreement—Other Covenants and Agreements—Directors' and Officers' Indemnification and Insurance" beginning on page 97 of this proxy statement, for a summary of the obligations of the surviving company with respect to insurance indemnification of directors and executive officers after the effective time.

Compensation and Benefits-Related Arrangements with the Surviving Company

See the section entitled "The Amended Merger Agreement—Other Covenants and Agreements—Employee Matters" beginning on page 101 of this proxy statement, for a summary of certain post-closing covenants related to compensation and employee benefit arrangements.

Financing

Waste Management has committed to have, at the closing, access to sufficient cash, available lines of credit or other sources of immediately available funds to enable Waste Management to consummate the transactions contemplated by the amended merger agreement, including payment of the aggregate merger consideration to the stockholders of Advanced Disposal and all other required payments payable in connection with the transactions contemplated by the amended merger agreement. Waste Management expects to finance the merger using a combination of credit facilities and commercial paper. The consummation of the merger is not conditioned upon Waste Management's or Merger Sub's receipt of financing.

Material U.S. Federal Income Tax Consequences of the Merger

General

The following summary discusses the material U.S. federal income tax consequences of the merger to holders of shares of Advanced Disposal common stock. This discussion is based on the Code, applicable Treasury regulations promulgated under the Code, administrative interpretations, judicial decisions and administrative rulings as in effect as of the date of this proxy statement, all of which may change, possibly with retroactive effect. This summary is for the general information of the holders of shares of Advanced Disposal common stock only and does not purport to be a complete analysis of all potential tax effects of the merger.

This discussion addresses only the consequences of the exchange of shares of Advanced Disposal common stock held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). It does not address all aspects of U.S. federal income taxation that may be important to an Advanced Disposal stockholder in light of the Advanced Disposal stockholder's particular circumstances, or to an Advanced Disposal stockholder that is subject to special rules, such as:

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a bank, insurance company, or other financial institution;

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a tax-exempt organization;

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a dealer or broker in securities or non-U.S. currencies;

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a trader in securities who elects the mark-to-market method of accounting;

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an individual subject to the alternative minimum tax provisions of the Code;

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a mutual fund;

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a U.S. expatriate or former citizen or long-term resident of the United States;

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a foreign pension fund and its affiliates;

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a person whose functional currency is not the U.S. dollar;

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a former citizen or former long-term resident of the United States;

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a real estate investment trust or regulated investment company;

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an Advanced Disposal stockholder that holds its shares of Advanced Disposal common stock through individual retirement or other tax-deferred accounts;

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an Advanced Disposal stockholder that exercises appraisal rights;

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an Advanced Disposal stockholder that holds shares of Advanced Disposal common stock as part of a hedge, appreciated financial position, straddle, or conversion or integrated transaction;

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an Advanced Disposal stockholder that acquired shares of Advanced Disposal common stock through the exercise of compensatory options or stock purchase plans or otherwise as compensation; or

•
an Advanced Disposal stockholder that is required to accelerate the recognition of any item of gross income with respect to the merger as a result of such income being recognized on an applicable financial statement.

For purposes of this discussion, a "U.S. holder" is a beneficial owner of shares of Advanced Disposal common stock that is for U.S. federal income tax purposes:

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an individual who is a citizen or resident of the United States;

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a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any state therein or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust (i) that is subject to the primary supervision of a court within the United States and all the substantial decisions of which are controlled by one or more U.S. persons or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

A "non-U.S. holder" is a beneficial owner of shares of Advanced Disposal common stock that is neither a U.S. holder nor a partnership (nor an entity treated as a partnership) for U.S. federal income tax purposes.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of Advanced Disposal common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A partner in a partnership holding shares of Advanced Disposal common stock should consult its tax advisors.

This discussion of the material U.S. federal income tax consequences of the merger is not a complete description of all potential U.S. federal income tax consequences of the merger. This discussion does not address tax consequences that may vary with, or are contingent on, individual circumstances. In addition, it does not address any U.S. state or local or any non-U.S. tax consequences of the merger or the potential application of the Medicare contribution tax on net investment income. Accordingly, each Advanced Disposal stockholder should consult its tax advisor to determine the particular U.S. federal, state or local or non-U.S. income or other tax consequences to it of the merger.

U.S. Federal Income Tax Consequences to U.S. Holders

The receipt of the merger consideration by U.S. holders pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder will recognize taxable capital gain or loss in an amount equal to the difference, if any, between (i) the amount of cash received in the merger plus the amount of cash used to satisfy any applicable withholding taxes and (ii) such U.S. holder's adjusted tax basis in its shares of Advanced Disposal common stock exchanged therefor. A U.S. holder's adjusted tax basis in a particular share of Advanced Disposal common stock generally will equal the price the U.S. holder paid for such share of Advanced Disposal common stock.

If a U.S. holder's holding period in the shares of Advanced Disposal common stock surrendered in the merger is greater than one year as of the date of the merger, the capital gain or loss will be long-term capital gain or loss. Long-term capital gains of certain non-corporate holders, including individuals, are generally subject to U.S. federal income tax at preferential rates. The deductibility of a capital loss recognized in connection with the merger is subject to limitations under the Code. If a U.S. holder acquired different blocks of shares of Advanced Disposal common stock at different times or different prices, such U.S. holder must determine its adjusted tax basis and holding period separately with respect to each block of shares of Advanced Disposal common stock that it holds.

U.S. Federal Income Tax Consequences to Non-U.S. Holders

The receipt of the merger consideration by a non-U.S. holder pursuant to the merger will not be subject to U.S. federal income tax unless:

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the gain, if any, recognized by the non-U.S. holder is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to the non-U.S. holder's permanent establishment in the United States);

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the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the merger and certain other conditions are met; or

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the non-U.S. holder owned, directly or under certain constructive ownership rules of the Code, more than 5% of Advanced Disposal common stock at any time during the five (5)-year period preceding the merger, and Advanced Disposal is or has been a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code at any time during the shorter of the five (5)-year period preceding the merger or the period that the non-U.S. holder held the shares of Advanced Disposal common stock.

Gain described in the first bullet point above will be subject to tax on a net income basis in the same manner as if the non-U.S. holder were a U.S. holder (unless an applicable income tax treaty provides otherwise). Additionally, any gain described in the first bullet point above of a non-U.S. holder that is a corporation also may be subject to an additional "branch profits tax" at a 30% rate (or lower rate provided by an applicable income tax treaty). A non-U.S. holder described in the second bullet point above will be subject to tax at a rate of 30% (or a lower rate provided by an applicable income tax treaty) on any capital gain realized, which may be offset by U.S.-source capital losses recognized in the same taxable year. If the third bullet point above applies to a non-U.S. holder, capital gain recognized by such holder will be subject to tax at generally applicable U.S. federal income tax rates. We believe that we are not, and we do not anticipate becoming, a "United States real property holding corporation." However, because the determination of whether we are a "United States real property holding corporation" depends on the fair market value of our United States real property interests relative to the fair market value of our global real property interests and other business assets, there can be no assurance that we do not currently constitute or will not become a "United States real property holding corporation." Non-U.S. holders owning (actually or constructively) more than 5% of Advanced Disposal common stock should consult their own tax advisors regarding the U.S. federal income tax consequences of the merger.

Backup Withholding and Information Reporting

Payments of cash made in exchange for shares of Advanced Disposal common stock pursuant to the merger may be subject, under certain circumstances, to information reporting and backup withholding (currently at a rate of 24%). To avoid backup withholding, a U.S. holder that does not otherwise establish an exemption should complete and return an IRS Form W-9, certifying under penalties of perjury that such U.S. holder is a "United States person" (within the meaning of the Code), that the taxpayer identification number provided is correct and that such U.S. holder is not subject to backup withholding. To avoid backup withholding, a non-U.S. holder is required to establish an exemption, for example, by completing and providing to the applicable withholding agent the appropriate IRS Form W-8 for the non-U.S. holder, in accordance with the instructions thereto.

Any amount withheld under the backup withholding rules will be allowed as a refund or credit against the U.S. federal income tax liability of an Advanced Disposal stockholder, provided the required information is timely furnished to the IRS. The IRS may impose a penalty upon an Advanced Disposal stockholder that fails to provide the correct taxpayer identification number.

Regulatory Clearances

Required Approvals

Under the amended merger agreement, the merger cannot be completed until any applicable waiting period under the HSR Act (and any extension thereof) has expired or been terminated. Advanced Disposal and Waste Management filed their respective HSR Act notifications on May 9, 2019, resulting in an initial waiting period ending on June 9, 2019. Advanced Disposal and Waste Management voluntarily withdrew the premerger notification and report on June 10, 2019 and then refiled on June 12, 2019. On July 12, 2019, as expected, Advanced Disposal and Waste Management each received a Second Request from the DOJ in connection with the DOJ's review of the merger. The effect of the Second Request was to extend the waiting period imposed under the HSR Act until the 30th day after substantial compliance by Advanced Disposal and Waste Management with the Second Request, unless the waiting period is terminated earlier by the DOJ. On October 25, 2019, Advanced Disposal, Waste Management and the DOJ entered into a timing agreement pursuant to which the parties agreed to a settlement period of a minimum of 70 days, which can terminate with notice by either party or the DOJ, to attempt to reach an agreement on receiving DOJ approval for the merger during such period. As of the date of this proxy statement, neither party nor the DOJ has terminated the settlement period. In connection with DOJ's review of the transaction, on June 24, 2020, Advanced Disposal and Waste Management also entered into the GFL divestiture agreement. Waste Management and Advanced Disposal executed the GFL divestiture agreement in order to address substantially all of the divestitures anticipated to be required by the DOJ to obtain antitrust approval for the merger. For a more detailed description of the status of the DOJ review and divestiture process, see "The Merger (Proposal 1)—Background of the Merger" beginning on page 40 of this proxy statement. Advanced Disposal and Waste Management are cooperating with the DOJ.

Even after the applicable waiting period under the HSR Act (and any extension thereof) expires or is terminated, the FTC and the Antitrust Division of the DOJ retain the authority to challenge the merger on antitrust grounds before or after the merger is completed. Likewise, at any time before or after the consummation of the merger, a U.S. state or a foreign governmental authority with jurisdiction over the parties could take such action under antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the merger, to rescind the merger or to seek divestiture of particular assets. Private parties also may seek to take legal action under the antitrust laws under certain circumstances. Neither Advanced Disposal nor Waste Management can provide assurance that any action under antitrust laws will not result in the delay or abandonment of the merger.

Commitments to Obtain Regulatory Approvals

Pursuant to the terms of the merger agreement amendment, Waste Management must use its "best efforts" to take all actions to consummate the transaction, including using its "best efforts" to obtain antitrust approval. Advanced Disposal and Waste Management have agreed to:

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cooperate with each other in connection with any filing and any investigation, including any proceeding initiated by a private party;

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keep the other party reasonably informed of any communication received from the FTC, the Antitrust Division of the DOJ or any other U.S. or foreign governmental entity, or from a private party; and

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permit the other party to review, and promptly provide, any communication (written or oral) including drafts of any proposed final judgment, consent decree, divestiture agreement, or other similar or related agreement or commitment, given by it to the DOJ, the FTC or any such other governmental entity or in connection with any proceeding by a private party.

Waste Management is also specifically required to sell or divest assets (belonging to Waste Management or Advanced Disposal or any of their respective subsidiaries) to the extent required in order to obtain antitrust approval. Pursuant to the original merger agreement, Waste Management was not required to sell assets that would, individually or in the aggregate, result in a reduction of revenue (without duplication and net of any intercompany revenues) in excess of $200,000,000 (for any rolling 12-month period ending the last full month prior to any date between the date of the original merger agreement and the closing date) to Waste Management, Advanced Disposal and their respective subsidiaries (taken as a whole after giving effect to the merger) if such actions had been taken at the beginning of any such rolling 12-month period.

However, the merger agreement amendment eliminated the $200,000,000 revenue threshold on the divestiture obligation that was included in the original merger agreement, such that there are no longer any limitations on Waste Management's obligations to divest assets in order to obtain antitrust approval (as more fully described in the section entitled "The Amended Merger Agreement—Other Covenants and Agreements—Efforts to Complete the Merger; Regulatory Approvals" beginning on page 98 of this proxy statement).

GFL Divestiture Agreement

In connection with the merger agreement amendment, on June 24, 2020, Advanced Disposal and Waste Management entered into the GFL divestiture agreement at the request of Waste Management in furtherance of the transactions contemplated by the amended merger agreement. Waste Management and Advanced Disposal executed the GFL divestiture agreement in order to address substantially all of the divestitures anticipated to be required by the DOJ to obtain antitrust approval in connection with the transactions.

Pursuant to the terms and subject to the conditions of the GFL divestiture agreement, after the closing of the transactions contemplated by the amended merger agreement, GFL will purchase the ADS businesses and WM businesses for an aggregate purchase price of $835,000,000, subject to certain post-closing adjustments (which we refer to, together with the other transactions contemplated by the GFL divestiture agreement as the "GFL divestiture transaction").

Completion of the GFL divestiture transaction is subject to customary closing conditions, including: (i) the closing of the merger and the other transactions contemplated by the amended merger agreement and (ii) the absence of a material adverse effect on the ADS businesses or WM businesses taken as a whole. The GFL divestiture transaction also remains subject to DOJ approval.

The GFL divestiture agreement contains customary representations, warranties and covenants, including the agreement of Advanced Disposal and Waste Management to operate each of their applicable assets and businesses in the ordinary course during the period between the execution of the GFL divestiture agreement and the closing of the GFL divestiture transaction, subject to certain exceptions, and with respect to obtaining approval of the GFL divestiture transaction from the DOJ.

The GFL divestiture agreement contains specified termination rights for Advanced Disposal, Waste Management and GFL, including the right to terminate the GFL divestiture agreement, among others: (i) in the event that the amended merger agreement has been validly terminated; (ii) if the GFL divestiture transaction has not been consummated by December 4, 2020; and (iii) in the event of the issuance of a governmental order that prohibits the consummation of the GFL divestiture transaction, including if DOJ approval is not granted or the DOJ withdraws or retracts the DOJ consent and informs Advanced Disposal and Waste Management that it will not re-grant the DOJ consent.

De-listing and De-registration of Advanced Disposal Common Stock

If the merger is completed, Advanced Disposal common stock will be de-listed from NYSE and de-registered under the Exchange Act. As such, following the completion of the merger, Advanced Disposal will no longer file periodic reports with the SEC on account of Advanced Disposal common stock.

Litigation Relating to the Merger

In connection with the transactions contemplated by the original merger agreement, two putative class action lawsuits were filed in the District Court for the District of Delaware, and one putative class action lawsuit was filed in the Circuit Court of the Seventh Judicial Circuit for St. Johns County, Florida. The two lawsuits filed in the District Court for the District of Delaware were the Krieger complaint and the Sabatini complaint. The lawsuit filed in Circuit Court of the Seventh Judicial Circuit for St. Johns County, Florida was the Bushansky complaint. The Krieger complaint and Sabatini complaint generally alleged that the preliminary proxy statement, filed by Advanced Disposal on May 10, 2019, was materially incomplete and misleading, and therefore in violation of Sections 14(a) and 20(a) of the Exchange Act, and other securities laws, rules and regulations. Specifically, the Krieger complaint and the Sabatini complaint alleged, among other things, that the preliminary proxy statement omitted material information regarding Advanced Disposal's financial projections and the analyses performed by UBS, fails to disclose whether Advanced Disposal entered into any confidentiality agreements that contained standstill and/or "don't ask, don't waive" provisions, failed to disclose the timing and nature of the past services UBS provided to CPPIB, and omitted certain information regarding the background of the merger. The Krieger complaint and the Sabatini complaint generally sought, among other things, injunctive relief, including to enjoin the Special Meeting or completion of the merger, damages in the event the merger is consummated and an award of plaintiffs' costs and disbursements, including reasonable attorneys' and expert fees and expenses. The Bushansky complaint generally alleged that (i) the directors of Advanced Disposal breached their fiduciary duties, including by disseminating the definitive proxy statement filed with the SEC on May 23, 2019, which allegedly was materially incomplete and misleading, and (ii) Advanced Disposal and Waste Management aided and abetted the alleged breaches of fiduciary duty by the directors of Advanced Disposal. Specifically, the Bushansky complaint alleged, among other things, that the merger consideration was inadequate, Advance Disposal and Waste Management attempted to lock up the transaction with deal protection devices that precluded other bidders from making a successful competing bid, and the definitive proxy statement omits or misrepresents material information concerning the sale process, Advanced

Disposal management's financial projections, the data and inputs underlying the financial valuation analysis, and potential conflicts of interest faced by Advanced Disposal insiders and UBS. The Bushansky complaint generally sought, among other things, injunctive relief, including to enjoin the special meeting of the Advanced Disposal stockholders that took place on June 28, 2019 or completion of the merger, damages in the event the merger is consummated and an award of plaintiffs' costs and disbursements, including reasonable attorneys' and expert fees and expenses. On June 28, 2019, the respective plaintiffs of the complaints each filed a notice of voluntary dismissal. The Krieger complaint and the Sabatini complaint were dismissed on June 28, 2019, and the Bushansky complaint was dismissed on July 2, 2019.

No additional lawsuits have been filed in connection with the transactions contemplated by the amended merger agreement, as of July 2, 2020, the last trading day prior to the filing date of this proxy statement. However, additional lawsuits arising out of the merger may be filed in the future. There can be no assurance that any of the defendants will be successful in the outcome of the pending or any potential future lawsuits. A preliminary injunction could delay or jeopardize the completion of the merger, and an adverse judgment granting permanent injunctive relief could indefinitely enjoin the completion of the merger.

THE AMENDED MERGER AGREEMENT

Below is a summary of the material provisions of the amended merger agreement. This summary does not purport to be complete and is qualified in its entirety by reference to the original merger agreement and the merger agreement amendment, copies of which are attached to this proxy statement as Annex A and Annex B, respectively, and which are incorporated by reference into this proxy statement. This summary may not contain all of the information about the amended merger agreement that is important to you. We encourage you to read the amended merger agreement in its entirety carefully, as the rights and obligations of the parties thereto are governed by the express terms of the amended merger agreement and not by this summary or any other information contained in this proxy statement.

Explanatory Note Regarding the Amended Merger Agreement

The following summary of the amended merger agreement and the copies of the original merger agreement and the merger agreement amendment attached to this proxy statement as Annex A and Annex B, respectively, are intended only to provide information regarding the terms of the amended merger agreement. The amended merger agreement and the related summary are not intended to be a source of factual, business or operational information about Advanced Disposal, Waste Management or Merger Sub, and the following summary of the original merger agreement and the merger agreement amendment and the copies thereof included as Annex A and Annex B, respectively,are not intended to modify or supplement any factual disclosure about Advanced Disposal in any documents Advanced Disposal has or will publicly file with the SEC. The amended merger agreement contains representations and warranties by, and covenants of, Advanced Disposal, Waste Management and Merger Sub that were made only for purposes of the amended merger agreement and as of specified dates. The representations, warranties and covenants in the amended merger agreement were made solely for the benefit of the parties to the amended merger agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the amended merger agreement instead of establishing these matters as facts, and may be subject to contractual standards of materiality or material adverse effect applicable to the contracting parties that generally differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants contained in the amended merger agreement may change after the date of the amended merger agreement, which subsequent information may or may not be fully reflected in Advanced Disposal's public disclosures. Until the effective time, stockholders are not third-party beneficiaries under the amended merger agreement (and after the effective time, stockholders will be third-party beneficiaries under the amended merger agreement solely to the extent necessary to receive the merger consideration due to such persons under the amended merger agreement).

Additional information about Advanced Disposal may be found elsewhere in this proxy statement and in Advanced Disposal's other public filings. See the section entitled "Where You Can Find Additional Information" beginning on page 124 of this proxy statement.

Structure of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers

The amended merger agreement provides that at the effective time, the separate corporate existence of Merger Sub will cease, and Advanced Disposal will continue as the surviving company and as an indirect, wholly-owned subsidiary of Waste Management. At the effective time, all of the property, rights, privileges, immunities, powers and franchises of Advanced Disposal and Merger Sub will vest in Advanced Disposal as the surviving company and, pursuant to the DGCL, all debts, liabilities and duties of Advanced Disposal and Merger Sub will become the debts, liabilities and duties of Advanced Disposal as the surviving company. At the effective time, the certificate of incorporation of Advanced Disposal will be amended and restated in its entirety to be in the form of an exhibit to the amended merger agreement and, as so amended and restated, such certificate of incorporation will be the certificate of incorporation of the surviving company and the bylaws of Merger Sub as in effect immediately prior to the effective time will be the bylaws of the surviving company, in each case, until subsequently amended.

The directors of Merger Sub immediately prior to the effective time will be the initial directors of the surviving company and the officers of Advanced Disposal immediately prior to the effective time will be the initial officers of the surviving company. The initial directors and officers will hold office until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal in accordance with the certificate of incorporation and bylaws of the surviving company.

Closing of the Merger

The closing will take place on the third (3rd) business day following the day on which the conditions to the merger (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or, to the extent permitted by applicable law, waiver of those conditions at the closing) have been satisfied or waived in accordance with the amended merger agreement or at such other time, date and place as Advanced Disposal and Waste Management may agree in writing.

On the closing date (or on a later date agreed to by the parties), Waste Management and Advanced Disposal will cause a certificate of merger to be executed and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and will make all other filings or recordings required under the DGCL. The merger will become effective at the time the certificate of merger is duly filed with the Secretary of State of the State of Delaware or on such later date and time as may be agreed upon by the parties and specified in the certificate of merger.

Effect of the Merger on Advanced Disposal Common Stock

At the effective time, each share of Advanced Disposal common stock issued and outstanding immediately prior to the effective time (other than shares (i) owned by Waste Management or Merger Sub and shares owned by Advanced Disposal or held in treasury, (ii) owned by any direct or indirect, wholly-owned subsidiary of Advanced Disposal or Waste Management, or (iii) held by stockholders who will have neither voted for the merger nor consented thereto in writing and who will have demanded properly in writing appraisal for such shares in accordance with Section 262 of the DGCL) will be converted automatically into the right to receive the merger consideration, and upon conversion, will automatically be cancelled and will cease to exist. Shares referred to in clause (i) above will cease to exist at the effective time and will be cancelled without payment of any consideration. Shares referred to in clause (ii) will be converted into shares of common stock, par value $0.01 per share, of the surviving company. Shares of Advanced Disposal common stock described in clause (iii) will also be cancelled at the effective time, and the holders of such shares will be entitled to the rights granted to them under Section 262 of the DGCL (as further described in the section entitled "The Amended Merger Agreement—Appraisal Rights" beginning on page 88 of this proxy statement).

At the effective time, each share of Merger Sub common stock issued and outstanding immediately prior to the effective time of the merger will be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the surviving company and such shares will constitute the only outstanding shares of capital stock of the surviving company immediately following the effective time.

Payment Procedures

Prior to the effective time, Waste Management or Merger Sub will enter into a paying agent agreement with a paying agent selected by Waste Management, and approved in advance by Advanced Disposal, to act as the paying agent for the Advanced Disposal stockholders in connection with the merger. At or prior to the effective time, Waste Management will deposit with the paying agent cash in an amount sufficient to pay the merger consideration (which cash we refer to as the "exchange fund"). Waste Management will not be required to deposit or cause to be deposited with the paying agent funds sufficient to pay the merger consideration payable in respect of the dissenting shares (as defined in the section entitled "The Amended Merger Agreement—Appraisal Rights" beginning on page 88 of this proxy statement). Subject to certain conditions in the amended merger agreement, the paying agent is required to invest the exchange fund as directed by Waste Management.

Promptly after the effective time (and in no event later than three (3) business days after the closing date), Waste Management will mail to each person who was, at the effective time, a holder of record of Advanced Disposal common stock entitled to receive the merger consideration: (i) transmittal materials, including a customary letter of transmittal, specifying that delivery will be effected, and risk of loss and title to the shares of Advanced Disposal common stock will pass, only upon proper delivery of such shares to the paying agent and (ii) instructions for effecting the surrender of the stock certificates or the non-certificated shares of Advanced Disposal common stock represented by book-entry (which we refer to as "book-entry shares") in exchange for the merger consideration. Upon surrender of the certificates to the paying agent for cancellation, together with the letter of transmittal, the holder of the shares will be entitled to receive the merger consideration and the surrendered certificates will be cancelled.

Any holder of book-entry shares will not be required to deliver a certificate or an executed letter of transmittal to the paying agent to receive the merger consideration. Each registered holder of one or more book-entry shares will be entitled at the effective time to receive the merger consideration for each book-entry share upon receipt by the paying agent of an "agent's message" in customary form.

No interest will be paid on any cash payable to holders of stock certificates or book-entry shares under the amended merger agreement. From and after the effective time, holders of shares of Advanced Disposal common stock will cease to have any rights as stockholders of Advanced Disposal, except as provided in the amended merger agreement or by law.

Any portion of the exchange fund that remains undistributed to the former holders of shares of Advanced Disposal common stock twelve (12) months after the effective time will be delivered to the surviving company, and any former holders of shares of Advanced Disposal common stock who are entitled to do so and have not previously complied with the exchange procedures in the amended merger agreement may thereafter look only to the surviving company for payment of their claim for the merger consideration.

Under the amended merger agreement, each of the paying agent, the surviving company and any applicable withholding agent are entitled to deduct and withhold from the merger consideration otherwise payable to any holder of Advanced Disposal common stock, Advanced Disposal stock option, performance share unit awards, restricted share unit awards or restricted share awards, such amounts as are required to be deducted and withheld with respect to such payment under all applicable federal, state or local tax laws and pay such withholding amount over to the appropriate governmental authority.

Treatment of Advanced Disposal Equity Awards

Treatment of Advanced Disposal Stock Options

The amended merger agreement provides that at the effective time, each Advanced Disposal stock option that is outstanding immediately prior to the effective time and that has an exercise price per share that is less than $30.30, whether or not vested, will become fully vested and will be cancelled and thereafter entitle the holder to receive, promptly after the effective time, a cash payment (without interest and subject to all applicable tax withholding requirements) equal to the product of (i) the excess of $30.30 over the per-share exercise price of such Advanced Disposal stock option and (ii) the number of shares issuable upon exercise of such Advanced Disposal stock option. Each Advanced Disposal stock option with an exercise price equal to or greater than $30.30 will be cancelled as of the effective time without payment of any consideration and will have no further force or effect.

Treatment of Performance Share Unit Awards

The amended merger agreement provides that at the effective time, each performance share unit award that is outstanding immediately prior to the effective time will become fully vested and will be cancelled and thereafter entitle the holder to receive, promptly after the effective time, a cash payment (without interest and subject to all applicable tax withholding requirements) equal to the product of (i) the number of shares equal to the greater of (x) the target number of shares with respect to such performance share unit award and (y) the number of shares that would be considered earned under the terms of such performance share unit award based on the most recent fiscal year-end results multiplied by (ii) $30.30.

Treatment of Restricted Share Unit Awards

The amended merger agreement provides that at the effective time, each restricted share unit award that is outstanding immediately prior to the effective time will become fully vested and will be cancelled and thereafter entitle the holder to receive, promptly after the effective time, a cash payment (without interest and subject to all applicable tax withholding requirements) equal to the product of (i) the number of shares subject to such restricted share unit award and (ii) $30.30.

Treatment of Restricted Share Awards

The amended merger agreement also provides that at the effective time, each restricted share award that is outstanding immediately prior to the effective time will become fully vested and will be cancelled and thereafter entitle the holder to receive, promptly after the effective time, a cash payment (without interest and subject to all applicable tax withholding requirements) equal to the product of (i) the number of shares subject to such restricted share award and (ii) $30.30.

Appraisal Rights

Notwithstanding anything to the contrary in the amended merger agreement, shares of Advanced Disposal common stock that are outstanding immediately prior to the effective time and that are held by Advanced Disposal stockholders who have neither voted for the merger nor consented to the merger in writing and who have demanded properly in writing appraisal for such shares in accordance with Section 262 of the DGCL and have not effectively withdrawn such demand (collectively, we refer to such shares as the "dissenting shares") will not be converted into, or represent the right to receive, the merger consideration, unless and until such holder fails to perfect, effectively withdraws or otherwise loses the right to appraisal under the DGCL. At the effective time, all dissenting shares will no longer be outstanding and automatically will be cancelled and will cease to exist, and, except as otherwise provided by applicable laws, each holder of dissenting shares will cease to have any rights with respect to the dissenting shares, other than such rights as are granted under Section 262 of the DGCL. Such stockholders will be entitled to receive payment of the appraised value of such shares held by them in accordance with the provisions of Section 262 of the DGCL, except that all dissenting shares held by stockholders who have failed to perfect or who effectively have withdrawn or lost their rights to appraisal of such shares under such Section 262 of the DGCL will thereupon be deemed to have been converted into, and to have become exchangeable for, as of the effective time, the right to receive the merger consideration, without interest, upon surrender, in the manner provided in the amended merger agreement, of the certificate or certificates that formerly evidenced such shares.

Advanced Disposal is required to give Waste Management (i) prompt notice of any demands for appraisal received by Advanced Disposal or any of its representatives, withdrawals of such demands and any other related instruments served pursuant to the DGCL and received by Advanced Disposal or any of its representatives and (ii) the opportunity to direct all negotiations and proceedings with respect to such notices and demands for appraisal under the DGCL. Advanced Disposal will not, except with the prior written consent of Waste Management or as required by law, make any payment with respect to any demands for appraisal, settle, compromise, or offer to settle or compromise any such demands.

Representations and Warranties; Material Adverse Effect

The amended merger agreement contains representations and warranties of Advanced Disposal and of Waste Management and Merger Sub.

Subject to certain exceptions (i) in the amended merger agreement, (ii) in the disclosure schedule delivered by Advanced Disposal to Waste Management and Merger Sub in connection with the original merger agreement (which we refer to as the "disclosure schedule") and (iii) as disclosed in Advanced Disposal public filings with the SEC (subject to certain specified exceptions), the amended merger agreement contains representations and warranties of Advanced Disposal as to, among other things:

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organization and valid existence, good standing and qualification to do business of Advanced Disposal and each of its subsidiaries;

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effectiveness of organizational documents and absence of violation of such organizational documents;

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Advanced Disposal ownership of its subsidiaries;

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authorized share capital of Advanced Disposal, issued and outstanding equity of Advanced Disposal and other matters regarding capitalization;

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indebtedness of Advanced Disposal and its subsidiaries;

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corporate authority relative to the original merger agreement, consents and approvals relating to the execution, delivery and performance of the original merger agreement, and the enforceability of the original merger agreement against Advanced Disposal;

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unanimous approval and recommendation by the Board of the original merger agreement and the transactions;

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absence of (i) any conflict with or violation of the organizational documents of Advanced Disposal or any of its subsidiaries, (ii) any conflict with or violation of applicable laws, (iii) any breach or default under, or any right of termination, amendment, acceleration or cancellation of, any contract of Advanced Disposal or its subsidiaries, and (iv) requirement for any other governmental filing, except for those specified in the original merger agreement, in each case, as a result of the execution and delivery by Advanced Disposal of the original merger agreement, the performance of Advanced Disposal obligations under the original merger agreement and the consummation by Advanced Disposal of the transactions;

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compliance with applicable laws and regulations (including anticorruption laws and regulations imposing economic sanctions);

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possession of and compliance with required licenses, registrations, permits, approvals, accreditations, certificates and other authorizations of any governmental authority necessary for the conduct of Advanced Disposal and its subsidiaries' business;

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compliance with SEC filing requirements for Advanced Disposal SEC filings since January 1, 2017, fair presentation of Advanced Disposal's and its subsidiaries financial position in the audited consolidated financial statement and establishment and maintenance of certain disclosure controls and procedures, and the absence of "significant deficiencies" or "material weaknesses" in internal controls over financial reporting;

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Advanced Disposal's material contracts, their enforceability and the absence of breach or default under such material contracts;

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the fact that Advanced Disposal has conducted its business in the ordinary course of business in all material respects and that there has not been a "material adverse effect" (as defined below);

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the fact that there is no material litigation, suit, claim, action or proceeding against or involving Advanced Disposal;

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employee benefit plans;

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labor and employment matters;

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insurance policies;

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title to or valid leasehold interests in real property;

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Advanced Disposal tax returns, filings and other tax matters;

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intellectual property, privacy and data protection matters;

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environmental matters, including compliance with applicable environmental laws;

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opinion of UBS, Advanced Disposal's financial advisor;

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brokers' fees and expenses;

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accuracy of the information to be provided in this proxy statement;

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absence of certain transactions with related parties;

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applicable state anti-takeover statutes or regulations;

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sufficiency of Advanced Disposal stockholder vote to adopt the amended merger agreement and approve the merger and other transaction contemplated by the amended merger agreement; and

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absence of a stockholder rights plan or so-called poison pill.

Subject to certain exceptions in the amended merger agreement, the amended merger agreement also contains representations and warranties of Waste Management and Merger Sub as to, among other things:

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organization, valid existence and good standing;

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effectiveness of organizational documents and absence of violation of such organizational documents;

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corporate authority relative to the original merger agreement, consents and approvals relating to the execution, delivery and performance of the original merger agreement, and the enforceability of the original merger agreement against Waste Management and Merger Sub;

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absence of (i) any conflict with or violation of the organizational documents of Waste Management or Merger Sub, (ii) any conflict with or violation of applicable laws, and (iii) any breach or default under, or any right of termination, amendment, acceleration or cancellation of, any contract of Waste Management or Merger Sub, in each case, as a result of the execution and delivery by Waste Management and Merger Sub of the original merger agreement, the performance of Waste

  Management and Merger Sub of obligations under the original merger agreement and the consummation by Waste Management and Merger Sub of the transactions;

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the fact that there is no litigation, suit, claim, action or proceeding against or involving Waste Management that would prevent or materially delay the consummation of any of the transactions or otherwise prevent or materially delay Waste Management or Merger Sub from performing their obligations under the original merger agreement;

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operations of Merger Sub and ownership of Merger Sub by Waste Management;

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broker's fees and expenses;

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the fact that Waste Management will have at the closing access to sufficient cash, available lines of credit or other sources of immediately available funds to enable it consummate the merger, including payment of the merger consideration and other payments under the original merger agreement (though the consummation of the merger is not conditioned upon Waste Management's or Merger Sub's receipt of financing);

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absence of ownership of any shares of Advanced Disposal common stock that would qualify Waste Management or its subsidiaries as interested stockholders for purposes of Section 203 of the DGCL;

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accuracy of the information to be provided for in this proxy statement; and

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absence of a voting agreement or an agreement regarding consideration of a different amount or nature than the merger consideration with Advanced Disposal stockholder, directors, officers or employees, other than the amended and restated voting agreement.

Additionally, the merger agreement amendment contains a limited number of representations and warranties made by the parties thereto that are subject in some cases to exceptions and qualifications. The representations and warranties of Advanced Disposal in the merger agreement amendment relate to, among other things:

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corporate authorization of the merger agreement amendment and the transactions contemplated by the merger agreement amendment and the valid and binding nature of the merger agreement amendment; and

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the approval and recommendation by the Board of the merger agreement amendment and the transactions contemplated by the amended merger agreement.

The representations and warranties of Waste Management and Merger Sub in the merger agreement amendment relate to, among other things:

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corporate authorization of the merger agreement amendment and the transactions contemplated by the merger agreement amendment and the valid and binding nature of the merger agreement amendment; and

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the approval by the board of directors of each of Waste Management and Merger Sub of the merger agreement amendment and the transactions contemplated by the amended merger agreement.

Some of the representations and warranties in the amended merger agreement are qualified by knowledge or materiality qualifications including, in certain instances, a "material adverse effect" qualification with respect to Advanced Disposal.

For purposes of this summary of the amended merger agreement, a "material adverse effect" with respect to Advanced Disposal means any event, development, circumstance, change, effect or occurrence that, individually or in the aggregate, with all other events, developments, circumstances, changes, effects or occurrences, has, or would reasonably be expected to have, a material adverse effect on or with respect to the business, assets, liabilities, results of operations or financial condition of Advanced Disposal and its subsidiaries taken as a whole. However, under certain circumstances set forth in the amended merger agreement, no events, developments, circumstances, changes, effects or occurrences, to the extent arising out of or resulting from or relating to any of the following will be deemed to constitute a material adverse effect:

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general changes or developments in the economy or the financial, debt, capital, credit or securities markets in the United States or elsewhere in the world;

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the execution and delivery of the amended merger agreement or the public announcement or pendency of the merger or other transactions contemplated in the amended merger agreement;

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any change in any applicable laws or applicable accounting regulations or principles after the date of the amended merger agreement;

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any hurricane, tornado, earthquake, flood, tsunami or other natural disaster or outbreak or escalation of hostilities or war, military actions or any act of sabotage, terrorism or other international or national emergency, or other force majeure event or natural disaster or act of God or other comparable events;

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any change in the price or trading volume of Advanced Disposal common stock or the credit rating of Advanced Disposal, in and of itself;

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any failure by Advanced Disposal to meet (i) any published analyst estimates, expectations, projections or forecasts of Advanced Disposal's revenue, earnings, cash flow, cash positions or other financial performance or results of operations for any period or (ii) its internal or published projections, budgets, plans, forecasts, guidance, estimates, milestones of its revenues, earnings or other financial performance or results of operations, in and of itself;

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any change or development in the industries, or in the business conditions in the geographic regions, in which Advanced Disposal and its subsidiaries operate, and any ordinary course seasonal fluctuations in the business of Advanced Disposal and its subsidiaries;

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the identity of Waste Management or its subsidiaries or any communication by Waste Management or its subsidiaries regarding the plans or intentions of Waste Management with respect to the conduct of the business of the surviving company or its subsidiaries;

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the taking of any action at the written request of or with the written consent of Waste Management; or

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the failure to obtain any approvals or consents from any governmental entity in connection with the amended merger agreement or any delay in obtaining any such approvals or consents.

However, with respect to the exceptions described in the first, third and fourth bullet points above, such exceptions will only apply to the extent that such event, development, circumstance, change, effect or occurrence does not have a materially disproportionate impact on Advanced Disposal and its subsidiaries, taken as a whole, as compared to other participants in the industries in which Advanced Disposal and its subsidiaries operate, and with respect to the exceptions described in the fifth and sixth bullet points above, such exceptions will not prevent or otherwise affect a determination that any events, developments, circumstances, changes, effects or occurrences underlying such changes or failures constitute or contribute to a material adverse effect.

Conduct of Business Pending the Merger

The amended merger agreement provides that, subject to certain exceptions, during the period commencing on April 14, 2019 and ending on the earlier of the effective time of the merger and the termination of the amended merger agreement in accordance with its terms (which we refer to as the

"pre-closing period"), Advanced Disposal must conduct its business and the business of its subsidiaries in the ordinary course of business, and use commercially reasonable efforts to preserve substantially intact the business organization of Advanced Disposal and its subsidiaries and to preserve its material assets, rights and properties in good repair and condition, to keep available the services of its directors, officers and employees, and to maintain its existing relationships and goodwill with customers, suppliers or others having business dealings with Advanced Disposal and its subsidiaries. Further, the amended merger agreement also provides that during the pre-closing period, subject to certain exceptions, Advanced Disposal must not, and must cause each of its subsidiaries not to, do any of the following:

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acquire, or invest in any business or assets in excess of $15,000,000 in the aggregate; however, Advanced Disposal may purchase inventory or other assets in the ordinary course consistent with past practice, and Advanced Disposal may, after consulting with Waste Management, acquire or invest in third parties of up to $15,000,000 in the aggregate, so long as the transaction does not require a regulatory filing;

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sell or dispose of any material assets or business or dispose of material intellectual property; however, Advanced Disposal may continue to make ordinary course dispositions or dispositions pursuant to contracts in effect as of the date of the amended merger agreement that were made available to Waste Management;

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acquire or license any material intellectual property, except in the ordinary course of business consistent with past practice;

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issue, sell or dispose of any shares of, options, warrants, or rights of any kind to acquire any shares of its capital stock, or pledge any of Advanced Disposal's or its subsidiaries shares, except for:

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issuances of shares of Advanced Disposal common stock upon the exercise of options;

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dispositions in connection with the vesting of restricted share awards, performance share unit awards or restricted share unit awards; or

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any issuance or sale to Advanced Disposal or a wholly-owned subsidiary by any Advanced Disposal subsidiary;

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declare dividends, except that subsidiary of Advanced Disposal may issue dividends to Advanced Disposal or to another of its wholly-owned subsidiaries;

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adopt a plan with respect to liquidation, dissolution, merger, consolidation or restructuring;

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subject to certain exceptions in the amended merger agreement, acquire any shares of Advanced Disposal common stock;

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subdivide the ownership interests in any of Advanced Disposal' subsidiaries;

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implement any stockholder rights plan or "poison-pill";

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amend any governing documents of Advanced Disposal or its subsidiaries;

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subject to certain exceptions in the amended merger agreement, incur or guarantee indebtedness exceeding $10 million in the aggregate;

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subject to certain exceptions in the amended merger agreement, modify in any material respect the terms of indebtedness or guarantee the obligations of a third party;

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make any loan or advances to any person other than Advanced Disposal or any of its wholly-owned subsidiaries in excess of $100,000 in the aggregate, other than customary relocation or business expenses to Advanced Disposal employees in the ordinary course;

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subject to certain exceptions in the amended merger agreement, create any material liens;

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except as otherwise contemplated by the amended merger agreement, issue a notice of redemption causing the repayment of Advanced Disposal's senior notes;

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other than in the ordinary course of business or as required by law:

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extend, modify or fail to perform under a material contract; or

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terminate or fail to renew a material contract (subject to certain limitations on the renewal of leases for real property);

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enter into a material contract other than in the ordinary course of business;

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enter into a contract related to the sale, transfer, grant or license of any rights in landfill gas and related assets;

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fail to renew or maintain any existing insurance policy other than in the ordinary course of business consistent with past practice;

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other than as required by law or GAAP: (i) file an amended U.S. federal income or material tax return; (ii) make a material change to any method of financial or tax accounting; (iii) change any material tax election; (iv) surrender a material tax refund claim; (v) waive a limitation period applicable to a material tax claim; or (vi) enter into a tax sharing agreement, tax allocation agreement or tax indemnity agreement;

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pay, discharge, settle or satisfy any litigation, arbitration, claim or other obligation other than:

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litigation arising in connection with the merger; or

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settlements involving:

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payments not in excess of $10,000,000 in the aggregate (net of insurance proceeds), which do not materially limit the future business operations of Advanced Disposal and its subsidiaries;

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third-party indemnification recoveries payable to Advanced Disposal;

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settle material class-action litigation in excess of $10,000,000 in the aggregate without consulting Waste Management;

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make capital expenditures; however, Advanced Disposal may make capital expenditures:

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as set forth in a budget in the disclosure schedule;

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in connection with the acquisition of new equipment, trucks, containers or landfill compactors in the ordinary course of business and consistent with past practice;

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in connection with bids previously awarded to Advanced Disposal that have not yet been serviced or are awarded to Advanced Disposal between the date of the amended merger agreement and the closing; or

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involving less than $15,000,000 in the aggregate;

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subject to certain exceptions in the amended merger agreement:

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amend, renew, terminate (or communicate any intention to amend, renew or terminate) an existing "material" compensation or benefit plan, or establish, adopt or enter into a new "material" compensation or benefit plan or arrangement, except in the ordinary course of business, consistent with past practice, and in a manner that does not result in a material increase in benefits or administrative costs;

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increase benefits, compensation or incentive compensation opportunity to any employee or independent contractor;

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  pay any bonus or MIP/LIP award in excess of the amount earned based on actual performance in accordance with the terms of the bonus or MIP/LIP plan;

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  grant equity awards, amend the terms of outstanding equity awards, or discretionarily accelerate the vesting or payment of equity awards;

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  grant or pay any severance or termination pay or benefits in a manner inconsistent with the terms of an existing employment agreement or severance policy;

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  hire or engage the services of, or terminate any individual with the title of Vice President or above (other than for cause) other than to replace a former employee;

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  loan or advance money or other property to any current or former employees or independent contractors, except to employees with a title below Vice President made in the ordinary course and consistent with past practice;

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  recognize any new unions or enter into any new collective bargaining agreement, except as required by applicable law;

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  conduct any mass layoff, reduction in force, or other program resulting in employee termination that would trigger the WARN Act;

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  take any action to fund or secure the payment of any amounts under any compensation or benefit plan;

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  change any assumptions used to calculate funding or contribution obligations under any compensation or benefit plan, or increase or accelerate its funding rate (unless required by GAAP);

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  take any action that would be reasonably likely to result in a complete or partial withdrawal under any multiemployer plan; or

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agree, authorize or commit to do any of the foregoing actions.

Other Covenants and Agreements

No Solicitation; Acquisition Proposals

Pursuant to the merger agreement amendment, Advanced Disposal agreed to immediately cease and cause to be terminated, and to cause its subsidiaries, and its and its subsidiaries' respective directors, officers, employees and the attorneys, investment bankers and other advisors or representatives (such individuals, we collectively refer to as "representatives"), to immediately cease and cause to be terminated any solicitation, discussions or negotiations that may be ongoing as of the date of the merger agreement amendment with a potential acquirer with respect to an "acquisition proposal" (as defined below), or any proposal that could reasonably be expected to lead to an acquisition proposal. In addition, except as provided in the amended merger agreement, Advanced Disposal has agreed that it will not modify, amend, terminate, waive, release, or fail to enforce any provisions of, any "standstill" provisions (including provisions that restrict or prohibit the purchase of shares of Advanced Disposal common stock or the making or soliciting of any offer or proposal) of any contract to which Advanced Disposal or any of its subsidiaries is a party relating to an acquisition proposal.

Except as expressly permitted by the merger agreement amendment, during the pre-closing period, Advanced Disposal agreed that neither it nor any of its subsidiaries will (i) solicit, initiate, or knowingly induce or encourage or otherwise knowingly facilitate (including by providing information) any inquiries of any acquisition proposal or (ii) engage in, continue or otherwise participate in negotiations or discussions concerning, or provide access to its properties, books and records or any confidential or non-public information or data in connection with any acquisition proposal except to (A) notify such person of the existence of the no-solicitation provision of the amended merger agreement or (B) in the case of a bona fide acquisition proposal received by Advanced Disposal after the date of the merger agreement amendment without otherwise violating the amended merger agreement, contact such person for purposes of clarifying the terms of and likelihood of consummating such acquisition proposal. Under the amended merger agreement, Advanced Disposal must notify Waste Management within forty-eight (48) hours following receipt of an acquisition proposal.

Under the amended merger agreement, "acquisition proposal" means any proposal or offer (including a tender offer or exchange offer) from any person (other than Waste Management or Merger Sub) relating to (i) any merger, consolidation, dissolution, liquidation, recapitalization, reorganization, spin off, share exchange, business combination, purchase, or similar transaction with respect to Advanced Disposal or any of its subsidiaries or (ii) (A) any direct or indirect acquisition or purchase of assets or businesses that constitute 15% or more of the revenues, net income or assets of Advanced Disposal, or 15% or more of the total voting power of the equity securities of Advanced Disposal, or (B) any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of the total voting power of the equity securities of Advanced Disposal, or any merger, reorganization, consolidation, share exchange, business combination or similar transaction involving Advanced Disposal.

The original merger agreement contained substantially identical restrictions on Advanced Disposal's ability to solicit and discuss acquisition proposals following the execution of the original merger agreement, with a substantially identical fiduciary out exception that was in effect between the date of the original merger agreement and the date of the Original Special Meeting.

The Advanced Disposal Board Recommendation; Change of Recommendation; Fiduciary Exception

Under the amended merger agreement, generally, the Board may not (i) withdraw or modify in a manner adverse to Waste Management or Merger Sub, the Board recommendation, (ii) approve, adopt or recommend, or declare the advisability of, any acquisition proposal, (iii) enter into any acquisition agreement, merger agreement, or similar agreement (other than an acceptable confidentiality agreement with respect to any acquisition proposal), (iv) fail to include the Board recommendation in this proxy statement, (v) fail to recommend against any acquisition proposal that is a tender offer or exchange offer within ten (10) business days after the commencement of such tender offer or exchange offer, or (vi) if an acquisition proposal (including a material amendment to the terms of an existing acquisition proposal, other than as described in the previous clause (v)) has been publicly announced or disclosed, fail to reaffirm the Board recommendation upon the written request of Waste Management.

However, prior to the receipt of the Advanced Disposal stockholder approval at the Special Meeting, the Board, in certain circumstances and subject to certain limitations set forth in the amended merger agreement, may (A) take any of the actions described in clauses (i) through (vi) of the immediately preceding paragraph or terminate the amended merger agreement in connection with a superior proposal (as defined below) and (B) take any of the actions described in clauses (i) through (vi) of the immediately preceding paragraph in connection with an intervening event (as defined below), unrelated to any acquisition proposal, in each case, subject to specified notice obligations to Waste Management and specified obligations to negotiate and consider in good faith any modifications proposed by Waste Management to the amended merger agreement. The Board is permitted to make a change of the Board recommendation or enter into an agreement with respect to a superior proposal after providing Waste Management with a four (4) business day period of good faith negotiation.

Under the amended merger agreement, "superior proposal" means a bona fide acquisition proposal (with all references to "15% or more" in the definition of acquisition proposal being deemed to reference "more than 50%") that the Board in good faith, after consultation with, and taking into account the advice of its financial advisor and outside legal counsel, determines (i) would result in a transaction more favorable from a financial point of view to the Advanced Disposal stockholders than the merger, taking into account all financial, legal, financing, regulatory and other aspects and risks and timing of consummation, and any changes to the terms of the amended merger agreement committed to by Waste Management in response to such superior proposal and (ii) is reasonably capable of being completed on the terms proposed.

Under the amended merger agreement, and subject to certain exceptions in the amended merger agreement, an "intervening event" means any material event, change, effect, condition, development, fact or circumstance with respect to Advanced Disposal and its subsidiaries or business of Advanced Disposal that (i) is neither known by, nor reasonably foreseeable by the Board as of or prior to the date of the merger agreement amendment and (ii) first occurs, arises or becomes known to the Board after the date of the merger agreement amendment and on or prior to the date of the Special Meeting, subject to certain exceptions.

The original merger agreement contained substantially identical restrictions on the Board's right to effect a change of recommendation from the date of the original merger agreement to the date of the Original Special Meeting.

Access to Information

Prior to the effective time, and subject to certain exceptions, Advanced Disposal has agreed to use its reasonable efforts to afford Waste Management reasonable access, consistent with applicable law and as specified in more detail in the amended merger agreement, at all reasonable business hours to its officers, employees, properties, offices, and other facilities and books and records, and has agreed to furnish Waste Management with financial, operating and other data and information as Waste Management may from time to time reasonably request in writing, and to use commercially reasonable efforts to cooperate and make its officers, employees or authorized representatives reasonably available to provide additional information and access as may be reasonably requested by Waste Management. Waste Management will indemnify Advanced Disposal against any losses that may be incurred by it related to the use, storage or handling of any personally identifiable information relating to employees, providers or customers of Advanced Disposal, and any other information that is protected by applicable law (including privacy laws). Waste Management is also entitled to access for the preparation of non-invasive environmental assessments, and it has information and consultation rights regarding Advanced Disposal's corrective actions relating to elevated temperature, slope ability and related odor concerns at any of Advanced Disposal's landfill sites (and Advanced Disposal must consider in good faith any reasonable corrective actions recommended by Waste Management). In addition, Advanced Disposal must provide regular updates to Waste Management regarding material class action litigations, provide Waste Management with the opportunity to consult with Advanced Disposal on the defense of such litigations and may not settle material class-action litigation in excess of $10,000,000 in the aggregate without consulting Waste Management (except that Waste Management does not have the right to consult with Advanced Disposal to the extent any settlement terms include any pricing mechanism or other restriction on pricing).

Directors' and Officers' Indemnification and Insurance

For six (6) years from and after the effective time, the surviving company must indemnify each director and officer of Advanced Disposal against any costs incurred in connection with any claim arising out of matters existing at or prior to the effective time, to the fullest extent that Advanced Disposal would have been required under applicable law, its organizational documents or the organizational documents of its subsidiaries, and any indemnification agreements with any directors and officers of Advanced Disposal to indemnify such person, as described in the amended merger agreement.

From and after the effective time, the provisions in the surviving company's certificate of incorporation and bylaws with respect to indemnification, advancement of expenses and exculpation of former or present directors and officers will be no less favorable than such provisions contained in Advanced Disposal's certificate of incorporation and bylaws in effect as of the date of the original merger agreement, which provisions may not be amended or otherwise modified for six (6) years from the effective time in any manner that would affect adversely the rights of directors and officers of Advanced Disposal or any of its subsidiaries.

Prior to the effective time, Advanced Disposal will be permitted to obtain and pay for "tail" insurance policies for the extension of the directors' and officers' liability coverage of Advanced Disposal's existing insurance policies for a claims period of at least six (6) years following the effective time, that will be from an insurance carrier with the same or better credit rating as Advanced Disposal's insurance carrier as of the date of the original merger agreement with benefits and levels of coverage that are at least as favorable as Advanced Disposal's existing policies. However, Advanced Disposal may not expend a premium amount in excess of 300% of the annual premiums currently paid by Advanced Disposal. If Advanced Disposal and the surviving company fail to obtain such "tail" insurance policies as of the effective time, the surviving company will continue to maintain in effect the insurance in place as of the date of the original merger agreement for at least six (6) years from and after the effective time, with benefits and levels of coverage that are at least as favorable as provided in Advanced Disposal's existing policies as of the date of the original merger agreement. However, in no event will Waste Management or the surviving company be required to expend more than 300% of the annual premiums currently paid by Advanced Disposal for such insurance. If the annual premiums of such insurance coverage exceed such amount, the surviving company will obtain a policy with the greatest coverage available for a cost not exceeding such amount.

Efforts to Complete the Merger; Regulatory Approvals

Waste Management must use its best efforts to take all actions necessary to effectuate the merger by the end date. In addition, Waste Management must use its best efforts to obtain, or cause to be obtained, the expiration or termination of any applicable waiting period under the HSR Act and any agreement with a governmental entity not to consummate the merger and the transactions contemplated by the amended merger agreement by the end date. Following the date on which antitrust approval is obtained, and prior to the closing, Waste Management will take any actions within its control to maintain the effectiveness of, and will comply with and enforce any rights that Waste Management has to require any purchaser of any assets to be divested to comply with the terms of, as applicable, any (i) proposed final judgment, consent decree or other similar or related agreement or commitment and (ii) purchase agreement entered into in connection with such commitment.

Advanced Disposal and Waste Management have agreed, as described in the amended merger agreement, to:

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cooperate with each other in connection with any regulatory filing and any investigation, including any proceeding initiated by a private party;

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keep the other party reasonably informed of any communication received by such party from the FTC, the DOJ or any other U.S. or foreign governmental entity, or from a private party, in each case regarding any of the transactions contemplated by the amended merger agreement; and

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permit the other party to review, and promptly provide, any substantive communication (written or oral), including drafts of any proposed final judgment, consent decree, divestiture agreement, or other similar or related agreement or commitment, given by it to, and consult with each other in advance of any meeting or conference with, the DOJ, the FTC or any such other governmental entity or in connection with any proceeding by a private party.

Each of Advanced Disposal and Waste Management must notify the other reasonably promptly upon the receipt of:

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any material communication from any governmental entity in connection with any regulatory filing made pursuant to the amended merger agreement;

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knowledge of the commencement of any suits, claims, actions or investigations by or before any governmental entity with respect to the merger; and

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any request by any governmental entity for any amendment to any filing made pursuant to the amended merger agreement.

Any materials provided in connection with the foregoing may be redacted to (i) remove references concerning the valuation of Advanced Disposal, (ii) to comply with contractual arrangements and (iii) to address reasonable privilege and confidentiality concerns.

In the event that any action is commenced by a governmental entity challenging the merger under any antitrust laws, (i) each of Advanced Disposal and Waste Management must reasonably cooperate with each other and (ii) Waste Management must use its best efforts to contest such action and to have overturned any decree other order that is in effect and that prohibits the completion of the merger so as to permit completion of the merger no later than the end date.

In furtherance of the foregoing, Waste Management has agreed to (i) commit to and effect, by consent decree, hold separate or asset preservation orders or otherwise, the sale, divesture, disposition, or license of any assets, operations, businesses of Waste Management or its subsidiaries or Advanced Disposal or its subsidiaries and (ii) otherwise take any actions that would limit Waste Management's or its subsidiaries' or Advanced Disposal's or its subsidiaries' freedom of action with respect to any assets, operations, properties, products, or businesses, of Waste Management or its subsidiaries or Advanced Disposal's or its subsidiaries to the extent required by the DOJ in order to obtain antitrust approval. However, any such actions will be conditioned upon the consummation of the merger.

Pursuant to the original merger agreement, Waste Management was not required to sell assets that would, individually or in the aggregate, result in a reduction of revenue (without duplication and net of any intercompany revenues) in excess of $200,000,000 (for any rolling 12-month period ending the last full month prior to any date between the date of the original merger agreement and the closing date) to Waste Management, Advanced Disposal and their respective subsidiaries (taken as a whole after giving effect to the merger) if such actions had been taken at the beginning of any such rolling 12-month period.

However, the merger agreement amendment eliminated all of the divestiture limitations included in the original merger agreement.

Waste Management is entitled to control the strategy for obtaining all consents that may be sought from any governmental entity, including by directing the timing, nature, and substance of any filings and communications contemplated by the amended merger agreement. However, Waste Management will give Advanced Disposal the opportunity to participate in such discussions or other proceedings to the extent not prohibited by applicable law.

Advanced Disposal has agreed to:

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take all reasonable actions Waste Management requests and to cooperate with Waste Management in connection with obtaining any actions, consents, undertakings, approvals or waivers by or from any governmental entity, including reasonable cooperation with Waste Management in litigating or otherwise contesting any objections to or proceedings or other actions challenging the merger and the other transactions contemplated by the amended merger agreement;

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reasonably assist Waste Management in any sales process (including an obligation of Advanced Disposal to provide commercially sensitive information, subject to "clean team" arrangements and other conditions) with potential purchasers of any of Advanced Disposal's or its subsidiaries' businesses or other assets proposed by Waste Management to be subject to such divestitures required by a governmental entity; and

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enter into, and comply with, one or more agreements as requested by Waste Management prior to the closing with respect to any transaction to divest, hold separate or otherwise take any action that would limit Advanced Disposal's or its subsidiaries' freedom of action or their ability to retain or hold any of the businesses or assets of Advanced Disposal or any of its subsidiaries. The merger agreement amendment provides that a breach or failure to perform by Advanced Disposal under the GFL divestiture agreement would not constitute a breach under the amended merger agreement unless such breach is a material breach of, or a failure to perform any of the covenants or a breach of the agreements contained in, the GFL divestiture agreement that occurred with actual knowledge, or knowledge that a person acting reasonably under the circumstances should have, that an act or failure to act would reasonably be expected to result in a breach under the GFL divestiture agreement.

However, the consummation of the transactions provided for in any such agreement with respect to a divestiture will be conditioned upon the closing or satisfaction or waiver of all of the conditions to closing in a case where the closing will occur immediately following consummation of such divestiture and will not be deemed a "material contract" under the amended merger agreement.

Financing Cooperation

Subject to certain exceptions in the amended merger agreement, Advanced Disposal has agreed to use its reasonable efforts to provide customary cooperation as may be reasonably requested by Waste Management or Merger Sub in connection with any financing made, or to be made, by Waste Management or any of its subsidiaries, including by:

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providing customary historical financial and other customary pertinent information with respect to Advanced Disposal and its subsidiaries as may be reasonably requested or required by Waste Management (for use in connection with any such financing);

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providing information regarding Advanced Disposal and its subsidiaries reasonably necessary or customarily required to assist Waste Management in preparing pro forma financial statements;

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using commercially reasonable efforts to cause Ernst & Young LLP to provide reasonable and customary assistance to Waste Management, including by participating in accounting due diligence sessions, facilitating the delivery of customary comfort letters from Ernst & Young LLP if necessary, desirable or customary for Waste Management's use of the financial statements of Advanced Disposal in any marketing or offering materials to be used in connection with the financing;

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executing and delivering any definitive financing agreements, customary certificates or other instruments relating to guarantees;

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furnishing reasonably promptly (and at least three (3) business days prior to the effective time) all documentation and other information reasonably requested in writing at least ten (10) business days prior to the closing date that is required by any governmental entity in connection with the financing under applicable "know your customer" and anti-money laundering rules;

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obtaining customary payoff letters, lien releases and instruments of discharge in respect of Advanced Disposal's existing credit agreement;

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providing reasonable assistance with due diligence, including providing reasonable contact with senior management of Advanced Disposal and its subsidiaries;

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reasonably cooperating with legal counsel to Waste Management in connection with any legal opinions; and

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delivering conditional notices of prepayment within the time period required by Advanced Disposal under its credit agreement and issuing conditional notices of redemption with respect to the outstanding senior notes of Advanced Disposal.

Debt Offers

Subject to certain conditions in the amended merger agreement, if Waste Management so requests, Advanced Disposal will use commercially reasonable efforts, as described in the amended merger agreement, to commence an offer to purchase for cash any or all of the outstanding aggregate principal amount of its senior notes and/or to conduct consent solicitations with respect to such notes as reasonably requested by Waste Management, or conduct consent solicitations with respect to such senior notes. Such offers to purchase or consent solicitations will be contingent upon the consummation of the merger.

Employee Matters

In connection with the transaction, in order to reward and retain employees, Advanced Disposal has implemented a transaction bonus program with a bonus pool in the aggregate amount of no more than $5 million to be allocated by Advanced Disposal's chief executive officer to employees (other than named executive officers), in the amounts determined by Advanced Disposal's chief executive officer, subject to approval by Waste Management's chief operating officer. Awards granted pursuant to the transaction bonus program are conditioned on the occurrence of the closing and the transaction bonus recipient being an employee in good standing six months following the effective time. Employees who receive a transaction bonus award and who experience a qualifying termination within six months following the effective time will be entitled to receive a transaction bonus. A qualifying termination includes (i) termination without cause, (ii) resignation by the employee with "good reason," as defined in the employee's employment agreement, or (iii) resignation by an employee due to a refusal to relocate more than 50 miles to a new principal place of business or a reduction to the employee's base salary or wage rate or 2019 or 2020 target annual bonus.

In accordance with the original merger agreement, Advanced Disposal would be entitled to establish bonus plans and grant and pay annual bonus awards for 2019 and 2020 in the ordinary course and consistent with past practice. In order to reward and incentivize employees to remain employed by Advanced Disposal through the closing, Advanced Disposal implemented the guaranteed bonus program, pursuant to which bonus-eligible employees were guaranteed a cash bonus amount for each of 2019 and 2020 that is at least equal to such employee's 2019 target annual bonus. As of the date of this proxy statement, 2019 bonuses have been paid in accordance with the guaranteed bonus program. Pursuant to the guaranteed bonus program, bonus-eligible employees will receive their ordinary course bonus, if it is in excess of the bonus guarantee amount, but in any event will receive at least the bonus guarantee amount for 2020 if they remain employed through the closing and do not voluntarily quit or undergo a termination for cause prior to the bonus payment date. For more information about bonus guarantees of Advanced Disposal's executive officers, see "The Merger (Proposal 1)—Interests of Advanced Disposal Directors and Executive Officers in the Merger—Guaranteed Bonuses" beginning on page 75 of this proxy statement.

In accordance with the amended merger agreement, we implemented a severance plan (which we refer to as the "severance plan") and may enter into severance contracts with Advanced Disposal employees who do not have employment agreements. The severance plan provides that upon a qualifying termination, eligible employees will receive severance amounts equal to the greater of (i) two weeks' severance for every year of service at Advanced Disposal, including its predecessors or successors and (ii) twelve weeks' severance, in each case, at the base salary rate for the applicable employee in effect immediately prior to the effective time or the date of termination, whichever is greater, as well as a subsidy related to the Consolidated Omnibus Budget Reconciliation Act. All of the executive officers of Advanced Disposal have employment agreements with Advanced Disposal and are not entitled to participate in the severance plan. For more information about the employment agreements and severance entitlements of Advanced

Disposal's executive officers, see the section entitled "The Merger (Proposal 1)—Interests of Advanced Disposal Directors and Executive Officers in the Merger—Employment Agreements" beginning on page 75 of this proxy statement.

For a period commencing on the closing date and ending on the twelve-month anniversary of the closing date, Waste Management will, or will cause the surviving company and its subsidiaries to provide, to each employee of Advanced Disposal or its subsidiaries who is not represented by a labor organization and who continues to be employed by Advanced Disposal or the surviving company or any subsidiary or affiliate thereof: (i) a base salary or wage rate that is no less than that provided to such employee by Advanced Disposal or its subsidiaries immediately prior to the effective time; (ii) severance benefits that are no less favorable than those provided to such employee by Advanced Disposal or its subsidiaries immediately prior to the effective time; and (iii) all other compensation and benefits that are no less favorable in the aggregate than those provided to such employee by Advanced Disposal or its subsidiaries immediately prior to the effective time. In addition, as of the effective time, Waste Management will honor in accordance with their terms, all contracts, policies, plans and commitments of Advanced Disposal and its subsidiaries as in effect immediately prior to the effective time that are applicable to any of their current or former employees and directors.

In addition, commencing as of the effective time, the surviving company and its subsidiaries will: (i) observe the terms of each of their existing collective bargaining agreements that govern the wages, hours and other terms and conditions of employment of employees of Advanced Disposal or its subsidiaries who are covered by such collective bargaining agreements and who continue to be employed by Advanced Disposal or the surviving company or any subsidiary or affiliate thereof; and (ii) honor their collective bargaining agreements until their respective expiration, modification or amendment.

With respect to each benefit plan, program, practice, policy or arrangement maintained by Waste Management or its subsidiaries (including the surviving company) following the effective time and in which any employee of Advanced Disposal or its subsidiaries who continues to be employed by Advanced Disposal or the surviving company or any subsidiary or affiliate thereof participates (which we refer to as the "purchaser plans"), for purposes of determining eligibility to participate, vesting accrual of and entitlement to benefits (but not for benefit accruals under defined benefit pension plans or participation in frozen (whether as to new participants or benefit accruals) post-employment or retiree welfare benefits), service with Advanced Disposal and its subsidiaries will be treated as service with Waste Management and its subsidiaries, except to the extent such credit will result in the duplication of benefits.

With respect to the purchaser plans, Waste Management and the surviving company and its subsidiaries and affiliates will waive, or cause the insurance carrier to waive, all eligibility waiting periods and pre-existing condition limitations to the extent waived, met or not included under a corresponding Advanced Disposal plan, credit each employee and any covered dependent for any co-payments and deductibles, and use commercially reasonable efforts to credit out-of-pocket expenses paid by each employee or any covered dependent under Advanced Disposal plans during the relevant plan year, up to and including the effective time.

Pursuant to the original merger agreement, at the request of Waste Management, Advanced Disposal would terminate its 401(k) retirement plan. If the Advanced Disposal 401(k) retirement plan was terminated pursuant to Waste Management's request, continuing employees would be eligible to participate in a purchaser plan that is a 401(k) retirement plan as soon as practicable following the effective time. Advanced Disposal and Waste Management have agreed that the Advanced Disposal 401(k) retirement plan will not be terminated.

Special Meeting

In connection with the original merger agreement, Advanced Disposal stockholders approved the transactions at the Original Special Meeting. The entry into the merger agreement amendment necessitates a new vote with respect to the merger; thus, pursuant to the amended merger agreement, Advanced Disposal has agreed to give notice of, convene and hold a special meeting of its stockholders, as soon as reasonably practicable, and in no event more than thirty (30) business days, after the date on which it learns that this proxy statement will not be reviewed or that the SEC has no further comments on this proxy statement. Advanced Disposal has agreed not to postpone or adjourn the special meeting unless Advanced Disposal does not have the requisite votes or has not established a proper quorum on such date (in which case the meeting shall not be postponed for more than the earlier of thirty (30) days after the date on which such meeting was originally scheduled and five (5) business days before the end date, except with Waste Management's prior written consent).

Waste Management and Merger Sub have agreed to furnish to Advanced Disposal the information relating to it and its subsidiaries that is required to be included in this proxy statement and provide other assistance as may be reasonably requested by Advanced Disposal. Advanced Disposal has agreed to use its reasonable best efforts to resolve all SEC comments, if any, to this proxy statement as promptly as practicable upon receipt of any such comments. Advanced Disposal and Waste Management have agreed that none of the information supplied by it for inclusion or incorporation in this proxy statement will, at the date it is filed with the SEC or first mailed to Advanced Disposal's stockholders or at the time of the Special Meeting or at the time of any amendment or supplement of this proxy statement, contain any untrue statement of a material fact or omit to state any material fact required to be stated herein or necessary in order to make the statements herein, in light of the circumstances in which they are made, not misleading. Advanced Disposal will promptly notify Waste Management of the receipt of any comments from the SEC with respect to the proxy statement and any request by the SEC for any amendment to the proxy statement or any request for additional information. Prior to filing or mailing this proxy statement, Advanced Disposal will provide Waste Management a reasonable opportunity to review and to propose comments on such document or response and consider in good faith any comments proposed by Waste Management for inclusion.

Stock Exchange De-listing

Advanced Disposal will cooperate with Waste Management and use its reasonable best efforts to cause Advanced Disposal securities to be de-listed from NYSE and de-registered under the Exchange Act as promptly as practicable after the effective time.

Transaction Litigation

In the event that any litigation related to the amended merger agreement, the merger or the transactions contemplated by the amended merger agreement is brought against Advanced Disposal or any member of the Board during the pre-closing period, Advanced Disposal must promptly notify Waste Management and will keep Waste Management reasonably informed of its status. Advanced Disposal will also give Waste Management the opportunity to consult with Advanced Disposal with respect to the litigation defense. Further, Advanced Disposal will not settle any transaction litigation without Waste Management's prior written consent, which consent will not be unreasonably withheld, conditioned or delayed by Waste Management.

Takeover Laws

If any "fair price," "moratorium," "control share acquisition," "business combination" or other similar anti-takeover statute becomes or is deemed to be applicable to the amended merger agreement, the merger, the amended and restated voting agreement, or the transactions, then the Board will grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated under the amended merger agreement and the amended and restated voting agreement, and otherwise act to eliminate or minimize the effect of such statute or regulation.

Conditions to the Merger

The obligations of the parties to effect the merger are subject to the satisfaction (or written waiver by the parties not seeking the waiver, if permissible by applicable law), at or prior to the effective time, of the following conditions:

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the Advanced Disposal stockholder approval having been obtained at the Special Meeting;

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no law or injunction having been enacted by any governmental entity which enjoins the merger; and

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any waiting period applicable to the merger under the HSR Act having been expired or terminated.

The obligations of Waste Management and Merger Sub to consummate the merger are subject to the satisfaction or written waiver of the following additional conditions:

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the representations and warranties of Advanced Disposal:

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regarding (i) the authorized capitalization of Advanced Disposal, (ii) the authority of Advanced Disposal, (iii) the absence of a material adverse effect, (iv) brokers' and financial advisors' fees, (v) the receipt of Advanced Disposal stockholder approval and (vi) the absence of a rights plan, in each case, being true and correct as of the date of the original merger agreement and the closing date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date);

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regarding (i) due organization, qualification and subsidiaries, (ii) certain capitalization information of Advanced Disposal, and (iii) certain securities information of Advanced Disposal, in each case, being true and correct in all but de minimis respects as of the date of the original merger agreement and as of the closing date with the same force and effect as of made on such date (except if any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty must be true and correct in all but de minimis respects as of such earlier date);

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regarding certain indebtedness of Advanced Disposal being true and correct in all material respects as of the date of the original merger agreement and as of the closing date with the same force and effect as if made on and as of such date (except if any such representation and warranty expressly relates to an earlier date, in which case, such representation and warranty must be true and correct in all material respects as of the earlier date); and

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regarding each of the other matters with respect to Advanced Disposal set forth in the amended merger agreement, in each case, being true and correct in all respects as of as of the closing date, as if made at such time (except to the extent any such representation or warranty expressly relates to a specific date, in which case on and as of such earlier date); provided that the condition described in this bullet point will be deemed to have been satisfied unless the failure of such representations and warranties to be so true and correct (without giving effect to any "material adverse effect," "materiality" or similar qualifications contained therein) individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect.

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Advanced Disposal having performed in all material respects each of the obligations under the amended merger agreement at or prior to the closing date.

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Waste Management having received a certificate from Advanced Disposal certifying that the conditions specified above regarding the representations and warranties of Advanced Disposal and the covenants, agreements and obligations of Advanced Disposal have been satisfied.

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Since the date of the original merger agreement, there has not occurred a material adverse effect on Advanced Disposal.

The obligations of Advanced Disposal to consummate the merger are subject to the satisfaction or waiver by Advanced Disposal, (if permissible by applicable law) of the following additional conditions:

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The representations and warranties of Waste Management and Merger Sub:

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regarding Waste Management's authority relative to the amended merger agreement being true and correct as of the date of the original merger agreement and as of the closing date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty must be true and correct as of such earlier date); and

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regarding each of the other matters with respect to Waste Management and Merger Sub set forth in the amended merger agreement, in each case, being true and correct as of the date of the original merger agreement and as of closing date, as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty must be true and correct as of such earlier date); provided that the condition described in this bullet point will be deemed to have been satisfied unless the failure of any such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to prevent, materially impair or have a material adverse effect on the ability of Waste Management or Merger Sub to consummate the transactions.

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Each of Waste Management and Merger Sub having performed in all material respects each of its obligations, and complied in all material respects with each of its agreements and covenants under the amended merger agreement at or prior to the closing date.

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Advanced Disposal having received a certificate from Waste Management certifying that the conditions specified above regarding the representations and warranties of Waste Management and Merger Sub and the covenants, agreements and obligations of Waste Management and Merger Sub have been satisfied.

Pursuant to the merger agreement amendment, each party certified to each other that such party's closing conditions with respect to the accuracy of its representations and performance of its covenants, and, with respect to Waste Management's and Merger Sub's obligations to consummate the merger, the absence of a material adverse effect on Advanced Disposal, would be satisfied as of June 24, 2020 if the closing of the merger were to be June 24, 2020. In addition, each of the parties acknowledged that, to the parties' respective knowledge, as of the date of the merger agreement amendment, no occurrence has occurred that would prevent the closing of the merger. Waste Management and Merger Sub have also agreed to not assert that any of such conditions are not satisfied at the closing as a result of what such parties had knowledge of as of the date of the merger agreement amendment.

Termination; Effect of Termination

The amended merger agreement may be terminated and the transactions may be abandoned at any time prior to the effective time of the merger:

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by mutual written consent of Waste Management and Advanced Disposal;

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by either Waste Management or Advanced Disposal if:

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a governmental entity of competent jurisdiction sitting in the United States has adopted a law or issued a governmental order (which has become final and nonappealable) prohibiting the merger, except this termination right will not be available to a party whose breach of the amended merger agreement was the primary cause of, or primarily resulted in, the issuance of such legal restraint;

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  the effective time has not occurred on or before September 30, 2020, as may be extended by the mutual written consent of Waste Management and Advanced Disposal and as will be extended automatically to November 30, 2020 if the conditions in the amended merger agreement with respect to the accuracy of Advanced Disposal's representations and warranties, performance of obligations of Advanced Disposal and the absence of material adverse effect have been satisfied (or, with respect to the conditions that by their terms must be satisfied at the closing, would have been so satisfied if the closing had occurred) other than (i) the Advanced Disposal stockholder approval, (ii) the absence of legal restraints imposed by a governmental entity and/or (ii) approval under the HSR Act not having been obtained, except that this termination right will not be available to a party whose breach of the amended merger agreement after the date of the merger agreement amendment was the primary cause of, or primarily resulted in, the failure of the effective time of the merger to occur before November 30, 2020;

  –
  the Advanced Disposal stockholder approval is not obtained at the Special Meeting (or any adjournment or postponement thereof); or

•
by Advanced Disposal if:

–
there is an uncured breach by Waste Management or Merger Sub or any of their respective representations, warranties or covenants in the amended merger agreement;

–
the Board determines to enter into an acquisition agreement with respect to a superior proposal prior to (but not after) obtaining the Advanced Disposal stockholder approval at the Special Meeting (or any adjournment or postponement thereof); or

•
by Waste Management if:

–
if there is an uncured breach by Advanced Disposal of any of its representations, warranties or covenants in the amended merger agreement; or

–
the Board has changed the Board recommendation prior to obtaining the Advanced Disposal stockholder approval at the Special Meeting (or any adjournment or postponement thereof), or has taken other similar actions as specified in the amended merger agreement.

If the amended merger agreement is validly terminated pursuant to the termination rights described in the bullet points above in this section, the amended merger agreement will become void and of no further force or effect and there will be no liability or obligation on the part of any party, except for the confidentiality provisions, provisions relating to the effect of termination (including the termination fees described in the section entitled "The Amended Merger Agreement—Company Termination Fee; Waste Management Termination Fee" beginning on page 106 of this proxy statement) and certain other specified general provisions of the amended merger agreement, each of which will survive the termination of the amended merger agreement.

Company Termination Fee; Waste Management Termination Fee

Under the amended merger agreement, Advanced Disposal is required to pay Waste Management the Company termination fee if the amended merger agreement is terminated by the applicable party under the following specified circumstances:

•
if Advanced Disposal enters into an acquisition agreement with respect to a superior proposal prior to obtaining the Advanced Disposal stockholder approval;

•
if the Board changes the Board recommendation or takes similar actions prior to the Special Meeting;

•
if Advanced Disposal stockholders do not approve the merger at a time when Waste Management is entitled to terminate the amended merger agreement due to the Board's change of the Board recommendation; or

•
if (i) the Advanced Disposal stockholder approval is not obtained at the Special Meeting, (ii) Advanced Disposal breached its representations, warranties or covenants and such breach is not cured, or (iii) the merger is not consummated by the end date, and, in each case, prior to the applicable termination event, (A) a third party announces its intention to make an acquisition proposal, which acquisition proposal is not withdrawn, and (B) within 12 months after the termination date, Advanced Disposal has entered into an agreement with a third party with respect to an acquisition proposal or an acquisition proposal has been consummated involving Advanced Disposal or any of its subsidiaries.

Under the amended merger agreement, Waste Management is required to pay Advanced Disposal the Waste Management termination fee if the amended merger agreement is terminated by Advanced Disposal because:

•
a nonappealable court order or legal restraint has been issued prohibiting the merger due to antitrust reasons; or

•
the transactions contemplated by the amended merger agreement have not been completed by the end date, and at such time, antitrust approval under the HSR Act has not been obtained;

provided that, in either case, at the time of termination, (i) a breach by Advanced Disposal of a covenant in the amended merger agreement is not the cause of such order, legal restraint or lack of approval, (ii) Advanced Disposal must have satisfied its closing conditions and (iii) the Advanced Disposal stockholder approval must have been obtained. Advanced Disposal will be required to reimburse Waste Management's expenses of up to $15,000,000 if the amended merger agreement is terminated by Waste Management as a result of Advanced Disposal's uncured breach of any of its representations, warranties or covenants; however, such reimbursement amount can be credited against the Company termination fee. In addition, the merger agreement amendment provides that a breach or failure to perform by Advanced Disposal under the GFL divestiture agreement would not constitute a breach under the amended merger agreement unless such breach is a material breach of, or a failure to perform any of the covenants or a breach of the agreements contained in, the GFL divestiture agreement that occurred with actual knowledge, or knowledge that a person acting reasonably under the circumstances should have, that an act or failure to act would or would reasonably be expected to result in a breach under the GFL divestiture agreement.

Limitations on Remedies; Specific Performance

Advanced Disposal and Waste Management have agreed that the parties will be entitled to an injunction, specific performance and other equitable relief to prevent actual or threatened breaches of the amended merger agreement and to specifically enforce the terms of the amended merger agreement, in addition to any other remedy to which they are entitled at law or in equity.

The parties have also agreed that, if the Company termination fee is payable as a result of an acceptance by the Board of a superior proposal, Waste Management's and Merger Sub's right to terminate the amended merger agreement and receive payment of the Company termination fee will be the sole and exclusive remedy of Waste Management and Merger Sub for any loss suffered by Waste Management or Merger Sub as a result of a breach by Advanced Disposal of its obligations with respect to the non-solicitation provisions under the amended merger agreement. In addition, the parties have also agreed that Advanced Disposal's right to terminate the amended merger agreement and receive payment of the Waste Management termination fee will be the sole and exclusive remedy of Advanced Disposal against Waste Management and Merger Sub for any loss suffered by Advanced Disposal as a result of a breach by

Waste Management or Merger Sub of certain of its obligations with respect to regulatory matters under the amended merger agreement. The right to terminate the amended merger agreement due to a legal restraint or the end date and receive payment of the Waste Management termination fee is the sole and exclusive remedy of Advanced Disposal as a result of a breach by Waste Management of the regulatory covenant in the amended merger agreement.

The parties further agreed that Advanced Disposal will not have any right to seek money damages due to Waste Management's breach of the regulatory covenant in circumstances where the Waste Management termination fee is not payable unless the amended merger agreement is terminated due to Waste Management's willful breach, in which case Advanced Disposal can seek damages up to $250,000,000. Advanced Disposal, however, retains the right to seek specific performance.

Amendment; Extension; Waivers

At any time prior to the effective time, the amended merger agreement may be amended by written agreement among the parties. However, following receipt of Advanced Disposal stockholder approval at the Special Meeting, no amendment may be made that would require the approval of Advanced Disposal stockholders, unless such approval is obtained prior to any such amendment.

At any time prior to the effective time of the merger, the parties may:

•
extend the time for the performance of any obligation of the other party to the amended merger agreement;

•
waive any inaccuracies in the representations and warranties of the other party contained in the amended merger agreement; and

•
subject to the requirements of applicable law, waive compliance with any agreement of the other party or any condition to its own obligations contained in the amended merger agreement.

Such extension or waiver will be valid if in writing signed by the other party to be bound. The failure of any party to assert any of its rights under the amended merger agreement will not constitute a waiver of those rights.

Expenses

Except as otherwise provided in the amended merger agreement, each of the parties has agreed to bear its own expenses in connection with the amended merger agreement. However, Waste Management must pay all filing fees required under the HSR Act with respect to the transactions contemplated by the amended merger agreement.

Governing Law; Jurisdiction

The amended merger agreement is governed by Delaware law.

The parties have agreed to submit to the personal jurisdiction of the Delaware Court of Chancery and any state appellate court within the State of Delaware in connection with any matter arising out of the amended merger agreement. The parties have also agreed to waive all rights to a jury trial arising out of the amended merger agreement.

THE AMENDED AND RESTATED VOTING AGREEMENT

Below is a summary of the material provisions of the amended and restated voting agreement, a copy of which is attached to this proxy statement as Annex C and which is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the amended and restated voting agreement that is important to you. We encourage you to read the amended and restated voting agreement in its entirety carefully, as the rights and obligations of the parties thereto are governed by the express terms of the amended and restated voting agreement and not by this summary or any other information contained in this proxy statement.

Concurrently with the execution of the merger agreement amendment, on June 24, 2020, CPPIB entered into the amended and restated voting agreement with Waste Management. CPPIB owned, as of the date of the amended and restated voting agreement, 16,572,106 shares of Advanced Disposal common stock (which we refer to as the "covered shares"), which represented approximately 18% of the outstanding Advanced Disposal common stock on such date.

Subject to the terms and conditions of the amended and restated voting agreement, including the absence of any change of Board recommendation under circumstances defined in the amended merger agreement, CPPIB has agreed, among other things, to vote (unless the Board withdraws or changes the Board recommendation or until the amended and restated voting agreement has terminated in accordance with its terms) (i) its covered shares for the approval and adoption of the amended merger agreement and (ii) against certain other matters, including: (a) any action or agreement that would reasonably be expected to result in a breach of the amended merger agreement or a failure of timely satisfaction of closing conditions under the amended merger agreement, (b) any acquisition proposal or other proposal made in opposition to, in competition with, or inconsistent with, the merger or the amended merger agreement and (c) any other action, agreement or proposal that could reasonably be expected to delay, postpone or adversely affect the consummation of the merger and the other transactions contemplated by the amended merger agreement.

The amended and restated voting agreement terminates upon the earliest to occur of (i) the merger contemplated by the amended merger agreement becoming effective, (ii) the amended merger agreement being validly terminated in accordance with the terms thereof or (iii) CPPIB's election to terminate in its sole discretion promptly following any amendment to the amended merger agreement that reduces or changes the form of consideration payable.

The amended and restated voting agreement also restricts CPPIB, among other things, from transferring the covered shares without the consent of Waste Management. Exceptions include transfers to affiliated transferees who agree to be bound by the terms of the amended and restated voting agreement and transfers incident to ordinary course financing transactions following the receipt of the required stockholder approval of the merger by Advanced Disposal's stockholders. In addition, CPPIB waived its appraisal rights under Section 262 DGCL with respect to all covered shares owned.

The foregoing description of the amended and restated voting agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the amended and restated voting agreement, which is filed as Annex C hereto and incorporated by reference into this proxy statement.

 ADVISORY VOTE ON SPECIFIED COMPENSATION (PROPOSAL 2)

Golden Parachute Compensation

This section sets forth the information required by Item 402(t) of the SEC's Regulation S-K regarding certain compensation that may be paid to Advanced Disposal's named executive officers in connection with the transaction under existing arrangements between Advanced Disposal and the named executive officers. This compensation is referred to as the "golden parachute" compensation by the applicable SEC disclosure rules, and in this section entitled "Advisory Vote on Specified Compensation (Proposal 2)" we use such term or the term "specified compensation" to describe these payments. These potential payments consist of:

•
severance payments that each named executive officer would be entitled to receive in connection with a qualifying termination pursuant to the terms of his or her employment agreement (each described in more detail in the section entitled "The Merger (Proposal 1)—Interests of Advanced Disposal Directors and Executive Officers in the Merger—Employment Agreements" beginning on page 75 of this proxy statement);

•
the guaranteed bonus payments (as described in more detail in the section entitled "The Merger (Proposal 1)—Interests of Advanced Disposal Directors and Executive Officers in the Merger—Guaranteed Bonuses" beginning on page 75 of this proxy statement); and

•
payments in connection with Advanced Disposal's equity-based compensation awards, the treatment of which is described in more detail in the section entitled "The Amended Merger Agreement—Treatment of Advanced Disposal Equity Awards" beginning on page 87 of this proxy statement.

Further details on these potential payments and benefits, including applicable vesting terms and conditions, are provided in the footnotes to the table below and in the section entitled "The Merger (Proposal 1)—Interests of Advanced Disposal Directors and Executive Officers in the Merger" beginning on page 71 of this proxy statement. Specified compensation does not include amounts that are already vested at the effective time of the merger.

For purposes of quantifying these potential payments and benefits for the tables below, the following assumptions were used:

•
the closing date is August 31, 2020, which, solely for purposes of this specified compensation disclosure, is the assumed date of the closing and to be used only for illustrative purposes;

•
immediately following the effective time, the employment of each of Advanced Disposal's named executive officers is terminated by Advanced Disposal without cause or by the named executive officer with good reason under his or her employment agreement (we refer to such a termination or resignation as a "covered termination");

•
all annual bonus payments will pay out based on the named executive officer's 2020 target annual bonus; and

•
the value of a share of Advanced Disposal common stock is $30.30, which is the merger consideration.

The amounts shown are estimates based on multiple assumptions and do not reflect compensation actions that could occur after the date of this proxy statement and before the effective time. As a result, the actual amounts received by a named executive officer may differ materially from the amounts shown in the following table, including in the event the effective time occurs on a different date. August 31, 2020 is an illustrative date used solely for purposes of this specified compensation disclosure and is not intended to indicate that the closing will or will not occur on such date. In addition, the amounts shown below do not attempt to quantify any reduction that may be required as a result of a Section 280G cutback; therefore, actual payments to the named executive officers may be less than the amounts indicated below. For purposes of this discussion, "single-trigger" refers to benefits that are payable solely as a result of the closing and "double-trigger" refers to benefits that require the closing, as well as a covered termination following the effective time, to become payable.

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Tax Reimbursement ($)(4)	Total ($)
Richard Burke	7,160,400	5,248,303	72,228	25,509	12,506,440
Steven Carn	2,356,200	3,217,342	48,152	17,006	5,638,700
John Spegal	2,290,000	1,825,631	69,966	36,390	4,221,987
Michael Slattery	1,727,879	1,309,899	48,152	17,006	3,102,936
Melissa Westerman	930,240	195,253	33,868	9,692	1,169,053
(1)
The cash severance payments are considered "double-trigger" payments because they will be paid only in connection with a covered termination, pursuant to the terms of the applicable named executive officer's employment agreement. The 2020 bonus guarantee payment is also "double-trigger" and will be paid only upon a termination or if a named executive officer remains employed through the payment date. The amounts reflected in this column represent, for each of Messrs. Carn, Spegal, and Slattery and Ms. Westerman, an amount equal to: (1) two times annual base salary, payable in 24 equal monthly installments ($942,480 for Mr. Carn, $916,000 for Mr. Spegal, $785,400 for Mr. Slattery, and $489,600 for Ms. Westerman); (2) two times annual bonus, payable in 24 equal monthly installments ($942,480 for Mr. Carn, $916,000 for Mr. Spegal, $628,320 for Mr. Slattery, and $293,760 for Ms. Westerman); and (3) the 2020 guaranteed annual bonus ($471,240 for Mr. Carn, $458,000 for Mr. Spegal, $314,159 for Mr. Slattery, and $146,880 for Ms. Westerman). The amounts reflected in this column represent, for Mr. Burke, an amount equal to: (1) three times annual base salary, payable in 36 equal monthly installments ($2,754,000); (2) three times his annual bonus, payable in 36 equal monthly installments ($3,304,800); (3) the 2020 guaranteed annual bonus ($1,101,600); and (4) an additional amount of $36,000, payable in 24 equal monthly installments.
(2)
The amounts reflected in the table below represent the "single-trigger" value of accelerated vesting of Advanced Disposal stock options, performance share unit awards and restricted share unit awards held by each named executive officer upon the occurrence of the effective time pursuant to the amended merger agreement, the aggregate of which is reflected in this column. The assumed per-share value of Advanced Disposal common stock for purposes of determining the values in this table is $30.30, which is the merger consideration.

Name	Expected Value of Accelerated Stock Options ($)	Expected Value of Accelerated Performance Share Unit Awards ($)(a)	Expected Value of Accelerated Restricted Share Unit Awards ($)	Total Expected Value of Accelerated Equity ($)
Richard Burke	1,026,130	2,814,799	1,407,374	5,248,303
Steven Carn	374,141	983,932	1,859,269	3,217,342
John Spegal	371,018	969,752	484,861	1,825,631
Michael Slattery	260,700	699,476	349,723	1,309,899
Melissa Westerman	24,967	113,534	56,752	195,253
(a)
The value of the Advanced Disposal performance share units shown in the table above is based on an illustrative closing date for the transactions of August 31, 2020 and achievement of performance metrics at target. The number of performance share unit awards held by Advanced Disposal named executive officers will be equal to the greater of (i) the target number of shares of Advanced Disposal common stock with respect to each applicable performance share unit award and (ii) the number of shares of Advanced Disposal common stock that would be considered earned under the terms of the applicable performance share unit award based on the most recent fiscal year-end results of Advanced Disposal preceding the fiscal year during which the effective time occurs.

(3)
Represents amounts to be paid in respect of post-employment COBRA benefits following a covered termination pursuant to each executive officer's employment agreement. The COBRA payments are considered "double-trigger" payments because they will be paid only in connection with a covered termination, pursuant to the terms of the applicable named executive officer's employment agreement. For Mr. Spegal, this amount also reflects an additional "double-trigger" amount of $50,000 for relocation services, payable in a lump sum.
(4)
Represents $23,368 to be paid to Mr. Spegal pursuant to his employment agreement as a tax gross-up for his $50,000 relocation benefit, payable in a single lump sum, and amounts to be paid to all of the named executive officers pursuant to their respective employment agreements as a tax gross-up for their subsidized COBRA coverage. The relocation benefit tax gross-up and the COBRA subsidy tax gross-up are considered "double-trigger" payments because they will be paid only in connection with a covered termination.

The Non-Binding Advisory Proposal

Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding advisory basis, specified compensation that may be paid or become payable to Advanced Disposal's named executive officers in connection with the merger and contemplated by the amended merger agreement, as disclosed in the sections of this proxy statement above entitled "Advisory Vote on Specified Compensation (Proposal 2)—Golden Parachute Compensation" beginning on page 110 of this proxy statement and "The Merger (Proposal 1)—Interests of Advanced Disposal Directors and Executive Officers in the Merger" beginning on page 71 of this proxy statement. In general, the various plans and arrangements pursuant to which these compensation payments may be made formed part of Advanced Disposal's overall compensation program for its named executive officers, and have previously been disclosed to our stockholders as part of the Compensation Discussion and Analysis and related sections of our annual proxy statements.

The Advanced Disposal Board encourages you to review carefully the named executive officer specified compensation information disclosed in this proxy statement. The Advanced Disposal Board unanimously recommends that you vote "FOR" the following resolution:

"RESOLVED, that the stockholders of Advanced Disposal Inc. approve, on a non-binding advisory basis, specified compensation that may be paid or become payable to Advanced Disposal's named executive officers in connection with the merger and contemplated by the amended merger agreement as disclosed pursuant to Item 402(t) of Regulation S-K in the section entitled "Advisory Vote on Specified Compensation (Proposal 2)—Golden Parachute Compensation" in Advanced Disposal Corp.'s proxy statement for the Special Meeting."

Advanced Disposal stockholders should note that this proposal is not a condition to completion of the merger and, as it is an advisory vote, the result will not be binding on Advanced Disposal, the Advanced Disposal Board, the surviving company or Waste Management. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the merger is consummated, our named executive officers will be entitled to receive the compensation that is based on or otherwise relates to the merger in accordance with the terms and conditions applicable to those payments.

The approval of the compensation advisory proposal requires the affirmative vote of the holders of a majority of the issued and outstanding shares of Advanced Disposal common stock that are present at the Special Meeting via the Special Meeting website or represented by proxy at the Special Meeting and entitled to vote thereon, so long as a quorum is present, to vote "FOR" the compensation advisory proposal. An abstention from voting will have the same effect as a vote "AGAINST" the compensation advisory proposal. If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a "broker non-vote" will arise but will have no effect on the compensation advisory proposal, so long as a quorum is otherwise present.

The Advanced Disposal Board unanimously recommends that you vote "FOR" the compensation advisory proposal.

 ADJOURNMENT OF THE SPECIAL MEETING (PROPOSAL 3)

Advanced Disposal stockholders may be asked to adjourn the Special Meeting to a later date or time if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the amended merger agreement. However, pursuant to the merger agreement amendment, the Special Meeting may not be adjourned to a date that is more than the earlier of thirty (30) days after the date of the Special Meeting and five business days before the end date.

Advanced Disposal does not intend to call a vote on the adjournment proposal if Proposal No. 1 is approved by the requisite number of shares of Advanced Disposal common stock at the Special Meeting.

The affirmative vote of the holders of a majority of the issued and outstanding shares of Advanced Disposal common stock that are present at the Special Meeting via the Special Meeting website or represented by proxy at the Special Meeting and entitled to vote thereon, whether or not a quorum is present, is required to approve the adjournment proposal. An abstention from voting will have the same effect as a vote "AGAINST" the adjournment proposal. If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a "broker non-vote" will arise but will have no effect on the adjournment proposal.

The Board unanimously recommends that stockholders vote "FOR" the adjournment proposal.

MARKET PRICES AND DIVIDEND DATA

Advanced Disposal common stock is listed on NYSE under the symbol "ADSW." The closing sale price of Advanced Disposal common stock on April 12, 2019, the last trading day prior to the execution of the original merger agreement, was $27.14 per share. The closing sale price of Advanced Disposal common stock on June 23, 2020, the last trading day prior to the execution of the merger agreement amendment, was $31.16. On July 2, 2020, the last trading day prior to the filing of this proxy statement, the closing price of Advanced Disposal common stock was $30.15 per share. You are encouraged to obtain current market quotations for our common stock in connection with voting your shares of our common stock.

The following table sets forth during the periods indicated the intraday high and low sale prices of Advanced Disposal common stock as reported on NYSE, and the cash dividends declared per share for the periods indicated:

	Market Price
			Dividend Declared(2)
Quarter	High	Low
Second Fiscal Quarter 2018	$25.38	$21.80	—
Third Fiscal Quarter 2018	$27.93	$23.67	—
Fourth Fiscal Quarter 2018	$27.47	$22.05	—
First Fiscal Quarter 2019	$28.35	$23.02	—
Second Fiscal Quarter 2019	$33.01	$25.88	—
Third Fiscal Quarter 2019	$32.80	$31.97	—
Fourth Fiscal Quarter 2019	$32.98	$32.56	—
First Fiscal Quarter 2020	$33.15	$28.55	—
Second Fiscal Quarter 2020(1)	$32.84	$30.07	—
(1)
Provided through July 2, 2020.
(2)
Under the terms of the amended merger agreement, during the pre-closing period, Advanced Disposal is not permitted to declare, authorize, establish a record date for, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock except as specified in the amended merger agreement (as further described in the section entitled "The Amended Merger Agreement—Conduct of Business Pending the Merger" beginning on page 92 of this proxy statement).

Following completion of the merger, there will be no further market for Advanced Disposal common stock, and our common stock will be de-listed from NYSE and de-registered under the Exchange Act. As a result, following completion of the merger and such de-registration, we will no longer file periodic reports with the SEC.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information as of the close of business on June 30, 2020 (except as otherwise indicated by footnote), regarding the beneficial ownership of shares of Advanced Disposal common stock by each director, named executive officer, by all directors and executive officers as a group, and by each person known by Advanced Disposal to own 5% or more of Advanced Disposal common stock.

Unless otherwise noted below, the address for each beneficial owner listed on the table is: c/o Advanced Disposal Services, Inc., 90 Fort Wade Road, Ponte Vedra, FL 32081. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of Advanced Disposal common stock that they beneficially own, subject to applicable community property laws.

For purposes of the table below, the beneficial ownership amounts and percentages are based on a total of 90,727,465 shares of Advanced Disposal common stock outstanding as of the close of business on June 30, 2020. In computing the number of shares of Advanced Disposal common stock beneficially owned by a person and the percentage ownership of that person, we deemed as outstanding the shares of Advanced Disposal common stock subject to Advanced Disposal stock options, performance share unit awards and restricted share unit awards held by that person that are vested or will vest (and, in the case of Advanced Disposal stock options, are exercisable or will become exercisable) as of June 30, 2020 or within 60 days thereafter. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Name	Beneficial Ownership (1)	Number of Exercisable Advanced Disposal Stock Options (2)	Percent of Issued and Outstanding
Named Executive Officers and Directors
Non-Employee Directors
E. Renae Conley	12,366	—	*
Tanuja Dehne	13,366	—	*
Michael Hoffman	12,696	—	*
Michael Koen	—	—	—
Ernest Mrozek	12,760	—	*
B. Clyde Preslar	13,976	—	*
Executive Officers			*
Richard Burke	184,632	859,736	1%
Steven Carn	59,706	198,544	*
Michael Slattery	46,179	78,686	*
John Spegal	59,177	249,546	*
Melissa Westerman	—	—	—
Directors and executive officers as a group (11 persons)	414,858	1,386,512	2%
*
Represents less than one (1) percent.
(1)
The table reports beneficial ownership in accordance with Rule 13d-3 under the Exchange Act.
(2)
Includes the number of options currently exercisable and options that will become exercisable within 60 days of our record date.

 Security Ownership of Certain Beneficial Owners

The table below shows information for persons known to us to beneficially own more than 5% of our common stock based on their filings with the SEC through June 30, 2020.

Name	Total Beneficial Ownership	Percentage of Issued and Outstanding(1)

Canada Pension Plan Investment Board ("CPPIB")	16,572,106	18.3%
One Queen Street East, Suite 2500 Toronto, ON M5C 2W5 (2)
The Vanguard Group	6,626,754	7.3%
100 Vanguard Blvd Malvern, PA 19355 (3)
The Goldman Sachs Group, Inc.	6,385,738	7.0%
200 West Street New York, NY 10282 (4)
Blackrock, Inc.	5,165,166	5.7%
55 East 52nd Street New York, NY 10055 (5)
Alpine Associates Management Inc.	4,710,972	5.2%
574 Sylvan Avenue, Suite 100 Englewood Cliffs, NJ 07632 (7)
Norges Bank	4,561,616	5.0%
Bankplassen 2 PO Box 1179 Sentrum NO 0107 Oslo, Norway (8)
(1)
Percentage is calculated using the number of shares of Advanced Disposal common stock outstanding as of June 30, 2020.
(2)
Pursuant to Schedule 13D/A filed on June 25, 2020, the amount reported consists of shares beneficially owned as of June 24, 2020 by CPPIB. CPPIB is overseen by a board of directors. None of the directors of that board of directors has sole voting or dispositive power with respect to the shares of Advanced Disposal common stock owned by CPPIB.
(3)
Pursuant to Schedule 13G/A filed on February 12, 2020, the amount reported consists of shares beneficially owned as of December 31, 2019, by Vanguard, with sole voting power to vote 150,237 shares, shared voting shares of 5,594 shares, sole dispositive power of 6,481,959 shares and shared dispositive power of 144,795.
(4)
Pursuant to Schedule 13G filed on January 27, 2020, the amount reported consists of shares that Goldman Sachs Group, Inc. may vote, under certain circumstances, as of beneficially owned as of December 31, 2019.
(5)
Pursuant to Schedule 13G/A filed on February 5, 2020, the amount reported consists of shares beneficially owned, as of December 31, 2019, by Blackrock with sole voting power of 5,039,552 shares and sole dispositive power of 5,165,166 shares.
(6)
Pursuant to Schedule 13G filed on February 12, 2020, the amount reported consists of shares that Alpine Associates Management Inc. may vote, under certain circumstances, as of December 31, 2019.
(7)
Pursuant to Schedule 13G filed on January 13, 2020, the amount reported consists of shares that Norges Bank may vote, under certain circumstances, as of January 10, 2020.

APPRAISAL RIGHTS

If the amended merger agreement is adopted by Advanced Disposal stockholders, stockholders who do not vote in favor of the proposal to adopt the amended merger agreement and who properly exercise and perfect their demand for appraisal of their shares in accordance with Section 262 of the DGCL (which we refer to as "Section 262") will be entitled to appraisal rights in connection with the merger.

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached as Annex D to this proxy statement. The following summary does not constitute any legal or other advice nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262. Only a holder of record of shares of Advanced Disposal common stock is entitled to demand appraisal for the shares registered in that holder's name. A person having a beneficial interest in shares of Advanced Disposal common stock held of record in the name of another person, such as a broker, bank or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. If you hold your shares of Advanced Disposal common stock through a broker, bank or other nominee and you wish to exercise appraisal rights, you should consult with your broker, bank or other nominee.

Under Section 262, holders of shares of Advanced Disposal common stock who do not vote in favor of the proposal to adopt the amended merger agreement, who continuously are the record holders of such shares through the effective time, and who otherwise follow the procedures set forth in Section 262 will be entitled to the appraisal by the Delaware Court of Chancery of the fair value of their shares of Advanced Disposal common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value of the shares from the effective date of the merger, as determined by the Delaware Court of Chancery. At any time before the entry of judgment in the proceedings, the surviving company may pay to each stockholder entitled to appraisal an amount in cash, in which case interest will accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time.

Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than twenty (20) days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes Advanced Disposal notice to its stockholders that appraisal rights are available in connection with the merger, and the full text of Section 262 is attached as Annex D to this proxy statement. In connection with the merger, any holder of Advanced Disposal common stock who wishes to exercise appraisal rights, or who wishes to preserve such holder's right to do so, should review Annex D carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A stockholder who loses his, her or its appraisal rights will be entitled to receive the merger consideration described in the amended merger agreement. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of Advanced Disposal common stock, if a stockholder considers exercising such rights, Advanced Disposal urges such stockholder to seek the advice of legal counsel.

Stockholders wishing to exercise the right to seek an appraisal of their shares of Advanced Disposal common stock must do ALL of the following:

•
the stockholder must NOT vote in favor of the proposal to adopt the amended merger agreement. Because a proxy that is signed and submitted but does not otherwise contain voting instructions will, unless revoked, be voted in favor of the amended merger agreement, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the proposal to adopt the amended merger agreement, abstain or not vote its shares;

•
the stockholder must deliver to Advanced Disposal a written demand for appraisal before the vote on the proposal to adopt the amended merger agreement at the Special Meeting;

•
the stockholder must continuously hold the shares of Advanced Disposal common stock from the date of making the demand through the effective time. A stockholder will lose appraisal rights if the stockholder transfers the shares before the effective time; and

•
the stockholder or the surviving company must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within one hundred-twenty (120) days after the effective time. The surviving company is under no obligation to file any such petition in the Delaware Court of Chancery and has no intention of doing so. Accordingly, it is the obligation of Advanced Disposal stockholders to take all necessary action to perfect their appraisal rights in respect of shares of Advanced Disposal common stock within the time prescribed in Section 262.

Filing Written Demand

Any holder of shares of Advanced Disposal common stock wishing to exercise appraisal rights must deliver to Advanced Disposal, before the vote on the adoption of the amended merger agreement at the Special Meeting at which the proposal to adopt the amended merger agreement will be submitted to the stockholders, a written demand for the appraisal of the stockholder's shares, and that stockholder must not submit a blank proxy or vote in favor of the proposal to adopt the amended merger agreement. A holder of shares of Advanced Disposal common stock wishing to exercise appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective time. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the proposal to adopt the amended merger agreement, and it will constitute a waiver of the stockholder's right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the proposal to adopt the amended merger agreement, abstain from voting on the proposal to adopt the amended merger agreement or not vote its shares. Neither voting against the proposal to adopt the amended merger agreement nor abstaining from voting or failing to vote on the proposal to adopt the amended merger agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the proposal to adopt the amended merger agreement. A proxy or vote against the proposal to adopt the amended merger agreement will not constitute a demand. A stockholder's failure to make the written demand prior to the taking of the vote on the proposal to adopt the amended merger agreement at the Special Meeting of Advanced Disposal stockholders will constitute a waiver of appraisal rights.

Only a holder of record of shares of Advanced Disposal common stock is entitled to demand appraisal for the shares registered in that holder's name. A demand for appraisal in respect of shares of Advanced Disposal common stock should be executed by or on behalf of the holder of record, and must reasonably inform Advanced Disposal of the identity of the holder and state that the person intends thereby to demand appraisal of the holder's shares in connection with the merger. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand must be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two (2) or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners.

STOCKHOLDERS WHO HOLD THEIR SHARES IN BROKERAGE OR BANK ACCOUNTS OR OTHER NOMINEE FORMS, AND WHO WISH TO EXERCISE APPRAISAL RIGHTS, SHOULD CONSULT WITH THEIR BROKERS, BANKS AND NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BROKER, BANK OR OTHER NOMINEE HOLDER TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BROKER, BANK OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to Advanced Disposal Services, Inc., 90 Fort Wade Road, Ponte Vedra, Florida, 32081, Attention: Michael K. Slattery, Corporate Secretary, and must be delivered before the vote on the amended merger agreement is taken at the Special Meeting and should be executed by, or on behalf of, the record holder of the shares of Advanced Disposal common stock.

Any holder of Advanced Disposal common stock may withdraw his, her or its demand for appraisal and accept the consideration offered pursuant to the amended merger agreement by delivering to Advanced Disposal a written withdrawal of the demand for appraisal within sixty (60) days after the effective date of the merger. However, any such attempt to withdraw the demand made more than sixty (60) days after the effective time will require written approval of the surviving company. No appraisal proceeding in the Delaware Court of Chancery will be dismissed without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just.

Notice by the Surviving Company

If the merger is completed, within ten (10) days after the effective time, the surviving company will notify each holder of Advanced Disposal common stock who has complied with Section 262, and who has not voted in favor of the proposal to adopt the amended merger agreement, that the merger has become effective and the effective date thereof.

Filing a Petition for Appraisal

Within one hundred-twenty (120) days after the effective time, but not thereafter, the surviving company or any holder of Advanced Disposal common stock who has complied with Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving company in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. The surviving company is under no obligation to and has no present intention to file a petition, and holders should not assume that the surviving company will file a petition or initiate any negotiations with respect to the fair value of shares of Advanced Disposal common stock. Accordingly, any holders of Advanced Disposal common stock who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of shares of Advanced Disposal common stock within the time and in the manner prescribed in Section 262. The failure of a holder of Advanced Disposal common stock to file such a petition within the period specified in Section 262 could nullify the stockholder's previous written demand for appraisal.

Within one hundred-twenty (120) days after the effective time, any holder of Advanced Disposal common stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the surviving company a statement setting forth the aggregate number of shares not voted in favor of the proposal to adopt the amended merger agreement and with respect to which Advanced Disposal has received demands for appraisal and the aggregate number of holders of such shares. The surviving company must mail this statement to the requesting stockholder within ten (10) days after receipt of the written request for such a statement or within ten (10) days after the expiration of the period for delivery of demands for appraisal, whichever is later. A beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition seeking appraisal or request from the surviving company the foregoing statements. As noted above, however, the demand for appraisal can only be made by a stockholder of record.

If a petition for an appraisal is duly filed by a holder of shares of Advanced Disposal common stock and a copy thereof is served upon the surviving company, the surviving company will then be obligated within twenty (20) days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal thereunder. The Delaware Court of Chancery may require the stockholders who demanded payment for their shares to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss the proceedings as to such stockholder.

Determination of Fair Value

After determining the holders of Advanced Disposal common stock entitled to appraisal, the Delaware Court of Chancery will appraise the fair value of the shares of Advanced Disposal common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving company may pay to each stockholder entitled to appraisal an amount in cash, in which case interest will accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time. In Weinberger v. UOP, Inc. (which we refer to as "Weinberger"), the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262. Although Advanced Disposal believes that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the merger consideration. Neither Advanced Disposal nor Waste Management anticipates offering more than the merger consideration to any stockholder of Advanced Disposal exercising appraisal rights, and each of Advanced Disposal and Waste Management reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the fair value of a share of Advanced Disposal common stock is less than the merger consideration. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys' fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to be appraised.

If any stockholder who demands appraisal of shares of Advanced Disposal common stock under Section 262 fails to perfect, or loses his or her appraisal rights, or successfully withdraws such demand for appraisal, the stockholder's shares of Advanced Disposal common stock will be deemed to have been converted at the effective time into the right to receive the merger consideration applicable to the shares, less applicable withholding taxes. A stockholder will fail to perfect, or lose, his or her appraisal rights, or effectively withdraw a demand for appraisal, if no petition for appraisal is filed within one hundred-twenty (120) days after the effective time or if the stockholder delivers to the surviving company a written withdrawal of the holder's demand for appraisal and an acceptance of the merger consideration in accordance with Section 262.

From and after the effective time, no stockholder who has demanded appraisal rights will be entitled to vote Advanced Disposal common stock for any purpose, or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the holder's shares of Advanced Disposal common stock, if any, payable to stockholders of Advanced Disposal of record as of a time prior to the effective time; provided, however, that, if no petition for an appraisal is filed, or if the stockholder delivers to the surviving company a written withdrawal of the demand for an appraisal and an acceptance of the merger, either within sixty (60) days after the effective time or thereafter with the written approval of the surviving company, then the right of such stockholder to an appraisal will cease. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, the appraisal proceeding may not be dismissed as to any stockholder of Advanced Disposal without the approval of the Delaware Court of Chancery.

Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a stockholder's statutory appraisal rights. Consequently, any stockholder of Advanced Disposal wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

 FUTURE STOCKHOLDER PROPOSALS

If the merger is completed, Advanced Disposal will have no public stockholders, and there will be no public participation in any of our future stockholder meetings. However, if the merger is not completed, stockholders will continue to be entitled to attend and participate in meetings of stockholders. If the merger is completed by the end date, Advanced Disposal does not expect to hold the 2020 Annual Meeting of Stockholders, and there will be no public participation in any future meetings of Advanced Disposal's stockholders because, following completion of the merger, Advanced Disposal common stock will be de-listed from NYSE and de-registered under the Exchange Act, and Advanced Disposal will no longer be a publicly-traded company. However, if the merger is not completed by the end date or if Advanced Disposal is otherwise required to do so under applicable law, Advanced Disposal will take such further action as it deems necessary or appropriate to call and convene future meetings of Advanced Disposal stockholders, and stockholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for such future annual meetings of Advanced Disposal stockholders in accordance with Rule 14a-8 of the Exchange Act and the amended and restated bylaws of Advanced Disposal, as described below.

Our amended and restated bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders or to nominate candidates for election as directors at an annual meeting of stockholders must provide timely notice of such proposed business in writing in order to be considered by the stockholders of Advanced Disposal at the annual meeting. To be timely, a stockholder's notice must be delivered to, or mailed and received at, our principal executive office at Advanced Disposal Services, Inc., 90 Fort Wade Road, Ponte Vedra, Florida 32081, Attention: Corporate Secretary, not less than ninety (90) days nor more than one hundred-twenty (120) days prior to the first anniversary of the date on which Advanced Disposal held the preceding year's annual meeting. In the event that the date of the annual meeting is delayed by more than seventy (70) days from the anniversary date of the previous year's meeting, notice by the stockholder to be timely must be so delivered not earlier than one hundred and twenty (120) days prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a stockholder's notice. The notice must also describe the stockholder proposal in reasonable detail and provide certain other information required by Advanced Disposal amended and restated bylaws. A copy of Advanced Disposal's amended and restated bylaws is available upon request without charge from the Corporate Secretary of Advanced Disposal at the address set forth above.

 WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy statements and other information that we file electronically with the SEC. The address of that website is www.sec.gov.

Advanced Disposal filings referred to above are also available on our Internet website, https://www.advanceddisposal.com, under "Investors," without charge. Information contained on our Internet website does not constitute a part of this proxy statement. In addition, you may obtain a copy of the reports, without charge, upon written request to: Advanced Disposal Services, Inc., 90 Fort Wade Road, Ponte Vedra, FL 32081, Attention: Corporate Secretary. Each such request must set forth a good faith representation that, as of the close of business on the record date, the person making the request was a beneficial owner of Advanced Disposal common stock entitled to vote at the Special Meeting. In order to ensure timely delivery of such documents before the Special Meeting, any such request should be made promptly to Advanced Disposal. A copy of any exhibit to a filing may be obtained upon request by a stockholder (for a fee limited to Advanced Disposal's reasonable expenses in furnishing the exhibit) to Advanced Disposal Services, Inc., 90 Fort Wade Road, Ponte Vedra, FL 32081, Attention: Corporate Secretary.

The SEC allows us to "incorporate by reference" into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference in this proxy statement is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. Information in documents that is deemed, in accordance with SEC rules, to be furnished and not filed will not be deemed to be incorporated by reference into this proxy statement. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement, and before the date of the Special Meeting (including any adjournment or postponement thereof):

•
Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on February 24, 2020;

•
Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, filed on May 7, 2020;

•
Definitive Proxy Statement for Advanced Disposal 2019 annual meeting of stockholders, filed on October 4, 2019; and

•
Current Report on Form 8-K, filed on June 24, 2020.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference into this proxy statement.

No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement, and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated [•], 2020. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to Advanced Disposal stockholders does not and will not create any implication to the contrary.

ANNEX A

AGREEMENT AND PLAN OF MERGER

Among

ADVANCED DISPOSAL SERVICES, INC.,

WASTE MANAGEMENT, INC.

and

EVERGLADES MERGER SUB INC.

Dated as of April 14, 2019

A-i

A-ii

A-iii

INDEX OF DEFINED TERMS

Acceptable Confidentiality Agreement	A-56
Acquisition Proposal	A-32
Actions	A-37
Affiliate	A-56
Agreement	A-1
Anticorruption Laws	A-11
Antitrust Law	A-57
Applicable Date	A-13
Award	A-57
Bankruptcy and Equity Exception	A-10
Beneficial Ownership Regulation	A-57
Book-Entry Share	A-3
Business Day	A-57
Bylaws	A-8
Cancelled Shares	A-2
Capitalization Date	A-8
Cash-Out Option	A-3
Certificate	A-3
Certificate of Incorporation	A-8
Certificate of Merger	A-2
Change of Recommendation	A-36
Charter	A-2
Closing	A-1
Closing Date	A-2
Code	A-6
Collective Bargaining Agreements	A-19
Common Stock	A-2
Company	A-1
Company 401(k) Plans	A-42
Company Board	A-1
Company Credit Agreement	A-57
Company Disclosure Schedule	A-8
Company Divestiture Action	A-39
Company Notice	A-34
Company Plan	A-57
Company Requisite Vote	A-10
Company Securities	A-9
Company Stock Plans	A-57
Company Termination Fee	A-53
Confidentiality Agreement	A-40
Consent Solicitation	A-47
Continuing Employee	A-57
Continuing Non-Union Employee	A-41
Continuing Union-Represented Employees	A-41
Contract	A-15
control	A-57
Costs	A-43
D&O Insurance	A-44
Data Room	A-58

A-iv

Debt Financing	A-58
Debt Offer	A-47
DGCL	A-1
Dissenting Shares	A-7
DOJ	A-37
Effective Time	A-2
End Date	A-51
Environmental Laws	A-24
Environmental Permits	A-23
Equity Financing	A-58
ERISA	A-58
ERISA Affiliate	A-58
Exchange Act	A-11
Exchange Fund	A-4
Existing Facilities	A-30
Existing Indemnification Rights	A-43
FCPA	A-11
Financial Advisor	A-24
Financing	A-58
Financing Sources	A-58
FTC	A-37
GAAP	A-58
Government Official	A-58
Governmental Entity	A-58
Governmental Filings	A-58
Hazardous Materials	A-24
HSR Act	A-11
Indemnified Parties	A-43
Indenture	A-58
Indenture Amendments	A-47
Intellectual Property	A-58
Intervening Event	A-59
IRS	A-18
JV Plan	A-59
knowledge	A-59
Law	A-59
Leased Real Property	A-20
Legal Restraints	A-49
Liens	A-59
Material Adverse Effect	A-59
Material Contract	A-16
Material Disposal Contracts	A-17
Material Municipal Contracts	A-17
Merger	A-1
Merger Sub	A-1
Multiemployer Plan	A-18
Notice Period	A-34
OFAC	A-12
Offer to Purchase	A-47
Option	A-60
Outstanding Equity Awards	A-4

A-v

Owned Real Property	A-20
Parent	A-1
Parent Disclosure Schedule	A-25
Parent Plans	A-42
Parent Termination Fee	A-54
Parties	A-1
Party	A-1
Paying Agent	A-4
Per Share Merger Consideration	A-3
Permits	A-12
Permitted Liens	A-60
Person	A-61
Pre-Closing Period	A-61
Preferred Stock	A-8
Proceeding	A-43
Proxy Statement	A-35
PSU	A-61
Real Property	A-20
Real Property Leases	A-20
Recommendation	A-10
Representatives	A-32
Required Financial Information	A-61
Restricted Share	A-61
RSU	A-61
Sanctions	A-12
Sarbanes Oxley Act	A-13
SEC	A-7
SEC Documents	A-7
SEC Reports	A-13
Securities Act	A-13
Senior Employee	A-62
Service Provider	A-62
Share	A-2
Software	A-62
Stockholders Meeting	A-36
subsidiaries	A-62
subsidiary	A-62
Subsidiary Shares	A-3
Superior Proposal	A-35
Surviving Corporation	A-1
Tax Return	A-22
Taxes	A-22
Termination Date	A-51
Top Customers	A-62
Top Vendors	A-62
Transaction Litigation	A-44
USL JV	A-62
Voting and Support Agreement	A-1
WARN Act	A-20
Willful Breach	A-62

A-vi

AGREEMENT AND PLAN OF MERGER

        This AGREEMENT AND PLAN OF MERGER, dated as of April 14, 2019 (this “Agreement”), is entered into by and among Advanced Disposal Services, Inc., a Delaware corporation (the “Company”), Waste Management, Inc., a Delaware corporation (“Parent”), and Everglades Merger Sub Inc., a Delaware corporation and a wholly owned indirect subsidiary of Parent (“Merger Sub” and, together with the Company and Parent, the “Parties” and each, a “Party”).

RECITALS

        WHEREAS, the boards of directors of Parent and Merger Sub have approved and declared advisable this Agreement and the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger on the terms and subject to the conditions set forth in this Agreement and have authorized the execution and delivery hereof;

        WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously (a) determined that it is fair to, and in the best interests of the Company and the stockholders of the Company, and declared it advisable, to enter into this Agreement with Parent and Merger Sub providing for the Merger in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), (b) approved this Agreement and the transactions contemplated hereby in accordance with the DGCL and (c) adopted a resolution recommending this Agreement be adopted by the stockholders of the Company; and

        WHEREAS, Parent, Merger Sub and a certain stockholder of the Company have entered into Voting and Support Agreement, dated as of the date hereof (the “Voting and Support Agreement”), providing that, among other things, subject to the terms and conditions set forth therein, such stockholder will support the Merger and the other transactions contemplated hereby, including by voting to adopt this Agreement; and

        WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

        NOW, THEREFORE, in consideration of the premises, and of the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

THE MERGER

        SECTION 1.1    The Merger.     Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”) and a wholly owned indirect subsidiary of Parent, and the separate corporate existence of the Company, with all of its properties, rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger, except as set forth in Article II. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the properties, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Company as the Surviving Corporation and all claims, obligations, debts, liabilities and duties of the Company and Merger Sub shall become the claims, obligations, debts, liabilities and duties of the Company as the Surviving Corporation. The Merger shall have the effects set forth in this Agreement and specified in the DGCL.

        SECTION 1.2    Closing.     The closing for the Merger (the “Closing”) shall take place (a) at the offices of Simpson Thacher & Bartlett LLP, 600 Travis Street, Suite 5400, Houston, Texas, at 8:00 a.m., Central time, on the third (3rd) Business Day following the day on which the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of those conditions at the Closing)

have been satisfied or waived in accordance with this Agreement or (b) at such other time, date and place as the Company and Parent may agree in writing. The date on which the Closing occurs is referred to herein as the “Closing Date”.

        SECTION 1.3    Effective Time.     As soon as practicable following the Closing, the Company and Parent will cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware a certificate of merger (the “Certificate of Merger”), to be executed, acknowledged and filed with the Secretary of State of the State of Delaware as provided in Section 251 of the DGCL. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later time as may be agreed by the Parties in writing and specified in the Certificate of Merger (the “Effective Time”).

        SECTION 1.4    Certificate of Incorporation; Bylaws.

          (a)   At the Effective Time, the certificate of incorporation of the Surviving Corporation (the “Charter”) shall be the certificate of incorporation of the Company, as amended and restated to read in its entirety as set forth in Exhibit A, until thereafter amended as provided therein or by applicable Law.

          (b)   At the Effective Time, subject to Section 6.10, and without any further action on the part of the Company and Merger Sub, the bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation, until thereafter amended as provided therein or by applicable Law.

        SECTION 1.5    Directors and Officers.

          (a)   The Parties shall take all actions necessary so that the directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the initial directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the bylaws of the Surviving Corporation.

          (b)   The officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the initial officers of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and bylaws of the Surviving Corporation.

ARTICLE II

EFFECT OF THE MERGER ON THE CAPITAL STOCK
OF THE CONSTITUENT CORPORATIONS

        SECTION 2.1    Effect on Capital Stock.     At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holders of any of the following securities:

          (a)    Conversion of Common Stock; Merger Consideration.    Each share of common stock, par value $0.01 per share, of the Company (the “Common Stock”) issued and outstanding immediately prior to the Effective Time (each, a “Share”) (other than (i) Shares owned by Parent or Merger Sub and Shares owned by the Company, including Shares held in treasury by the Company, and in each case not held on behalf of third parties (collectively, the “Cancelled Shares”), (ii) subject to Section 2.4, the Dissenting Shares and (iii) Shares owned by any direct or indirect wholly-owned subsidiary of the Company or Parent (which shares shall be converted into shares of common stock, par value $0.01 per share, of the Surviving Corporation, except that the number of such Shares owned by such subsidiaries may be adjusted following the Merger to maintain the value of such Shares held by such subsidiaries (the “Subsidiary Shares”)) shall be converted into the right to receive $33.15 per

  Share in cash, without interest (the “Per Share Merger Consideration”). From and after the Effective Time, each of the Shares that has been converted into the right to receive the Per Share Merger Consideration shall automatically cease to be outstanding, shall be cancelled and shall cease to exist, and each (x) certificate (a “Certificate”) formerly representing, immediately prior to the Effective Time, any of the Shares (other than Cancelled Shares, Subsidiary Shares and Dissenting Shares) and (y) non-certificated Share held in book-entry form representing any such Share (other than Cancelled Shares, Subsidiary Shares and Dissenting Shares) (a “Book-Entry Share”) shall thereafter represent only the right to receive the Per Share Merger Consideration.

          (b)    Cancellation of Cancelled Shares.    Each Cancelled Share shall cease to be outstanding, shall be cancelled without payment of any consideration in exchange therefor and shall cease to exist.

          (c)    Merger Sub.    Each share of common stock, par value $0.01 per share, of Merger Sub, issued and outstanding immediately prior to the Effective Time, shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation, except for those shares which shall remain outstanding pursuant to clause (iii) of Section 2.1(a), if any.

        SECTION 2.2    Treatment of Options, PSUs, RSUs and Restricted Shares.

          (a)    Treatment of Options.

            (i)    At the Effective Time, each Option with a per share exercise price less than the Per Share Merger Consideration that is outstanding immediately prior to the Effective Time, whether vested or unvested (each, a “Cash-Out Option”), shall, automatically and without any required action on the part of the holder thereof, become fully vested and shall be cancelled and thereafter entitle the holder of such Cash-Out Option to receive an amount in cash equal to the product of (x) the number of shares of Common Stock subject to the Cash-Out Option multiplied by (y) the excess of the Per Share Merger Consideration over the per-share exercise price of such Cash-Out Option.

            (ii)   At the Effective Time, each Option with a per share exercise price equal to or greater than the Per Share Merger Consideration that is outstanding immediately prior to the Effective Time, whether vested or unvested, shall, automatically and without any required action on the part of the holder thereof, be cancelled without any consideration paid to the holder thereof.

          (b)    Treatment of PSUs.    At the Effective Time, each PSU Award outstanding immediately prior to the Effective Time shall, automatically and without any required action on the part of the holder thereof, become fully vested and shall be cancelled and thereafter entitle the holder of such PSU Award to receive an amount in cash equal to the product of (x) the number of shares of Common Stock equal to the greater of (i) the target number of shares of Common Stock with respect to such PSU Award as defined and set forth in such PSU Award and (ii) the number of shares of Common Stock that would be considered earned under the terms of such PSU Award based on the most recent fiscal year-end results of the Company preceding the fiscal year during which the Effective Time occurs multiplied by (y) the Per Share Merger Consideration.

          (c)    Treatment of RSUs.    At the Effective Time, each RSU Award outstanding immediately prior to the Effective Time shall, automatically and without any required action on the part of the holder thereof, become fully vested and shall be cancelled and thereafter entitle the holder of such RSU Award to receive an amount in cash equal to the product of (x) the number of shares of Common Stock subject to such RSU Award multiplied by (y) the Per Share Merger Consideration.

          (d)    Treatment of Restricted Shares.    At the Effective Time, each Restricted Share Award outstanding immediately prior to the Effective Time shall, automatically and without any required action on the part of the holder thereof, become fully vested and shall be cancelled and thereafter entitle the holder of such Restricted Share Award to receive an amount in cash equal to the product of (x) the number of shares of Common Stock subject to such Restricted Share Award multiplied by (y) the Per Share Merger Consideration.

          (e)    Payment; Taxes.    The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, pay to the holders of Cash-Out Options, PSU Awards, RSU Awards and Restricted Share Awards the cash payments described in this Section 2.2 on or as soon as reasonably practicable after the Effective Time, but in any event within five Business Days following the Closing Date; provided, however, that no payment shall be accelerated to the extent it would result in the incurrence of a penalty tax under Section 409A of the Code, and instead, any such payment shall be made on the earliest date possible without incurring any such penalty tax. All payments described in this Section 2.2 shall be made after giving effect to applicable withholding requirements as provided in Section 2.3(e).

          (f)    Corporate Actions.    At or prior to the Effective Time, the Company, the Company Board and the compensation committee of the Company Board, as applicable, shall adopt all resolutions and take any actions which are necessary to effectuate the provisions of this Section 2.2. As of the Effective Time, each holder of an Option, PSU Award or RSU Award or Restricted Share Award (collectively the “Outstanding Equity Awards”) shall cease to have any rights with respect to shares of Common Stock. The Company shall take all actions necessary to ensure that from and after the Effective Time, neither Parent nor the Surviving Corporation will be required to deliver shares of Common Stock or other capital stock of the Company to any Person pursuant to or in settlement of any Outstanding Equity Awards.

        SECTION 2.3    Surrender of Shares; Payment.

          (a)    Paying Agent.    Prior to the Effective Time, Parent or Merger Sub shall enter into an agreement with a paying agent selected by Parent, and approved (such approval not to be unreasonably withheld, conditioned or delayed) in advance by the Company, to act as agent for the stockholders of the Company in connection with the Merger (the “Paying Agent”) to receive payment of the aggregate Per Share Merger Consideration to which the stockholders of the Company shall become entitled pursuant to this Article II. At or prior to the Effective Time, Parent shall deposit or cause to be deposited with the Paying Agent a cash amount in immediately available funds sufficient in the aggregate to provide all funds necessary for the Paying Agent to make all payments in respect of Shares (other than Cancelled Shares, Dissenting Shares or Subsidiary Shares) under Section 2.1(a) (such cash being hereinafter referred to as the “Exchange Fund”) in trust for the benefit of the holders of the Shares. With respect to any Dissenting Shares, Parent shall not be required to deposit or cause to be deposited with the Paying Agent funds sufficient to pay the Per Share Merger Consideration payable in respect of such Dissenting Shares. The Paying Agent shall invest the Exchange Fund as directed by Parent; provided that such investments (i) shall not relieve Parent from making any payments required by this Agreement, (ii) shall not have a maturity that could prevent or delay any payments to be made pursuant to this Agreement, and (iii) shall be in short-term obligations of or guaranteed by the United States of America, in commercial paper obligations rated P-1 or A-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Financial Services LLC, respectively, in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $5 billion, or in money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of acquisition or a combination of the foregoing. Subject to Section 2.3(c), to the extent that there are losses with respect to such investments, or the Exchange Fund diminishes for other reasons below the level required to make prompt cash payment of the aggregate Per Share Merger Consideration as contemplated hereby, Parent shall, or shall cause the Surviving Corporation to, promptly replace or restore the cash in the Exchange Fund lost through such investments or other events so as to ensure that the Exchange Fund is at all applicable times maintained at a level sufficient to make such cash payments, and Parent (and, following the Effective Time, the Surviving Corporation) shall in any event be liable for payment thereof. Any interest and other income resulting from such investment shall become a part of the Exchange Fund, and any amounts in excess of the amounts payable in respect of Shares under Section 2.1(a) shall be promptly returned to Parent or the Surviving Corporation, as requested by Parent. The funds deposited with the Paying Agent pursuant to this Section 2.3(a) shall not be used for any purpose other than as contemplated by this Section 2.3(a). Parent shall, or shall cause the Surviving Corporation to, pay all charges and expenses (other than Taxes and charges and expenses resulting from lost Certificates), including those of the Paying Agent, in connection with the exchange of Shares for the Per Share Merger Consideration.

          (b)    Exchange Procedures.

            (i)    Transmittal Materials.    Promptly after the Effective Time (and in no event later than three (3) Business Days after the Closing Date), Parent shall cause the Paying Agent to mail or otherwise provide to each holder of record of Shares (other than holders of Cancelled Shares, Dissenting Shares or Subsidiary Shares) (A) transmittal materials, including a letter of transmittal in customary form as agreed by the Parties, specifying that delivery shall be effected, and risk of loss and title shall pass, with respect to Book-Entry Shares, only upon delivery of an “agent’s message” regarding the book-entry transfer of Book-Entry Shares (or such other evidence, if any, of the transfer as the Paying Agent may reasonably request), and with respect to Certificates, only upon delivery of the Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 2.3(f)) to the Paying Agent, such transmittal materials to be in such form and have such other provisions as Parent and the Company may reasonably agree, and (B) instructions for effecting the surrender of the Book-Entry Shares or Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 2.3(f)) to the Paying Agent.

            (ii)   Certificates.    Upon surrender of a Certificate (or affidavit of loss in lieu of the Certificate as provided in Section 2.3(f)) to the Paying Agent in accordance with the terms of such transmittal materials and instructions, the holder of such Certificate shall be entitled to receive in exchange therefor, and Parent shall instruct the Paying Agent to pay and deliver in exchange therefor as promptly as reasonably practicable, a cash amount in immediately available funds (after giving effect to any required Tax withholdings as provided in Section 2.3(e)) equal to the product obtained by multiplying (A) the number of Shares previously represented by such Certificate (or affidavit of loss in lieu of the Certificate as provided in Section 2.3(f)) by (B) the Per Share Merger Consideration, and the Certificate of such holder so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates.

            (iii)  Book-Entry Shares.    Notwithstanding anything to the contrary contained in this Agreement, any holder of Book-Entry Shares shall not be required to deliver a Certificate or an executed letter of transmittal to the Paying Agent to receive the aggregate Per Share Merger Consideration that such holder is entitled to receive as a result of the Merger pursuant to Section 2.1(a). In lieu thereof, each holder of record of one or more Book-Entry Shares (other than Cancelled Shares, Dissenting Shares and Subsidiary Shares) shall upon receipt by the Paying Agent of an “agent’s message” in customary form (it being understood that the holders of Book-Entry Shares shall be deemed to have surrendered such Shares upon receipt by the Paying Agent of such “agent’s message” or such other evidence, if any, as the Paying Agent may reasonably request) be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver as promptly as reasonably practicable after the Effective Time (and in no event more than three (3) Business Days thereafter), a cash amount in immediately available funds (after giving effect to any required Tax withholdings as provided in Section 2.3(e)) equal to the product obtained by multiplying (A) the number of Shares previously represented by such Book-Entry Shares by (B) the Per Share Merger Consideration, and the Book-Entry Shares of such holder so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Book-Entry Shares.

            (iv)  Unrecorded Transfers; Other Payments.    In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company or if payment of the applicable Per Share Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate or Book-Entry Share is registered, a check for any cash to be exchanged upon due surrender of the Certificate or Book-Entry Share may be issued to such transferee or other Person if the Certificate or Book-Entry Share formerly representing such Shares is presented to the Paying Agent accompanied by all documents reasonably required to evidence and effect such transfer and to evidence that any applicable transfer or other similar Taxes have been paid or are not applicable.

            (v)   Until surrendered as contemplated by this Section 2.3(b), each Certificate and each Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender (together with a letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required pursuant to such instructions (as applicable)) the applicable Per Share Merger Consideration as contemplated by this Article II.

          (c)    Termination of Exchange Fund.    Any portion of the Exchange Fund (including any interest received with respect thereto and the proceeds of any investments thereof) that remains unclaimed by the stockholders of the Company for twelve (12) months after the Effective Time shall be delivered to the Surviving Corporation or its designee(s). Any holder of Shares (other than Cancelled Shares, Dissenting Shares or Subsidiary Shares) who has not theretofore exchanged Shares for the Per Share Merger Consideration in accordance with this Article II shall thereafter be entitled to look to the Surviving Corporation for payment of the Per Share Merger Consideration (after giving effect to any required Tax withholdings as provided in Section 2.3(e)) upon due surrender of its Certificates (or affidavits of loss in lieu of the Certificates) or acceptable evidence of Book-Entry Shares, without any interest thereon in accordance with the provisions set forth in Section 2.3(b), and Parent shall remain liable for (subject to applicable abandoned property, escheat or other similar Laws) payment of their claim for the Per Share Merger Consideration payable upon due surrender of their Certificates or Book-Entry Share. Notwithstanding the foregoing, none of the Surviving Corporation, Parent, the Company, the Paying Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws.

          (d)    Transfers.    From and after the close of business on the day on which the Effective Time occurs, there shall be no transfers on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificate or acceptable evidence of a Book-Entry Share is presented to the Surviving Corporation, Parent or the Paying Agent for transfer, it shall be cancelled and exchanged for the cash amount in immediately available funds to which the holder thereof is entitled pursuant to this Article II. The Per Share Merger Consideration paid upon the surrender of Certificates (or upon receipt by the Paying Agent of an “agent’s message,” in the case of Book-Entry Shares) in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares formerly represented by such Certificates or such Book-Entry Shares.

          (e)    Withholding Rights.    Each of Parent, the Surviving Corporation and any applicable withholding agent shall be entitled to deduct and withhold from the amounts otherwise payable pursuant to this Agreement such Taxes as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or under any other applicable provision of Law. To the extent that amounts are so deducted and withheld and timely paid over to the appropriate Governmental Entity, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

          (f)    Lost Certificates.    In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in customary amount and upon such terms as may be reasonably required by Parent as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Paying Agent will issue a check in the amount (after giving effect to any required Tax withholdings as provided in Section 2.3(e)) equal to the product obtained by multiplying (i) the number of Shares represented by such lost, stolen or destroyed Certificate by (ii) the Per Share Merger Consideration.

        SECTION 2.4    Appraisal Rights.     Notwithstanding anything in this Agreement to the contrary, any Shares of Common Stock that are issued and outstanding immediately prior to the Effective Time and as to which the holders thereof have neither voted in favor of the Merger nor consented thereto in writing and who shall have properly demanded appraisal in writing in accordance with Section 262 of the DGCL and have not effectively withdrawn such demand (collectively, “Dissenting Shares”) shall not be converted into the right to receive the Per Share Merger Consideration as provided in Section 2.1(a), unless and until such Person shall have effectively withdrawn or lost such Person’s right to appraisal under the DGCL, at which time such Shares shall be treated as if they had been converted into and become exchangeable for the right to receive, as of the Effective Time, the Per Share Merger Consideration as provided in Section 2.1(a), without interest and after giving effect to any required Tax withholdings pursuant to Section 2.3(e) and such Shares shall not be deemed Dissenting Shares, and such holder thereof shall cease to have any other rights with respect to such Shares. From and after the Effective Time, each holder of Dissenting Shares shall only be entitled to such consideration as may be due with respect to such Dissenting Shares pursuant to Section 262 of the DGCL. The Company shall give Parent prompt notice of any demands for appraisal, withdrawals of such demands, and any other instruments served pursuant to applicable Law that are received by the Company or any of its Representatives relating to stockholders’ rights of appraisal, and Parent shall be entitled to direct all negotiations and proceedings with respect to any demand for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal, offer to settle or settle any such demands or approve any withdrawal of any such demands, except as required by applicable Law.

        SECTION 2.5    Adjustments.     In the event that the number of Shares or securities convertible or exchangeable into or exercisable for Shares issued and outstanding after the date hereof and prior to the Effective Time shall have been changed into a different number of Shares or securities or a different class as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, or other similar transaction, the Per Share Merger Consideration shall be appropriately adjusted to provide the holders of Shares the same economic effect as contemplated by this Agreement prior to such action; provided, however, that nothing in this Section 2.5 shall be construed to permit the Company, any subsidiary of the Company or any other Person to take any action that is otherwise prohibited by the terms of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except (a) as disclosed in all forms, reports, statements, certifications and other documents (including all exhibits and other information incorporated therein, amendments and supplements thereto) in each case required to be filed or furnished by it with the U.S. Securities and Exchange Commission (the “SEC”) (collectively, the “SEC Documents”) and publicly available no less than one (1) Business Day prior to the date of this Agreement (excluding any risk factor disclosures contained under the heading “Risk Factors”

(other than factual information contained therein) or in any other section to the extent risk disclosures are explicitly included in forward-looking statements or similarly predictive or forward-looking in nature (other than factual information contained therein)) (it being understood that this sub-clause (a) shall not be applicable to the representations and warranties set forth in Section 3.3(a), Section 3.3(b), the first two sentences of Section 3.4 and Section 3.23) or (b) as set forth in the corresponding sections or subsections of the disclosure schedules delivered to Parent by the Company concurrently with entering into this Agreement (the “Company Disclosure Schedule”) (it being agreed that disclosure of any item in any section or subsection of the Company Disclosure Schedule shall also be deemed disclosure with respect to any other section or subsection of this Agreement to which the relevance of such item is reasonably apparent on its face), the Company hereby represents and warrants to Parent and Merger Sub as follows:

        SECTION 3.1    Organization and Qualification; Subsidiaries.     Each of the Company and its subsidiaries is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and, to the extent such concept is applicable, is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or present conduct of its business requires such qualification, except in each case where the failure to be so qualified or, to the extent such concept is applicable, in good standing, or to have such power or authority, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Section 3.1 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, (a) each of the Company’s subsidiaries and the ownership interest of the Company in each such subsidiary, as well as the ownership interest of any other Person or Persons in each such subsidiary and the jurisdiction of organization thereof of each such subsidiary and (b) the Company’s or its subsidiaries’ direct or indirect ownership interest in any other Person other than securities in a publicly traded company held for investment by the Company or any of its subsidiaries and consisting of less than one percent of the outstanding capital stock of such Person.

        SECTION 3.2    Certificate of Incorporation and Bylaws.     The Company has heretofore made available to Parent in the Data Room a correct and complete copy of the amended and restated certificate of incorporation, as amended to date (the “Certificate of Incorporation”), and the amended and restated bylaws, as amended to date (the “Bylaws”), of the Company as currently in effect as of the date hereof. The Certificate of Incorporation and the Bylaws are in full force and effect. The Company has made available to Parent in the Data Room prior to the date of this Agreement complete and correct copies of the certificates of incorporation and bylaws or comparable governing documents, each as amended to the date of this Agreement of each of its subsidiaries, and each as so delivered is in full force and effect. The Company is not in violation of any provision of its Certificate of Incorporation or Bylaws in any material respect, and none of the subsidiaries of the Company are in violation of any provision of their certificates of incorporation and bylaws or comparable governing documents in any material respect.

        SECTION 3.3    Capitalization.

          (a)   The authorized capital stock of the Company consists of (i) 1,000,000,000 shares of Common Stock, and (ii) 100,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”). As of the close of business on April 10, 2019 (the “Capitalization Date”):

            (i)    88,728,473 shares of Common Stock were issued and outstanding, other than Restricted Shares;

            (ii)   no shares of Preferred Stock were issued or outstanding;

            (iii)  2,274 shares of Common Stock were held by the Company in its treasury;

            (iv)  there were (A) 4,787,699 shares of Common Stock underlying outstanding Options with a weighted average exercise price of $21.39, (B) 74,192 Restricted Shares outstanding, (C) 337,744 shares of Common Stock underlying PSU Awards (assuming the target number of PSUs under outstanding PSU Awards) and (D) 489,948 shares of Common Stock underlying RSU Awards, in each such case granted under the Company Stock Plans.

          (b)   From the close of business on the Capitalization Date through the date of this Agreement, no Shares, Options, Restricted Shares, PSUs, RSUs or other rights to purchase or receive Shares have been granted or issued, except for Shares issued pursuant to the exercise of Options, the vesting of Restricted Shares, PSUs and RSUs, in each case that were outstanding on the Capitalization Date and in accordance with their terms. Except as set forth in Section 3.3(a), as of the date of this Agreement, (i) there are not outstanding, authorized or reserved for issuance any (A) shares of capital stock or other voting securities of the Company, (B) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, (C) options, warrants, calls, phantom stock or other rights to acquire from the Company, or obligations of the Company to issue or sell, any capital stock, voting securities or securities convertible into, exercisable for, or exchangeable for, or giving any Person a right to subscribe for or acquire, any capital stock or voting securities of the Company or (D) rights issued by the Company or any of its subsidiaries that are linked to, or based upon, the value of shares of capital stock or voting securities of the Company (collectively, “Company Securities”), and (ii) there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any Company Securities. All outstanding Shares, and all Shares reserved for issuance as noted in Section 3.3(a), when issued in accordance with the respective terms thereof, are or will be duly authorized, validly issued, fully paid and non-assessable and free of pre-emptive or similar rights. Each of the outstanding shares of capital stock or other voting securities of each of the Company’s subsidiaries is (i) duly authorized, validly issued, fully paid and nonassessable, (ii) owned by the Company or another subsidiary of the Company or by the other Person or Persons set forth in Section 3.1 of the Company Disclosure Schedule and (iii) owned free and clear of all Liens and limitations in voting rights (other than (x) Permitted Liens described in clause (vi) of the definition thereof and (y) transfer restrictions under applicable federal and state securities Laws). Except as set forth in this Section 3.3(b), there are not outstanding or authorized any (A) shares of capital stock or other voting securities of the Company’s subsidiaries, (B) securities of any of the Company’s subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of any such subsidiary, (C) preemptive rights, options, warrants, calls, phantom stock, conversion rights, redemption rights, repurchase rights or other rights to acquire from the Company or any of the Company’s subsidiaries, or obligations of the Company or any of the Company’s subsidiaries to issue or sell, any capital stock, voting securities or securities convertible into, exercisable for, or exchangeable for, or giving any Person a right to subscribe for or acquire, any capital stock or voting securities of the Company or any such subsidiary or (D) rights that are linked to, or based upon, the value of shares of capital stock or other voting securities of the Company’s subsidiaries. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter pursuant to the terms thereof. No subsidiary of the Company owns any Shares.

          (c)   Section 3.3(c) of the Company Disclosure Schedule contains a correct and complete list of Options, Restricted Shares, PSU Awards and RSUs outstanding as of April 10, 2019, including the holder, date of grant, vesting schedule, number of Shares covered by or subject to the award (including, with respect to PSU Awards, target number of shares of Common Stock subject to the award), the Company Stock Plan under which the award was granted and, where applicable, exercise price and term. All grants of Options, Restricted Shares, PSUs and RSUs were validly issued and properly approved by the Company Board (or a committee thereof) in accordance with the applicable Company Stock Plan and applicable Law, including the applicable requirements of the New York Stock Exchange.

          (d)   As of the date of this Agreement, (i) there is no outstanding indebtedness for borrowed money (or guarantees thereof) of the Company or its subsidiaries (excluding intercompany indebtedness among the Company and/or wholly-owned subsidiaries) other than indebtedness reflected on the consolidated balance sheet of the Company and its subsidiaries as of December 31,

  2018 (or the notes thereto) set forth in the Company’s Form 10-K filed February 26, 2019 and as set forth in Section 3.3(d) of the Company Disclosure Schedule and (ii) neither the Company nor any of its subsidiaries is a party to, or has any commitment to become a party to, any “off balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC). The Company does not have outstanding any bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders may vote pursuant to the terms thereof.

        SECTION 3.4    Authority.     The Company has all requisite corporate power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger, subject only to the affirmative vote (in person or by proxy) of the holders of a majority of all of the outstanding shares of Common Stock entitled to vote thereon at the Stockholders Meeting, or any adjournment or postponement thereof, to adopt this Agreement (the “Company Requisite Vote”) and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effects of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws, now or hereafter in effect, relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law) (the “Bankruptcy and Equity Exception”). The Company Board, at a duly called and held meeting, has unanimously (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, fair to and in the best interests of the Company’s stockholders, approved this Agreement and resolved to recommend that the stockholders of the Company vote in favor of the adoption of this Agreement and the Merger (the “Recommendation”) and (b) directed that this Agreement be submitted to the stockholders of the Company for their adoption.

        SECTION 3.5    No Conflict; Required Filings and Consents.

          (a)   Except as set forth in Section 3.5(a) of the Company Disclosure Schedule, the execution, delivery and performance of this Agreement by the Company do not, and the consummation of the Merger and the other transactions contemplated hereby will not (i) conflict with or violate the Certificate of Incorporation or Bylaws or the comparable governing documents of any subsidiary of the Company, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i) through (v) of subsection (b) below have been obtained, and all filings, notifications and other actions described in such clauses have been made or taken (and any waiting periods thereunder have terminated or expired), and the Company Requisite Vote has been obtained, conflict with or violate any Law applicable to the Company or any of its subsidiaries or by which its or any of their respective assets, rights or properties are bound or (iii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default) or result in the loss of a benefit to which the Company or its subsidiaries are entitled under, give rise to any right of termination, cancellation, amendment or acceleration of, require notice or consent under, or result in the creation of a Lien (except a Permitted Lien) on any of the material assets, rights or properties of the Company or any of its subsidiaries pursuant to, any Contract to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or their respective assets, rights or properties are bound, except, in the case of clauses (ii) and (iii), for any such conflict, violation, Lien, breach, default, loss, right or other occurrence which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the Merger and the other transactions contemplated by this Agreement.

          (b)   The execution, delivery and performance of this Agreement by the Company and the consummation of the Merger and the other transactions contemplated hereby by the Company do not and will not require any Governmental Filings, except for (i) applicable filings under, or compliance with other applicable requirements of, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder (including the filing of the Proxy Statement), and state securities, takeover and “blue sky” Laws, (ii) the filing of a premerger “Notification and Report Form” by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and compliance with all other requirements thereunder, (iii) applicable filings under, or compliance with other applicable requirements of the New York Stock Exchange, (iv) the filing with the Secretary of State of the State of Delaware of the Certificate of Merger as required by the DGCL, (v) any non-material municipal or other waste permits required to be obtained in connection with the transactions contemplated hereby (the failure of which to obtain would not, in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the Merger and the other transactions contemplated by this Agreement) and that the Parties will cooperate to obtain prior to the Effective Time and (vi) any such consent, approval, authorization, Permit, action, filing or notification the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the Merger and the other transactions contemplated by this Agreement.

        SECTION 3.6    Compliance; Permits.

          (a)   Since the Applicable Date, (i) the business of the Company and its subsidiaries has been, and is being, conducted in compliance with all Laws applicable to the Company or any of its subsidiaries, except for such failures in compliance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (ii) the Company and its subsidiaries have not received any written notice or, to the knowledge of the Company, any other communication of any material noncompliance with any such Laws, except for any such non-compliance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (b)   Since the Applicable Date, neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any other Person acting for or on behalf of the Company or any of its subsidiaries, including any director, officer, agent, employee, Representative or Affiliate of the Company or any of its subsidiaries, has paid, promised to pay or authorized the payment of any money, or offered, given, promised to give or authorized the giving of anything of value, to any Government Official or any other person under circumstances where it was known, or reasonably should have been known (after reasonable due inquiry) that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to a Government Official or any other person for the purpose of (i) influencing any act or decision of a Government Official in their official capacity, (ii) inducing a Government Official to do or omit to do any act in violation of such person’s lawful duties, (iii) securing any illegal business advantage or (iv) inducing a Government Official to influence or affect any act or decision of any Governmental Entity, any company, business enterprise or other entity owned, in whole or in part, or controlled by any Governmental Entity or any political party or any other person (whether public or private), in a manner that has the effect of public or commercial bribery, acceptance of or acquiescence to extortion, kickbacks or other unlawful means of obtaining business or any improper advantage.

          (c)   Since the Applicable Date, the Company and its subsidiaries (i) have conducted and continue to conduct business in compliance in all material respects with all applicable provisions of, and neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any other Person acting for or on behalf of the Company or any of its subsidiaries, including any director, officer, agent, employee, Representative or Affiliate of the Company or any of its subsidiaries, has, since the Applicable Date, taken any act that would violate, (A) the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”), and (B) any other applicable similar anticorruption Law of all jurisdictions in which the Company or any of its subsidiaries conduct business (collectively, “Anticorruption

  Laws”), and (ii) have not conducted or initiated any internal investigation or made a voluntary, directed or involuntary disclosure to any Governmental Entity or similar agency in response to any alleged act or omission arising under or relating to any noncompliance with any Anticorruption Law.

          (d)   Since the Applicable Date, (i) there is no, and has been no, written request for information from, enforcement proceeding against or, to the knowledge of the Company, investigation of, the Company or any of its subsidiaries by any Governmental Entity regarding a violation of the Anticorruption Laws, and (ii) there is no, and has been no, written allegation or, to the knowledge of the Company, other allegation or inquiry, by any Governmental Entity regarding the Company or any of its subsidiaries’ actual or possible violation of the Anticorruption Laws.

          (e)   The Company has established and implemented reasonable internal controls and procedures applicable to the Company and its subsidiaries intended to prevent any activity, practice, or conduct which would constitute an offense under any Anticorruption Laws and ensure compliance with the Anticorruption Laws, including a Code of Business Conduct, policies and guidelines that generally (i) require compliance with the Anticorruption Laws and otherwise prohibit bribes to Government Officials; (ii) restrict gifts, entertainment and travel expenses for Government Officials; (iii) require diligence on certain third parties that may have relations with Government Officials on the Company’s behalf; (iv) restrict political and charitable contributions; (v) mandate possible discipline for violations of policy or the Code of Business Conduct; and (vi) include procedures for reporting and investigating possible violations of the program.

          (f)    Since the Applicable Date, neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any other Person acting for or on behalf of the Company or any of its subsidiaries, including any director, officer, agent, employee, Representative or Affiliate of the Company or any of its subsidiaries, has taken any action, directly or indirectly, that would result in a violation of Laws and regulations imposing U.S. or E.U. or U.K. economic sanctions measures, including any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) and the Bureau of Industry Security of the U.S. Department of Commerce, and any sanctions measures under the International Emergency Economic Powers Act, the Trading with the Enemy Act, or the Iran Sanctions Act, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder (collectively, “Sanctions”). Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any other Person acting for or on behalf of the Company or any of its subsidiaries, including any director, officer, agent, employee, Representative or Affiliate of the Company or any of its subsidiaries, is a Person that is the subject or target of Sanctions or designated as a “Specially Designated National” or “Blocked Person” by OFAC.

          (g)   To the knowledge of the Company, the books and records utilized and relied upon by each of the Company and its subsidiaries in connection with the operation of its business since the Applicable Date have been maintained in material compliance with its corporate governance policies and, in all material respects, with applicable Law.

          (h)   Each of the Company and its subsidiaries has all required governmental licenses, permits, certificates, approvals and authorizations (“Permits”) necessary to conduct its business and to own, operate and use its properties and assets, as conducted, owned, operated and used as of the date hereof, except where the failure to have such Permit would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The operation of the business of the Company and its subsidiaries as currently conducted is not, and has not been since the Applicable Date, in violation of, nor are the Company or its subsidiaries in default or violation under, any Permit, except where such default or violation of such Permit would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and, to the knowledge of the Company, no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation of any material terms, condition or provision of any Permit, except where such default or violation of such Permit would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All such Permits are in full force and effect, except where the failure to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no actions pending or, to the knowledge of the Company, threatened, that seek the revocation, cancellation or adverse modification of any Permit, except where such revocation, cancellation or adverse modification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (i)    Except with respect to regulatory matters covered by Section 6.4 and except for such investigations or reviews the outcome of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, as of the date hereof, no investigation or review by any Governmental Entity with respect to the Company or any of its subsidiaries is pending or, to the knowledge of the Company, threatened. Neither the Company nor any of its subsidiaries has, since the Applicable Date, been charged by any Governmental Entity with, or to the knowledge of the Company, investigated for, a violation of any Antitrust Law applicable to the Company or any of its subsidiaries or entered any settlement, memorandum of understanding or similar agreement with a Governmental Entity in respect of a violation or alleged violation of any such Antitrust Law, except, in each case, for any such violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the Merger and the other transactions contemplated by this Agreement. To the knowledge of the Company, other than with respect to this Agreement or the transactions contemplated hereby, no investigation or review by any Governmental Entity under any Antitrust Law or any settlement agreement in respect of a violation or alleged violation thereof with respect to the Company or any of its subsidiaries is pending or threatened, nor has any Governmental Entity indicated to the Company or any of its subsidiaries an intention to conduct any such investigation or review.

        SECTION 3.7    SEC Filings; Financial Statements; Undisclosed Liabilities.

          (a)   The Company has timely filed or otherwise furnished all forms, reports, statements, certifications and other documents (including all exhibits and other information incorporated therein, amendments and supplements thereto) in each case required to be filed or furnished by it with the SEC since January 1, 2017 (the “Applicable Date”) (all such forms, reports, statements, certificates and other documents filed since the Applicable Date, and those filed or furnished subsequent to the date hereof, including all exhibits and other information incorporated therein, amendments and supplements thereto, collectively, the “SEC Reports”). As of their respective filing dates, or, if amended or superseded by a subsequent filing made prior to the date of this Agreement, as of the date of the last such amendment or superseding filing prior to the date of this Agreement, the SEC Reports complied or will comply in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act and the Sarbanes Oxley Act of 2002 (the “Sarbanes Oxley Act”), as the case may be, and the applicable rules and regulations promulgated thereunder, each as in effect on the date of any such filing. As of the time of filing with the SEC (or, if amended prior to the date of this Agreement, as of the date of such amendment), none of the SEC Reports so filed contained, when filed, any untrue statement of a material fact or omitted to state any material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent that the information in such SEC Reports has been amended or superseded by a later SEC Report filed at least one (1) Business Day prior to the date of this Agreement. Since the Applicable Date, the Company has been in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the New York Stock

  Exchange. None of the Company’s subsidiaries is, as of the date hereof, or has been since the Applicable Date, subject to the reporting requirements of Section 13 or 15(b) of the Exchange Act.

          (b)   The audited consolidated financial statements of the Company (including all notes thereto) and its subsidiaries included in the SEC Reports filed prior to the date of this Agreement have been prepared or, in the case of SEC Reports filed after the date of this Agreement, will be prepared, in accordance with GAAP in all material respects applied on a consistent basis throughout the periods involved (except as may be indicated therein or in the notes thereto) and fairly present or, in the case of SEC Reports filed after the date of this Agreement, will fairly present, in all material respects the consolidated financial position of the Company and its subsidiaries at the respective dates thereof (taking into account the notes thereto) and the consolidated statements of operations, comprehensive earnings, cash flows and stockholders’ equity for the periods indicated. The unaudited consolidated financial statements of the Company (including any related notes thereto) for all interim periods included in the SEC Reports filed prior to the date of this Agreement have been prepared or, in the case of SEC Reports filed after the date of this Agreement, will be prepared, in accordance with GAAP in all material respects applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present or, in the case of SEC Reports filed after the date of this Agreement, will fairly present, in all material respects the consolidated financial position of the Company and its subsidiaries as of the respective dates thereof (taking into account the notes thereto) and the consolidated statements of operations, comprehensive earnings, cash flows and stockholders’ equity for the periods indicated (subject to normal and recurring period-end adjustments and to any other adjustments described therein or in the notes thereto).

          (c)   The Company maintains disclosure controls and procedures required by Rules 13a-15 and 15d-15 of the Exchange Act. Such disclosure controls and procedures are reasonably designed to ensure that material information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded and reported on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC and other public disclosure documents. Such internal control over financial reporting is sufficient to provide reasonable assurance in all material respects regarding the reliability of the Company’s financial reporting and the preparation of the Company’s financial statements for external purposes, in each case, in accordance with GAAP. Since the Applicable Date, the Company’s chief executive officer and chief financial and accounting officer have disclosed to the Company’s auditors and the audit committee of the Company Board (A) any “significant deficiencies” and “material weaknesses” in the design or operation of its internal controls over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting, and in each case the Company has made available to Parent (or its Representatives), or otherwise provided as an SEC Document, prior to the date of this Agreement all such disclosures from the Applicable Date to the date of this Agreement. The terms “significant deficiencies” and “material weaknesses” have the meanings assigned to such terms in Rule 12b-2 of the Exchange Act.

          (d)   Except (i) as reflected, accrued or reserved against in the audited balance sheet of the Company and its subsidiaries (or the notes thereto) dated as of December 31, 2018, included in the SEC Reports, (ii) for liabilities or obligations incurred in the ordinary course of business since December 31, 2018, and (iii) for liabilities or obligations incurred pursuant to the transactions contemplated by this Agreement, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its subsidiaries (or in the notes thereto), other than those which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        SECTION 3.8    Contracts.

          (a)   Except (w) for this Agreement, (x) for the Contracts filed as an exhibit to the SEC Documents at least one (1) Business Day prior to the date of this Agreement, (y) for each Company Plan, JV Plan or Collective Bargaining Agreement, and (z) as set forth in Section 3.8 of the Company Disclosure Schedule, as of the date of this Agreement, neither the Company nor any of its subsidiaries is party to or bound by any note, bond, mortgage, indenture, contract, agreement, lease, license, Permit or other instrument, obligation or arrangement (whether written or oral) (each, a “Contract”) that is:

            (i)    a Contract that is or would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or disclosed by the Company on a Current Report on Form 8-K;

            (ii)   a Contract that contains covenants binding upon the Company or any of its subsidiaries in each case that are material to the Company and its subsidiaries taken as a whole, that (A) restricts the ability of the Company (or, following the Effective Time, the Surviving Corporation) or any of its subsidiaries or Affiliates to compete in any business or with any Person or in any geographic area or acquire any Person or that would require the disposition of any material assets or line of business of the Company and its subsidiaries or, in each case, after the Effective Time, Parent or its subsidiaries, (B) grant “most favored nation” status or (C) include “take or pay” requirements, volume requirements or commitments, exclusive or preferred purchasing arrangements or similar provisions obligating a Person to obtain a minimum quantity of goods or services from another Person, except, in each case, any such Contract that may be canceled without penalty or other liability to the Company or any of its subsidiaries upon 60 days’ notice or less;

            (iii)  other than with respect to any partnership or limited liability company that is wholly owned by the Company or any of its wholly owned subsidiaries, a Contract that is a joint venture, partnership, limited liability, strategic alliance or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any joint venture, partnership, limited liability company, strategic alliance or other similar Person, in each case, that is material to the Company’s and its wholly owned subsidiaries’ respective businesses, taken as a whole;

            (iv)  a Contract involving amounts of $2,000,000 or more in fiscal year 2018 that is a mortgage, pledge, indenture, credit agreement, loan agreement, security agreement, deed of trust, guarantee, or bond relating to indebtedness for borrowed money or the deferred purchase price of property, in each case whether incurred, assumed, guaranteed or secured by any asset, other than (A) accounts receivable and accounts payable in the ordinary course of business, and (B) any such Contract between or among any of the Company and any of its subsidiaries;

            (v)   a Contract that is a mortgage, pledge, security agreement, deed of trust or other Contract granting a Lien on any material property or assets of the Company or any of its subsidiaries;

            (vi)  a Contract that (A) prohibits or restricts the payment of dividends or distributions in respect of the capital stock of the Company or any of its subsidiaries, (B) prohibits or restricts the pledging of the capital stock of the Company or any subsidiary of the Company, (C) prohibits or restricts the issuance of guarantees by the Company or any subsidiary of the Company, (D) grants any right of first refusal or right of first offer or similar right or (E) that limits the ability of the Company or any of its subsidiaries or Affiliates to sell, transfer, pledge or otherwise dispose of any assets or businesses;

            (vii) a Contract under which the Company or any of its subsidiaries has, directly or indirectly, any obligations or potential obligations to make a capital contribution to, or other investment in, any Person (other than the Company or any of its wholly owned subsidiaries and other than (A) extensions of credit in the ordinary course of business consistent with past practice and (B) investments in marketable securities in the ordinary course of business);

            (viii)  a Contract with respect to any acquisition, sale or lease of material properties or assets, including equipment (by merger, purchase or sale of stock or assets or otherwise), with a value at the time of such acquisition, sale or lease in excess of $7,500,000 per individual property or asset entered into since the Applicable Date;

            (ix)  a Contract with respect to any acquisition and divestiture in the past five (5) years pursuant to which the Company or any of its subsidiaries has material indemnification, holdback, “earn-out” or other contingent payment obligations that, in each case, remain outstanding or otherwise survive as of the date hereof;

            (x)   a Contract between the Company or any of its subsidiaries, on the one hand, and any director or officer of the Company or its subsidiaries or any Person beneficially owning five percent (5%) or more of the outstanding Shares or any of their respective Affiliates, on the other hand;

            (xi)  a Contract that contains a standstill or similar agreement that will be in effect as of the Closing pursuant to which the Company or any of its subsidiaries has agreed not to acquire assets or securities of another Person;

            (xii) a Contract that contains a put, call or similar right pursuant to which the Company or any of its subsidiaries could be required to purchase or sell, as applicable, any equity interests of any Person or assets, in each case with a value in excess of $2,000,000;

            (xiii)  a Contract that is a voting agreement or registration rights agreement with respect to securities of the Company or its subsidiaries;

            (xiv) a Contract with respect to the Top Customers;

            (xv) a Contract (other than a customer, broker, client or supply Contract) that involved aggregate payments to the Company and its subsidiaries in fiscal year 2018 in excess of $5,000,000;

            (xvi) a Contract with respect to the Top Vendors;

            (xvii)  a Contract that, to the extent material to the business or financial condition of the Company and its subsidiaries (taken as a whole) and that is a (A) consulting Contract, (B) license or royalty Contract (other than any Contract relating to Intellectual Property), or (C) merchandising, sales representative or distribution Contract;

            (xviii)  a Contract with any Governmental Entity (other than a customer or host Contract) that involves consideration of greater than $2,000,000 annually;

            (xix) a Real Property Lease that is material to the Company and its subsidiaries taken as a whole; or

            (xx) is a Contract (excluding licenses for (x) Software used by the Company or any of its subsidiaries in the ordinary course of business, or (y) non-exclusive rights granted in the ordinary course of business) under which the Company or any of its subsidiaries grants to a third party, or is granted by a third party, any right to use any material Intellectual Property rights, which Contract is material to the Company and its subsidiaries, taken as a whole.

          Each Contract set forth or required to be set forth in Section 3.8 of the Company Disclosure Schedule or that would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act is referred to herein as a “Material Contract”.

          (b)   A copy of each Material Contract (other than those set forth in Section 3.8(a)(xiv) or (xvi)) has been made available to Parent prior to the date of this Agreement, subject to applicable Law. Each of the Material Contracts is valid and binding on the Company and each of its subsidiaries party thereto, as applicable, and, to the knowledge of the Company, each other party thereto, and is in full force and effect, subject to the Bankruptcy and Equity Exception, except (i) to the extent that any Material Contract expires in accordance with its terms, and (ii) for such failures to be valid and binding or to be in full force and effect that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (x) neither the Company nor any of its subsidiaries is in breach or violation of, or default under, any Material Contract (and, to the knowledge of the Company, no event has occurred which, with notice or the lapse of time or both, would constitute such a breach, violation or default), (y) neither the Company nor any of its subsidiaries have received written notice from any other party to a Material Contract that such other party intends to terminate, not renew, or renegotiate in any material respects the terms of any such Material Contract, and (z) to the knowledge of the Company, no other party is in breach or violation of, or default under, any Material Contract (and, to the knowledge of the Company, no event has occurred which, with notice or the lapse of time or both, would constitute such a breach, violation or default).

          (c)   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (x) neither the Company nor any of its subsidiaries or, to the knowledge of the Company, any customer party to a municipal franchise collection and service contract, or a waste disposal contract at the Company or its subsidiaries’ respective landfills and transfer stations, in each case, with annual revenue of $2,000,000 or more (as applicable, “Material Municipal Contracts” and “Material Disposal Contracts”) is in material breach or violation of, or default under, any such Material Municipal Contract or Material Disposal Contract (and, to the knowledge of the Company, no event has occurred which, with notice or the lapse of time or both, would constitute such a breach, violation or default), and (y) as of the date of this Agreement, neither the Company nor any of its subsidiaries have received written notice from any other party to a Material Municipal Contract or Material Disposal Contract that such other party intends to terminate, not renew, or renegotiate in any material respects the terms of any such Contract, except for any notices of terminations, renewals, non-renewals or renegotiations of Material Municipal Contracts or Material Disposal Contracts in the ordinary course of business consistent with the Company’s general historical experience.

        SECTION 3.9    Absence of Certain Changes and Events.     Since December 31, 2018 through the date of this Agreement, (a) the Company and its subsidiaries have conducted their businesses in all material respects in the ordinary course consistent with past practice and have not taken any action that if occurred after the date hereof would require the consent of Parent pursuant to the terms of Section 5.1 hereof and (b) there have not occurred any events, developments, changes, effects or occurrences that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

        SECTION 3.10    Absence of Litigation.     There are no Proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, other than any such Proceeding that would not reasonably be expected to be material, individually or in the aggregate, to the Company and its subsidiaries, taken as a whole, and would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement by the Company. Neither the Company nor any of its subsidiaries nor any of their respective assets, rights or properties is or are subject to any order, writ, judgment, injunction, decree or award except for those that would not reasonably be expected to be material, individually or in the aggregate, to the Company and its subsidiaries, taken as a whole, and would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement by the Company. To the knowledge of the Company, there are no SEC inquiries or investigations or other inquiries or investigations by a Governmental Entity or internal investigations pending or threatened, in each case regarding any accounting practices of the Company or any of its subsidiaries or any malfeasance by any executive officer of the Company.

        SECTION 3.11    Employee Benefit Plans.

          (a)   Section 3.11(a) of the Company Disclosure Schedule contains a true and complete list, as of the date of this Agreement, of each material Company Plan. With respect to each material Company Plan, prior to the date hereof, the Company has made available to Parent a current, accurate and complete copy thereof (or, if a Company Plan is an individual agreement, a form materially consistent therewith) and, to the extent applicable, (i) any related trust agreement or other funding instrument, (ii) the most recent determination letter, if any, received from the Internal Revenue Service (the “IRS”), (iii) the most recent summary plan description, and (iv) for the last two years (A) the Form 5500 and attached schedules, (B) audited financial statements and (C) actuarial valuation reports, if any, (v) all pending applications for rulings, determination letters, opinions, no action letters and similar documents filed with any Governmental Entity (including the United States Department of Labor and the IRS) and (vi) for each Company Plan that is a multiemployer plan, as defined in Section 3(37) or 4001(a)(3) of ERISA (a “Multiemployer Plan”), (A) any estimates of withdrawal liability from any Multiemployer Plan, (B) any assessments or demands for payment of withdrawal liability from any Multiemployer Plan, and (C) any audits or third party analyses with respect to the status of or withdrawal liability for any Multiemployer Plan, in each case, received by the Company since the Applicable Date.

          (b)   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each Company Plan and, to the knowledge of the Company, each JV Plan is established, maintained, operated and administered in accordance with its terms and in compliance with applicable Law, (ii) with respect to each Company Plan and, to the knowledge of the Company, each JV Plan, as of the date of this Agreement, there are no Proceedings (other than routine claims for benefits in the ordinary course) pending or, to the knowledge of the Company, threatened in writing and (iii) neither the Company nor any of its subsidiaries is engaged in a transaction in connection with which the Company or any of its subsidiaries would reasonably be expected to be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code. Each Company Plan and, to the knowledge of the Company, each JV Plan which is intended to be qualified under Section 401(a) of the Code has been determined to be so qualified by the IRS and, to the knowledge of the Company, no circumstances exist which would reasonably be expected to cause the loss of such qualification.

          (c)   Except as set forth in Section 3.11(c) of the Company Disclosure Schedule, no Company Plan or, to the knowledge of the Company, JV Plan is and neither the Company nor any of its subsidiaries or ERISA Affiliates sponsors, maintains or contributes to, or has in the past six years sponsored, maintained or contributed to (or been obligated to sponsor, maintain or contribute to), (i) a Multiemployer Plan, (ii) a multiple employer plan within the meaning of Section 4063 or 4064 of ERISA or Section 413 of the Code, (iii) an employee benefit plan that is subject to Section 302 of ERISA, Title IV of ERISA or Section 412 of the Code or (iv) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA). With respect to each Multiemployer Plan listed on Section 3.11(c) of the Company Disclosure Schedule, (A) neither the Company nor any of its subsidiaries or ERISA Affiliates has incurred any liability under ERISA on account of a partial withdrawal or complete withdrawal (within the meaning of Sections 4205 and 4203, respectively, of ERISA) from any such plan and no such liability has been asserted in writing to the Company or any of its subsidiaries, and (B) to the knowledge of the Company, (x) no such plan has been terminated, and no proceeding has been initiated to terminate such plan and (y) no such plan is insolvent (as described in Section 4245 of ERISA).

          (d)   There are no Company Plans maintained primarily for the benefit of employees outside of the United States.

          (e)   Neither the Company nor any of its subsidiaries sponsors, maintains or contributes to any plan, program or arrangement that provides for post-retirement or other post-employment welfare benefits, including life insurance and health coverage (other than health care continuation coverage as required by applicable Law).

          (f)    Neither the Company nor any of its subsidiaries has any obligation to gross-up, indemnify or otherwise reimburse any Service Provider for any Taxes incurred by such Service Provider, including under Section 409A or 4999 of the Code, or any interest or penalty related thereto.

          (g)   Except as set forth in Section 3.11(g) of the Company Disclosure Schedule, or specifically provided by this Agreement, the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not (either alone or in combination with another event) (i) result in any payment from the Company or any of its subsidiaries becoming due, or increase the amount of any compensation due, to any Service Provider, (ii) increase any benefits otherwise payable under any Company Plan or, to the knowledge of the Company, JV Plan, (iii) result in the acceleration of the time of payment (including the funding of a trust or transfer of any assets to fund any benefits under any Company Plan or, to the knowledge of the Company, JV Plan) or vesting of any compensation or benefits payable to or in respect of any Service Provider or (iv) limit or restrict the right of the Company to merge, amend or terminate any Company Plan or, to the knowledge of the Company, JV Plan.

          (h)   Except as set forth in Section 3.11(h) of the Company Disclosure Schedule, no amount payable to any Service Provider (whether in cash or property or as a result of any accelerated vesting) as a result of the execution of this Agreement or the consummation of the transactions contemplated by this Agreement (either alone or together with any other event) under any Company Plan or, to the knowledge of the Company, JV Plan or other compensation arrangement would be nondeductible under Section 280G of the Code.

        SECTION 3.12    Labor and Employment Matters.

          (a)   Except as set forth in Section 3.12(a) of the Company Disclosure Schedule, no union or other labor organization is recognized or certified as the representative of any employees of the Company or any of its subsidiaries for purposes of collective bargaining, and neither the Company nor any of its subsidiaries is a party to or bound by any collective bargaining agreement or any other agreement with any labor organization or other representative of any employee (the “Collective Bargaining Agreements”), nor is any such agreement being negotiated by the Company or any of its subsidiaries. Since the Applicable Date, (i) other than with respect to the Company’s existing union relationships listed in Section 3.12(a) of the Company Disclosure Schedule, there have been no demands for labor recognition or, to the knowledge of the Company, union organizing activities among or directed at the employees of the Company or any of its subsidiaries, and (ii) there are and have been no strikes, work stoppages, material slowdowns, lockouts or similar material labor disputes pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries.

          (b)   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) there are no Proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries by or before any Governmental Entity arising out of or relating to labor or employment practices, (ii) the Company and each of its subsidiaries is in compliance with all applicable Laws relating to employment, employment practices and the termination of employment, including (but not limited to) the payment of wages for all time worked, the payment of overtime, the engagement and classification of individuals as non-employee contractors, the classification of employees as exempt or non-exempt from overtime, labor relations and collective bargaining, equal employment opportunities and the prevention of discrimination, harassment, and retaliation, plant closing and mass layoff notice requirements under the Worker Adjustment and Retraining Notification Act and the regulations promulgated thereunder or any similar state or local Law (collectively, the “WARN Act”), and the provision of meal, rest and other breaks, and (iii) since the Applicable Date, there have been no material investigations of the Company or any of its subsidiaries arising out of or relating to labor or employment practices.

        SECTION 3.13    Insurance.     Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all insurance policies of the Company and its subsidiaries (a) are in full force and effect and provide insurance in such amounts and against such risks as are reasonably adequate to protect them and their businesses and customary in all material respects for businesses engaged in the waste collection and disposal business in the United States, and as are sufficient to comply with applicable Law, (b) neither the Company nor any of its subsidiaries is in breach or default, and neither the Company nor any of its subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification of, any such insurance policies, (c) to the knowledge of the Company, as of the date hereof, no insurer of any such policy has been declared insolvent or placed in receivership, conservatorship or liquidation, and (d) no notice of cancellation or termination has been received with respect to any such policy and no notice that any material coverage will be specially rated, or that substantial capital improvements or other expenditures will have to be made in order to continue such insurance has been received with respect to any such policy.

        SECTION 3.14    Properties.

          (a)   Section 3.14 of the Company Disclosure Schedule contains a list of all (i) material real properties (by location) owned by the Company or any of its subsidiaries as of the date hereof (the “Owned Real Property”) and (ii) material leases, subleases, licenses or other agreements for interests in real properties leased, subleased, licensed, occupied or operated by the Company or of its subsidiaries as of the date hereof with total base rental obligations greater than $200,000 for the fiscal year 2018 (the “Real Property Leases”, and the interests granted to the Company or its subsidiaries thereby, the “Leased Real Property”, and the Leased Real Property and the Owned Real Property collectively, the “Real Property”). True and correct copies of all the material Real Property Leases have been made available to Parent, except for the failure to make available the terms of any Real Property Leases as would not reasonably be expected to be material, individually or in the aggregate, to the Company and its subsidiaries taken as a whole. The Company or a subsidiary of the Company owns and has good and marketable title to all material Owned Real Property and holds a valid leasehold estate in all material Leased Real Property pursuant to legally binding, enforceable rights, which are in full force and effect, in each case, free and clear of all Liens, except Permitted Liens.

          (b)   Except as would not reasonably be expected to be material, individually or in the aggregate, to the Company and its subsidiaries taken as a whole, (i) no condemnation, requisition or taking by any public authority has been threatened in writing or contemplated, and neither the Company nor any subsidiary has received any written notice of any such condemnation, requisition or taking by a Governmental Entity with respect to the Owned Real Property; (ii) none of the Company nor any of its subsidiaries nor, to the knowledge of the Company, each other party thereto, is in default or breach of any Real Property Lease beyond any applicable notice and cure period, and no event has occurred and is continuing which, with notice, lapse of time or both, would constitute a default or breach of any Real Property Lease by any of the Company or its subsidiaries; (iii) with respect to the Owned Real Property, to the knowledge of the Company, there are no outstanding options or rights of first refusal granted by the Company or any of its subsidiaries to purchase any such Owned Real Property, any portion thereof or interest therein; and (iv) the buildings, improvements and fixtures on the Real Property are in good operating condition and repair and structurally sound (ordinary wear and tear excepted), and sufficient for the operation of the businesses of the Company and its subsidiaries consistent with past practices. Except as would not reasonably be expected to be material, individually or in the aggregate, to the Company and its subsidiaries taken as a whole, each parcel of Real Property is suitable for its current uses and can be used by Parent and the Surviving Corporation after Closing in the manner currently operated by the Company and its subsidiaries without violating any Real Property Lease, any Law or private restriction.

          (c)   Except as would not reasonably be expected to be material, individually or in the aggregate, to the Company and its subsidiaries taken as a whole, the Company or a subsidiary of the Company owns and has good and marketable title to, or holds a valid leasehold estate in all items of personal property owned, leased, subleased or otherwise lawfully used by the Company and its subsidiaries pursuant to legally binding, enforceable rights, which are in full force and effect, in each case, free and clear of all Liens, except Permitted Liens. Except as would not reasonably be expected to be material, individually or in the aggregate, to the Company and its subsidiaries taken as a whole, the personal property owned or leased by the Company and its subsidiaries is, taking into account in each case the design, age, prior use and locale of such personal property, in good operating condition and repair adequate for purposes for which the Company and its subsidiaries currently use such personal property, subject to continued repair and replacement generally in accordance with past practice and normal wear and tear.

        SECTION 3.15    Tax Matters.

          (a)   The Company and each of its subsidiaries (A) have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all income and other material Tax Returns (as defined below) required to be filed by any of them and all such Tax Returns are true, complete and accurate in all material respects; (B) have duly and timely paid all material Taxes (as defined below) that are required to be paid (whether or not shown as due on any Tax Return), except with respect to matters contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP in the financial statements contained in the SEC Reports; and (C) have not waived any statute of limitations with respect to material Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency (other than as a result of obtaining an extension of time within which to file a Tax Return).

          (b)   The financial statements contained in the SEC Reports reflect an adequate reserve (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) for all material Taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements. To the knowledge of the Company, the Taxes payable by the Company and the subsidiaries of the Company since the date of the financial statements contained in the last SEC Reports through the Closing Date with respect to all taxable periods and portions thereof through the Closing Date will not materially exceed such reserve as adjusted through the Closing Date for the passage of time and ordinary course business operations of the Company and its subsidiaries.

          (c)   There are no pending material Tax audits, examinations, investigations or other proceedings with respect to the Company or any of its subsidiaries, and no such material audits, investigations or proceedings have been threatened in writing.

          (d)   There are no material Liens on any of the assets of the Company or any subsidiary that arose in connection with any failure (or alleged failure) to pay any Tax, other than for Taxes that are not yet due and payable or for Taxes that are being contested in good faith by appropriate proceeding and for which adequate reserves have been provided in accordance with GAAP.

          (e)   Neither the Company nor any of its subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4.

          (f)    Neither the Company nor any of its subsidiaries (A) has any liability for the Taxes of any Person (other than the Company or its subsidiaries) under Treasury Regulations Section 1.1502-6 or any similar provision of state, local or foreign Law, (B) is a party to or bound by any Tax sharing agreement, Tax allocation agreement or Tax indemnity agreement (other than those contained in commercial agreements or contracts not primarily related to Tax and entered into in the ordinary course of business or any agreement among or between only the Company and/or any of its subsidiaries) or (C) has been either a “distributing corporation” or a “controlled corporation” in a transaction intended to be governed by Section 355 of the Code in the two-year period ending on the date of this Agreement.

          (g)   Within the past six (6) years, no claim has been made by a Governmental Entity in a jurisdiction where the Company or any of its subsidiaries does not file a type of Tax Return that the Company or any subsidiary is or may be subject to material amounts of taxation by, or is required to file any material Tax Return in, that jurisdiction.

          (h)   No closing agreements, private letter rulings, technical advance memoranda or similar agreements or rulings have been entered into or issued by any Tax authority with respect to the Company or any subsidiary.

          (i)    All material Taxes required to be withheld, collected or deposited by or with respect to the Company and each subsidiary of the Company have been timely withheld, collected or deposited as the case may be, and to the extent required, have been paid to the relevant Tax authority.

          (j)    Neither the Company nor any subsidiary of the Company will be required to include material amounts in income, or exclude material items of deduction, in a taxable period ending after the Closing Date as a result of (i) a change in method of accounting occurring prior to the Closing Date, (ii) an installment sale or open transaction arising in a taxable period (or portion thereof) ending on or before the Closing Date, (iii) a prepaid amount received outside the ordinary course of business, prior to the Closing Date, (iv) any intercompany transactions occurring prior to the Closing Date or any excess loss account described in Treasury Regulations under Section 1502 of the Code that exists as of the Closing Date, (v) a “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or foreign Law) executed prior to the Closing Date, (vi) an election under Section 108(i) of the Code or (vii) an election under Section 965(h) of the Code.

          (k)   Neither the Company nor any subsidiary of the Company has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

          (l)    For purposes of this Agreement:

            (i)    “Taxes” means all federal, state, local and foreign income, profits, franchise, gross receipts, customs duty, capital stock, severance, stamp, payroll, sales, ad valorem, employment, unemployment, disability, use, property, withholding, transfer, excise, license, production, value added, alternative or add on minimum, occupancy and other taxes, customs, duties, governmental fees, escheats, or assessments or charges of any nature whatsoever imposed by any Governmental Entity, including as a result of being or having been a member of an affiliated, consolidated, combined or unitary group, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions; and

            (ii)   “Tax Return” means all returns and reports or similar statements (including elections, declarations, disclosures, schedules, claim for refund, amended returns, estimates and information returns and any attached schedules) filed or required to be filed with respect to any Tax.

        SECTION 3.16    Intellectual Property.

          (a)   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or as set forth in Section 3.16(a) of the Company Disclosure Schedule, (i) the Company and its subsidiaries exclusively own all of their Intellectual Property registrations and applications and all of their material unregistered proprietary Intellectual Property, free and clear of all Liens except Permitted Liens, (ii) (x) the Company’s use and exploitation of such Intellectual Property in connection with the operation of the business of the Company and its subsidiaries has not and does not, infringe, dilute or misappropriate the Intellectual Property (other than patents) and, to the knowledge of the Company, patents of any third party, and (y) and to the knowledge of the Company, the Company’s and its subsidiaries’ material Intellectual Property is not being infringed, diluted or misappropriated by any third party, (iii) the Company and its subsidiaries take reasonable actions to protect and maintain their trade secrets and confidential information, (iv) all Intellectual Property registrations and applications owned by the Company and its subsidiaries are subsisting and unexpired and, and to the knowledge of the Company, are valid and enforceable, (v) neither the Company nor any of its subsidiaries is a party to any Proceeding and no Proceeding is pending or, to the knowledge of the Company, threatened in writing (including “cease and desist” letters and invitations to take a patent license) against the Company or any of its subsidiaries, in each case, that challenges the validity, enforceability or ownership of, their Intellectual Property (other than the review of pending patent and trademark applications by applicable Governmental Entities) or alleges that the Company or its subsidiaries have infringed, diluted or misappropriated the Intellectual Property of any third party, and (vi) the Company and its subsidiaries have not provided any Person other than authorized employees any material proprietary source code of the Company or its subsidiaries or the current or contingent right to access or possess same, other than in the ordinary course of business and pursuant to binding obligations of confidentiality.

          (b)   Section 3.16(b) of the Company Disclosure Schedule identifies as of the date of this Agreement, a complete list of all material Intellectual Property registrations and applications owned by the Company or its subsidiaries, indicating for each applicable item the registration or application number, the record owner, the date filed or issued and the applicable filing jurisdiction.

          (c)   Except as would not have, individually or in the aggregate, a Material Adverse Effect, the Company and its subsidiaries have taken reasonable steps to maintain (i) the confidentiality of or otherwise protect and enforce their rights in all Intellectual Property owned by them, and to protect and preserve through the use of customary nondisclosure agreements the confidentiality of all confidential information that is owned or held by the Company and its subsidiaries and used in the conduct of the business and (ii) the security, continuous operation, and integrity of the websites, networks, Software and any other information technology systems (and any data stored or contained therein or transmitted thereby) used or held for use in the Company’s business, and there have been no security breaches or unauthorized access to or use of any of same.

          (d)   To the knowledge of the Company, (i) each of the Company and its subsidiaries is in material compliance with all applicable Laws relating to privacy, data protection, and the collection and use of personal information (if any) collected, used, or held for use by, each of the Company and its subsidiaries and (ii) no claims have been asserted or threatened in writing against the Company or its subsidiaries alleging a violation of any Person’s privacy or personal information or data rights.

        SECTION 3.17    Environmental Matters.

          (a)   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and each of its subsidiaries is, and has been for the past three (3) years, in compliance with all applicable Environmental Laws, (ii) the Company and its subsidiaries have, and are and for the past three (3) years have been in compliance with, all Permits, authorizations and approvals required under any applicable Environmental Laws (“Environmental

  Permits”), and there is no pending, or to the knowledge of the Company, threatened, legal or administrative challenge to, or proposed termination or adverse modification of, any such Environmental Permit, or unresolved claim which alleges that the Company or any of its subsidiaries lacks an Environmental Permit required for the lawful operation of their facilities, (iii) there are no pending or, to the knowledge of the Company, threatened, administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, or proceedings relating to any Environmental Law against the Company or any of its subsidiaries, (iv) there is no contamination relating to any property or facility currently owned or operated by any of the Company and its subsidiaries, or to the knowledge of the Company, relating to any other location, that would reasonably be expected to result in liability under any Environmental Law, and (v) none of the disposal sites utilized by, or properties owned or operated by, the Company or its subsidiaries, currently or, to the knowledge of the Company historically, is on the National Priorities List under the U.S. Comprehensive Environmental Response Compensation and Liability Act, which would reasonably be expected to create environmental liability for the Company and its subsidiaries.

          (b)   For purposes of this Agreement, the following terms shall have the meanings assigned below:

            “Environmental Laws” means Laws relating to the protection of the environment or natural resources or human exposure to Hazardous Materials or noxious odors, the transport or release or threatened release of Hazardous Materials, greenhouse gas emissions, or the handling of solid waste.

            “Hazardous Materials” means any substance, material or waste that is regulated under applicable Environmental Law, including those defined as hazardous or toxic, or as a contaminant, pollutant or solid waste, or other term of similar import, and including asbestos, polychlorinated biphenyls, petroleum or petroleum products.

        SECTION 3.18    Opinion of Financial Advisor.     UBS Securities LLC (the “Financial Advisor”) has delivered to the Company Board its written opinion (or oral opinion to be confirmed in writing), dated as of the date of this Agreement, that, as of such date, and subject to the assumptions, qualifications and limitations set forth therein, the Per Share Merger Consideration is fair, from a financial point of view, to the holders of Common Stock (other than the holders of the Cancelled Shares, Subsidiary Shares or the Dissenting Shares), a copy of which opinion will be delivered Parent solely for informational purposes promptly following receipt thereof by the Company.

        SECTION 3.19    Brokers.     No broker, finder or investment banker (other than the Financial Advisor) is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company, any of its subsidiaries or any of their respective officers, directors or employees. Prior to the execution of this Agreement, the Company has made available to Parent a copy of all Contracts pursuant to which the Financial Advisor is entitled to any fees and expenses from the Company or any of its Affiliates in connection with the transactions contemplated by this Agreement (which Contracts may be redacted with respect to terms that do not relate to the transactions contemplated by this Agreement and do not relate to any fees or expenses that are or may become payable by the Company).

        SECTION 3.20    Information in the Proxy Statement.     The Proxy Statement (and any amendment thereof or supplement thereto), at the date disseminated to the Company’s stockholders and at the time of the Stockholders Meeting, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company with respect to statements made therein based on information supplied by Parent or Merger Sub in writing expressly for inclusion in the Proxy Statement. The Proxy Statement will comply in all material respects with the provisions of the Exchange Act and any other applicable federal securities Laws.

        SECTION 3.21    Related Party Transactions.     As of the date of this Agreement, except as set forth in the SEC Reports filed prior to the date of this Agreement, there are no outstanding amounts payable to or receivable from, or advances by the Company or any of its subsidiaries to, and neither the Company nor any of its subsidiaries is otherwise a creditor or debtor to, or party to any Contract or transaction with, any holder of 5% or more of the Shares or any director, officer, or Affiliate of the Company or any of its subsidiaries, or to any relative of any of the foregoing, except for Company Plans and Collective Bargaining Agreements.

        SECTION 3.22    Takeover Statutes.     Assuming the accuracy of the representations and warranties by Parent and Merger Sub in Section 4.8, as of the date of this Agreement, the Company Board has taken all appropriate action so that the restrictions contained in Section 203 of the DGCL will not apply with respect to, or as a result of, the execution of this Agreement or the consummation of the transactions contemplated hereby. No other “fair price”, “moratorium”, “control share acquisition” or other similar antitakeover statute or regulation enacted under any Laws applicable to the Company or any of its subsidiaries is applicable to this Agreement, the Merger, the Voting and Support Agreement or the transactions contemplated hereby and the Voting and Support Agreement.

        SECTION 3.23    Company Requisite Vote.     The Company Requisite Vote is the only vote of holders of securities of the Company that are required to adopt this Agreement and approve the Merger and the other transactions contemplated hereby under the DGCL, the Certificate of Incorporation, the Bylaws and the rules and regulations of the New York Stock Exchange. All issued and outstanding shares of Common Stock are entitled to vote.

        SECTION 3.24    Rights Plan.     Neither the Company nor any of its subsidiaries has adopted a stockholder rights plan or “poison pill.”

        SECTION 3.25    No Other Representations or Warranties.     Except for the representations and warranties contained in this Agreement or any certificate delivered pursuant to this Agreement, each of Parent and Merger Sub acknowledges that neither the Company nor any other Person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company or with respect to any other information provided to Parent or Merger Sub, including any information, documents, projections, forecasts or other material made available to Parent or Merger Sub or their Representatives in the Data Room or management presentations in expectation of the transactions contemplated by this Agreement, including with respect to the completeness, accuracy or currency of any such information.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF
PARENT AND MERGER SUB

        Parent and Merger Sub each hereby represents and warrants to the Company that, except as set forth in the corresponding sections or subsections of the disclosure schedules delivered to the Company by Parent and Merger Sub concurrently with entering into this Agreement (the “Parent Disclosure Schedule”), it being agreed that disclosure of any item in any section or subsection of the Parent Disclosure Schedule shall also be deemed disclosure with respect to any other section or subsection of this Agreement to which the relevance of such item is reasonably apparent on its face:

        SECTION 4.1    Organization.     Each of Parent and Merger Sub is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and, to the extent such concept is applicable, is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or present conduct of its business requires such qualification, except in each case where the failure to be so qualified or, to the extent such concept is applicable, in good standing, or to have such power or authority, would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of Parent and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement. Parent has made available to the Company prior to the date of this Agreement a complete and correct copy of the certificate of incorporation and bylaws of Parent and Merger Sub, each as amended to the date of this Agreement, and each as so delivered is in full force and effect.

        SECTION 4.2    Authority.     Each of Parent and Merger Sub has all requisite corporate power and authority and has taken all corporate or other action necessary, to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate or similar action by the boards of directors of Parent and Merger Sub and immediately following execution and delivery of this Agreement, Parent will approve and adopt this Agreement and the transactions contemplated hereby in its capacity as sole stockholder of Merger Sub in accordance with applicable Law and the certificate of incorporation and bylaws of Merger Sub, and no other corporate proceedings or stockholder or similar action on the part of Parent or Merger Sub or any of their Affiliates are necessary to authorize this Agreement, to perform their respective obligations hereunder, or to consummate the transactions contemplated hereby (other than the filing with the Secretary of State of the State of Delaware of the Certificate of Merger as required by the DGCL). This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and assuming the due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

        SECTION 4.3    No Conflict; Required Filings and Consents.

          (a)   The execution, delivery and performance of this Agreement by each of Parent and Merger Sub do not, and the consummation of the Merger and the other transactions contemplated hereby, will not (i) conflict with or violate the certificate of incorporation or bylaws of Parent or Merger Sub, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i) through (iv) of subsection (b) below have been obtained, and all filings, notifications and other actions described in such clauses have been made or taken (and any waiting periods thereunder have terminated or expired), conflict with or violate any Law applicable to Parent, Merger Sub or any of their respective subsidiaries or by which any of Parent’s or Merger Sub’s or their respective subsidiaries’ assets, rights or properties are bound or (iii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default) or result in the loss of a benefit to which Parent, Merger Sub or any of their subsidiaries are entitled under, give rise to any right of termination, cancellation, amendment or acceleration of, require notice of consent under, or result in the creation of a Lien (except a Permitted Lien) on any of the material assets, rights or properties of Parent, Merger Sub or any of their respective subsidiaries pursuant to, any Contract to which Parent, Merger Sub, or any of their respective subsidiaries is a party or by which Parent, Merger Sub or any of their subsidiaries or its or their respective assets, rights or properties are bound, except in the case of clauses (ii) and (iii), for any such conflict, violation, Lien, breach, default, loss, right or other occurrence which would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement by Parent or Merger Sub.

          (b)   The execution, delivery and performance of this Agreement by each of Parent and Merger Sub and the consummation of the Merger and the other transactions contemplated hereby by each of Parent and Merger Sub do not and will not require any Governmental Filings, except for (i) applicable filings under, or compliance with other applicable requirements, of, the Exchange Act and the rules and regulations promulgated thereunder, and state securities, takeover and “blue sky” Laws, (ii) the filing of a premerger “Notification and Report Form” by Parent and Merger Sub under the HSR Act and compliance with all other requirements thereunder, (iii) applicable filings under, or compliance with other applicable requirements of the New York Stock Exchange, (iv) the filing with the Secretary of State of the State of Delaware of the Certificate of Merger as required by the DGCL, and (v) any such consent, approval, authorization, Permit, action, filing or notification the failure of which to make or obtain would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated hereby.

        SECTION 4.4    Absence of Litigation.     As of the date of this Agreement, there are no Proceedings pending or, to the knowledge of Parent, threatened against Parent or Merger Sub or any of their respective subsidiaries, other than any such Proceeding that would not, or would not reasonably be expected to, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated hereby by Parent or Merger Sub. As of the date of this Agreement, neither Parent nor any of its subsidiaries nor any of their respective assets, rights or properties is or are subject to any order, writ, judgment, injunction, decree or award that would, or would reasonably be expected to, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated hereby by Parent or Merger Sub.

        SECTION 4.5    Operations and Ownership of Merger Sub.     All of the issued and outstanding capital stock of Merger Sub is, and at and immediately prior to the Effective Time will be, owned by Parent or a direct or indirect subsidiary of Parent. Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby and prior to the Effective Time will have engaged in no other business activities and will have no assets, liabilities or obligations of any nature other than those incidental to its formation and those in furtherance of the Merger and the other transactions contemplated by this Agreement.

        SECTION 4.6    Brokers.     No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Parent or Merger Sub for which the Company could have any liability in a circumstance where the Merger is not consummated.

        SECTION 4.7    Funding.     Parent will have, at the Closing, access to sufficient cash, available lines of credit or other sources of immediately available funds to enable Parent to consummate the transactions contemplated by this Agreement, including payment of the aggregate Per Share Merger Consideration and all other required payments payable in connection with the transactions contemplated hereby. Each of Parent and Merger Sub affirms that it is not a condition to the Closing or any of its other obligations under this Agreement that Parent or Merger Sub obtain the Financing for or related to any of the transactions contemplated hereby.

        SECTION 4.8    Ownership of Shares.     Neither Parent nor Merger Sub is, nor at any time during the last three years has it been, an “interested stockholder” of the Company as defined in Section 203 of the DGCL (other than as contemplated by this Agreement).

        SECTION 4.9    Information in the Proxy Statement.     The information supplied by Parent and Merger Sub in writing expressly for inclusion in the Proxy Statement (and any amendment thereof or supplement thereto), if any, at the date disseminated to the Company’s stockholders and at the time of the Stockholders Meeting, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by Parent or Merger Sub with respect to statements made therein based on information supplied by the Company for inclusion in the Proxy Statement.

        SECTION 4.10    Agreements with Company Stockholders, Directors, Officers and Employees.     As of the date of this Agreement, neither Parent, Merger Sub nor any of their respective subsidiaries is a party to any Contract, or has made or entered into any formal or informal arrangements or other understandings (whether or not binding), with any beneficial owner of more than five percent (5%) of the outstanding Common Stock, pursuant to which such holder would be entitled to receive consideration of a different amount or nature than the Per Share Merger Consideration or pursuant to which any such holder agrees to vote to adopt this Agreement or approve the Merger or with any director or officer of the Company or any of its subsidiaries that in any way relates to this Agreement, the transactions contemplated by this Agreement or the post-Closing operation of the Surviving Corporation, other than the Voting and Support Agreement.

        SECTION 4.11    No Other Representations or Warranties.     Except for the representations and warranties expressly set forth in this Article IV, the Company acknowledges that neither Parent nor Merger Sub, nor any other Person on behalf of Parent or Merger Sub, makes any other express or implied representation or warranty with respect to Parent or Merger Sub or with respect to any other information provided to the Company. Parent and Merger Sub entered into this Agreement based upon their own investigation, examination and determination with respect thereto as to all matters and without reliance upon any express or implied representations or warranties of any nature made by or on behalf of the Company, except as expressly set forth in this Agreement.

ARTICLE V

CONDUCT OF BUSINESS PENDING THE MERGER

        SECTION 5.1    Conduct of Business of the Company Pending the Merger.     During the Pre-Closing Period, except as otherwise expressly contemplated by this Agreement, as set forth in Section 5.1 of the Company Disclosure Schedule, as required by applicable Laws, or unless otherwise consented to in writing by Parent (such consent not to be unreasonably withheld, conditioned or delayed, except with respect to clauses (i), (iii), (iv), (viii), (xviii), (xix), and (xx) and, solely to the extent relating to any of the foregoing clauses, (xxi), in each case, for which consent may be withheld in Parent’s sole discretion), (a) the Company shall, and shall cause each of its subsidiaries to, conduct the business of the Company and its subsidiaries in the ordinary course of business, (b) the Company shall, and shall cause each of its subsidiaries to, use commercially reasonable efforts to preserve substantially intact the business organization of the Company and its subsidiaries and to preserve its material assets, rights and properties in good repair and condition, to keep available the services of its directors, officers and employees, and to maintain its existing relationships and goodwill with customers, suppliers, lenders, licensors, licensees, distributors or others having business dealing with the Company and its subsidiaries and (c) without limiting the foregoing, the Company shall not, and shall cause each of its subsidiaries not to:

          (i)    amend or otherwise change its Certificate of Incorporation or Bylaws or other applicable governing instruments;

          (ii)   (A) make any acquisition of (whether by merger, consolidation, acquisition of stock or assets or otherwise), or make any investment in any interest in, any assets or any Person (other than wholly owned subsidiaries of the Company), in each case, except for (x) purchases of inventory or other assets in the ordinary course of business consistent with past practice or (y) acquisitions of or investments in a third party Person that do not exceed $15,000,000 in the aggregate in purchase price and assumed liabilities, but, the case of clause (y), only after reasonable consultation with Parent and in a transaction that will not require a competition or other regulatory filing with any Governmental Entity or (B) acquire or license any material Intellectual Property from any third party, except in the ordinary course of business consistent with past practice;

          (iii)  issue, deliver, sell, pledge, dispose of, grant, award or encumber (or authorize the issuance, delivery, sale, pledge, disposition of, grant, award or encumbrance), any shares of capital stock, ownership interests or voting securities, or any options, warrants, convertible securities or other rights of any kind to acquire or receive any shares of capital stock, any other ownership interests or any voting securities (including restricted stock, stock appreciation rights, phantom stock or similar instruments), of the Company or any of its subsidiaries (except (A) for the issuance of shares of Common Stock upon the exercise of Options outstanding as of the date hereof, (B) in connection with the vesting or settlement of Restricted Shares, PSUs or RSUs, as applicable, outstanding as of the date hereof, in each case, in accordance with the terms of the applicable Company Stock Plan and award agreement or (C) for any issuance, sale or disposition to the Company or a wholly owned subsidiary of the Company by any subsidiary of the Company), or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

          (iv)  reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire any shares of capital stock of the Company (except (A) for the acquisition of shares of Common Stock tendered by directors or employees in connection with a cashless exercise of Options outstanding as of the date hereof or in order to pay Taxes in connection with the exercise of Options outstanding as of the date hereof or (B) shares of Common Stock withheld in order to pay Taxes in connection with the vesting or settlement of any Restricted Shares, PSUs or RSUs outstanding as of the date hereof), or reclassify, combine, split or subdivide any capital stock or other ownership interests of any of the Company’s subsidiaries;

          (v)   create or incur any Lien that would be material in scope and amount to the Company and its subsidiaries taken as a whole, other than Permitted Liens or Liens securing indebtedness permitted pursuant to clause (xii) below;

          (vi)  make any loans or advances to any Person in excess of $100,000 in the aggregate (other than (A) to the Company or any of its wholly owned subsidiaries or (B) customary relocation or business expenses to employees of the Company and its subsidiaries in the ordinary course);

          (vii) (A) sell or otherwise dispose of (whether by merger, consolidation or disposition of stock or assets or otherwise) any material assets (including any Real Property) or any corporation, partnership or other business organization or division thereof that is material to the business or financial condition of the Company or any of its subsidiaries (taken as a whole) or (B) sublicense, transfer, allow to lapse or expire, pledge, abandon, discontinue, fail to maintain or otherwise dispose of any right, title or interest of the Company or any of its subsidiaries in any material Intellectual Property, in each case of (A) and (B), other than (x) in the ordinary course of business consistent with past practice or pursuant to Contracts in effect as of the date hereof (which Contracts have been made available to Parent), or (y) to the Company or any of its wholly owned subsidiaries;

          (viii)  declare, authorize, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for any dividend or distribution by a subsidiary of the Company to the Company or a wholly owned subsidiary of the Company);

          (ix)  commit, make or authorize any capital expenditures (including any capital leases and any landfill construction, development or remediation), except any capital expenditures (A) as set forth in the budget set forth in Section 5.1 of the Company Disclosure Schedule, (B) for the acquisition of new equipment, trucks, containers or landfill compactors in the ordinary course of business and consistent with past practice or (C) with respect to bids awarded to or acquired by the Company or any of its subsidiaries that have not been serviced as of the date hereof or are awarded or acquired by the Company or any of its subsidiaries after the date hereof or (D) less than $15,000,000 in the aggregate;

          (x)   other than in the ordinary course of business or as required by Law, extend, modify or fail to perform the terms of any Material Contract in any material respect or terminate or fail to renew any

  Material Contract (provided, that the Company shall not renew any Real Property Lease for a duration of more than the current term as of the date of such renewal (or for more than three (3) years in the case of any Real Property Lease that has a current term of more than three (3) years);

          (xi)  enter into any Contract that (A) would have been a Material Contract had it been entered into prior to the date of this Agreement, other than any Contract entered into in the ordinary course of business which would constitute a Material Contract under Section 3.8(a)(xiv), or (B) is related to the sale, transfer, grant or license of any rights in landfill gas and related assets;

          (xii) except for (A) borrowings under the Company’s and its subsidiaries’ credit facilities listed on Section 5.1(xii) of the Company Disclosure Schedule (the “Existing Facilities”), (B) intercompany loans between the Company and any of its wholly owned subsidiaries or between any wholly owned subsidiaries and (C) subject to Section 5.1(c)(ix), capitalized leases entered into in the ordinary course of business, incur indebtedness for borrowed money in excess of $10,000,000 in the aggregate, or modify in any material respect in a manner adverse to the Company the terms of any such indebtedness for borrowed money, or assume or guarantee the obligations of any Person, other than (x) guarantees by the Company of indebtedness of subsidiaries of the Company incurred in compliance with this Section 5.1 by the Company, or (y) any commodity, currency, sale or hedging agreements which can be terminated on or sold with 90 days’ or less notice, without penalty (which, for the avoidance of doubt, shall not include customary settlement costs), entered into in the ordinary course of business for bona fide risk mitigation purposes and not for speculative purposes;

          (xiii)  other than as required by applicable Law, as required pursuant to the terms of any Company Plan, JV Plan, or Collective Bargaining Agreement in effect on the date hereof: (A) (x) amend, renew, or terminate (or communicate any intention to take such action) any material Company Plan or (y) establish, adopt, or enter into any compensation or benefit agreement, plan or arrangement that would be a material Company Plan if it were in existence as of the date of this Agreement, in either case, other than amending, renewing, terminating, establishing, adopting, or entering into arrangements that are not otherwise prohibited under sub-clauses (B), (C), (D), or (E) of this Section 5.1(c)(xiii) and that are in the ordinary course of business consistent with past practice and do not result in a material increase in benefits or administrative costs, (B) increase the benefits or compensation (or incentive compensation opportunity) provided to any Service Provider, other than increases to salary and wages (by not more than three percent (3%) in the aggregate) or broad-based benefits for employees who are not Senior Employees in the ordinary course of business consistent with past practice that do not result in a material increase in benefits or administrative costs, (C) pay any annual bonus or annual incentive compensation in excess of the amount earned based on actual performance in accordance with the applicable Company Plan, (D) grant any new equity or long-term incentive award, amend the terms of outstanding equity or long-term incentive awards or discretionarily accelerate the vesting or payment of any equity or long-term incentive award, (E) grant or pay any severance or termination pay or benefits, (F) take any action to fund or secure the payment of any amounts under any Company Plan, (G) change any assumptions used to calculate funding or contribution obligations under any Company Plan, or increase or accelerate the funding rate in respect of any Company Plan, other than as required by GAAP, (H) hire or engage the services of any individual who would be, or terminate the services (other than for cause) of, a Senior Employee other than to replace a former employee, (I) loan or advance any money or other property to any Service Provider, other than any such loans or advance made to a Service Provider who is not a Senior Employee in the ordinary course of business and consistent with past practice, or (J) take any action that would be reasonably likely to result in a complete or partial withdrawal under any Multiemployer Plan;

          (xiv)    other than as required by applicable Law or GAAP (or as required to conform to any changes in statutory or regulatory accounting rules (including GAAP or regulatory requirements with respect thereto)), (A) file any amended U.S. federal income or other material Tax Return, (B) make any material change to any method of financial or Tax accounting (or accounting principles in connection therewith), (C) make or change any material Tax election, (D) surrender any material claim for a refund of Taxes, (E) consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment relating to the Company or any of its subsidiaries (other than pursuant to an extension of time to file a Tax Return) or (F) enter into any Tax sharing agreement, Tax allocation agreement or Tax indemnity agreement (other than commercial agreements or contracts not primarily related to Tax and entered into in the ordinary course of business or any agreement among or between only the Company and/or any of its subsidiaries) which would be considered material to the Company and its subsidiaries taken as a whole;

          (xv) other than as required by applicable Law, recognize any new union or other labor organization as the representative of any of the employees of the Company or its subsidiaries, or enter into any new or amended Collective Bargaining Agreement;

          (xvi)    announce, implement or effect any reduction in force, layoff or other program resulting in the termination of employees, in each case, that would trigger the WARN Act;

          (xvii)  other than with respect to Transaction Litigation, which is addressed in Section 6.11, and subject to Section 6.6(a), pay, discharge, settle or satisfy any material litigation, arbitration, Proceeding, investigation, order, claim, liability or obligation, other than (A) settlements involving (x) payments by the Company or any of its subsidiaries of not more than $10,000,000 in the aggregate (net of insurance proceeds) and which do not involve any material limitations on the future business or operations of the Company and its subsidiaries taken as a whole that are reasonably expected to continue following the Closing and (y) third party indemnification recoveries payable to the Company or any of its subsidiaries in connection with such settlement, or (B) with respect to Transaction Litigation, which is addressed in Section 6.11;

          (xviii)  fail to renew or maintain existing insurance policies as of the date hereof or comparable replacement policies covering the Company and its subsidiaries and their respective properties, assets and businesses, other than in the ordinary course of business consistent with past practice;

          (xix)    adopt or otherwise implement any stockholder rights plan, “poison-pill” or other comparable agreement designed to have the effect of delaying, deferring or discouraging Parent or Merger Sub from acquiring control of the Company pursuant to this Agreement;

          (xx)     except as requested by Parent pursuant to Section 6.15, issue any notice of redemption or take any other action which would cause the redemption or other repayment of the Company Notes; or

          (xxi)    agree, authorize or commit to do any of the foregoing actions described in Section 5.1(i) through Section 5.1(xx).

        SECTION 5.2    No Control of Company’s Business.    Nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s or its subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, the Company shall have the right to exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its subsidiaries’ businesses and operations.

ARTICLE VI

ADDITIONAL AGREEMENTS

        SECTION 6.1    Acquisition Proposals.

          (a)   Except as permitted by this Section 6.1 or Section 6.3, during the Pre-Closing Period, the Company shall not, and shall cause its subsidiaries and its and its subsidiaries’ directors, officers, and employees and the attorneys, investment bankers and other advisors or representatives (collectively, “Representatives”) of the Company and its subsidiaries not to, directly or indirectly, (i) initiate, solicit or knowingly induce or encourage or otherwise knowingly facilitate (including by providing information) any inquiries with respect to, or the making of, any Acquisition Proposal or any inquiry, offer or proposal that could reasonably be expected to lead to an Acquisition Proposal, (ii) engage in, continue or otherwise participate in any negotiations or discussions concerning, or provide access to its properties, books and records or any confidential or non-public information or data to, any Person for the purpose of encouraging or facilitating an Acquisition Proposal or any inquiry, offer or proposal that could reasonably be expected to lead to an Acquisition Proposal (provided that, notwithstanding the foregoing, the Company may (x) notify such Person of the existence of this Section 6.1, and (y) in response to a bona fide Acquisition Proposal after the date hereof that was not initiated, solicited, knowingly encouraged or facilitated in, and did not otherwise result from a, violation of this Section 6.1, contact such Person and its Representatives for the purpose of clarifying the material terms of any such Acquisition Proposal and the likelihood and timing of consummation thereof), (iii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Acquisition Proposal, or (iv) execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar definitive agreement relating to any Acquisition Proposal (which, for the avoidance of doubt, shall not include an Acceptable Confidentiality Agreement), and the Company shall not resolve or agree to do any of the foregoing. Without limiting the foregoing, it is agreed that any violation of any of the restrictions set forth in the preceding sentence by any Representatives of the Company or any of its subsidiaries shall be deemed to be a breach of this Section 6.1(a) by the Company. The Company shall, shall cause each of its subsidiaries to, and shall instruct (and use its reasonable efforts to cause) its Representatives to, immediately cease and cause to be terminated any solicitations, discussions or negotiations with any Person (other than the Parties and their respective Representatives) in connection with an Acquisition Proposal. The Company also agrees that it will promptly request each Person (other than the Parties and their respective Representatives) that has, prior to the date hereof, executed a confidentiality agreement in connection with its consideration of an Acquisition Proposal to promptly return or destroy all confidential information furnished to such Person by or on behalf of it or any of its subsidiaries prior to the date hereof and shall terminate access to data rooms furnished in connection therewith. The Company shall promptly (and in any event within 48 hours) notify Parent orally and in writing of the receipt of any Acquisition Proposal and any inquiries, proposals or offers, any requests for information, or any requests for discussions or negotiations with the Company or any of its Representatives, in each case in writing and relating to an Acquisition Proposal, which notice shall include a summary of the material terms and conditions of, and the identity of the Person making, such Acquisition Proposal, inquiry, proposal or offer, and copies of any such written requests, proposals or offers, including proposed agreements, and thereafter shall (i) keep Parent reasonably informed, on a reasonably current basis (and in any event within 48 hours of the occurrence of any changes, developments, discussions or negotiations), of any material developments regarding any Acquisition Proposals or any material change to the terms and status of any such Acquisition Proposal and (ii) provide to Parent as soon as practicable (and in any event within 48 hours) after receipt or delivery thereof copies of all correspondence and other written material sent or provided to the Company or any of its subsidiaries from any person that describes any of the terms or conditions of any Acquisition Proposal. The Company agrees that neither it nor any of its subsidiaries shall terminate, waive, amend, release or modify any provision of any existing standstill or similar agreement to which it or one of its subsidiaries is a party, except that prior to, but not after, obtaining the Company Requisite Vote, if after consultation with, and taking into account the advice of, outside legal counsel, the Company Board determines that the failure to take such action would be reasonably likely to result in a violation of its fiduciary duties under applicable Law, the Company may waive any such standstill provision solely to the extent necessary to permit a third party to make, on a confidential basis, to the Company Board, an Acquisition Proposal.

          (b)   Notwithstanding anything to the contrary in this Agreement, nothing contained herein shall prevent the Company or the Company Board from:

            (i)    taking and disclosing to its stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication to stockholders in connection with the making or amendment of a tender offer or exchange offer, in each case, to the extent legally required) or from making any other disclosure to stockholders with regard to the transactions contemplated by this Agreement or an Acquisition Proposal if the Company Board determines in good faith that the failure to make such disclosure would be inconsistent with its fiduciary duties under applicable Law (provided, that neither the Company nor the Company Board may recommend any Acquisition Proposal unless expressly permitted by Section 6.1(c) or Section 6.3, and provided, further, that any such disclosure that has the substantive effect of withdrawing or adversely modifying the Recommendation shall be deemed to be a Change of Recommendation and any such disclosure that relates to an Acquisition Proposal, shall be deemed to be a Change of Recommendation unless the Company in connection with such disclosure publicly and expressly reaffirms the Recommendation); provided, further, that the issuance by the Company or the Company Board of a “stop, look and listen” communication as contemplated by Rule 14d-9(f) promulgated under the Exchange Act (or any similar communication to its stockholders) in which the Company provides only a factually accurate public statement that the Company has received an Acquisition Proposal and states that the Company Board has not changed the Recommendation shall not constitute a Change of Recommendation;

            (ii)   prior to, but not after, obtaining the Company Requisite Vote, providing access to its properties, books and records and providing any information or data in response to a request therefor by a Person or group who has made a bona fide Acquisition Proposal that was made after the date hereof and was not initiated, solicited, or knowingly encouraged or facilitated in violation of Section 6.1, if the Company Board (A) shall have determined in good faith, after consultation with, and taking into account the advice of, its outside legal counsel and Financial Advisor, that such Acquisition Proposal could reasonably be expected to constitute or result in a Superior Proposal, (B) shall have determined in good faith, after consultation with, and taking into account the advice of, its outside legal counsel, that the failure to take such actions would be inconsistent with its fiduciary duties under applicable Law and (C) has received from the Person so requesting such information an executed Acceptable Confidentiality Agreement; provided, that any such access, information or data has previously been provided to Parent or is provided to Parent prior to or substantially concurrently with the time such access, information or data is provided to such Person or group;

            (iii)  prior to, but not after, obtaining the Company Requisite Vote, engaging in any negotiations or discussions with any Person and its Representatives who has made a bona fide Acquisition Proposal that was made after the date hereof and was not initiated, solicited, or knowingly encouraged or facilitated in violation of Section 6.1 or any other violation of this Agreement, if the Company Board shall have determined in good faith, after consultation with, and taking into account the advice of, its outside legal counsel and Financial Advisor, that (A) such Acquisition Proposal could reasonably be expected to constitute or result in a Superior

    Proposal and (B) the failure to engage in any such negotiations or discussions would be inconsistent with its fiduciary duties under applicable Law; or

            (iv)  prior to, but not after, obtaining the Company Requisite Vote, making a Change of Recommendation (but only if permitted by Section 6.1(c) or Section 6.3).

          (c)   Notwithstanding anything in this Agreement to the contrary, if, at any time prior to, but not after, obtaining the Company Requisite Vote, the Company Board determines in good faith, after consultation with, and taking into account the advice of, its Financial Advisor and outside legal counsel, in response to a bona fide Acquisition Proposal that was made after the date hereof and was not initiated, solicited, or knowingly encouraged or facilitated in violation of Section 6.1 and such Acquisition Proposal constitutes a Superior Proposal (taking into account any adjustment to the terms and conditions of this Agreement committed to by Parent and Merger Sub in response to such Acquisition Proposal) and the failure to take the action in sub-clause (i) or (ii) below would be inconsistent with its fiduciary duties under applicable Law, the Company or the Company Board may (and may resolve or agree to) (i) terminate this Agreement pursuant to Section 8.1(d)(ii) and enter into a definitive agreement with respect to such Superior Proposal or (ii) effect a Change of Recommendation in accordance with clause (x)(A) of Section 6.3; provided, however, that, if the Company terminates the Agreement pursuant to Section 8.1(d)(ii), the Company pays to Parent the Company Termination Fee required to be paid pursuant to Section 8.2(b)(i) concurrently with or prior to such termination; provided, further, that the Company will not be entitled to enter into such definitive agreement and to terminate this Agreement in accordance with Section 8.1(d)(ii) or effect a Change of Recommendation pursuant to clause (x) of Section 6.3 unless (x) the Company delivers to Parent a written notice (a “Company Notice”), advising Parent that the Company Board proposes to take such action and containing a summary of the material terms and conditions of the Superior Proposal that is the basis of the proposed action by the Company Board (including the identity of the party making such Superior Proposal and copies of any written proposals or offers, including proposed agreements) and (y) at or after 11:59 p.m., Eastern time, on the fourth (4th) Business Day immediately following the day on which the Company delivered the Company Notice (such period from the time the Company Notice is provided until 11:59 p.m., Eastern time, on the fourth (4th) Business Day immediately following the day on which the Company delivered the Company Notice, the “Notice Period”), the Company Board reaffirms in good faith (after consultation with, and taking into account the advice of, its outside legal counsel and Financial Advisor and taking into account any adjustment to the terms and conditions of this Agreement committed to by Parent during the Notice Period) that such Acquisition Proposal continues to constitute a Superior Proposal and that the failure to take such action would be inconsistent with Company Board’s fiduciary duties under applicable Law. If requested by Parent, the Company will, and will cause its Representatives to, during the Notice Period, engage in good faith negotiations with Parent and its Representatives regarding any bona fide adjustments in the terms and conditions of this Agreement so that such Acquisition Proposal would cease to constitute a Superior Proposal. The Company agrees to notify Parent promptly if it determines during such Notice Period not to terminate this Agreement and enter into the definitive agreement referred to in the Company Notice. Any amendment to the financial terms or any other material amendment to the terms and conditions of a proposed agreement relating to a Superior Proposal will be deemed to be a new proposal or proposed agreement relating to a Superior Proposal for purposes of this Section 6.1(c) requiring a new Company Notice and an additional Notice Period; provided, however, that each such additional Notice Period after the initial four (4) Business Day Notice Period shall expire at 11:59 p.m., Eastern time, on the second (2nd) Business Day immediately following the day on which the Company delivers such new Company Notice (it being understood that no such new Company Notice shall reduce the initial Notice Period to less than four (4) Business Days).

          (d)   For purposes of this Agreement, the following terms shall have the meanings assigned below:

            (i)    “Acquisition Proposal” means any proposal or offer (including a tender offer or exchange offer) from any Person or group of Persons (other than Parent or Merger Sub) relating to (A) any merger, consolidation, dissolution, liquidation, recapitalization, reorganization, spin off, share exchange, business combination, purchase, or similar transaction with respect to the Company or any of its subsidiaries or (B) (x) any direct or indirect acquisition or purchase, in one transaction or a series of related transactions, of assets (including equity securities of any subsidiary of the Company) or businesses that constitute 15% or more of the revenues, net income or assets of the Company and its subsidiaries, taken as a whole, or 15% or more of the total voting power of the equity securities of the Company, or (y) any tender offer or exchange offer that if consummated would result in any Person or group of Persons beneficially owning 15% or more of the total voting power of the equity securities of the Company, or any merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, joint venture, partnership, dissolution or similar transaction involving the Company (or any subsidiary or subsidiaries of the Company whose business constitutes 15% or more of the revenues, net income or assets of the Company and its subsidiaries, taken as a whole).

            (ii)   “Superior Proposal” means a bona fide written Acquisition Proposal (with all references to “15% or more” in the definition of Acquisition Proposal being deemed to reference “more than 50%”) that the Company Board in good faith, after consultation with, and taking into account the advice of, the Company’s Financial Advisor and outside legal counsel, determines (i) would, if consummated, result in a transaction more favorable from a financial point of view to the stockholders of the Company than the Merger taking into account all financial, legal, financing (including availability thereof), regulatory and other aspects and risks and timing of consummation, and any changes to the terms of this Agreement committed to by Parent in response to such Superior Proposal pursuant to, and in accordance with, Section 6.1(c) and (ii) is reasonably capable of being completed on the terms proposed.

        SECTION 6.2    Proxy Statement.     The Company shall prepare and file with the SEC, as promptly as practicable after the date of this Agreement, and in any event within 20 Business Days after the date of this Agreement, a preliminary proxy statement to be sent to the stockholders of the Company in connection with the Stockholders Meeting (such proxy statement, as amended or supplemented, the “Proxy Statement”). Parent, Merger Sub and the Company will cooperate and consult with each other in the preparation of the Proxy Statement and any amendments or supplements thereto. Without limiting the generality of the foregoing, each of Parent and Merger Sub will furnish to the Company the information relating to it and its subsidiaries as required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement (or that is customarily included in proxy statements prepared in connection with transactions of the type contemplated by this Agreement) and provide such other assistance as may be reasonably requested by the Company. The Company shall use its reasonable best efforts to resolve all SEC comments, if any, with respect to the Proxy Statement as promptly as practicable after receipt thereof. Each Party covenants that none of the information supplied or to be supplied by it for inclusion or incorporation in the Proxy Statement will, at the date it is filed with the SEC or first mailed to the Company’s stockholders or at the time of the Stockholders Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company shall promptly notify Parent and Merger Sub of the receipt of any comments from the SEC with respect to the Proxy Statement and any request by the SEC for any amendment to the Proxy Statement or for additional information. If at any time prior to the Stockholders Meeting any information relating to Parent, Merger Sub or the Company, or any of their respective Affiliates, officers or directors, should be discovered by Parent, Merger Sub or the Company, which should be set forth in an amendment or supplement to the

Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information shall promptly notify the other Party and, to the extent required by applicable Law, the Company shall promptly file with the SEC and disseminate to the stockholders of the Company an appropriate amendment or supplement describing such information. Prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC or its staff with respect thereto, the Company shall provide Parent a reasonable opportunity to review and to propose comments on such document or response and consider in good faith such comments proposed by Parent for inclusion therein. Unless the Company Board has made a Change of Recommendation in accordance with Section 6.3, the Recommendation shall be included in the Proxy Statement.

        SECTION 6.3    Stockholders Meeting.     The Company, acting through the Company Board (or a committee thereof), shall as soon as reasonably practicable following the date on which the Company learns that the Proxy Statement will not be reviewed or that the SEC has no further comments thereon, duly call, give notice of, convene and hold a meeting of its stockholders to be held no more than 50 days thereafter for the purpose of approving and adopting this Agreement (including any adjournment or postponement thereof, the “Stockholders Meeting”) and shall not postpone, recess or adjourn such meeting; provided, that the Company may postpone, recess or adjourn such meeting (i) if on the date on which the Stockholders Meeting is originally scheduled (as set forth in the Proxy Statement), the Company has not received proxies representing a sufficient number of Shares to obtain the Company Requisite Vote or there are insufficient Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Stockholders Meeting; or (ii) if the failure to postpone, recess or adjourn the Stockholders Meeting would reasonably be expected to be a violation of applicable Law for the distribution of any required amendment or supplement to the Proxy Statement to be timely provided to the holders of Shares; provided, further, that the Stockholders Meeting shall not be postponed, recessed or adjourned pursuant to this proviso to a date that is more than 30 days after the date on which the Stockholders Meeting was originally scheduled without the prior written consent of Parent. The Company, acting through the Company Board (or a committee thereof), shall (a) subject to Section 6.1(c), include in the Proxy Statement the Recommendation, (b) include the written opinion of the Financial Advisor, dated as of the date of this Agreement, that, as of such date, the Per Share Merger Consideration is fair, from a financial point of view, to the holders of the Common Stock (other than the holders of Cancelled Shares, Subsidiary Shares and Dissenting Shares), and (c) subject to Section 6.1(c), use its reasonable best efforts to obtain the Company Requisite Vote, including to solicit proxies necessary to obtain the Company Requisite Vote; provided that, notwithstanding anything to the contrary contained in this Agreement, the Company Board may fail to include the Recommendation in the Proxy Statement or withdraw, modify, qualify in any manner adverse to Parent, or change the Recommendation, or formally resolve to effect or publicly announce an intention to effect any of the foregoing (a “Change of Recommendation”), if (x) (A) a bona fide Acquisition Proposal that was made after the date hereof and was not initiated, solicited, knowingly encouraged or facilitated in violation of Section 6.1 is made to the Company and is not withdrawn and the Company Board determines in good faith, after consultation with, and taking into account the advice of, its Financial Advisor and outside legal counsel that such Acquisition Proposal constitutes a Superior Proposal or (B) there exists any Intervening Event, (y) the Company Board shall have determined in good faith, after consultation with, and taking into account the advice of, outside legal counsel to the Company, that the failure of the Company Board to effect a Change of Recommendation would be inconsistent with its fiduciary duties under applicable Law and (z) (A) if such Change of Recommendation is made in response to an Acquisition Proposal, the Company complies with the provisions of Section 6.1(c) or (B) if such Change of Recommendation is made in response to an Intervening Event, the Company (x) delivers to Parent a written notice informing Parent that the Company Board proposes to take such action and the basis of the proposed action (including a reasonably detailed description of the underlying facts giving rise to, and the reasons for taking, such action) no less than four

(4) Business Days before taking such action and (y) during such four (4) Business Day period, if requested by Parent, engages in good faith negotiations with Parent and its Representatives regarding any adjustments in the terms and conditions of this Agreement proposed by Parent so that such event, development, circumstance, change, effect, condition or occurrence would cease to warrant a Change of Recommendation. The Company shall keep Parent updated with respect to proxy solicitation results as reasonably requested by Parent. Notwithstanding anything to the contrary contained in this Agreement, if subsequent to the date of this Agreement the Company Board makes a Change of Recommendation, the Company nevertheless shall submit this Agreement to the holders of Shares for approval and adoption at the Stockholders Meeting unless and until this Agreement is terminated in accordance with its terms.

        SECTION 6.4    Further Action; Efforts.

          (a)   Subject to the terms and conditions of this Agreement, including Section 6.4(d), Parent shall use its reasonable best efforts to take, or cause to be taken, all actions and to use its reasonable best efforts to do, or cause to be done, all things reasonably necessary, proper or advisable under this Agreement and applicable Law to consummate and make effective the Merger and the other transactions contemplated by this Agreement. Each Party agrees to, as promptly as reasonably practicable and advisable, and in any event no later than fifteen (15) Business Days after the date of this Agreement, make appropriate filings of Notification and Report Forms pursuant to the HSR Act. Each Party will cooperate with the other Party and use its respective reasonable best efforts to, as promptly as practicable and advisable, prepare and submit all other filings, information updates and other presentations required for any other regulatory approval, exemption, change of ownership approval, or other authorization or consent from, any Governmental Entity or third party in each case that are set forth on Schedule 6.4(a) or are otherwise required in connection with the Merger or any of the transactions contemplated by this Agreement, and to assist and cooperate with the other Party in connection with the foregoing.

          (b)   Subject to Sections 6.4(d) and 6.4(e), each of Parent, on the one hand, and the Company, on the other hand, shall (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) keep the other Party and/or its counsel reasonably informed of any communication received by such Party from, or given by such Party to, the Federal Trade Commission (the “FTC”), the Antitrust Division of the Department of Justice (the “DOJ”) or any other U.S. or foreign Governmental Entity, and of any communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby, and (iii) permit the other Party and/or its counsel to review any substantive communication given by it to, and consult with each other in advance of any meeting or conference with, the DOJ, the FTC or any such other Governmental Entity or, in connection with any proceeding by a private party, with any other person, and to the extent not prohibited by the DOJ, the FTC or such other Governmental Entity or other person, give the other Party and/or its counsel the opportunity to attend and participate in any substantive meeting, discussion or teleconference. Parent and the Company may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 6.4(b) as “Antitrust Counsel Only Material.” Such materials and the information contained therein shall be given only to the outside antitrust counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express permission is obtained in advance from the source of the materials (Parent or the Company, as the case may be) or its legal counsel. Each of Parent and the Company shall notify the other reasonably promptly upon the receipt of (i) any material communication from any official of any Governmental Entity in connection with any filing made pursuant to this Agreement, (ii) knowledge of the commencement or threat of commencement of any suits, claims, actions, proceedings, arbitrations, mediations, consent decrees, audits or investigations (whether governmental, internal or otherwise) (“Actions”) by or before any Governmental Entity with respect to the Merger (and shall keep the other Party informed as to the status of any such Action or threat) and (iii) any request by any official of any Governmental Entity for any amendment or supplement to any filing made pursuant to this Agreement or any information required to comply with applicable Law applicable to the Merger. Notwithstanding anything to the contrary contained in this Section 6.4, materials provided pursuant to this Section 6.4(b) may be redacted to (x) remove references concerning the valuation of the Company and the transactions contemplated by this Agreement, (y) to the extent necessary to comply with contractual arrangements and (z) to the extent necessary to address reasonable privilege and confidentiality concerns.

          (c)   Subject to Sections 6.4(d), in the event that any Action is commenced or threatened by a Governmental Entity or other persons challenging the Merger or the other transactions contemplated by this Agreement under Antitrust Law, (i) each of Parent and the Company shall reasonably cooperate with each other and (ii) Parent shall use its reasonable best efforts to contest, resist or resolve any such Action and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger or the other transactions contemplated by this Agreement so as to permit such consummation no later than the End Date (as such End Date may be extended in accordance with Section 8.1(c) hereof), and oppose any such Actions, whether judicial or administrative, against it in connection with the Merger or the other transactions contemplated by this Agreement.

          (d)   In furtherance of the foregoing, Parent shall, and shall cause its subsidiaries to, (i) propose, negotiate, commit to and effect, by consent decree, hold separate orders or otherwise, the sale, divesture, disposition, or license of any assets, operations, properties, products, rights, licenses, services or businesses of Parent or its subsidiaries or the Company or its subsidiaries, or any interest therein, and (ii) otherwise take or commit to take any actions that would limit Parent’s or its subsidiaries’ or the Company’s or its subsidiaries’ freedom of action with respect to, or its or their ability to retain any assets, operations, properties, products, rights, licenses, services, businesses, of Parent or its subsidiaries or the Company or its subsidiaries, or any interest therein; provided, that Parent shall not be required or obligated to take or agree to take any of the foregoing actions if such actions would result in or account for, either individually or in the aggregate, a reduction of revenue (without duplication and net of intercompany revenues) in excess of $200,000,000 (for any rolling 12-month period ending the last full month prior to any date between the date hereof and the Closing Date) to Parent, the Company and their respective subsidiaries (taken as a whole, after giving effect to the Merger) if such actions had been taken at the beginning of any such rolling 12-month period; provided, further, that any such actions are conditioned upon the consummation of the Merger and the transactions contemplated by this Agreement and that the Company shall not be obligated to take any action with respect to the Company and its subsidiaries the effectiveness of which is not conditioned on the Closing occurring.

          (e)   Notwithstanding anything in this Agreement to the contrary, Parent shall control the strategy for obtaining all consents, approvals, or waivers that may be sought from any Governmental Entity pursuant to this Section 6.4, including by directing the timing, nature, and substance of any filings, forms, statements, commitments, submissions and communications contemplated by or made in accordance with this Section 6.4, as well as the manner in which to contest or otherwise respond, by litigation or otherwise, to objections to, or proceedings or other actions challenging, the consummation of the Merger and the other transactions contemplated by this Agreement; provided, that Parent shall give the Company the opportunity to participate in such discussions, negotiations or other proceedings to the extent not prohibited by applicable Law.

          (f)    At Parent’s request, the Company agrees to take all reasonable actions Parent requests and to cooperate with Parent in connection with obtaining any actions, consents, undertakings, approvals or waivers by or from any Governmental Entity for or in connection with, and reasonably cooperate with Parent in litigating or otherwise contesting any objections to or proceedings or other actions challenging, the consummation of the Merger and the other transactions contemplated by this Agreement. Without limiting the foregoing, the Company will, and will cause its subsidiaries to, (i) reasonably assist Parent in any sales process (including through facilitation of reasonable due diligence and granting any approvals that may be required under the Confidentiality Agreement) with potential purchasers of any of the Company’s or its subsidiaries’ businesses or other assets proposed by Parent to be subject to any such divestitures and (ii) enter into one or more agreements as requested by Parent to be entered into by any of them prior to the Closing with respect to any transaction to divest, hold separate or otherwise take any action that would limit the Company’s or its subsidiaries’ freedom of action, ownership or control with respect to, or their ability to retain or hold, directly or indirectly, any of the businesses or assets of the Company or any of its subsidiaries (each, a “Company Divestiture Action”); provided, however, that the consummation of the transactions provided for in any such agreement for a Company Divestiture Action will be conditioned upon the Closing or satisfaction or (to the extent permitted by applicable Law) waiver of all of the conditions to Closing in a case where the Closing will occur immediately following consummation of such Company Divestiture Action. The Company shall not, and shall not permit any of its Representatives to, make any offer, acceptance or counter-offer to or otherwise engage in negotiations or discussions with any Governmental Entity with respect to any proposed settlement, consent, decree, commitment or remedy or, in the event of litigation, discovery, admissibility of evidence, timing or scheduling, except as specifically requested by or agreed with Parent.

        SECTION 6.5    Notification of Certain Matters.     The Company and Parent shall each give prompt notice to the other Party of (a) any written notice or other written communication received from any Governmental Entity in connection with the Merger or the other transactions contemplated hereby or from any other Person alleging that the consent of such Person is or may be required in connection with the Merger, if the subject matter of such communication or the failure to obtain such consent would reasonably be expected to be material to the Company, the Surviving Corporation or Parent and (b) any Proceeding commenced or, to the knowledge of the Company or Parent, respectively, is threatened which relates to the Merger or the other transactions contemplated hereby (in each case of sub-clauses (a) and (b) other than with respect to Antitrust Laws, which are the subject of Section 6.4) and (c) upon becoming aware of the occurrence or non-occurrence of any event the occurrence or non-occurrence of which such Party has determined would or would reasonably be expected to cause or result in any of the conditions to the Merger set forth in Article VII not being satisfied or satisfaction of those conditions being materially delayed in violation of any provision of this Agreement; provided, however, that the delivery of any notice pursuant to this Section 6.5 shall not (i) affect the representations, warranties, covenants or agreements of the Parties or the conditions to the obligations of the Parties under this Agreement or (ii) limit the remedies available to the Party receiving such notification.

        SECTION 6.6    Access to Information and Cooperation; Confidentiality.

          (a)   From the date hereof to the Effective Time or the earlier termination of this Agreement, upon reasonable prior written notice from Parent, the Company shall, and shall use its reasonable efforts to cause its subsidiaries, officers, directors and employees to, afford the officers, employees, auditors and other authorized representatives of Parent reasonable access, consistent with applicable Law, at all reasonable business hours to its officers, employees, properties, offices, and other facilities and books and records (including personnel records), and shall furnish Parent with financial, operating and other data and information as Parent, through its officers, employees or authorized representatives, may from time to time reasonably request in writing and use commercially reasonable efforts to cooperate and make its officers, employees or authorized representatives reasonably available to provide additional information and access as may be reasonably requested by Parent. Such access shall include (x) access after the date of the Stockholders Meeting as reasonably required for the preparation of non-invasive environmental assessments, (y) updates on a regular basis to Parent’s internal and external counsel regarding the Company’s material class-action litigations, including the status thereof, and any discharge or settlement proceedings, and the Company shall give Parent the opportunity to consult with the Company with respect to the defense of such litigations, and the Company shall not settle or agree to settle any such litigations in an aggregate amount for all such litigations in excess of $10,000,000 without prior consultation with Parent; provided, that Parent shall not have the right to consult with the Company to the extent any settlement terms include any pricing mechanism or other restriction on pricing, and (z) updates on a regular basis regarding the Company’s anticipated corrective actions relating to elevated temperature, slope stability and related odor concerns at any landfill sites owned or operated by the Company or any of its subsidiaries, and the Company shall give Parent the opportunity to consult with the Company with respect to such corrective actions and consider in good faith any reasonable corrective actions recommended by Parent. Any such access shall be at reasonable times during normal business hours and under supervision of a designee of the Company, at the Company’s discretion. Notwithstanding the foregoing, (i) any such access shall be in such a manner as not to interfere unreasonably with the business or operations of the Company or its subsidiaries; (ii) neither the Company nor any of its subsidiaries shall be required to provide access where the Company determines in its reasonable judgment that such access would be reasonably likely to (A) result in the loss of the protection of any attorney-client or other privilege held by the Company or any of its subsidiaries, or contravene any Law, rule, regulation, order, judgment or (B) breach any binding agreement entered into prior to the date of this Agreement of the Company or any of its subsidiaries with any third party, provided that the Company shall have used commercially reasonable efforts to make appropriate substitute arrangements under circumstances in which the restrictions of this clause (ii) would apply. Parent shall indemnify and hold harmless the Company and its subsidiaries from and against any losses that may be incurred by any of them arising out of or related to the use, storage or handling of (x) any personally identifiable information relating to employees, providers or customers of the Company or any of its subsidiaries, and (y) any other information that is protected by applicable Law (including privacy Laws) and to which Parent or its Representatives are afforded access pursuant to the terms of this Agreement.

          (b)   Each of Parent and Merger Sub will comply with the terms and conditions of the letter agreement, dated November 23, 2018, between the Company and Parent (the “Confidentiality Agreement”), and will hold and treat, and will cause their respective Representatives to hold and treat, in confidence all documents and information concerning the Company and its subsidiaries furnished to Parent or Merger Sub in connection with the transactions contemplated by this Agreement in accordance with the Confidentiality Agreement, which Confidentiality Agreement shall remain in full force and effect in accordance with its terms; provided, that the execution of this Agreement by the Company shall constitute written consent by the Company and the Company Board pursuant to the Confidentiality Agreement to all actions by Parent, Merger Sub and their Representatives permitted or contemplated by this Agreement; provided, further, that the Company agrees that without any further action on its part any potential debt or equity financing source of Parent or Merger Sub (including the Financing Sources), in each case shall constitute “Representatives” of Parent for purposes of the Confidentiality Agreement (it being understood that notwithstanding anything in the Confidentiality Agreement to the contrary, Parent, Merger Sub and their respective Representatives may disclose any information to such prospective debt and equity financing sources, subject to receipt of customary confidentiality undertakings from such prospective debt and equity financing sources).

        SECTION 6.7    Stock Exchange Delisting.     Prior to the Closing Date, the Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the New York Stock Exchange to enable the delisting of the Shares from the New York Stock

Exchange and the deregistration of the Shares under the Exchange Act as promptly as practicable after the Effective Time.

        SECTION 6.8    Publicity.     Following the execution of this Agreement, Parent and the Company shall issue an initial joint press release agreed upon by Parent and the Company regarding the Merger, and thereafter, during the Pre-Closing Period, neither the Company nor Parent shall issue any press releases or otherwise make public announcements with respect to the Merger and the other transactions contemplated by this Agreement without the other Party’s prior consent (such consent not to be unreasonably withheld, conditioned or delayed) in each case, except as such release or announcement may be required by Law or by the rules or regulations of any United States securities exchange to which the relevant Party is subject, in which case such Party shall use reasonable efforts to consult with the other Party in advance of such release or announcement. Notwithstanding anything to the contrary contained in this Agreement, the restrictions in this Section 6.8 shall not apply to any communication made by any Party regarding an Acquisition Proposal or a Change of Recommendation or in connection with any Proceeding in which the Parties are adverse to each other. Notwithstanding the foregoing, (a) each Party may, without such consultation, make internal announcements to employees and make disclosures in documents (including exhibits and all other information incorporated therein) required to be filed or furnished by the Company with the SEC, so long as such statements are consistent in all respects with previous press releases, public disclosures or public statements made jointly by the Parties (or individually in accordance with this Section 6.8) and (b) each Party may, without such consultation, make any public statement in response to questions from the press, analysts, investors or those attending industry conferences so long as such statements are not inconsistent with previous press releases, public disclosures or public statements made jointly by the Parties hereto (or individually in accordance with this Section 6.8).

        SECTION 6.9    Employees and Employee Benefits.

          (a)   For a period beginning on the Closing Date and ending on the twelve-month anniversary of the Closing Date (or, if shorter, during an employee’s period of employment following the Closing Date), Parent shall provide, or shall cause the Surviving Corporation to provide, to each employee of the Company or its subsidiaries who is not represented by a labor organization and who continue to be employed by the Company or the Surviving Corporation or any subsidiary or Affiliate thereof (each a “Continuing Non-Union Employee”), (i) a base salary or wage rate that is no less than that provided to such Continuing Non-Union Employee by the Company or its subsidiaries immediately prior to the Effective Time, (ii) severance benefits that are no less favorable than those provided to such Continuing Non-Union Employee by the Company or its subsidiaries immediately prior to the Effective Time, and (iii) all other compensation and benefits that are no less favorable in the aggregate than those provided to such Continuing Non-Union Employee by the Company or its subsidiaries immediately prior to the Effective Time. Commencing as of the Effective Time, Parent shall, and shall cause the Surviving Corporation and its subsidiaries and Affiliates to, honor in accordance with their terms, all Contracts, policies, plans and commitments of the Company and its subsidiaries as in effect immediately prior to the Effective Time that are applicable to any of their current or former employees and directors, including those annual incentive award terms set forth in Section 6.9(a) of the Company Disclosure Schedule.

          (b)   Commencing as of the Effective Time, the Surviving Corporation and its subsidiaries shall, as required by Section 6.9(b) of the Company Disclosure Schedule, (i) observe the terms of each of their existing Collective Bargaining Agreements that govern the wages, hours and other terms and conditions of employment of employees of the Company or its subsidiaries who are covered by such Collective Bargaining Agreements and who continue to be employed by the Company or the Surviving Corporation or any subsidiary or Affiliate thereof (the “Continuing Union-Represented Employees”) and (ii) honor their Collective Bargaining Agreements until their respective expiration, modification or amendment.

          (c)   Parent and the Company hereby agree that the occurrence of the Closing shall constitute a “Change in Control” for purposes of all Company Plans and related trusts.

          (d)   With respect to each benefit plan, program, practice, policy or arrangement maintained by Parent or its subsidiaries (including the Surviving Corporation) following the Effective Time and in which any of the Continuing Employees participate (the “Parent Plans”), for purposes of determining eligibility to participate, vesting, accrual of and entitlement to benefits (but not for benefit accruals under defined benefit pension plans or participation in frozen (whether as to new participants or benefit accruals) post-employment or retiree welfare benefits), service with the Company and its subsidiaries (or predecessor employers to the extent the Company provides past service credit) shall be treated as service with Parent and its subsidiaries, except to the extent such treatment will result in duplication of benefits. With respect to each applicable Parent Plan, Parent shall, and shall cause the Surviving Corporation and its subsidiaries and Affiliates to, waive, or cause the insurance carrier to waive, all eligibility waiting periods and pre-existing condition limitations to the extent waived, met or not included under a corresponding Company Plan, and credit each Continuing Employee and any covered dependent for any co-payments and deductibles and use commercially reasonable efforts to credit out-of-pocket expenses paid by such Continuing Employee or any covered dependent under the Company Plans during the relevant plan year, up to and including the Effective Time.

          (e)   From and after the date hereof, prior to disseminating or otherwise disclosing any material communication with the officers or employees of the Company or any of its subsidiaries regarding commitments to compensation, benefits or other employment-related treatment they will receive following the Effective Time, the Company shall provide Parent with such communications and a reasonable opportunity to comment, and the Company shall consider Parent’s comments, if any, in good faith.

          (f)    If requested by Parent, as of at least ten days prior to the Closing Date (but conditioned upon the occurrence of the Closing), the Company shall seek approval from the Company Board to terminate or cause to be terminated any or all of the Company Plans sponsored or maintained by the Company or any of its subsidiaries that are intended to be qualified within the meaning of Section 401(a) of the Code (the “Company 401(k) Plans”). The Company and Parent shall cooperate in good faith prior to the Closing with respect to the preparation and execution of all documentation necessary to effect the foregoing termination, and the Company shall provide Parent a reasonable opportunity to review and comment on all such documentation. To the extent any Company 401(k) Plan is terminated pursuant to Parent’s request, the Continuing Employees shall be eligible to participate in a Parent Plan that is intended to be qualified within the meaning of Section 401(a) of the Code (and meets the qualifications thereof) as soon as practicable following the Effective Time.

          (g)   Nothing in this Agreement shall confer upon any Person any right to continue in the employ or service of Parent, the Surviving Corporation or any Affiliate of Parent, or shall interfere with or restrict in any way the rights of Parent, the Surviving Corporation or any Affiliate of Parent, which rights are hereby expressly reserved, to discharge or terminate the services of any Person at any time for any reason whatsoever, with or without cause. Notwithstanding any provision in this Agreement to the contrary, nothing in this Section 6.9 shall (i) be deemed or construed to be an amendment or other modification of any Company Plan, Parent Plan or any other compensation or benefit plan, (ii) prevent Parent, the Surviving Corporation or any Affiliate of Parent from amending or terminating any Company Plans in accordance with their terms or (iii) create any third-party rights in any Person (including any employee or other service provider or any beneficiaries or dependents thereof).

        SECTION 6.10    Directors’ and Officers’ Indemnification and Insurance.

          (a)   For six years from and after the Effective Time, the Surviving Corporation shall indemnify and hold harmless each present and former director and officer of the Company or any of its subsidiaries (in each case, when acting or having acted in such capacity), determined as of the

  Effective Time (the “Indemnified Parties”), against any costs and expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities (collectively, “Costs”) incurred in connection with any claim, action, suit, arbitration, proceeding, investigation, mediation, consent decree, audit or inquiry, whether civil, criminal, administrative or investigative and whether formal or informal (each, a “Proceeding”), arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been required under applicable Law, the Certificate of Incorporation, the Bylaws, the certificate of incorporation and bylaws (or equivalent governing documents) of any of the Company’s subsidiaries, and any indemnification agreements with any directors and officers of the Company or any of its subsidiaries in effect on the date of this Agreement (the “Existing Indemnification Rights”) to indemnify such Person (and the Surviving Corporation shall also advance expenses (including reasonable and documented attorneys’ fees to the fullest extent that the Company would have been required to advance expenses under the Existing Indemnification Rights) as incurred to the fullest extent permitted under applicable Law; provided, that the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification). In the event any Proceeding is brought against any Indemnified Party and in which indemnification could be sought by such Indemnified Party under this Section 6.10, (i) the Surviving Corporation shall have the right to control the defense thereof after the Effective Time and the Indemnified Parties shall cooperate with Parent and the Surviving Corporation in such defense; provided that the Surviving Corporation shall pay all reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Surviving Corporation, promptly as statements therefor are received to the fullest extent that the Company would have been required to pay such fees and expenses under the Existing Indemnification Rights; (ii) Parent and the Surviving Corporation shall cooperate in the defense of any such matter if the Parent or Surviving Corporation elects not to assume the defense thereof; (iii) neither Parent nor the Surviving Corporation shall be liable for any settlement effected without their prior written consent and (iv) neither Parent nor the Surviving Corporation shall settle, compromise or consent to the entry of any judgment in any pending or threatened Proceeding to which an Indemnified Party is a party (and in respect of which indemnification could be sought by such Indemnified Party hereunder), unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such Proceeding or such Indemnified Party otherwise consents. In the event the Surviving Corporation or any of its successors or assigns consolidates or amalgamates or merges into with any other Person and shall not be the continuing or surviving company or entity of such consolidation, amalgamation or merger, then proper provision shall be made so that the successors and assigns of the Surviving Corporation shall succeed to the obligations set forth in this Section 6.10.

          (b)   Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 6.10, upon learning of any such Proceeding, shall reasonably promptly notify Parent thereof, but the failure to so notify shall not relieve Parent or the Surviving Corporation of any liability it may have to such Indemnified Party except to the extent such failure materially prejudices the indemnifying Party.

          (c)   From and after the Effective Time, the provisions in the Surviving Corporation’s Charter and bylaws with respect to indemnification, advancement of expenses and exculpation of former or present directors and officers shall be no less favorable to such directors and officers than such provisions contained in the Company’s Certificate of Incorporation and Bylaws in effect as of the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors and officers of the Company or any of its subsidiaries, except to the extent required by applicable Law.

          (d)   Prior to the Effective Time, the Company shall be permitted and, if the Company fails to do so, Parent shall cause the Surviving Corporation as of the Effective Time to, obtain and fully pay for “tail” insurance policies for the extension of the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ insurance policies for a claims period of at least six (6) years from and after the Effective Time, that shall be from an insurance carrier with the same or better credit rating as the Company’s insurance carrier as of the date hereof with respect to directors’ and officers’ liability insurance (collectively, “D&O Insurance”) with benefits and levels of coverage (including terms relating thereto) that are at least as favorable as the Company’s existing policies with respect to matters existing or occurring prior to the Effective Time (including in connection with this Agreement, the Merger or the transactions contemplated thereby); provided, however, that in no event shall the Company expend, or shall Parent or the Surviving Corporation be required to expend, for such policies an aggregate premium amount in excess of 300% of the annual premiums currently paid by the Company for such insurance (which current annual premium amount is set forth in Section 6.10(d) of the Company Disclosure Schedule). If the Company and the Surviving Corporation for any reason fail to obtain such “tail” insurance policies as of the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, continue to maintain in effect for a period of at least six (6) years from and after the Effective Time, the D&O Insurance in place as of the date of this Agreement with benefits and levels of coverage (including terms relating thereto) that are at least as favorable as provided in the Company’s existing policies as of the date of this Agreement, or the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, use reasonable best efforts to purchase comparable D&O Insurance for such six-year period with benefits and levels of coverage at least as favorable as provided in the Company’s existing policies as of the date of this Agreement; provided, however, that in no event shall Parent or the Surviving Corporation be required to expend for such policies an annual premium amount in excess of 300% of the annual premiums currently paid by the Company for such insurance; provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.

          (e)   The provisions of this Section 6.10 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their respective heirs, successors and representatives.

          (f)    The rights of the Indemnified Parties under this Section 6.10 shall be in addition to any rights such Indemnified Parties may have under the Certificate of Incorporation, Bylaws, the certificate of incorporation or bylaws (or equivalent governing documents) of any subsidiaries of the Company or the Surviving Corporation or any of its subsidiaries, or under any Law or indemnification agreement to which any Indemnified Party is a party in effect as of the date of this Agreement.

          (g)   With respect to any indemnification obligations of the Surviving Corporation pursuant to this Section 6.10, Parent hereby acknowledges and agrees that the Surviving Corporation shall be the indemnitor of first resort with respect to all indemnification obligations of the Surviving Corporation pursuant to this Section 6.10 (i.e., its obligations to an applicable Indemnified Party are primary and any obligation of any other person to advance expenses or to provide indemnification and/or insurance for the same expenses or losses incurred by such Indemnified Parties are secondary).

        SECTION 6.11    Transaction Litigation.     In the event that any litigation related to this Agreement, the Merger or the other transactions contemplated by this Agreement is brought against the Company or any member of the Company Board during the Pre-Closing Period (the “Transaction Litigation”), the Company shall promptly notify Parent of any such Transaction Litigation and shall keep Parent reasonably informed with respect to the status thereof. The Company shall give Parent the opportunity to consult with the Company with respect to the defense of any Transaction Litigation, and the Company shall not settle or agree to settle any Transaction Litigation without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).

        SECTION 6.12    Obligations of Merger Sub.     Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement. During the Pre-Closing Period, Merger Sub shall not, and Parent shall not permit Merger Sub to, engage in any activity of any nature except as provided in, expressly contemplated by or in furtherance of the transactions contemplated by this Agreement.

        SECTION 6.13    Rule 16b-3.     Prior to the Effective Time, the Company shall take such steps as may be reasonably necessary or advisable hereto to cause any dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        SECTION 6.14    Financing Cooperation.

          (a)   The Company shall, and shall cause its subsidiaries, and shall use its reasonable efforts to cause its and their respective Representatives to, use its and their respective reasonable efforts to provide such customary cooperation as may be reasonably requested by Parent or Merger Sub or their respective Affiliates in connection with any Financing made, or to be made, by Parent or any of its subsidiaries and any SEC filing related to the Financing to be made by Parent, including by: (i) using reasonable efforts to, upon reasonable advance written notice, provide reasonable contact, including with respect to customary due diligence, among the Company’s and its subsidiaries’ senior management and appropriate senior management, representatives, advisors and the Financing Sources; (ii) providing such customary historical financial and other customary pertinent information with respect to the Company and its subsidiaries (including, in any event, the Required Financial Information) as may be reasonably requested or reasonably required by Parent for use in connection with the Financing and designating, upon request, whether any such information is suitable to be made available to lenders and other investors who do not wish to receive material non-public information with respect to the Company and its subsidiaries or their respective securities; (iii) providing information regarding the Company and its subsidiaries reasonably necessary or customarily required to assist Parent in preparing pro forma financial statements if Parent reasonably determines such pro forma financial statements are necessary, required or customary in connection with the Financing or any other SEC filing related to the Financing to be made by Parent (it being understood that the Company need only reasonably assist in the preparation thereof, but shall not be required to independently prepare any separate pro forma financial statements and shall not be required to change its fiscal year); (iv) using commercially reasonable efforts to cause Ernst & Young LLP to provide reasonable and customary assistance to Parent, including by participating in accounting due diligence sessions, obtaining the consent of, and facilitating the delivery of, customary comfort letters (including as to negative assurance) from, Ernst & Young LLP (including by providing customary management letters and requesting legal letters to obtain such consent) if necessary, desirable or customary for Parent’s use of the financial statements of the Company and its subsidiaries in any marketing or offering materials to be used in connection with the Financing; (v) taking all organizational actions and executing and delivering any definitive financing agreements, any customary certificates or other customary documents or instruments relating to guarantees or other matters related to the Financing, subject to the occurrence of the Effective Time, reasonably requested by Parent to permit the Financing and repayment or refinancing of indebtedness in connection with the Merger; (vi) furnishing reasonably promptly (and in any event at least three (3) Business Days prior to the Closing Date) all documentation and other information reasonably requested in writing at least ten (10) Business Days prior to the Closing Date required by any Governmental Entity in connection with the Financing under applicable “know your customer” and anti-money laundering rules and regulations, including the U.S. Patriot Act and the Beneficial Ownership Regulation (to the extent applicable); (vii) obtaining customary payoff letters, lien releases and instruments of discharge in respect of the Company Credit Agreement; (viii) reasonably cooperating with legal counsel to Parent and Merger Sub in connection with any legal opinions that such counsel may be required to deliver in connection with any Financing; and (x) delivering conditional notices of prepayment within the time period required by the Company Credit Agreement (or such shorter period as may be acceptable to the agent or the lenders thereunder) and issuing conditional notices of redemption with respect to the Company Notes, as reasonably requested by Parent. The Company hereby consents to the use of the trademarks, service marks and logos of the Company and its subsidiaries in connection with the arrangement of the Financing so long as such trademarks, service marks and logos are used in a manner that is not intended to harm or reasonably likely to harm or disparage the Company or any of its subsidiaries or the reputation or goodwill of the Company or any its subsidiaries. Notwithstanding the foregoing, nothing herein shall require such cooperation to the extent it would (i) unreasonably disrupt the ordinary conduct of the business or operations of the Company or its subsidiaries, (ii) require the Company or its subsidiaries to agree to pay any fees, reimburse any expenses or otherwise incur any actual liability or give any indemnities in each case prior to the Effective Time unless Parent reimburses or is required to reimburse or indemnify the Company or its subsidiaries pursuant to this Agreement; provided, however, that, with respect to any series of Company Notes or the Company Credit Agreement, neither the Company nor any of its subsidiaries shall be required to make any payments of outstanding principal, accrued and unpaid interest and/or applicable premiums or consent payments (other than with respect to scheduled payments of principal and interest) unless Parent has irrevocably deposited funds sufficient to cover such amounts with the applicable trustee or agent, (iii) require the Company or its subsidiaries to take any action that would reasonably be expected, in the reasonable judgment of the Company, to conflict with, or result in any violation or breach of, any applicable Laws or obligations of confidentiality (not created in contemplation hereof) binding on the Company or its subsidiaries, (iv) require the Company or its subsidiaries to (A) subject to the requirements of Section 6.15, pass resolutions or consents, approve or authorize the execution of, or execute any document, agreement, certificate or instrument or take any other corporate action with respect to the Financing that is not contingent on the Closing or that would be effective prior to the Effective Time or (B) provide or cause its legal counsel to provide any legal opinions that are not required in connection with the transactions contemplated by Section 6.15, (v) require the Company to prepare separate financial statements or any new compensation information or (vi) require the Company or any subsidiary thereof to incur additional indebtedness prior to the Closing. Notwithstanding anything to the contrary contained in this Agreement (including this Section 6.14), nothing in this Agreement shall require the Company to cause the delivery of (A) any reliance letter, any certificate as to solvency or any other certificate necessary for the Financing other than as contemplated by clause (iii) of the first sentence in this Section 6.14(a), (B) any financial information in a form not customarily prepared by the Company with respect to any period or (C) any financial information with respect to a month of fiscal period that has not yet ended or has ended less than forty-five (45) days prior to the date of such request. Parent acknowledges and agrees that any access or information contemplated to be provided by the Company or any of its subsidiaries pursuant to this Section 6.14 shall, to the extent such information constitutes material non-public information of the Company, only be provided to other Persons, including any Financing Sources, if such other Person affirmatively agrees to maintain the confidentiality of such information pursuant to a customary confidentiality agreement and to comply with all federal and state securities laws and regulations applicable to such information, except with respect to such information that would be required to be disclosed in respect of an offering of securities in connection with the Financing to ensure that the offering materials in respect of such securities would not contain any untrue statement of a material fact or omit a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b)   Parent shall, promptly upon written request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs, fees and expenses (including attorneys’ fees and expenses) to the extent such costs, fees and expenses are incurred by the Company, its subsidiaries or their respective Representatives in connection with any such party complying with the obligations under this Section 6.14, and Parent shall indemnify and hold harmless the Company, its subsidiaries and their respective Representatives from and against any and all losses, damages, claims, interest, awards, judgments, penalties, costs or expenses suffered or incurred by them to the extent such losses, damages, claims, interest, awards, judgments, penalties, costs or expenses arose out of the actions taken by the Company, its subsidiaries or their respective Representatives pursuant to this Section 6.14 (other than information provided by the Company, its subsidiaries or Representatives in writing for express use therein), except in the event such losses, damages, claims, interest, awards, judgments, penalties, costs or expenses are determined by a final non-appealable judgment of a court of competent jurisdiction to have arisen out of or resulted from the gross negligence, bad faith or willful misconduct of the Company, any of its subsidiaries or any of their respective Representatives.

          (c)   Notwithstanding anything to the contrary herein, it is understood and agreed that the Company shall be deemed to have satisfied its obligations under this Section 6.14 unless the Company’s failure to reasonably satisfy its obligations under this Section 6.14 was the primary cause of, or primarily resulted in, any Financing not being obtained.

        SECTION 6.15    Debt Offers.

          (a)   As soon as reasonably practicable after the receipt of any written request by Parent to do so and at the expense of Parent, the Company shall use its commercially reasonable efforts to (i) commence an offer to purchase for cash, with respect to any or all of the outstanding aggregate principal amount of the senior notes of the Company set forth in Section 6.15 of the Company Disclosure Schedule (the “Company Notes”) (each an “Offer to Purchase” and collectively, the “Offers to Purchase”) and/or to conduct consent solicitations with respect to the Company Notes regarding certain proposed amendments to the Indenture (the “Indenture Amendments”) as reasonably requested by Parent (the “Consent Solicitation” and, together with the Offer to Purchase, the “Debt Offer”), in each case, on such terms and conditions, including pricing terms and amendments to the terms and provisions of the Indenture, that are specified, from time to time, by Parent; provided that, in any event, Parent and the Company hereby agree that (i) the terms and conditions of the Offer to Purchase shall provide that the closing thereof shall be contingent upon the consummation of the Merger at the Effective Time and in no event shall the Company be required to purchase any Notes prior to the Effective Time, (ii) the Company shall not be required to commence any Debt Offer until Parent shall have provided the Company with draft documentation and final documents shall be in form and substance reasonably satisfactory to the Company (and any legal opinions required by the Debt Offers shall be provided by Parent’s counsel, provided, that if requested by Parent, the Company’s counsel shall provide all customary legal opinions required in connection with the transactions contemplated by this Section 6.15 to the extent such legal opinion is required to be delivered prior to the Closing Date (notwithstanding the foregoing, in no event shall the Company or its legal counsel be required to give an opinion with respect to a Debt Offer that in the opinion of the Company or its legal counsel does not comply with applicable Laws or the applicable indenture, or an opinion with respect to financing by Parent)), (iii) the terms and conditions specified by Parent for the Debt Offer shall be in compliance with the Indenture, the Company Credit Agreement and any applicable Law (including the requirements of Rule 14e-1 promulgated under the Exchange Act and the Trust Indenture Act of 1939, as amended), (iv) the Company shall use its commercially reasonable efforts to cause the trustee to agree to proceed with the redemption of the Company Notes at least 35 days (or such shorter period as the trustee may agree to) before the expected redemption date (which shall not be prior to the Effective Time), which notices to holders, to the extent applicable, may be subject to one or more conditions precedent, and use commercially reasonable efforts to cause the trustee to provide such notice to holders of such Company Notes substantially concurrently with the completion of the Closing, (v) the Company shall provide Parent the opportunity to review and comment on each of the notices and other documents contemplated by the foregoing sub-clause (iv)

  reasonably in advance of their delivery, and (vi) the Company shall use commercially reasonable best efforts to take all other actions and prepare and deliver all other documents (including any officers certificates) as may be required under the Indenture to (A) issue an irrevocable notice of redemption providing for the redemption on or after the Closing Date (but in no event shall such redemption occur prior to the Effective Time) of the outstanding aggregate principal amount of the Company Notes (together with all accrued and unpaid interest and applicable premiums related to the Company Notes) pursuant to the applicable provisions of the Indenture and (B) cause the satisfaction and discharge of the Indenture and the Company Notes substantially concurrently with the Closing (but in no event prior to the Effective Time) (subject to the irrevocable deposit with the trustee on the Closing Date of funds sufficient to pay in full the outstanding aggregate principal amount of, accrued and unpaid interest through the redemption date on, and applicable premiums related to, the Company Notes, as arranged by, and at the expense of, Parent). Parent shall assist the Company in connection with the foregoing as reasonably requested by the Company. Subject to the preceding sentence, the Company shall, and shall cause its subsidiaries to, and shall use its commercially reasonable efforts to cause their respective Representatives to, provide all cooperation reasonably requested by Parent in connection with the Debt Offers. The Company shall waive any of the conditions to the Debt Offers as may be reasonably requested by Parent in writing that after consultation with its legal counsel the Company determines can be legally waived (other than that the Merger shall have been consummated) and shall not, without the written consent of Parent, waive any condition to the Debt Offers or make any changes to the Debt Offers.

          (b)   The Company covenants and agrees that, promptly following the consent solicitation expiration date, if any, and assuming the requisite consents are received in the consent solicitation constituting part of the Debt Offer, each of the Company and its applicable subsidiaries as is necessary shall (and shall use their commercially reasonable efforts to cause the trustee to) execute supplemental indentures to the Indenture, which supplemental indentures shall implement the amendments described in the offer to purchase, consent solicitation statement, related letter of transmittal, and other related documents; provided, however, that notwithstanding the fact that a supplemental indenture may become effective earlier, the proposed amendments set forth therein shall not become operative unless and until the Effective Time has occurred.

          (c)   The dealer manager, solicitation agent, information agent, depositary or other agent retained in connection with the Debt Offers shall be selected by Parent. The Company shall enter into customary agreements (including indemnities, which shall be subject to Section 6.15(d)) with such parties so selected and on terms and conditions acceptable to Parent.

          (d)   Parent shall, promptly upon written request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs, fees and expenses (including attorneys’ fees and expenses) to the extent such costs, fees and expenses are incurred by the Company, its subsidiaries or their respective Representatives in connection with it complying with its obligations under this Section 6.15, and Parent shall indemnify and hold harmless the Company and its subsidiaries and Representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by them to the extent such losses, damages, claims, interest, awards, judgments, penalties, costs or expenses arose out of the actions taken by the Company, its subsidiaries or its Representatives pursuant to this Section 6.15 (other than information provided in writing by the Company or its subsidiaries or Representatives), except in the event such losses, damages, claims, interest, awards, judgments, penalties, costs or expenses are determined by a final, non-appealable judgment of a court of competent jurisdiction to have arisen out of or resulted from the gross negligence or willful misconduct by the Company, any of its subsidiaries or any of their respective Representatives.

          (e)   Notwithstanding the foregoing, nothing in this Section 6.15 shall require the Company’s cooperation to the extent it would (i) unreasonably disrupt the ordinary conduct of the business or operations of the Company or its subsidiaries, (ii) require the Company or its subsidiaries to agree to pay any fees, reimburse any expenses or otherwise incur any liability or give any indemnities prior to the Effective Time unless Parent reimburses or is required to reimburse or indemnify the Company or its subsidiaries pursuant to this Agreement, (iii) require the Company or its subsidiaries to take any action that would reasonably be expected, in the reasonable judgment of the Company, to conflict with, or result in any violation or breach of, any applicable Laws, order or any Contract of the Company, (iv) cause any representation or warranty in this Agreement to be breached or become inaccurate, cause any condition to the Closing to fail to be satisfied or otherwise cause any breach of this Agreement or (v) cause the Company to be obligated with respect to the purchase, redemption or satisfaction and discharge of any Company Notes in the event the Merger is not consummated.

        SECTION 6.16    Anti-Takeover Statute.    If any “fair price”, “moratorium”, “control share acquisition”, “business combination” or other similar antitakeover statute or regulation enacted under any federal, state, local or foreign Laws applicable to the Company is, or will be, applicable to this Agreement, the Merger, the Voting and Support Agreement or the other transactions contemplated hereby is or may become applicable to this Agreement (including the Merger and the other transactions contemplated hereby) and the Voting and Support Agreement, the Company and the Company Board shall grant all such approvals and take all such actions within their control as are necessary so that such transactions may be consummated as promptly as practicable hereafter on the terms contemplated by this Agreement and the Voting and Support Agreement and shall otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

        SECTION 6.17    Resignation of Directors.    At the Closing, the Company shall use reasonable best efforts to cause all directors of the Company and, the directors (or equivalent positions) specified by Parent reasonably in advance of the Closing of each subsidiary of the Company, in each case, to execute and deliver a letter reasonably satisfactory to Parent effecting his or her resignation as a director (or equivalent position) (but not as an employee and without prejudice to such person’s rights as an employee) of such entity effective at the Effective Time.

ARTICLE VII

CONDITIONS OF MERGER

        SECTION 7.1    Conditions to Obligation of Each Party to Effect the Merger.     The respective obligations of each Party to effect the Merger shall be subject to the satisfaction (or written waiver by the Company, Parent, and Merger Sub, if permissible by Law) at or prior to the Closing of the following conditions:

          (a)    Stockholder Approval.    This Agreement shall have been duly adopted by holders of Shares constituting the Company Requisite Vote;

          (b)    No Legal Restraints.    No Law or injunction (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated or enforced by any Governmental Entity of competent jurisdiction (collectively, the “Legal Restraints”) which prevents, makes illegal, prohibits, restrains or enjoins the consummation of the Merger; and

          (c)    Antitrust Consents.    The waiting period (and any extension thereof, including any agreement by Parent not to consummate the Merger) applicable to the consummation of the Merger under the HSR Act shall have expired or been earlier terminated.

        SECTION 7.2    Conditions to Obligations of Parent and Merger Sub.     The obligations of Parent and Merger Sub to effect the Merger shall be further subject to the satisfaction (or written waiver, where permissible, by Parent) at or prior to the Closing of the following conditions:

          (a)    Representations and Warranties.    (i) The representations and warranties of the Company set forth in the first sentence of Section 3.3(a) (Capitalization), Section 3.4 (Authority), Section 3.9(b) (Absence of Certain Changes and Events), Section 3.19 (Brokers), Section 3.23 (Company Requisite Vote) and Section 3.24 (Rights Plan) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); (ii) the representations and warranties of the Company set forth in Section 3.1 (Organization and Qualification; Subsidiaries), the second sentence of Section 3.3(a) (Capitalization), and Section 3.3(b) (Capitalization) shall be true and correct in all but de minimis respects as of the date of this Agreement and as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all but de minimis respects as of such earlier date), (iii) the representations and warranties of the Company set forth in Section 3.3(d) (Capitalization) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), and (iv) the representations and warranties of the Company set forth in this Agreement (other than those identified in clauses (i), (ii) and (iii)) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); provided, however, that notwithstanding anything herein to the contrary, the condition set forth in this Section 7.2(a)(iii) shall be deemed to have been satisfied unless the failure of such representations and warranties of the Company to be so true and correct (without giving effect to any “Material Adverse Effect”, “materiality” or similar qualifications contained therein), individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect;

          (b)    Performance of Obligations of the Company.    The Company shall have performed in all material respects each of the obligations, and complied in all material respects with each of the agreements and covenants, required to be performed by, or complied with by, it under this Agreement at or prior to the Closing;

          (c)    Certificate.    Parent shall have received a certificate of the Chief Executive Officer or the Chief Financial Officer of the Company, on behalf of the Company, solely in such Person’s capacity as such executive officer and not in such Person’s personal capacity, certifying that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been satisfied; and

          (d)    No Material Adverse Effect.    Since the date of this Agreement, there shall not have occurred a Material Adverse Effect.

        SECTION 7.3    Conditions to Obligations of the Company.     The obligation of the Company to effect the Merger shall be further subject to the satisfaction (or written waiver, where permissible, by the Company) at or prior to the Closing of the following conditions:

          (a)    Representations and Warranties.    (i) The representations and warranties of Parent and Merger Sub set forth in Section 4.2 (Authority) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); and (ii) the representations and warranties of Parent and Merger Sub set forth in this Agreement (other than those identified in clause (i)) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); provided, however, that notwithstanding anything herein to the contrary, the condition set forth in this Section 7.3(a)(ii) shall be deemed to have been satisfied unless the failure of any such representations and warranties to be true and correct, individually or in the aggregate, would not reasonably be expected to prevent, materially impair or have a material adverse effect on the ability of Parent or Merger Sub to consummate the transactions contemplated by the Agreement;

          (b)    Performance of Obligations of Parent and Merger Sub.    Each of Parent and Merger Sub shall have performed in all material respects each of the obligations, and complied in all material respects with each of the agreements and covenants, required to be performed by or complied with by it under this Agreement at or prior to the Closing Date; and

          (c)    Certificate.    The Company shall have received a certificate of the Chief Executive Officer or the Chief Financial Officer of Parent, on behalf of Parent, solely in such Person’s capacity as such executive officer and not in such Person’s personal capacity, certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

ARTICLE VIII

TERMINATION; AMENDMENT AND WAIVER

        SECTION 8.1    Termination.     This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding the adoption of this Agreement by the stockholders of the Company (except in the case of a termination pursuant to Section 8.1(d)(ii) which may only be invoked prior to the receipt of the Company Requisite Vote) (the date of any such termination, the “Termination Date”):

          (a)   by mutual written consent of Parent and the Company;

          (b)   by Parent or the Company if any Governmental Entity of competent jurisdiction sitting in the United States shall have issued a Legal Restraint which permanently prevents, makes illegal, prohibits, restrains or enjoins the consummation of the Merger and such Legal Restraint is or shall have become final and nonappealable; provided, that the Party seeking to terminate this Agreement pursuant to this Section 8.1(b) did not breach in any material respect any provision of this Agreement which breach was the primary cause of, or primarily resulted in, the issuance of such order, decree or ruling or the taking of any such other final action;

          (c)   by either Parent or the Company if the Effective Time shall not have occurred on or before April 14, 2020 (as such date may be extended pursuant to the terms of this Agreement or by the mutual written consent of Parent and the Company, the “End Date”); provided, if on the End Date all of the conditions set forth in Section 7.1, Section 7.2 and Section 7.3 have been satisfied (or, with respect to the conditions that by their terms must be satisfied at the Closing, would have been so satisfied if the Closing would have occurred) or remain capable of being satisfied but any of the conditions set forth in Section 7.1(b) and/or Section 7.1(c) has not been satisfied, then the End Date shall automatically be extended for an additional 90 days, in which case the End Date shall be deemed for all purposes to be such later date; provided, further, that the Party seeking to terminate this Agreement pursuant to this Section 8.1(c) shall not be in breach or have breached in any material respect any provision of this Agreement in any manner that shall have primarily contributed to the failure of the Effective Time to occur on or before the End Date;

          (d)   by written notice of the Company:

            (i)    if there shall have been a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub contained in this Agreement, or any such representation or warranty shall be or shall have become inaccurate, such that if continuing as of the Closing Date the conditions set forth in Section 7.3(a) or Section 7.3(b) would not be satisfied, and, in either such case, such breach is not curable prior to the End Date; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(d)(i) if the Company is then in material breach of any of its covenants or agreements contained in this Agreement; or

            (ii)   if the Company Board determines to enter into an acquisition agreement, merger agreement or similar agreement with respect to a Superior Proposal prior to, but not after, obtaining the Company Requisite Vote, in accordance with, and subject to compliance with the terms and conditions of, Section 6.1(c);

          (e)   by written notice of Parent:

            (i)    if there shall have been a breach of any representation, warranty, covenant or agreement on the part of the Company contained in this Agreement, or any such representation or warranty shall be or shall have become inaccurate, such that the conditions set forth in Section 7.2(a) or Section 7.2(b) would not be satisfied, and, in either such case, such breach is not curable prior to the End Date; provided, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(e)(i) if Parent or Merger Sub is then in material breach of any of its covenants or agreements contained in this Agreement; or

            (ii)   if the Company Board (A) shall have made a Change of Recommendation, (B) shall have failed to include the Recommendation in the Proxy Statement distributed to stockholders, (C) shall have recommended, approved or otherwise declared advisable to the stockholders of the Company an Acquisition Proposal, (D) following the commencement of a tender offer or exchange offer that constitutes an Acquisition Proposal by a person unaffiliated with Parent or Merger Sub, shall not have published, sent or given to its stockholders, pursuant to Rule 14e-2 under the Exchange Act, within the 10 Business Day period (as specified in Rule 14e-2 under the Exchange Act) after such tender offer or exchange offer is first published, sent or given, or subsequently amended in any material respect, a statement recommending that stockholders reject such tender offer or exchange offer and affirming the Recommendation, or (E) shall have formally resolved to effect or publicly announced an intention to effect any of the foregoing, prior to obtaining the Company Requisite Vote; or

          (f)    by either Parent or the Company if the Company Requisite Vote shall not have been obtained at the Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof, in each case, at which a vote on the adoption of this Agreement was taken.

        SECTION 8.2    Effect of Termination.

          (a)   In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any Party hereto, except as provided in Section 6.6(b), this Section 8.2, Section 8.3 and Article IX, which shall survive such termination; provided, however, that nothing herein shall relieve any Party hereto of any liability for damages resulting from fraud or Willful Breach prior to such termination by any Party hereto (which the Parties acknowledge and agree shall be determined by a court of competent jurisdiction in accordance with Section 9.13 applying the governing Law in accordance with Section 9.9), in which case the aggrieved Party shall be entitled to all rights and remedies available at law or equity. The Parties acknowledge and agree that (i) nothing in this Section 8.2 shall be deemed to affect their right to specific performance under Section 9.12 and (ii) no termination of this Agreement shall affect the obligations of the Parties contained in the Confidentiality Agreement.

          (b)   In the event that:

            (i)    this Agreement is terminated (x) by the Company pursuant to Section 8.1(d)(ii) (Superior Proposal), (y) by Parent pursuant to Section 8.1(e)(ii) (Change of Recommendation), or (z) by either Parent or the Company pursuant to Section 8.1(f) (Company Requisite Vote) at a time when this Agreement was terminable by Parent pursuant to Section 8.1(e)(ii) (Change of Recommendation), then the Company shall pay $100,000,000 (the “Company Termination Fee”) to Parent (or its designee), at or prior to the time of termination and as a condition to such termination in the case of a termination by the Company or as promptly as reasonably practicable in the case of a termination by Parent (and, in any event, within two Business Days following such termination), payable by wire transfer of immediately available funds;

            (ii)   this Agreement is terminated by either Parent or the Company pursuant to Section 8.1(f) (Company Requisite Vote) or by Parent pursuant to Section 8.1(e)(i) (Breach), or by either Parent or the Company pursuant to Section 8.1(c) (End Date) (other than in circumstances in which Parent is required to pay the Parent Termination Fee pursuant to Section 8.2(b)(iv)) and (A) at any time after the date of this Agreement but prior to the date of the Stockholders Meeting (in the case of Section 8.1(f)), prior to the breach giving rise to such right of termination (in the case of Section 8.1(e)(i)) and prior to such termination (in the case of Section 8.1(c)), any Person shall have announced (which announcement in the case of Section 8.1(f)) must have been publicly made) an intention to make an Acquisition Proposal (whether or not conditional), which, in the case of Section 8.1(f), was not withdrawn at least three (3) Business Days prior to the Stockholders Meeting) and (B) within twelve (12) months after the Termination Date, (x) the Company or any of its subsidiaries shall have entered into a definitive agreement with respect to an Acquisition Proposal, or (y) an Acquisition Proposal shall have been consummated involving the Company or any of its subsidiaries (in each case of clause (x) or (y) whether or not involving the same Acquisition Proposal as that which was publicly announced), then in each case of clause (x) or (y) the Company shall pay or cause to be paid to Parent (or its designee) the Company Termination Fee, such payment to be made within two (2) Business Days from the earliest to occur of the foregoing events, payable by wire transfer of immediately available funds to an account designated by Parent; provided, however, that, for purposes of this Section 8.2(b)(ii), references to “15%” in the definition of Acquisition Proposal shall be deemed to be references to “50%”;

            (iii)  this Agreement is terminated by either the Company or Parent pursuant to Section 8.1(f) (Company Requisite Vote) or by Parent pursuant to Section 8.1(e)(i) (Breach), then the Company shall promptly, but in no event later than two (2) days after being notified of such by Parent, pay to Parent (or its designee) all of the documented out-of-pocket expenses incurred by Parent or Merger Sub in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated by this Agreement up to a maximum amount of $15,000,000, payable by wire transfer of immediately available funds; provided, that any amounts paid under this Section 8.2(b)(iii) shall be credited (without interest) against any Company Termination Fee if paid to Parent (or its designee) pursuant to the terms of this Agreement; or

            (iv)  this Agreement is terminated by Parent or the Company pursuant to (x) Section 8.1(b) (Legal Restraint) and the applicable Legal Restraint giving rise to such termination right is issued under or pursuant to any Antitrust Law or (y) Section 8.1(c) (End Date) and, in either case of clause (x) or (y), on the Termination Date the only conditions to closing set forth in Section 7.1 or Section 7.2 that have not been satisfied (other than those conditions that by their nature are to be satisfied at the Closing which conditions would be capable of being satisfied at the Closing if the Closing Date were on the Termination Date) are the conditions set forth in Section 7.1(b) (but only if the applicable Legal Restraint causing such condition not to be satisfied is issued under or pursuant to any Antitrust Law) or Section 7.1(c), then Parent shall pay $150,000,000 (the “Parent Termination Fee”) to the Company (or its designee) by wire transfer of immediately available funds, at or prior to the time of termination in the case of a termination by Parent, or as promptly as reasonably practicable (and, in any event, within two Business Days following such termination) in the case of a termination by the Company; provided, however, that Parent shall not be required to pay the Parent Termination Fee to the Company if (x) the applicable Legal Restraint giving rise to such termination pursuant to Section 8.1(b) or (y) the failure of the conditions in Section 7.1(b) or Section 7.1(c), as applicable, to have been satisfied resulted from any breach by the Company of a covenant set forth in this Agreement.

          (c)   The Parties acknowledge and hereby agree that in no event shall the Company be required to pay the Company Termination Fee or Parent be required to pay the Parent Termination Fee on more than one occasion.

          (d)   Each of the Company, Parent and Merger Sub acknowledges that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the Parties would not enter into this Agreement. Accordingly, if a Party fails to promptly pay any amount due pursuant to this Section 8.2, and the other Party commences a Proceeding that results in a judgment against the failing Party for the amount set forth in this Section 8.2 or a portion thereof, the failing Party shall pay to the other Party all fees, costs and expenses of enforcement (including attorney’s fees as well as expenses incurred in connection with any such action), together with interest on such amount or such portion thereof at the prime lending rate as published in the Wall Street Journal, in effect on the date such payment is required to be made.

          (e)   Notwithstanding anything to the contrary set forth in this Agreement, but subject to each Party’s rights expressly set forth in Section 9.12, each Party expressly acknowledges and agrees that, (i) if this Agreement is terminated by the Company pursuant to Section 8.1(d)(ii) (Superior Proposal) and the Company Termination Fee is paid to Parent or its designees, then the payment to Parent or its designees of the Company Termination Fee shall be the sole and exclusive remedy of Parent and Merger Sub for any loss suffered by Parent or Merger Sub as a result of a breach by the Company of its obligations under Section 6.1; and (ii) if the Parent Termination Fee is paid to the Company pursuant to this Agreement, then the payment to the Company or its designees of the Parent Termination Fee shall be the sole and exclusive remedy of the Company for any loss suffered by the Company as a result of a breach by Parent or Merger Sub of its obligations under Section 6.4.

        SECTION 8.3    Expenses.     Except as otherwise specifically provided herein, each Party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, Parent shall pay all filing fees required under the HSR Act with respect to the transactions contemplated by this Agreement.

ARTICLE IX

GENERAL PROVISIONS

        SECTION 9.1    Non-Survival of Representations, Warranties, Covenants and Agreements.     None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and agreements, shall survive the Effective Time, except for (a) those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Effective Time and (b) those contained in this Article IX.

        SECTION 9.2    Modification or Amendment.     Subject to the provisions of applicable Law, at any time prior to the Effective Time, the Parties (by action of their respective boards of directors) may modify, amend or supplement this Agreement only by written agreement, executed and delivered by duly authorized officers of the respective Parties; provided, however, that after the Company Requisite Vote has been obtained, there shall not be made any modification or amendment to this Agreement that by Law requires the further approval of the stockholders of the Company without such approval having first been obtained.

        SECTION 9.3    Waiver.     At any time prior to the Effective Time, any Party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby and specifically referencing this Agreement. The failure of any Party to assert any rights or remedies shall not constitute a waiver of such rights or remedies.

        SECTION 9.4    Notices.     All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given by delivery in person, by facsimile or by email, by registered or certified mail (with postage prepaid, return receipt requested) or by a nationally recognized courier service (with signed confirmation of receipt) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

(a) if to the Company:

Advanced Disposal Services, Inc.
90 Fort Wade Rd., Suite 200
Ponte Vedra Beach, FL 32081
Attention:    Richard Burke and Michael K. Slattery
Email:           Richard.Burke@AdvancedDisposal.com;
Michael.Slattery@AdvancedDisposal.com
with an additional copy (which shall not constitute notice) to:
Shearman & Sterling LLP 599 Lexington Avenue New York, NY 10022
Attention: Scott Petepiece and Daniel Litowitz
Facsimile: (212) 848-7179
Email: SPetepiece@Shearman.com; Daniel.Litowitz@Shearman.com
and
Mayer Brown LLP 1999 K Street, N.W. Washington, D.C. 20006-1101
Attention: Mark W. Ryan and William H. Stallings
Facsimile: (202) 830-0328
Email: mryan@mayerbrown.com; wstallings@mayerbrown.com

(b) if to Parent or Merger Sub:
Waste Management, Inc. 1001 Fannin St. Houston, Texas 77002
Attention: John J. Morris, Executive Vice President and Chief Operating Officer
Email: JMorris@wm.com
with a copy to:
Waste Management, Inc. 1001 Fannin St. Houston, TX 77002
Attention: General Counsel
Email: gclegal@wm.com
with an additional copy (which shall not constitute notice) to:
Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017
Attention: Alan M. Klein
Facsimile: (212) 455-2502
Email: aklein@stblaw.com
and
Simpson Thacher & Bartlett LLP 600 Travis Street, Suite 5400 Houston, TX 77002
Attention: Christopher R. May
Facsimile: (713) 821-5602
Email: cmay@stblaw.com

Any such notification shall be deemed delivered (i) upon receipt, if delivered personally, (ii) on the next Business Day, if sent by nationally recognized courier service for next Business Day delivery or (iii) the Business Day received, if sent by facsimile, email or any other permitted method (provided that any notice received by facsimile transmission, email or otherwise at the addressee’s location on any non-Business Day or any Business Day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day).

        SECTION 9.5    Certain Definitions.     For purposes of this Agreement, the term:

          (a)   “Acceptable Confidentiality Agreement” means a confidentiality agreement on terms (including standstill restrictions, provided that such standstill restrictions need not restrict a Person from making an offer or proposal to the Company (including the Company Board) in respect of an Acquisition Proposal) substantially no less restrictive to the Company’s counterparty thereto than those contained in the Confidentiality Agreement as in effect immediately prior to the execution of this Agreement (except for such changes necessary in order for the Company to be able to comply with its obligations under this Agreement) and which does not restrict the Company from providing the access, information or data required to be provided to Parent pursuant to Section 6.1.

          (b)   “Affiliate” means, with respect to any Person, any other Person directly or indirectly, controlling, controlled by, or under common control with, such Person. For the avoidance of doubt, for purposes of this Agreement, the USL JV or any of its subsidiaries will be considered an “Affiliate” of the Company and its subsidiaries.

          (c)   “Antitrust Law” means the Sherman Antitrust Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act, the Federal Trade Commission Act of 1914, and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

          (d)   “Award” means an award of Options, PSUs, RSUs or Restricted Shares granted pursuant to a Company Stock Plan.

          (e)   “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

          (f)    “Business Day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day (other than a Saturday or Sunday or a day) on which commercial banks are not required or authorized by Law to close in the United States in the City of New York, New York.

          (g)   “Company Credit Agreement” means the Amended and Restated Credit Agreement, dated as of October 9, 2012, by and among the Company, the guarantors party thereto, the lenders party thereto and Deutsche Bank AG New York Branch, as administrative agent and collateral agent, as amended and restated by the Amendment and Restatement Agreement, dated as of November 10, 2016, and as further amended by Amendment No. 1, dated as of November 21, 2017, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

          (h)   “Company Plan” means (i) each “employee benefit plan” as defined in Section 3(3) of ERISA (whether or not subject to ERISA), (ii) each employment, consulting, severance, change in control, retention or similar plan, agreement, arrangement or policy and (iii) each other plan, agreement, arrangement or policy (written or oral) providing for compensation, bonuses, perquisites, profit-sharing, equity or equity-related rights (including the Company Stock Plans and any award agreements thereunder), incentive or deferred compensation, vacation, sick leave or other paid time off, insurance (including any self-insured arrangements), health or medical benefits, employee assistance program, disability or sick leave benefits, fringe benefits, workers’ compensation, supplemental unemployment benefits, post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) or any other employee benefits, in each case maintained, sponsored or contributed to (or required to be contributed to) by the Company or any of its subsidiaries for the benefit of any Service Provider or with respect to which the Company or any of its subsidiaries has any direct or indirect liability, excluding any JV Plan.

          (i)    “Company Stock Plans” means the Company’s 2012 Stock Incentive Plan, Amended and Restated 2012 Stock Incentive Plan (as amended by the Amendment to the Company’s 2012 Stock Incentive Plan, adopted on April 25, 2013 and the Second Amendment to the Company’s 2012 Stock Incentive Plan, adopted on May 8, 2014), and 2016 Omnibus Equity Plan (and applicable award agreements issued under such plans), as applicable, as well as any other plans or agreements pursuant to which the Company or any of its subsidiaries has granted equity awards (including equity awards granted or assumed by the Company or its subsidiaries in connection with any acquisitions prior to the Effective Time).

          (j)    “Continuing Employee” means any Continuing Non-Union Employee and any Continuing Union-Represented Employee.

          (k)   “control” (including the terms “controlling”, “controlled”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          (l)    “Data Room” means the virtual data room supported by Merrill Corporation, and any “clean room”, with respect to “Everglades VDR”.

          (m)  “Debt Financing” means, collectively, any incurrence of, or other commitment to obtain or arrange, any loans (whether bridge, term or revolving in nature), or the issuance of, or other commitment to obtain, arrange, underwrite or place, any bonds, note, debentures or similar instruments (whether in any underwritten offering or private placement), in each case evidencing indebtedness, the proceeds of which are used or intended to be used to fund, in whole or in part, the transactions contemplated by this Agreement.

          (n)   “Equity Financing” means the issuance and sale of capital stock of Parent in an underwritten offering or a private placement, excluding the issuance of equity interests upon the exercise of employee and director stock options, the proceeds of which are used or intended to be used, in whole or in part, to fund the transactions contemplated by this Agreement.

          (o)   “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

          (p)   “ERISA Affiliate” means any trade or business, whether or not incorporated, that together with the Company would be deemed to be a single employer for purposes of Section 4001 of ERISA or Sections 414(b), (c), (m), (n) or (o) of the Code.

          (q)   “Financing” means, collectively, the Debt Financing and the Equity Financing.

          (r)   “Financing Sources” means any entities that have committed to provide, arrange, underwrite, obtain, or otherwise entered into agreements to provide, arrange, underwrite, obtain or place the Financing.

          (s)   “GAAP” means the U.S. generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, in each case, as of the time of the relevant financial statements referred to herein.

          (t)    “Government Official” means any officer or employee of any Governmental Entity acting in an official capacity for or on behalf of such Governmental Entity.

          (u)   “Governmental Entity” means any governmental, quasi-governmental, administrative, judicial or regulatory (including any stock exchange or other self-regulatory organization) authority, agency, court, commission or other governmental body, entity or authority, whether supranational, foreign or domestic, of one or more countries, nations, republics, federations or similar entities or any states, counties, parishes or municipalities, jurisdictions or other political subdivisions thereof.

          (v)   “Governmental Filings” mean any consents, approvals, authorizations or Permits of, actions by, filings with or notifications to, any Governmental Entity.

          (w)  “Indenture” means the Indenture dated as of November 10, 2016, between the Company, each of the Guarantors (as defined therein) from time to time party thereto and Wells Fargo Bank, National Association, as trustee, as supplemented by the First Supplemental Indenture dated as of December 13, 2017.

          (x)   “Intellectual Property” means (i) patents, (ii) copyrights and copyrighted works (including Software), (iii) trademarks, service marks, corporate, business and d/b/a names, logos, trade dress, domain names, social media identifiers and other indicators of source or origin and all associated goodwill, and (iv) registrations, applications, renewals, provisionals, continuations, continuations-in-part, divisionals, re-issues, re-examinations and foreign counterparts of any of the foregoing.

          (y)   “Intervening Event” means any material event, change, effect, condition, development, fact or circumstance with respect to the Company and its subsidiaries or business of the Company, in each case taken as a whole, that (i) is neither known by, nor reasonably foreseeable (with respect to magnitude or material consequences), by the Company Board as of or prior to the date of this Agreement and (ii) first occurs, arises or becomes known to the Company Board after the date of this Agreement and on or prior to the date of the Company Requisite Vote; provided that none of the foregoing shall constitute an Intervening Event: (A) any event, change, effect, condition, development, fact or circumstance (1) relating to any Acquisition Proposal or (2) resulting from (I) the announcement, pendency and consummation of this Agreement and the transactions contemplated by this Agreement, including the Merger, (II) any actions required to be taken or to be refrained from being taken pursuant to this Agreement, or (III) a material breach of this Agreement by the Company, (B) the fact that the Company meets or exceeds any internal or analysts’ expectations or projections or (C) any changes after the date hereof in the market price or trading volume of the Company (it being understood, however, in each case of sub-clause (B) and (C), that any underlying cause thereof may be taken into account for purposes of determining whether an Intervening Event has occurred).

          (z)   “JV Plan” means (i) each “employee benefit plan” as defined in Section 3(3) of ERISA (whether or not subject to ERISA), (ii) each employment, consulting, severance, change in control, retention or similar plan, agreement, arrangement or policy and (iii) each other plan, agreement, arrangement or policy (written or oral) providing for compensation, bonuses, perquisites, profit-sharing, equity or equity-related rights, incentive or deferred compensation, vacation, sick leave or other paid time off, insurance (including any self-insured arrangements), health or medical benefits, employee assistance program, disability or sick leave benefits, fringe benefits, workers’ compensation, supplemental unemployment benefits, post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) or any other employee benefits, in each case maintained, sponsored or contributed to (or required to be contributed to) by the USL JV or any of its subsidiaries for the benefit of any of their Service Providers or with respect to which the USL JV or any of its subsidiaries has any direct or indirect liability.

          (aa) “knowledge” or any similar phrase (i) with respect to the Company means the actual knowledge of any of the individuals listed in Section 9.5(aa) of the Company Disclosure Schedule and (ii) with respect to Parent or Merger Sub means the actual knowledge of any of the individuals listed in Section 9.5(aa) of the Parent Disclosure Schedule.

          (bb) “Law” means any federal, state, local, municipal, foreign, multi-national or other law, statute, constitution, principle of common law, ordinance, code, decree, order, executive order, directive, judgment, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity and any order or decision of an applicable arbitrator or arbitration panel, including any Antitrust Law.

          (cc)  “Liens” means any liens, encumbrances, pledges, security interests, claims and defects, imperfections, mortgages, deeds of trust, hypothecations, encroachments, easements, use restrictions, rights-of-way, charges, adverse ownership interests, attachments, options or other rights to acquire an interest, rights of first refusal or conditional sale or similar restriction on transfer of title or voting and other restrictions of title.

          (dd) “Material Adverse Effect” means any event, development, circumstance, change, effect or occurrence that, individually or in the aggregate, with all other events, developments, circumstances, changes, effects or occurrences, has, or would reasonably be expected to have, a material adverse effect on or with respect to the business, assets, liabilities, results of operations or financial condition of the Company and its subsidiaries taken as a whole; provided, however, that no events, developments, circumstances, changes, effects or occurrences to the extent arising out of or resulting from or relating to any of the following, alone or in combination, shall be deemed to constitute, nor be taken into account in determining whether there has been, a Material Adverse Effect: (i) general changes or developments in the economy or the financial, debt, capital, credit or securities markets in the United States or elsewhere in the world, including as a result of changes in geopolitical conditions or developments in prevailing interest or exchange rates or the disruption of any securities markets, (ii) the execution and delivery of this Agreement or the public announcement or pendency of the Merger or other transactions contemplated hereby, including the impact thereof on relationships, contractual or otherwise, with customers or employees of the Company or its subsidiaries, (iii) any change in any applicable Laws or applicable accounting regulations or principles, including GAAP, or interpretations thereof after the date of this Agreement, (iv) any hurricane, tornado, earthquake, flood, tsunami or other natural disaster or outbreak or escalation of hostilities or war (whether or not declared), military actions or any act of sabotage, terrorism or other international or national emergency, or other force majeure event or natural disaster or act of God or other comparable events, (v) any change in the price or trading volume of the Shares or the credit rating of the Company, in and of itself, (vi) any failure by the Company to meet (x) any published analyst estimates, expectations, projections or forecasts of the Company’s revenue, earnings, cash flow, cash positions or other financial performance or results of operations for any period or (y) its internal or published projections, budgets, plans, forecasts, guidance, estimates, milestones of its revenues, earnings or other financial performance or results of operations, in and of itself, (vii) any change or development in the industries, or in the business conditions in the geographic regions, in which the Company and its subsidiaries operate, and any ordinary course seasonal fluctuations in the business of the Company and its subsidiaries, (viii) the identity of Parent or its subsidiaries or any communication by Parent or its subsidiaries regarding the plans or intentions of Parent with respect to the conduct of the business of the Surviving Corporation or its subsidiaries, (ix) any taking of any action at the written request of or with the written consent of Parent (it being understood and agreed that, with respect to any action taken with such consent, the foregoing shall not preclude Parent from asserting that any facts or occurrences resulting from such action that are not otherwise excluded from the definition of Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect) or (x) the failure to obtain any approvals or consents from any Governmental Entity in connection with the transactions contemplated hereby or any delay in obtaining any such approvals or consents; except (A) in the cases of clauses (i), (iii), or (iv), to the extent that the Company and its subsidiaries, taken as a whole, are disproportionately affected thereby as compared with other participants in the industries in which the Company and its subsidiaries operate and (B) that clauses (v) and (vi) shall not prevent or otherwise affect a determination that any events, developments, circumstances, changes, effects or occurrences underlying such changes or failures constitute or contribute to a Material Adverse Effect; provided, further, that the exceptions in clauses (ii) and (x) above shall not apply with respect to references to Material Adverse Effect in those portions of the representations and warranties contained in Section 3.5(a) (and in Section 7.2(a) and Section 8.1(e)(i) to the extent related to such portions of such representation) the purposes of which are to address the consequences resulting from the execution, delivery and performance of this Agreement by the Company or the consummation of the Merger and the other transactions contemplated by this Agreement.

          (ee) “Option” means an option to purchase a number of shares of Common Stock for a fixed exercise price granted pursuant to a Company Stock Plan.

          (ff)  “Permitted Liens” means (i) statutory liens securing payments not yet due or delinquent (or which may be paid without interest or penalties), (ii) such imperfections or irregularities of title, non-monetary Liens, charges, easements, rights of way, covenants and other restrictions or encumbrances that do not, in each case, materially affect the use, occupancy or marketability of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, (iii) encumbrances for current Taxes or other governmental charges not yet due and payable or for Taxes that are being contested in good faith by appropriate proceeding and for which adequate reserves have been provided in accordance with GAAP, (iv) pledges or deposits made in the ordinary course of business to secure obligations under workers’ compensation, unemployment insurance, social security, retirement and similar Laws or similar legislation or to secure public or statutory obligations, (v) mechanics’, carriers’, workmen’s, repairmen’s or other like encumbrances arising or incurred in the ordinary course of business for amounts not yet past due or delinquent, (vi) Liens, mortgages, or deeds of trust, security interests or other encumbrances on title related to indebtedness reflected on the consolidated financial statements of the Company, (vii) Liens that will be released or discharged at or prior to the Closing, (viii) Liens permitted under the Company Credit Agreement and Indenture, and (ix) any Liens that are not material to the Company and its subsidiaries or Parent and its subsidiaries, as applicable, taken as a whole.

          (gg) “Person” means an individual, corporation (including not-for-profit), Governmental Entity, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, unincorporated organization or other entity of any kind or nature including any “group” (as such term is defined in Section 13(d)(3) of the Exchange Act).

          (hh) “Pre-Closing Period” means the period between the date of this Agreement and the earlier of the Effective Time and the termination of this Agreement in accordance with its terms.

          (ii)   “PSU” means a performance share unit or performance stock unit, representing the right to receive one share of Common Stock (or cash equivalent), subject to certain vesting terms, conditions and restrictions and the achievement of certain performance targets, granted pursuant to a Company Stock Plan.

          (jj)   “Required Financial Information” means (i) the audited consolidated balance sheets of the Company and its consolidated subsidiaries as at the end of, and related audited consolidated statements of operations, consolidated statements of comprehensive income (loss), consolidated statements of stockholders’ equity and consolidated statements of cash flows of the Company and its consolidated subsidiaries for, (A) the fiscal years ended December 31, 2016, December 31, 2017 and December 31, 2018 and (B) and if the Closing Date has not occurred on or prior to the date that is 75 days after December 31, 2019, the fiscal year ended December 31, 2019, and (ii) an unaudited consolidated balance sheet of the Company and its consolidated subsidiaries as at the end of the most recent fiscal quarter (other than the fourth fiscal quarter of any fiscal year) that has been completed prior to the Closing Date and that has ended at least 45 days prior the Closing Date, and the related unaudited consolidated statements of operations, consolidated statements of comprehensive income (loss), consolidated statements of stockholders’ equity and consolidated statements of cash flows of the Company and its consolidated subsidiaries for the most recent three, six or nine month, as applicable, period (other than the fourth fiscal quarter period of any fiscal year) that has been completed prior to the Closing Date and that has ended at least 45 days before the Closing Date; provided that, as to an applicable financial period, the filing by the Company of the required financial statements specified above in its Annual Report on Form 10-K or its Quarterly Report on Form 10-Q, as applicable, will be deemed to satisfy the foregoing requirements relating to such financial reporting period with respect to the Company and its consolidated subsidiaries for all purposes of this Agreement.

          (kk) “Restricted Share” means a share of Common Stock subject to certain vesting terms, conditions and restrictions granted pursuant to any Company Stock Plan.

          (ll)   “RSU” means a restricted share unit, representing the right to receive one share of Common Stock (or cash equivalent) subject to certain vesting terms, conditions and restrictions granted pursuant to a Company Stock Plan.

          (mm)  “Senior Employee” means an employee of the Company with a title of Vice President or above.

          (nn) “Service Provider” means any current or former director, officer, employee or individual contractor who provides, or has provided, services to the Company or any of its subsidiaries; provided, however, that an individual contractor other than a director shall not be considered a “Service Provider” unless such individual contractor earns remuneration in excess of $100,000 per year. For purposes of this Agreement, the Company may amend the disclosure in Section 3.11 and Section 3.12 of the Company Disclosure Schedule at any time during the thirty (30)-day period immediately following the date hereof with respect to information about individual contractors.

          (oo) “Software” means any computer program, operating system, applications system, firmware or code, including all object code, source code, data files, rules, data collections, diagrams, protocols, specifications, interfaces, definitions or methodology related to same in any form or media.

          (pp) “subsidiary” or “subsidiaries” means with respect to any Person (i) any Person (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of stock or other equity interests of such Person entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person or a combination thereof and (ii) any partnership, joint venture or limited liability company of which (A) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise or (B) such Person or any subsidiary of such Person is the controlling general partner or otherwise controls such entity. For the avoidance of doubt, for purposes of this Agreement, the USL JV or any of its subsidiaries will be considered a “subsidiary” of the Company and its subsidiaries; provided that any representation and warranty in Article III (other than Section 3.1, Section 3.3, Section 3.5, Section 3.19, Section 3.22 and Section 3.24) relating to a subsidiary of the Company shall, with respect to the USL JV, be to the knowledge of the Company.

          (qq) “Top Customers” means the top customers of the Company and its subsidiaries generating $8,000,000 or more in revenue during fiscal year 2018, in each case, as listed in Section 9.5(qq) of the Company Disclosure Schedule.

          (rr)  “Top Vendor” means the top vendors of the Company and its subsidiaries to which the Company and its subsidiaries paid $10,000,000 or more during fiscal year 2018, in each case, as listed in Section 9.5(rr) of the Company Disclosure Schedule.

          (ss)  “USL JV” means Urban Sanitation Limited, a company limited by shares incorporated under the laws of the Bahamas, in which a wholly owned subsidiary of the Company owns a fifty percent (50%) ownership interest.

          (tt)  “Willful Breach” means a material breach of, or failure to perform any of the covenants or other agreements contained in this Agreement, that is a consequence of an act or failure to act by the breaching or non-performing Party with actual knowledge, or knowledge that a Person acting reasonably under the circumstances should have, that such Party’s act or failure to act (including acts or failures to act by a Party’s Representative at the direction of the Party) would, or would be reasonably expected to, result in or constitute a breach of or failure of performance under this Agreement.

        SECTION 9.6    Severability.     If any term or other provision of this Agreement is found by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner to the end that the transactions contemplated hereby are consummated as originally contemplated as of the date hereof to the fullest extent possible.

        SECTION 9.7    Entire Agreement; Assignment.     This Agreement (including the Exhibits hereto and the Company Disclosure Schedule and the Parent Disclosure Schedule), the Voting and Support Agreement and the Confidentiality Agreement constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and thereof. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of each of the other Parties, and any assignment without such consent shall be null and void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

        SECTION 9.8    Parties in Interest.     This Agreement shall be binding upon and inure solely to the benefit of each Party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, other than with respect to (i) after the Effective Time, the provisions of Article II (which shall inure to the benefit of, and be enforceable by, holders of Common Stock, Options, PSUs, RSUs and Restricted Shares to the extent necessary to receive the consideration due to such persons thereunder), and (ii) after the Effective Time, the provisions of Section 6.10 (which shall inure to the benefit of and be enforceable by, the Indemnified Parties). The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 9.3 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

        SECTION 9.9    Governing Law.     This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware (without giving effect to choice of Law principles thereof).

        SECTION 9.10    Headings.     The descriptive headings contained in this Agreement and the table of contents hereof are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

        SECTION 9.11    Counterparts.     This Agreement may be executed and delivered (including by facsimile transmission, “.pdf,” or other electronic transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

        SECTION 9.12    Specific Performance.     The Parties agree that irreparable damage for which monetary damages, even if available, may not be an adequate remedy, would occur in the event that the Parties do not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that the Parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity (except as may be limited by Section 8.2). Each of the Parties agrees that, prior to the valid termination of this Agreement in accordance with Article VIII, it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (x) either Party has an adequate remedy at law or (y) an award of specific performance is not an appropriate remedy for any reason at law or equity. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

        SECTION 9.13    Jurisdiction.     Each of the Parties irrevocably (a) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware), in connection with any matter based upon or arising out of this Agreement or any of the transactions contemplated by this Agreement or the actions of Parent, Merger Sub or the Company in the negotiation, administration, performance and enforcement hereof and thereof, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the courts of the State of Delaware, as described above, and (d) consents to service being made through the notice procedures set forth in Section 9.4. Each of the Company, Parent and Merger Sub hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 9.4 shall be effective service of process for any Proceeding in connection with this Agreement or the transactions contemplated hereby. Each Party hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Proceeding with respect to this Agreement, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 9.13, that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable Law, that the suit, Proceeding in any such court is brought in an inconvenient forum, that the venue of such Proceeding is improper, or that this Agreement, or the subject matter hereof or thereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable Law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the Party is entitled pursuant to the final judgment of any court having jurisdiction. Each Party expressly acknowledges that the foregoing waiver is intended to be irrevocable under the Laws of the State of Delaware; provided, that each such Party’s consent to jurisdiction and service contained in this Section 9.13 is solely for the purpose referred to in this Section 9.13 and shall not be deemed to be a general submission to said courts or in the State of Delaware other than for such purpose.

        SECTION 9.14    WAIVER OF JURY TRIAL.     EACH OF PARENT, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF PARENT OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF OR THEREOF.

        SECTION 9.15    Interpretation.     When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “hereto,” “hereby” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” shall not be exclusive. References to “dollars”

or “$” are to United States of America dollars. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or Law defined or referred to herein means such agreement, instrument or Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated. All accounting terms used and not defined herein have the respective meanings given to them under GAAP, except to the extent otherwise specifically indicated or that the context otherwise requires. References to a person are also to its successors and permitted assigns. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded, and if the last day of such period is not a Business Day, the period shall end on the immediately following Business Day. References to “days” shall mean “calendar days” unless expressly stated otherwise. Unless otherwise indicated, documents, materials and information are deemed to have been “made available” to Parent and Merger Sub, if such documents, materials or information were (a) included in the Data Room on or prior to 6:00 p.m. prevailing Eastern Time on the day immediately prior to the date of this Agreement and continuously available for review by such person and its Representatives in the Data Room during such period (it being understood and agreed that as soon as practicable after the date of this Agreement, the Company shall deliver to Parent on optical media format a complete and accurate copy of the contents of the Data Room as of the date of this Agreement), (b) disclosed in a SEC Document filed and publicly available, or (c) otherwise provided in written or electronic form by or on behalf of the Company to Parent, Merger Sub or their Representatives. Each of the parties has participated in the drafting and negotiation of this Agreement, and this Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.

[Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

COMPANY:
ADVANCED DISPOSAL SERVICES, INC.
By:	/s/ RICHARD BURKE
Richard Burke
Chief Executive Officer

[Signature Page—Agreement and Plan of Merger]

PARENT:
WASTE MANAGEMENT, INC.
By:	/s/ JOHN J. MORRIS JR.
	Name:	John J. Morris Jr.
	Title:	Executive Vice President and Chief Operating Officer

[Signature Page—Agreement and Plan of Merger]

MERGER SUB:
EVERGLADES MERGER SUB INC.
By:	/s/ MARK A. LOCKETT
	Name:	Mark A. Lockett
	Title:	President

[Signature Page—Agreement and Plan of Merger]

ANNEX B

AMENDMENT NO. 1 TO THE AGREEMENT AND PLAN OF MERGER

        THIS AMENDMENT NO. 1 (this "Amendment") to the Agreement and Plan of Merger, dated as of April 14, 2019 (the "Merger Agreement"), by and among Advanced Disposal Services, Inc., a Delaware corporation (the "Company"), Waste Management, Inc., a Delaware corporation ("Parent"), and Everglades Merger Sub Inc., a Delaware corporation and a wholly owned indirect subsidiary of Parent ("Merger Sub" and, together with the Company and Parent, the "Parties" and each, a "Party"), is entered into by and among Parent, Merger Sub and the Company as of June 24, 2020. Capitalized terms used but not defined elsewhere in this Amendment shall have the meanings ascribed to them in the Merger Agreement.

RECITALS

        WHEREAS, Parent, Merger Sub and the Company entered into the Merger Agreement on April 14, 2019;

        WHEREAS, Section 9.2 of the Merger Agreement provides that, subject to the provisions of applicable Law, at any time prior to the Effective Time, the Parties (by action of their respective boards of directors) may modify, amend or supplement the Merger Agreement by written agreement, executed and delivered by duly authorized officers of the respective Parties;

        WHEREAS, Parent, Merger Sub and the Company now intend to amend certain provisions of the Merger Agreement as set forth herein;

        WHEREAS, the boards of directors of Parent and Merger Sub have approved and declared advisable the Merger Agreement as amended by this Amendment and the transactions contemplated by the Merger Agreement as amended by this Amendment, including the Merger, with the Company surviving the Merger on the terms and subject to the conditions set forth in the Merger Agreement as amended by this Amendment, and have authorized the execution and delivery of this Amendment; and

        WHEREAS, the board of directors of the Company (the "Company Board") has unanimously (a) determined that it is fair to, and in the best interests of the Company and the stockholders of the Company, and declared advisable this Amendment and the transactions contemplated by the Merger Agreement as amended by this Amendment, including the Merger; (b) approved this Amendment and the transactions contemplated by the Merger Agreement as amended by this Amendment in accordance with the DGCL; and (c) adopted a resolution recommending the Merger Agreement as amended by this Amendment be adopted by the stockholders of the Company.

        NOW, THEREFORE, in consideration of the premises, and of the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the Parties agree as follows:

        1.    Certain Agreements.

          (a)   The Company hereby certifies to Parent and Merger Sub that the conditions to Closing set forth in Section 7.2(a), (b) and (d) of the Merger Agreement would be satisfied as of the date of this Amendment if the Closing were to be the date of this Amendment. The Company hereby acknowledges and agrees that as of the date of this Amendment, to the knowledge of the persons set forth on Annex A-1 of this Amendment after reasonable inquiry by each such individual, no event, development, circumstance, change, effect or occurrence has occurred that would cause any of the conditions to Closing set forth in Section 7.3(a) or Section 7.3(b) to not be satisfied if the Closing were to be the date of this Amendment, and the Company agrees not to assert that any of such conditions are not satisfied at the Closing as a result of any events, developments, circumstances, changes, effects or occurrences to which it had knowledge (using the standard set forth earlier in this sentence) as of the date of this Amendment.

          (b)   Parent and Merger Sub hereby certify to the Company that the conditions to Closing set forth in Section 7.3(a) and (b) of the Merger Agreement would be satisfied as of the date of this Amendment if the Closing were to be the date of this Amendment. Each of Parent and Merger Sub hereby acknowledges and agrees that as of the date of this Amendment, to the knowledge of the persons set forth on Annex A-2 of this Amendment after reasonable inquiry by each such individual, no event, development, circumstance, change, effect or occurrence has occurred that would cause any of the conditions to Closing set forth in Section 7.2(a), (b) and (d) to not be satisfied if the Closing were to be the date of this Amendment, and each of Parent and Merger Sub agree not to assert that any of such conditions are not satisfied at the Closing as a result of any events, developments, circumstances, changes, effects or occurrences to which it had knowledge (using the standard set forth earlier in this sentence) as of the date of this Amendment.

        2.    Amendment of Third Recital.     The third recital of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

  "WHEREAS, Parent, Merger Sub and a certain stockholder of the Company have entered into Voting and Support Agreement, dated as of April 14, 2019, as amended and restated as of June 24, 2020 (as amended and restated, the "Voting and Support Agreement"), providing that, among other things, subject to the terms and conditions set forth therein, such stockholder will support the Merger and the other transactions contemplated by this Agreement, as amended by the Amendment, including by voting to adopt this Agreement, as amended by the Amendment; and"

        3.    Amendment of Section 2.1(a).     Section 2.1(a) (Per Share Merger Consideration) of the Merger Agreement is hereby amended by replacing the number "$33.15" with the number "$30.30."

        4.    Amendment of 3.18.     Section 3.18 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

  "SECTION 3.18    Opinion of Financial Advisor.    UBS Securities LLC (the "Financial Advisor") has delivered to the Company Board its written opinion (or oral opinion to be confirmed in writing), dated as of the date of the Amendment, that, as of such date, and subject to the assumptions, qualifications and limitations set forth therein, the Per Share Merger Consideration is fair, from a financial point of view, to the holders of Common Stock (other than the holders of the Cancelled Shares, Subsidiary Shares or the Dissenting Shares), a copy of which opinion will be delivered to Parent solely for informational purposes promptly following receipt thereof by the Company."

        5.    Amendment of Section 6.4.     Section 6.4 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

  "SECTION 6.4    Further Action; Efforts.

  (a)    Subject to the terms and conditions of this Agreement, including Section 6.4(d), Parent shall use its best efforts to take, or cause to be taken, all actions and to use its best efforts to do, or cause to be done, all things necessary, proper or advisable under this Agreement and applicable Law to consummate and make effective the Merger and the other transactions contemplated by this Agreement by the End Date (as may be extended in accordance with Section 8.1(c)). Without limiting the generality of the foregoing, Parent shall use its best efforts to obtain, or cause to be obtained, the expiration or termination of any applicable waiting period under the HSR Act and any agreement with a Governmental Entity not to consummate the Merger and the other transactions contemplated by this Agreement (the "Clearance") by the End Date (as may be extended in accordance with Section 8.1(c)). Following the date that the Clearance is obtained and prior to the Closing, Parent shall take any actions within its control to maintain the effectiveness of, and shall comply with, and shall enforce any rights that Parent has thereunder to require any purchaser of any assets to be divested to comply with, the terms of, as applicable, any (i) proposed final judgment, consent decree or other similar or related agreement or commitment and (ii) purchase agreement entered into connection therewith.

  (b)    Subject to Section 6.4(e), each of Parent, on the one hand, and the Company, on the other hand, shall (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) keep the other Party and/or its counsel reasonably informed of any communication received by such Party from, or given by such Party to, the Federal Trade Commission (the "FTC"), the Antitrust Division of the Department of Justice (the "DOJ") or any other U.S. or foreign Governmental Entity, and of any communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated by this Agreement, and (iii) permit the other Party and/or its counsel to review, and promptly provide, any substantive communication (written or oral), including drafts of any proposed final judgment, consent decree, divestiture agreement, or other similar or related agreement or commitment, given by it to, and consult with each other in advance of any meeting or conference with, the DOJ, the FTC or any such other Governmental Entity or, in connection with any proceeding by a private party, with any other person, and to the extent not prohibited by the DOJ, the FTC or such other Governmental Entity or other person, give the other Party and/or its counsel the opportunity to attend and participate in any substantive meeting, discussion or teleconference. Parent and the Company may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 6.4(b) as "Antitrust Counsel Only Material." Such materials and the information contained therein shall be given only to the outside antitrust counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express permission is obtained in advance from the source of the materials (Parent or the Company, as the case may be) or its legal counsel. Each of Parent and the Company shall notify the other reasonably promptly upon the receipt of (i) any material communication from any official of any Governmental Entity in connection with any filing made pursuant to this Agreement, (ii) knowledge of the commencement or threat of commencement of any suits, claims, actions, proceedings, arbitrations, mediations, consent decrees, audits or investigations (whether governmental, internal or otherwise) ("Actions") by or before any Governmental Entity with respect to the Merger (and shall keep the other Party informed as to the status of any such Action or threat) and (iii) any request by any official of any Governmental Entity for any amendment or supplement to any filing made pursuant to this Agreement or any information required to comply with applicable Law applicable to the Merger. Notwithstanding anything to the contrary contained in this Section 6.4, materials provided pursuant to this Section 6.4(b) may be redacted to (x) remove references concerning the valuation of the Company and the transactions contemplated by this Agreement, (y) to the extent necessary to comply with contractual arrangements and (z) to the extent necessary to address reasonable privilege and confidentiality concerns.

  (c)    In the event that any Action is commenced or threatened by a Governmental Entity or other persons challenging the Merger or the other transactions contemplated by this Agreement under Antitrust Law, (i) each of Parent and the Company shall reasonably cooperate with each other and (ii) Parent shall use its best efforts to contest, resist or resolve any such Action and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger or the other transactions contemplated by this Agreement so as to permit such consummation no later than the End Date (as such End Date may be extended in accordance with Section 8.1(c) hereof), and oppose any such Actions, whether judicial or administrative, against it in connection with the Merger or the other transactions contemplated by this Agreement.

  (d)    In furtherance of the foregoing, Parent shall, and shall cause its subsidiaries to (i) propose, negotiate, commit to and effect, by consent decree, hold separate or asset preservation orders or otherwise, the sale, divesture, disposition, or license of any assets, operations, properties, products, rights, licenses, services or businesses of Parent or its subsidiaries or the Company or its subsidiaries, or any interest therein, to the extent required by the DOJ in order to obtain Clearance and (ii) otherwise take or commit to take any actions that would limit Parent's or its subsidiaries' or the Company's or its subsidiaries' freedom of action with respect to, or its or their ability to retain any assets, operations, properties, products, rights, licenses, services, businesses, of Parent or its subsidiaries or the Company or its subsidiaries, or any interest therein to the extent required by the DOJ in order to obtain Clearance; provided, that any such actions are conditioned upon the consummation of the Merger and the transactions contemplated by this Agreement and that the Company shall not be obligated to take any action with respect to the Company and its subsidiaries the effectiveness of which is not conditioned on the Closing occurring.

  (e)    Notwithstanding anything in this Agreement to the contrary, but consistent with its obligations under Section 6.4(a) and Section 6.4(d), Parent shall control the strategy for obtaining all consents, approvals, or waivers that may be sought from any Governmental Entity pursuant to this Section 6.4, including by directing the timing, nature, and substance of any filings, forms, statements, commitments, submissions and communications contemplated by or made in accordance with this Section 6.4, as well as the manner in which to contest or otherwise respond, by litigation or otherwise, to objections to, or proceedings or other actions challenging, the consummation of the Merger and the other transactions contemplated by this Agreement; provided, that Parent shall give the Company the opportunity to participate in such discussions, negotiations or other proceedings to the extent not prohibited by applicable Law.

  (f)    At Parent's request, the Company agrees to take all reasonable actions Parent requests and to cooperate with Parent in connection with obtaining any actions, consents, undertakings, approvals or waivers by or from any Governmental Entity for or in connection with, and reasonably cooperate with Parent in litigating or otherwise contesting any objections to or proceedings or other actions challenging, the consummation of the Merger and the other transactions contemplated by this Agreement. Without limiting the foregoing, the Company will, and will cause its subsidiaries to, (i) reasonably assist Parent in any sales process (including through facilitation of reasonable due diligence (including the provision of customer or other proprietary or commercially sensitive information, subject to "clean team" arrangements reasonably acceptable to the Company, but only so long as Parent is willing to provide such comparable information with respect to any of its assets being divested) and granting any approvals that may be required under the Confidentiality Agreement) with potential purchasers of any of the Company's or its subsidiaries' businesses or other assets proposed by Parent to be subject to any such divestitures and (ii) enter into, and comply with, one or more agreements (each such agreement, a "Divestiture Agreement") as requested by Parent to be entered into by any of them prior to the Closing with respect to any transaction to divest, hold separate or otherwise take any action that would limit the Company's or its subsidiaries' freedom of action, ownership or control with respect to, or their ability to retain or hold, directly or indirectly, any of the businesses or assets of the Company or any of its subsidiaries (each, a "Company Divestiture Action"); provided, however, that the consummation of the transactions provided for in any such agreement for a Company Divestiture Action will be conditioned upon the Closing or satisfaction or (to the extent permitted by applicable Law) waiver of all of the conditions to Closing in a case where the Closing will occur immediately following consummation of such Company Divestiture Action and shall not be deemed a "Material Contract" for any purpose under this Agreement. The Company shall not, and shall not permit any of its Representatives to, make any offer, acceptance or counter-offer to or otherwise engage in negotiations or discussions with any Governmental Entity with respect to any proposed settlement, consent, decree, commitment or remedy or, in the event of litigation, discovery, admissibility of evidence, timing or scheduling, except as specifically requested by or agreed with

  Parent. Parent and Merger Sub hereby acknowledge and agree that the Company shall not be deemed to have breached or failed to perform any of its obligations under this Agreement (including for purposes of Section 7.2(b) and Section 8.2(b)(iv)) due to its failure to comply with any Divestiture Agreement, unless such failure to comply with any such Divestiture Agreement was a material breach of, or a failure to perform any of the covenants or a breach of the agreements contained in such Divestiture Agreement resulting from an act or failure to act by the Company (including acts or failures to act by the Company's Representatives at the direction of the Company) with actual knowledge, or knowledge that a Person acting reasonably under the circumstances should have, that such act or failure to act, would or would be reasonably expected to result in or constitute a breach of or failure of performance under such Divestiture Agreement; provided, however, the foregoing shall not limit Parent's or Merger Sub's rights under Section 9.12 (Specific Performance) or the enforcement thereof with respect to any failure by the Company to comply with any of the covenants or agreements set forth in any Divestiture Agreement."

        6.    Addition of Sections 6.18, 6.19 and 6.20.     The Merger Agreement is hereby amended by adding new Sections 6.18, 6.19 and 6.20 as set forth below.

  "SECTION 6.18    Acquisition Proposals After Amendment.

  (a)    Except as otherwise permitted by this Section 6.18 or Section 6.20, during the Pre-Closing Period, the Company shall not, and shall cause its subsidiaries and its and its subsidiaries' Representatives not to, directly or indirectly, (i) initiate, solicit or knowingly induce or encourage or otherwise knowingly facilitate (including by providing information) any inquiries with respect to, or the making of, any Acquisition Proposal or any inquiry, offer or proposal that could reasonably be expected to lead to an Acquisition Proposal, (ii) engage in, continue or otherwise participate in any negotiations or discussions concerning, or provide access to its properties, books and records or any confidential or non-public information or data to, any Person for the purpose of encouraging or facilitating an Acquisition Proposal or any inquiry, offer or proposal that could reasonably be expected to lead to an Acquisition Proposal (provided that, notwithstanding the foregoing, the Company may (x) notify such Person of the existence of this Section 6.18, and (y) in response to a bona fide Acquisition Proposal after the date of the Amendment that was not initiated, solicited, knowingly encouraged or facilitated in, and did not otherwise result from a, violation of this Section 6.18, contact such Person and its Representatives for the purpose of clarifying the material terms of any such Acquisition Proposal and the likelihood and timing of consummation thereof), (iii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Acquisition Proposal, or (iv) execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar definitive agreement relating to any Acquisition Proposal (which, for the avoidance of doubt, shall not include an Acceptable Confidentiality Agreement), and the Company shall not resolve or agree to do any of the foregoing. Without limiting the foregoing, it is agreed that any violation of any of the restrictions set forth in the preceding sentence by any Representatives of the Company or any of its subsidiaries shall be deemed to be a breach of this Section 6.18(a) by the Company. The Company shall, shall cause each of its subsidiaries to, and shall instruct (and use its reasonable efforts to cause) its Representatives to, immediately cease and cause to be terminated any solicitations, discussions or negotiations with any Person (other than the Parties and their respective Representatives) in connection with an Acquisition Proposal. The Company shall promptly (and in any event within 48 hours) notify Parent orally and in writing of the receipt of any Acquisition Proposal and any inquiries, proposals or offers, any requests for information, or any requests for discussions or negotiations with the Company or any of its Representatives, in each case in writing and relating to an Acquisition Proposal, which notice shall include a summary of the material terms and conditions of, and the identity of the Person making, such Acquisition Proposal, inquiry, proposal or offer, and copies of any such written requests, proposals or offers, including proposed agreements, and thereafter shall (i) keep Parent reasonably informed, on a reasonably current basis (and in any event within 48 hours of the occurrence of any changes, developments, discussions or negotiations), of any material developments regarding any Acquisition Proposals or any material change to the terms and status of any such Acquisition Proposal and (ii) provide to Parent as soon as practicable (and in any event within 48 hours) after receipt or delivery thereof copies of all correspondence and other written material sent or provided to the Company or any of its subsidiaries from any person that describes any of the terms or conditions of any Acquisition Proposal. The Company agrees that neither it nor any of its subsidiaries shall terminate, waive, amend, release or modify any provision of any existing standstill or similar agreement to which it or one of its subsidiaries is a party, except that prior to, but not after, obtaining the affirmative vote (in person or by proxy) of the holders of a majority of all of the outstanding shares of Common Stock entitled to vote thereon at the Second Stockholders Meeting, or any adjournment or postponement thereof, to adopt this Agreement (the "Second Company Requisite Vote"), if after consultation with, and taking into account the advice of, outside legal counsel, the Company Board determines that the failure to take such action would be reasonably likely to result in a violation of its fiduciary duties under applicable Law, the Company may waive any such standstill provision solely to the extent necessary to permit a third party to make, on a confidential basis, to the Company Board, an Acquisition Proposal.

  (b)    Notwithstanding anything to the contrary in this Agreement, nothing contained herein shall prevent the Company or the Company Board from:

    (i)    taking and disclosing to its stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication to stockholders in connection with the making or amendment of a tender offer or exchange offer, in each case, to the extent legally required) or from making any other disclosure to stockholders with regard to the transactions contemplated by this Agreement or an Acquisition Proposal if the Company Board determines in good faith that the failure to make such disclosure would be inconsistent with its fiduciary duties under applicable Law (provided, that neither the Company nor the Company Board may recommend any Acquisition Proposal unless expressly permitted by Section 6.18(c) or Section 6.20, and provided, further, that any such disclosure that has the substantive effect of withdrawing or adversely modifying the recommendation of the Company Board that the stockholders of the Company vote in favor of the adoption of this Agreement and the Merger (the "Second Recommendation") shall be deemed to be a Change of Second Recommendation and any such disclosure that relates to an Acquisition Proposal, shall be deemed to be a Change of Second Recommendation unless the Company in connection with such disclosure publicly and expressly reaffirms the Second Recommendation); provided, further, that the issuance by the Company or the Company Board of a "stop, look and listen" communication as contemplated by Rule 14d-9(f) promulgated under the Exchange Act (or any similar communication to its stockholders) in which the Company provides only a factually accurate public statement that the Company has received an Acquisition Proposal and states that the Company Board has not changed the Second Recommendation shall not constitute a Change of Second Recommendation;

    (ii)    prior to, but not after, obtaining the Second Company Requisite Vote, providing access to its properties, books and records and providing any information or data in response to a request therefor by a Person or group who has made a bona fide Acquisition Proposal that was made after the date of the Amendment and was not initiated, solicited, or knowingly encouraged or facilitated in violation of Section 6.18, if the Company Board (A) shall have determined in good faith, after consultation with, and taking into account the advice of, its outside legal counsel and Financial Advisor, that such Acquisition Proposal could reasonably be expected to constitute or result in a Superior Proposal, (B) shall have determined in good faith, after consultation with, and taking into account the advice of, its outside legal counsel, that the failure to take such actions would be inconsistent with its fiduciary duties under applicable Law and (C) has received from the Person so requesting such information an executed Acceptable Confidentiality Agreement; provided, that any such access, information or data has previously been provided to Parent or is provided to Parent prior to or substantially concurrently with the time such access, information or data is provided to such Person or group;

    (iii)    prior to, but not after, obtaining the Second Company Requisite Vote, engaging in any negotiations or discussions with any Person and its Representatives who has made a bona fide Acquisition Proposal that was made after the date of the Amendment and was not initiated, solicited, or knowingly encouraged or facilitated in violation of Section 6.18 or any other violation of this Agreement, if the Company Board shall have determined in good faith, after consultation with, and taking into account the advice of, its outside legal counsel and Financial Advisor, that (A) such Acquisition Proposal could reasonably be expected to constitute or result in a Superior Proposal and (B) the failure to engage in any such negotiations or discussions would be inconsistent with its fiduciary duties under applicable Law; or

    (iv)    prior to, but not after, obtaining the Second Company Requisite Vote, making a Change of Second Recommendation (but only if permitted by Section 6.18(c) or Section 6.20).

  (c)    Notwithstanding anything in this Agreement to the contrary, if, at any time prior to, but not after, obtaining the Second Company Requisite Vote, the Company Board determines in good faith, after consultation with, and taking into account the advice of, its Financial Advisor and outside legal counsel, in response to a bona fide Acquisition Proposal that was made after the date of the Amendment and was not initiated, solicited, or knowingly encouraged or facilitated in violation of Section 6.18 and such Acquisition Proposal constitutes a Superior Proposal (taking into account any adjustment to the terms and conditions of this Agreement committed to by Parent and Merger Sub in response to such Acquisition Proposal) and the failure to take the action in sub-clause (i) or (ii) below would be inconsistent with its fiduciary duties under applicable Law, the Company or the Company Board may (and may resolve or agree to) (i) terminate this Agreement pursuant to Section 8.1(d)(ii) (Superior Proposal) and enter into a definitive agreement with respect to such Superior Proposal or (ii) effect a Change of Second Recommendation in accordance with clause (x)(A) of Section 6.20; provided, however, that, if the Company terminates the Agreement pursuant to Section 8.1(d)(ii) (Superior Proposal), the Company pays to Parent the Company Termination Fee required to be paid pursuant to Section 8.2(b)(i) concurrently with or prior to such termination; provided, further, that the Company will not be entitled to enter into such definitive agreement and to terminate this Agreement in accordance with Section 8.1(d)(ii) (Superior Proposal) or effect a Change of Second Recommendation pursuant to clause (x) of Section 6.20 unless (x) the Company delivers to Parent a Company Notice and (y) at or after 11:59 p.m., Eastern time, on the last day of the Notice Period, the Company Board reaffirms in good faith (after consultation with, and taking into account the advice of, its outside legal counsel and Financial Advisor and taking into account any adjustment to the terms and conditions of this Agreement committed to by Parent during the Notice Period) that such Acquisition Proposal continues to constitute a Superior Proposal and that the failure to take such action would be inconsistent with Company Board's fiduciary duties under applicable Law. If requested by Parent, the Company will, and will cause its Representatives to, during the Notice Period, engage in good faith negotiations with Parent and its Representatives regarding any bona fide adjustments in the terms and conditions of this Agreement so that such Acquisition Proposal would cease to constitute a Superior Proposal. The Company agrees to notify Parent promptly if it determines during such Notice Period not to terminate this Agreement and enter into the definitive agreement referred to in the Company Notice. Any amendment to the financial terms or any other material amendment to the terms and conditions of a proposed agreement relating to a Superior Proposal will be deemed to be a new proposal or proposed agreement relating to a Superior Proposal for purposes of this Section 6.18(c) requiring a new Company Notice and an additional Notice Period; provided, however, that each such additional Notice Period after the initial four (4) Business Day

  Notice Period shall expire at 11:59 p.m., Eastern time, on the second (2nd) Business Day immediately following the day on which the Company delivers such new Company Notice (it being understood that no such new Company Notice shall reduce the initial Notice Period to less than four (4) Business Days).

  SECTION 6.19    Second Proxy Statement.    The Company shall prepare and file with the SEC, as promptly as practicable after the date of the Amendment, and in any event within 12 Business Days after the date of the Amendment, a preliminary proxy statement to be sent to the stockholders of the Company in connection with the Second Stockholders Meeting (such proxy statement, as amended or supplemented, the "Second Proxy Statement"). Parent, Merger Sub and the Company will cooperate and consult with each other in the preparation of the Second Proxy Statement and any amendments or supplements thereto. Without limiting the generality of the foregoing, each of Parent and Merger Sub will furnish to the Company the information relating to it and its subsidiaries as required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Second Proxy Statement (or that is customarily included in proxy statements prepared in connection with transactions of the type contemplated by this Agreement) and provide such other assistance as may be reasonably requested by the Company. The Company shall use its reasonable best efforts to resolve all SEC comments, if any, with respect to the Second Proxy Statement as promptly as practicable after receipt thereof. Each Party covenants that none of the information supplied or to be supplied by it for inclusion or incorporation in the Second Proxy Statement will, at the date it is filed with the SEC or first mailed to the Company's stockholders or at the time of the Second Stockholders Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company shall promptly notify Parent and Merger Sub of the receipt of any comments from the SEC with respect to the Second Proxy Statement and any request by the SEC for any amendment to the Second Proxy Statement or for additional information. If at any time prior to the Second Stockholders Meeting any information relating to Parent, Merger Sub or the Company, or any of their respective Affiliates, officers or directors, should be discovered by Parent, Merger Sub or the Company, which should be set forth in an amendment or supplement to the Second Proxy Statement so that the Second Proxy Statement would not include any misstatement of a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information shall promptly notify the other Party and, to the extent required by applicable Law, the Company shall promptly file with the SEC and disseminate to the stockholders of the Company an appropriate amendment or supplement describing such information. Prior to filing or mailing the Second Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC or its staff with respect thereto, the Company shall provide Parent a reasonable opportunity to review and to propose comments on such document or response and consider in good faith such comments proposed by Parent for inclusion therein. Unless the Company Board has made a Change of Second Recommendation in accordance with Section 6.20, the Second Recommendation shall be included in the Second Proxy Statement.

  SECTION 6.20    Second Stockholders Meeting.    The Company, acting through the Company Board (or a committee thereof), shall as soon as reasonably practicable following the date on which the Company learns that the Second Proxy Statement will not be reviewed or that the SEC has no further comments thereon, duly call, give notice of, convene and hold a meeting of its stockholders to be held no more than 30 Business Days thereafter for the purpose of approving and adopting this Agreement (including any adjournment or postponement thereof, the "Second Stockholders Meeting") and shall not postpone, recess or adjourn such meeting; provided, that the Company may postpone, recess or adjourn such meeting (i) if on the date on which the Second Stockholders Meeting is originally scheduled (as set forth in the Second Proxy Statement), the Company has not received proxies representing a sufficient number of Shares to obtain the Second Company Requisite Vote or there are insufficient Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Second Stockholders Meeting; or (ii) if the failure to postpone, recess or adjourn the Second Stockholders Meeting would reasonably be expected to be a violation of applicable Law for the distribution of any required amendment or supplement to the Second Proxy Statement to be timely provided to the holders of Shares; provided, further, that the Second Stockholders Meeting shall not be postponed, recessed or adjourned pursuant to this proviso to a date that is more than the earlier of (A) 30 days after the date on which the Second Stockholders Meeting was originally scheduled and (B) five (5) Business Days before the End Date, without the prior written consent of Parent. The Company, acting through the Company Board (or a committee thereof), shall (a) subject to Section 6.18(c), include in the Second Proxy Statement the Second Recommendation, (b) include the written opinion of the Financial Advisor, dated as of the date of the Amendment, that, as of such date, the Per Share Merger Consideration is fair, from a financial point of view, to the holders of the Common Stock (other than the holders of Cancelled Shares, Subsidiary Shares and Dissenting Shares), and (c) subject to Section 6.18(c), use its reasonable best efforts to obtain the Second Company Requisite Vote, including to solicit proxies necessary to obtain the Second Company Requisite Vote; provided that, notwithstanding anything to the contrary contained in this Agreement, the Company Board may fail to include the Second Recommendation in the Second Proxy Statement or withdraw, modify, qualify in any manner adverse to Parent, or change the Second Recommendation, or formally resolve to effect or publicly announce an intention to effect any of the foregoing (a "Change of Second Recommendation"), if (x) (A) a bona fide Acquisition Proposal that was made after the date of the Amendment and was not initiated, solicited, knowingly encouraged or facilitated in violation of Section 6.18 is made to the Company and is not withdrawn and the Company Board determines in good faith, after consultation with, and taking into account the advice of, its Financial Advisor and outside legal counsel that such Acquisition Proposal constitutes a Superior Proposal or (B) there exists any Intervening Event, (y) the Company Board shall have determined in good faith, after consultation with, and taking into account the advice of, outside legal counsel to the Company, that the failure of the Company Board to effect a Change of Second Recommendation would be inconsistent with its fiduciary duties under applicable Law and (z) (A) if such Change of Second Recommendation is made in response to an Acquisition Proposal, the Company complies with the provisions of Section 6.18(c) or (B) if such Change of Second Recommendation is made in response to an Intervening Event, the Company (x) delivers to Parent a written notice informing Parent that the Company Board proposes to take such action and the basis of the proposed action (including a reasonably detailed description of the underlying facts giving rise to, and the reasons for taking, such action) no less than four (4) Business Days before taking such action and (y) during such four (4) Business Day period, if requested by Parent, engages in good faith negotiations with Parent and its Representatives regarding any adjustments in the terms and conditions of this Agreement proposed by Parent so that such event, development, circumstance, change, effect, condition or occurrence would cease to warrant a Change of Second Recommendation. The Company shall keep Parent updated with respect to proxy solicitation results as reasonably requested by Parent. Notwithstanding anything to the contrary contained in this Agreement, if subsequent to the date of the Amendment the Company Board makes a Change of Second Recommendation, the Company nevertheless shall submit this Agreement to the holders of Shares for approval and adoption at the Second Stockholders Meeting unless and until this Agreement is terminated in accordance with its terms."

        7.    Amendment of Section 8.1(c).     Section 8.1(c) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

  "(c)    by either Parent or the Company if the Effective Time shall not have occurred on or before September 30, 2020 (as such date may be extended pursuant to the terms of this Agreement or by the mutual written consent of Parent and the Company, the "End Date"); provided, if on the End Date all of the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(d) have been satisfied (or, with respect to the conditions that by their terms must be satisfied at the Closing, would have been so satisfied if the Closing would have occurred on the End Date) but any of the conditions set forth in Section 7.1(a) (Stockholder Approval), Section 7.1(b) (Legal Restraint) and/or Section 7.1(c) (Antitrust Consents) has not been satisfied, then the End Date shall automatically be extended to November 30, 2020, in which case, the End Date shall be deemed for all purposes to be November 30, 2020; provided, further, that the Party seeking to terminate this Agreement pursuant to this Section 8.1(c) shall not be in breach or have breached in any material respect any provision of this Agreement after the date of the Amendment in any manner that shall have primarily contributed to the failure of the Effective Time to occur on or before the End Date;"

        8.    Amendment of Section 8.2(a).     Section 8.2(a) of the Merger Agreement is hereby amended by adding the words "except as set forth in Section 8.2(e)," immediately after the words "provided, however".

        9.    Amendment of Section 8.2(b)(ii)(A).     Section 8.2(b)(ii)(A) of the Merger Agreement is hereby amended by replacing the words "after the date of this Agreement" with the words "after the date of the Amendment."

        10.    Amendment of Section 8.2(b)(iii).     Section 8.2(b)(iii) (Certain Expense Reimbursement) of the Merger Agreement is hereby amended by deleting the words "by either the Company or Parent pursuant to Section 8.1(f) (Company Requisite Vote) or" therein.

        11.    Amendment of Section 8.2(b)(iv).     Section 8.2(b)(iv) is hereby amended and restated in its entirety to read as follows:

  "this Agreement is terminated by Parent or the Company pursuant to (x) Section 8.1(b) (Legal Restraint) and the applicable Legal Restraint giving rise to such termination right is issued under or pursuant to any Antitrust Law or (y) Section 8.1(c) (End Date) and, in either case of clause (x) or (y), on the Termination Date the only conditions to closing set forth in Section 7.1 or Section 7.2 that have not been satisfied (other than those conditions that by their nature are to be satisfied at the Closing which conditions would be capable of being satisfied at the Closing if the Closing Date were on the Termination Date) are the conditions set forth in Section 7.1(b) (but only if the applicable Legal Restraint causing such condition not to be satisfied is issued under or pursuant to any Antitrust Law) or Section 7.1(c), then Parent shall pay $250,000,000 (the "Parent Termination Fee") to the Company (or its designee) by wire transfer of immediately available funds, at or prior to the time of termination in the case of a termination by Parent, or as promptly as reasonably practicable (and, in any event, within two Business Days following such termination) in the case of a termination by the Company; provided, however, that Parent shall not be required to pay the Parent Termination Fee to the Company if (x) the applicable Legal Restraint giving rise to such termination pursuant to Section 8.1(b) or (y) the failure of the conditions in Section 7.1(b) or Section 7.1(c), as applicable, to have been satisfied resulted from any breach by the Company of a covenant set forth in this Agreement."

        12.    Amendment of Section 8.2(e).     Section 8.2(e) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

  "Notwithstanding anything to the contrary set forth in this Agreement, but subject to each Party's rights expressly set forth in Section 9.12, each Party expressly acknowledges and agrees that, (i) if this Agreement is terminated by the Company pursuant to Section 8.1(d)(ii) (Superior Proposal) and the Company Termination Fee is paid to Parent or its designees, then the payment to Parent or its designees of the Company Termination Fee shall be the sole and exclusive remedy of Parent and Merger Sub for any loss suffered by Parent or Merger Sub as a result of a breach by the Company of its obligations under Section 6.1; and (ii) if the Parent Termination Fee is paid to the Company or its designees pursuant to this Agreement, then the payment to the Company or its designees of the Parent Termination Fee shall be the sole and exclusive remedy of the Company for any loss suffered by the Company as a result of a breach by Parent or Merger Sub of its obligations under Section 6.4.

  Without limiting the foregoing, and notwithstanding anything to the contrary set forth in this Agreement, but subject to the Company's rights expressly set forth in Section 9.12, (i) the Company agrees that the Company's right to terminate this Agreement pursuant to Section 8.1(b) (Legal Restraint) or Section 8.1(c) (End Date) and receive payment of the Parent Termination Fee (if due) shall be the sole and exclusive remedy of the Company and its Affiliates as a result of a breach by Parent or Merger Sub of any of its obligations under Section 6.4; and (ii) the Company shall have no right to, and agrees not to seek any money damages, whether in contract, tort or otherwise from Parent or its Affiliates with respect to a breach of Parent's or Merger Sub's obligations under Section 6.4, including in the circumstance in which this Agreement is terminated under any provision of Section 8.1 (whether or not a circumstance in which the Parent Termination Fee is payable); provided, however, the Company shall have a right to, and shall be entitled to seek money damages for any Willful Breach by Parent or Merger Sub up to an amount equal to the Parent Termination Fee in the event this Agreement is terminated by the Company pursuant to Section 8.1(d)(i)."

        13.    Amendment of Section 9.5(y).     Section 9.5(y) (Intervening Event) of the Merger Agreement is hereby amended by replacing the words "the date of this Agreement" each time it appears with the words "the date of the Amendment" and the words "Company Requisite Vote" with the words "Second Company Requisite Vote."

        14.    Amendment of Certain Sections.     (a) Sections 8.1(f) and 8.2(b)(ii) of the Merger Agreement shall be amended such that any references to the "Stockholders Meeting" shall be changed to the "Second Stockholders Meeting"; (b) Sections 7.1(a), 8.1(d)(ii), 8.1(e)(ii), 8.1(f), and 9.2, the parentheticals in each instance in Section 8.2(b), and the lead-in to Section 8.1 of the Merger Agreement shall be amended such that any references to the "Company Requisite Vote" shall be changed to the "Second Company Requisite Vote"; (c) Sections 6.8 and 8.1(e)(ii) and the parentheticals in each instance in Section 8.2(b) of the Merger Agreement shall be amended such that any references to the "Change of Recommendation" shall be changed to the "Change of Second Recommendation"; (d) Section 8.1(e)(ii) of the Merger Agreement shall be amended such that the reference to (i) "Recommendation" shall be changed to the "Second Recommendation" and (ii) "Proxy Statement" shall be changed to the "Second Proxy Statement"; (e) Section 8.2(b)(ii)(A) of the Merger Agreement shall be amended such that the reference to "at any time after the date of this Agreement" shall be changed to "at any time after the date of the Amendment"; (f) for purposes of the bring-down of the conditions to Closing set forth in Section 7.2(a) of the Merger Agreement, (i) Sections 3.4, 3.5 and 3.23 of the Merger Agreement shall be amended such that any references to the "Company Requisite Vote" shall be changed to the "Second Company Requisite Vote"; (ii) Sections 3.4 and 3.20 of the Merger Agreement shall be amended such that any references to the "Stockholders Meeting" shall be changed to the "Second Stockholders Meeting"; (iii) Sections 3.5(b), 3.20 and 4.9 of the Merger Agreement shall be amended such that any references to the "Proxy Statement" shall be changed to the "Second Proxy Statement"; and (iv) Section 4.9 of the Merger Agreement shall be amended such that any references to the "Stockholders Meeting" shall be changed to the "Second Stockholders Meeting"; (g) Section 8.1(d)(ii) of and the definition of "Superior Proposal" in the Merger Agreement shall be amended such that any references to "Section 6.1(c)" shall be changed to "Section 6.18(c)"; (h) Section 8.2(e) and the definition of "Acceptable Confidentiality Agreement" in the Merger Agreement shall be amended such that any references to "Section 6.1" shall be changed to "Section 6.18"; and (i) Section 3.19 of the Merger Agreement shall be amended such that the reference to "Prior to the execution of this Agreement" shall be changed to "Prior to the execution of the Amendment".

        15.    Representations and Warranties.

          (a)    Company Authority Relative to Amendment.    The Company hereby represents and warrants to Parent and Merger Sub as follows: The Company has all requisite corporate power and authority, and has taken all corporate action necessary, to execute and deliver this Amendment and to perform its obligations hereunder, subject to the Second Company Requisite Vote. The Company

  Board, at a duly called and held meeting, has unanimously determined that the Merger Agreement as amended by this Amendment and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of the Company's stockholders and approved this Amendment. This Amendment has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the Bankruptcy and Equity Exception.

          (b)    Parent and Merger Sub Authority Relative to Amendment.    Parent and Merger Sub each hereby represents and warrants to the Company as follows: Each of Parent and Merger Sub has all requisite corporate power and authority, and has taken all corporate or other action necessary, to execute and deliver this Amendment and to perform its obligations hereunder. The execution, delivery and performance of this Amendment by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the transactions contemplated by the Merger Agreement as amended by this Amendment have been duly and validly authorized by all necessary corporate or similar action by the boards of directors of Parent and Merger Sub. This Amendment has been duly and validly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of Parent and Merger Sub enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

        16.    General Provisions.

          (a)    Effectiveness.    All of the provisions of this Amendment shall be effective as of the date of this Amendment. Except to the extent specifically amended hereby, all of the terms of the Merger Agreement, the Company Disclosure Schedule and the Parent Disclosure Schedule shall remain unchanged and in full force and effect, and, to the extent applicable, such terms shall apply to this Amendment as if it formed a part of the Merger Agreement, the Company Disclosure Schedule and the Parent Disclosure Schedule.

          (b)    References to the Merger Agreement.    After giving effect to this Amendment, each reference in the Merger Agreement to "this Agreement", "hereof", "hereunder" or words of like import referring to the Merger Agreement shall refer to the Merger Agreement as amended by this Amendment, all references in the Company Disclosure Schedule or the Parent Disclosure Schedule to "the Agreement" shall refer to the Merger Agreement as amended by this Amendment. All references in the Merger Agreement, the Company Disclosure Schedule or the Parent Disclosure Schedule to "the date hereof" or "the date of this Agreement" shall refer to April 14, 2019.

          (c)    Entire Agreement.    This Amendment and the Merger Agreement (including the Exhibits thereto and the Company Disclosure Schedule and the Parent Disclosure Schedule), the Voting and Support Agreement and the Confidentiality Agreement constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and thereof.

          (d)    Other Miscellaneous Terms.    The provisions of Article IX (General Provisions) of the Merger Agreement shall, to the extent not already set forth in this Amendment, apply mutatis mutandis to this Amendment, and to the Merger Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms as modified hereby.

[Signature page follows]

        IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

COMPANY:
ADVANCED DISPOSAL SERVICES, INC.
By:	/s/ RICHARD BURKE Name: Richard Burke Title: Chief Executive Officer

[Signature Page—Amendment No. 1 to the Agreement and Plan of Merger]

PARENT:
WASTE MANAGEMENT, INC.
By:	/s/ CHARLES BOETTCHER Name: Charles Boettcher Title: Executive Vice President, Corporate Development and Chief Legal Officer

[Signature Page—Amendment No. 1 to the Agreement and Plan of Merger]

MERGER SUB:
EVERGLADES MERGER SUB INC.
By:	/s/ MARK A. LOCKETT Name: Mark A. Lockett Title: President

[Signature Page—Amendment No. 1 to the Agreement and Plan of Merger]

ANNEX C

AMENDED AND RESTATED VOTING AND SUPPORT AGREEMENT

        This Amended and Restated Voting and Support Agreement (this "Agreement") is made and entered into as of June 24, 2020, by and between Waste Management, Inc., a Delaware corporation ("Parent"), and the person whose name appears on the signature pages hereto (the "Stockholder").

RECITALS

        A.    On April 14, 2019, the Stockholder and Parent entered into a Voting and Support Agreement (the "Original Voting Agreement").

        B.    Concurrently with the execution and delivery of this Agreement, Parent, Everglades Merger Sub Inc., a Delaware corporation and indirect subsidiary of Parent ("Merger Sub"), and Advanced Disposal Services, Inc., a Delaware corporation (the "Company"), are entering into an Amendment No. 1 (the "Amendment"), dated as of the date hereof, to the Agreement and Plan of Merger (as amended, and as it may be further amended, supplemented or otherwise modified from time to time, the "Amended Merger Agreement") that, among other things and subject to the terms and conditions set forth therein, provides for the merger of Merger Sub with and into the Company, with the Company being the surviving entity in such merger (the "Merger").

        C.    As an inducement and condition for Parent and Merger Sub to enter into the Amendment, the Stockholder agrees to enter into this Agreement with respect to all shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") that the Stockholder owns, beneficially (as defined in Rule 13d-3 under the Exchange Act) or of record as of the date hereof, and any additional shares of Common Stock that such Stockholder may acquire beneficial (as defined in Rule 13d-3 under the Exchange Act) or record ownership of after the date hereof (collectively, the "Covered Shares").

        D.    As of the date hereof, the Stockholder is the beneficial or legal owner of record, and has sole voting power over, 16,572,106 of shares of Common Stock.

        E.    The Stockholder is party to (i) that certain Stockholders Agreement, dated as of October 12, 2016, by and among the Company, the Stockholder and the other parties thereto (the "Stockholders Agreement"), (ii) that certain Registration Rights Agreement, dated as of October 12, 2016, by and among the Company and certain shareholders of the Company (the "Registration Rights Agreement") and (iii) that certain Subscription Agreement by and between Star Atlantic Waste Holdings II, L.P. and the Stockholder dated as of August 3, 2016 (the "Subscription Agreement").

        F.     In furtherance of the Amendment, the parties hereto desire to amend and restate the Original Voting Agreement in its entirety.

        NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree that the Original Voting Agreement is hereby amended and restated in its entirety as follows:

        1.    Definitions.    Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Amended Merger Agreement. When used in this Agreement, the following terms shall have the meanings assigned to them in this Section 1.

        "Expiration Time" shall mean the earlier to occur of (a) the Effective Time and (b) such date and time as the Amended Merger Agreement shall be validly terminated pursuant to Article VIII thereof.

        "Transfer" shall mean (a) any direct or indirect offer, sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer (by operation of Law or otherwise), either voluntary or involuntary, or entry into any option or other Contract, arrangement or understanding with respect to any offer, sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer (by operation of Law or otherwise), of any Covered Shares or any interest in any Covered Shares (in each case other than this Agreement), (b) the deposit of such Covered Shares into a voting trust, the entry into a voting agreement or arrangement (other than this Agreement and the Original Voting Agreement) with respect to such Covered Shares or the grant of any proxy or power of attorney (other than this Agreement) with respect to such Covered Shares, (c) entry into any hedge, swap or other transaction or Contract which is designed to (or is reasonably expected to lead to or result in) a transfer of the economic consequences of ownership of any Covered Shares, whether any such transaction is to be settled by delivery of Covered Shares, in cash or otherwise or (d) any Contract or commitment (whether or not in writing) to take any of the actions referred to in the foregoing clauses (a), (b) or (c) above.

        2.    Agreement to Not Transfer the Covered Shares.

          2.1    No Transfer of Covered Shares.    Until the Expiration Time, the Stockholder agrees not to Transfer or cause or permit the Transfer of any Covered Shares, other than with the prior written consent of Parent (to be granted or withheld in Parent's sole discretion); provided, however, that nothing herein shall prohibit (i) a Transfer to an Affiliate of the Stockholder, but only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Parent, to assume all of the obligations of the Stockholder under, and be bound by all of the terms of, this Agreement, and (ii) from and after the date of the Second Stockholders Meeting at which the Second Company Requisite Vote is obtained, the Stockholder and its Affiliates shall be permitted to engage in Transfers to the extent incident to or resulting from the pledging of the Covered Shares as collateral as part of the ordinary course financing activity of the Stockholder and its Affiliates. Any Transfer or attempted Transfer of any Covered Shares in violation of this Section 2.1 shall be null and void and of no effect whatsoever.

          2.2    Update of Beneficial Ownership Information.    Promptly following the written request of Parent, or upon the Stockholder's or any of its Affiliates' acquisition of beneficial (as defined in Rule 13d-3 under the Exchange Act) or record ownership of additional shares of Common Stock after the date hereof, the Stockholder will send to Parent a written notice setting forth the number of Covered Shares beneficially owned by such Stockholder or any of its Affiliates and indicating the capacity in which such Covered Shares are owned. The Stockholder agrees to cause any of its Affiliates that acquires beneficial ownership of any shares of Common Stock on or after the date hereof to execute an agreement in a form reasonably acceptable to Parent to be bound with respect to this Agreement with respect to such shares to the same extent such shares would be subject to this Agreement had they been beneficially acquired by the Stockholder.

        3.    Agreement to Vote the Covered Shares.

          3.1   Until the Expiration Time, at every meeting of the Company's stockholders at which any of the following matters are to be voted on (and at every adjournment or postponement thereof), and on any action or approval of Company's stockholders by written consent with respect to any of the following matters, the Stockholder shall vote (including via proxy) the Covered Shares (or cause the holder of record on any applicable record date to vote (including via proxy) the Covered Shares):

            (a)   unless the Company Board has made a Change of Second Recommendation that has not been rescinded or otherwise withdrawn, in favor of the adoption of the Amended Merger Agreement; and

            (b)   unless the Company Board has made a Change of Second Recommendation that has not been rescinded or otherwise withdrawn, against (A) any action or agreement that would reasonably be expected to result in a breach of the Amended Merger Agreement or result in any condition set forth in Article VII of the Amended Merger Agreement not being satisfied on a timely basis, (B) any Acquisition Proposal, or any other proposal made in opposition to, in competition with, or inconsistent with the Amended Merger Agreement, the Merger or the transactions contemplated by the Amended Merger Agreement and (C) any other action, agreement or proposal which could reasonably be expected to delay, postpone or adversely affect consummation of the Merger and the other transactions contemplated by the Amended Merger Agreement.

          3.2   Until the Expiration Time, at every meeting of the Company's stockholders (and at every adjournment or postponement thereof), the Stockholder shall be represented in person or by proxy at such meeting (or cause the holders of record on any applicable record date to be represented in person or by proxy at such meeting) in order for the Covered Shares to be counted as present for purposes of establishing a quorum.

          3.3   Except as explicitly set forth in this Section 3, nothing in this Agreement shall limit the right of the Stockholder to vote (or cause to be voted), including by proxy, if applicable, in favor of, or against or to abstain with respect to, any other matters presented to the stockholders of the Company. Without limiting the foregoing, nothing herein shall limit the Stockholder's ability to vote for directors of the Company.

        4.    Waiver of Appraisal Rights.    The Stockholder hereby waives all appraisal rights under Section 262 of the DGCL with respect to all Covered Shares owned (beneficially or of record) by such Stockholder.

        5.    No Solicitation.

          5.1   Until the Expiration Time, the Stockholder shall not, and shall cause its Representatives not to, directly or indirectly, take any of the actions set forth in clauses (i) through (iv) of Section 6.18(a) of the Amended Merger Agreement. The Stockholder shall, and shall cause its Representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any persons other than Parent with respect to any Acquisition Proposal. Notwithstanding anything in this Agreement to the contrary, (i) the Stockholder shall not be responsible for the actions of the Company or its Board of Directors (or any committee thereof), any Subsidiary of the Company or any officers, directors (in their capacity as such), employees and professional advisors of any of the foregoing, including with respect to any matters referred to in Section 6.18 of the Amended Merger Agreement.

          5.2   Notwithstanding the foregoing, solely to the extent the Company is permitted, pursuant to Section 6.18(b) of the Amended Merger Agreement, to have discussions or negotiations with a person making a bona fide Acquisition Proposal, the Stockholder and its Representatives shall be permitted to participate in such discussions or negotiations with such person making such Acquisition Proposal.

        6.    No Legal Action.    The Stockholder shall not, and shall cause its Representatives not to, bring, commence, institute, maintain, prosecute or voluntarily aid any claim, appeal, or proceeding which (a) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or (b) alleges that the execution and delivery of this Agreement by the Stockholder (or its performance hereunder) breaches any fiduciary duty of the Company Board (or any member thereof) or any duty that the Stockholder has (or may be alleged to have) to the Company or to the other holders of the Common Stock.

        7.    Capacity.    No Person who is a representative of the Stockholder, who is or becomes during the term hereof a director of the Company, shall be deemed to make any agreement or understanding in this Agreement in such Person's capacity as a director of the Company. The Stockholder is entering into this Agreement solely in its capacity as the record holder or beneficial owner of the Covered Shares and nothing herein shall limit or affect any actions taken (or any failures to act) by a representative of the Stockholder in such representative's capacity as a director of the Company. The taking of any actions (or any failures to act) by any representative of the Stockholder in his or her capacity as a director of the Company shall not be deemed to constitute a breach of this Agreement, regardless of the circumstances related thereto.

        8.    Notice of Certain Events.    The Stockholder shall notify Parent in writing promptly of (a) any fact, event or circumstance that would cause, or reasonably be expected to cause or constitute, a breach of the representations and warranties of the Stockholder under this Agreement or (b) the receipt by the Stockholder of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with this Agreement.

        9.    Stockholders, Registration Rights and Subscription Agreements.    The Stockholder, on behalf of itself and its Affiliates, hereby agrees that upon the Effective Time, (i) the Stockholder and its Affiliates shall cease to have any rights under the Stockholders Agreement, the Registration Rights Agreement or the Subscription Agreement, (ii) the Stockholders Agreement, Registration Rights Agreement and Subscription Agreement shall be terminated without any further action of the Stockholder or its Affiliates and (iii) the Stockholder and its Affiliates release the Surviving Corporation and its Affiliates, and the Parent on behalf of itself and its Affiliates (including the Surviving Corporation) release the Stockholder and its Affiliates, from all liabilities or obligations arising under the Stockholders Agreement the Registration Rights Agreement or the Subscription Agreement, it being agreed, for the avoidance of doubt, that the foregoing shall not limit the rights under Section 6.10 of the Amended Merger Agreement of any director nominee appointed pursuant to the Stockholders Agreement.

        10.    Representations and Warranties of the Stockholder.    The Stockholder hereby represents and warrants to Parent that:

          10.1    Due Authority.    The Stockholder has the full power and capacity to make, enter into and carry out the terms of this Agreement. The Stockholder is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of formation. The execution and delivery of this Agreement, the performance of the Stockholder's obligations hereunder, and the consummation of the transactions contemplated hereby have been validly authorized, and no other consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder enforceable against it in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar Laws affecting creditors' rights and remedies generally.

          10.2    Ownership of the Covered Shares.    (a) The Stockholder is, as of the date hereof, the beneficial or record owner of the Covered Shares, free and clear of any and all Liens, other than those created by this Agreement or the agreements referred to in Section 9 hereof and (b) the Stockholder has sole voting power over all of the Covered Shares beneficially owned by the Stockholder. The Stockholder has not entered into any agreement to Transfer any Covered Shares. As of the date hereof, the Stockholder does not own, beneficially or of record, any shares of Common Stock or other voting shares of the Company (or any securities convertible, exercisable or exchangeable for, or rights to purchase or acquire, any shares of Common Stock or other voting shares of the Company) other than the Covered Shares.

          10.3    No Conflict; Consents.

            (a)   The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of its obligations under this Agreement and the compliance by the Stockholder with any provisions hereof does not and will not: (a) conflict with or violate any Laws applicable to the Stockholder, or (b) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Covered Shares beneficially owned by the Stockholder pursuant to any Contract or obligation to which the Stockholder is a party or by which the Stockholder is subject.

            (b)   No consent, approval, order or authorization of, or registration, declaration or, except as required by the rules and regulations promulgated under the Exchange Act, filing with, any Governmental Entity or any other Person, is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the consummation by them of the transactions contemplated hereby.

          10.4    Absence of Litigation.    As of the date of this Agreement, there is no legal action pending against, or, to the knowledge of the Stockholder, threatened against or affecting the Stockholder that could reasonably be expected to materially impair or materially adversely affect the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

        11.    Representations and Warranties of Parent.    Parent hereby represents and warrants to the Stockholder that:

          11.1    Due Authority.    Parent has the full power and capacity to make, enter into and carry out the terms of this Agreement. Parent is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of formation. The execution and delivery of this Agreement, the performance of Parent's obligations hereunder, and the consummation of the transactions contemplated hereby has been validly authorized, and no other consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and binding obligation of Parent enforceable against it in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar Laws affecting creditors' rights and remedies generally.

          11.2    No Conflict; Consents.

            (a)   The execution and delivery of this Agreement by Parent does not, and the performance by Parent of its obligations under this Agreement and the compliance by Parent with the provisions hereof do not and will not: (a) conflict with or violate any Laws applicable to Parent, or (b) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, pursuant to any Contract or obligation to which Parent is a party or by which Parent is subject.

            (b)   No consent, approval, order or authorization of, or registration, declaration or, except as required by the rules and regulations promulgated under the Exchange Act, filing with, any Governmental Entity or any other Person, is required by or with respect to Parent in connection with the execution and delivery of this Agreement or the consummation by Parent of the transactions contemplated hereby.

          11.3    Absence of Litigation.    As of the date of this Agreement, there is no legal action pending against, or, to the knowledge of Parent, threatened against or affecting Parent that could reasonably be expected to materially impair or materially adversely affect the ability of Parent to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

        12.    Miscellaneous.

          12.1    No Ownership Interest.    Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to the Covered

  Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Stockholder, and Parent shall have no authority to direct the Stockholder in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

          12.2    Certain Adjustments.    In the event of a stock split, stock dividend or distribution, or any change in the Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms "Common Stock" and "Covered Shares" shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

          12.3    Amendments and Modifications.    This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties hereto.

          12.4    Expenses.    All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

          12.5    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile (upon confirmation of receipt) on the first (1st) Business Day following the date of dispatch if delivered by a recognized next day courier service, or on the third (3rd) Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

          (i)    if to the Stockholder, to:

      Canada Pension Plan Investment Board
      One Queen Street East
      Suite 2500
      Toronto, ON
      M5C 2W5
      Canada
      Attn: Ryan Barry, Managing Director, Legal
      Email: rbarry@cppib.com

      Canada Pension Plan Investment Board
      One Queen Street East
      Suite 2500
      Toronto, ON
      M5C 2W5
      Canada
      Attn: Sean Cheah, Senior Principal, Relationship Investments, Active Equities
      Email: scheah@cppib.com

      with a copy to (which shall not be considered notice):

      Debevoise & Plimpton LLP
      919 Third Avenue
      New York, NY 10022
      Attention: Kevin M. Schmidt
      Email: kmschmidt@debevoise.com

          (ii)   if to Parent, to:

      Waste Management, Inc.
      1001 Fannin
      Houston, Texas 77002
      Attn: John Morris, Executive Vice President and Chief Operating Officer
      E-mail: JMorris@wm.com

      with a copy to:

      General Counsel
      E-mail: gclegal@wm.com

      with a copy to (which shall not be considered notice):

      Simpson Thacher & Bartlett LLP
      425 Lexington Avenue
      New York, New York 10017
      Fax:          (212) 455-2502
      Attn:        Alan M. Klein
      E-mail:      aklein@stblaw.com

      and

      Simpson Thacher & Bartlett LLP
      600 Travis Street, Suite 5400
      Houston, Texas 77002
      Fax:          (713) 821-5602
      Attn:        Christopher R. May
      E-mail:      cmay@stblaw.com

          (iii)  if to Company, to:

      Advanced Disposal Services, Inc.
      90 Fort Wade Road, Suite 200
      Ponte Vedra Beach, FL 32081
      Attn:        Richard Burke and Michael K. Slattery
      E-mail:      Richard.Burke@AdvancedDisposal.com
      E-mail:      Michael.Slattery@AdvancedDisposal.com

      with a copy to (which shall not constitute notice):

      Shearman & Sterling LLP
      599 Lexington Avenue
      New York, NY 10022
      Fax:          (212) 848-7179
      Attn:        Scott Petepiece and Daniel Litowitz
      E-mail:      spetepiece@shearman.com; Daniel.Litowitz@shearman.com

          12.6    Jurisdiction; Waiver of Jury.

            (a)   Each of the parties irrevocably submits to the exclusive jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, of any Delaware state or federal court within the State of Delaware) for the purpose of any claim directly or indirectly based upon, arising out of or relating to this Agreement, any of the transactions contemplated by this Agreement or the actions of Parent or the Stockholder in the negotiation, administration, performance and enforcement hereof and thereof. Each of the parties (i) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, of any Delaware state or federal court within the State of Delaware) with respect to any matter relating to or arising under this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any such proceeding in any court other than the Delaware state or federal courts within the State of Delaware, as described above. Each of Parent and the Stockholder irrevocably consents to the service of process out of any of the aforementioned courts in any such action, suit or proceeding by the mailing of copies thereof by registered mail, postage prepaid, to such party at its address specified pursuant to Section 12.5, such service of process to be effective upon acknowledgment of receipt of such registered mail.

            (b)   EACH OF PARENT AND THE STOCKHOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE ACTIONS OF PARENT OR THE STOCKHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF AND THEREOF.

          12.7    Documentation and Information.    The Stockholder consents to and authorizes the publication and disclosure by Parent and the Company of the Stockholder's identity and holding of the Covered Shares, and the terms of this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement), in any press release, the Second Proxy Statement and any other disclosure document required in connection with the Amended Merger Agreement, the Merger and the transactions contemplated by the Amended Merger Agreement; provided, that prior to any such publication or disclosure Parent and the Company have provided the Stockholder with an opportunity to review and comment upon such announcement or disclosure, which comments Parent and the Company will consider in good faith.

          12.8    Further Assurances.    The Stockholder agrees, from time to time, at the reasonable request of Parent and without further consideration, to execute and deliver such additional documents and take all such further action as may be reasonable required to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

          12.9    Stop Transfer Instructions.    At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Time, in furtherance of this Agreement, the Stockholder hereby authorizes the Company or its counsel to notify the Company's transfer agent that there is a stop transfer order with respect to all of the Covered Shares (and that this Agreement places limits on the voting and transfer of the Covered Shares), subject to the provisions hereof and provided that any such stop transfer order and notice will immediately be withdrawn and terminated by the Company following the Expiration Time.

          12.10    Specific Performance.    Each of Parent and the Stockholder agrees that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms on a timely basis or were otherwise breached. It is accordingly agreed that Parent and the Stockholder shall be entitled to injunctive or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court identified in Section 12.6(a) above, this being in addition to any other remedy to which they are entitled at law or in equity.

          12.11    Entire Agreement.    This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings, both written and oral, between the parties with respect to such subject matter. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Amended Merger Agreement.

          12.12    Reliance.    The Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Amendment and the Amended Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement.

          12.13    Interpretation.    This Agreement and any documents or instruments delivered pursuant hereto or in connection herewith shall be construed without regard to the identity of the person who drafted the various provisions of the same. Each and every provision of this Agreement and such other documents and instruments shall be construed as though all of the parties participated equally in the drafting of the same. Consequently, the parties acknowledge and agree that any rule of construction that a document is to be construed against the drafting party shall not be applicable either to this Agreement or such other documents and instruments. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, all references to "dollars" or "$" are to United States dollars. References to a party or to the parties to this Agreement refers to the Parent and the Stockholder, individually or collectively, as the case may be.

          12.14    Assignment.    Neither this Agreement nor any of the rights, interests or obligations of any party hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other party.

          12.15    Severability.    Any term or provision of this Agreement which is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid, illegal or unenforceable the remaining terms and provisions of this Agreement or affecting the validity, legality or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction, and if any provision of this Agreement is determined to be so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable, in all cases so long as neither the economic nor legal substance of the transactions contemplated hereby is affected in any manner materially adverse to any party or its stockholders. Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

          12.16    Counterparts.    This Agreement may be executed by facsimile and in counterparts, all of which shall be considered an original and one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          12.17    Governing Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to choice of law principles thereof).

          12.18    Termination.    This Agreement shall automatically terminate without further action by any of the parties hereto and shall have no further force or effect as of the earliest to occur of (i) the Expiration Time, or (ii) the election of the Stockholder in its sole discretion to terminate this Agreement promptly following any amendment of any term or provision of the Amended Merger

  Agreement dated as of the date hereof that reduces or changes the form of consideration payable pursuant to and in accordance with the Amended Merger Agreement; provided that the provisions of this Article XII shall survive any such termination. Notwithstanding the foregoing, termination of this Agreement shall not prevent any party from seeking any remedies (at law or in equity) against any other party for that party's breach of any of the terms of this Agreement prior to the date of termination.

[Signature page follows]

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

WASTE MANAGEMENT, INC.
By:	/s/ CHARLES BOETTCHER Name: Charles Boettcher Title: Executive Vice President, Corporate Development and Chief Legal Officer

Signature Page to Amended and Restated Voting and Support Agreement

CANADA PENSION PLAN INVESTMENT BOARD
By:	/s/ DEBORAH ORIDA Name: Deborah Orida Title: Senior Managing Director & Global Head of Active Equities
By:	/s/ SEAN CHEAH Name: Sean Cheah Title: Senior Principal, Relationship Investments

Signature Page to Amended and Restated Voting and Support Agreement

ANNEX D

 OPINION OF UBS

UBS Securities LLC 1285 Avenue of the Americas New York, NY 10019

June 23, 2020

The Board of Directors
Advanced Disposal Services, Inc.
90 Fort Wade Road
Ponte Vedra, Florida 32081

Dear Members of the Board:

        We understand that Advanced Disposal Services, Inc., a Delaware corporation (the "Company"), has entered into an Agreement and Plan of Merger, dated as of April 14, 2019 (the "Existing Agreement"), among Waste Management Inc., a Delaware corporation ("Parent"), the Company and Everglades Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent ("Sub"). We further understand that the Company and other parties to the Existing Agreement propose to enter into an Amendment No. 1, the most recent draft of which was delivered to us on June 23, 2020 (the "Amendment"; the Existing Agreement, as proposed to be further amended by the Amendment, is referred to as the "Agreement"). We further understand that pursuant to the terms of the Agreement, Parent will undertake a series of transactions whereby the Company will become a wholly owned subsidiary of Parent (the "Transaction"), and all of the issued and outstanding shares of the common stock, par value of $0.01 per share, of the Company ("Company Common Stock"), other than the Dissenting Shares (as defined in the Agreement) and the Company Common Stock owned by (a) the Company as treasury stock, (b) Whitney and Merger Sub or (c) any direct or indirect wholly owned subsidiaries of Parent, Merger Sub and the Company (together with the Dissenting Shares, the "Excluded Shares"), will be converted into the right to receive, for each outstanding share of Company Common Stock, $30.30 in cash (the "Consideration").

        The terms and conditions of the Transaction are more fully set forth in the Agreement.

        You have requested our opinion as to the fairness, from a financial point of view, to the holders of the Company Common Stock (other than the holders of the Excluded Shares) of the Consideration to be received by such holders in the Transaction.

        UBS Securities LLC ("UBS") has acted as financial advisor to the Company in connection with the Transaction and we have received or are entitled to receive a fee for our services, a portion of which was paid for delivery of our fairness opinion dated April 14, 2019 and is payable in connection with this opinion, and a significant portion of which is contingent upon consummation of the Transaction. In addition, the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. In the past, UBS and its affiliates have provided investment banking, commercial banking and other financial services to the Company, Parent and Canada Pension Plan Investment Board ("CPP") unrelated to the proposed Transaction, for which UBS and its affiliates received compensation, including in the past four years having acted as (a) co-underwriter to the Company in connection with an underwritten secondary offering of the Company Common Stock in May 2018, (b) co-lead joint book-running manager to the Company in connection with a secondary public offering of the Company Common Stock in May 2017, and (c) advisor to a consortium of four parties

(including CPP) in connection with the acquisition of Inmarsat plc. In addition, UBS or an affiliate is a participant in a credit facility of the Company for which it received and continues to receive fees and interest payments. In the ordinary course of business, UBS and its affiliates may hold or trade, for their own accounts and the accounts of their customers, securities of the Company and Parent and, accordingly, may at any time hold a long or short position in such securities. The issuance of this opinion was approved by an authorized committee of UBS.

        Our opinion does not address the relative merits of the Transaction as compared to other business strategies or transactions that might be available with respect to the Company or the Company's underlying business decision to effect the Transaction. Our opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote or act with respect to the Transaction. At your direction, we have not been asked to, nor do we, offer any opinion as to the terms, other than the Consideration to the extent expressly specified herein, of the Agreement or any related documents or the form of the Transaction. In addition, we express no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Transaction, or any class of such persons, relative to the Consideration. We express no opinion as to what the value of the price at which the Company Common Stock will trade at any time. In rendering this opinion, we have assumed, with your consent, that (i) the final executed form of the Amendment will not differ in any material respect from the draft that we have reviewed, (ii) the parties to the Agreement will comply with all material terms of the Agreement, and (iii) the Transaction will be consummated in accordance with the terms of the Agreement without any adverse waiver or amendment of any material term or condition thereof. We also have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company, Parent or the Transaction. We have not been authorized to solicit and have not solicited indications of interest in a transaction with the Company from any party.

        In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and financial information relating to the Company and Parent; (ii) reviewed certain internal financial information and other data relating to the business and financial prospects of the Company that were not publicly available, including financial forecasts and estimates prepared by the management of the Company that you have directed us to utilize for purposes of our analysis; (iii) conducted discussions with members of the senior management of the Company concerning the business and financial prospects of the Company; (iv) performed a discounted cash flow analysis of the Company in which we analyzed the future cash flows of the Company using financial forecasts and estimates prepared by the management of the Company; (v) reviewed publicly available financial and stock market data with respect to certain other companies we believe to be generally relevant; (vi) compared the financial terms of the Transaction with the publicly available financial terms of certain other transactions we believe to be generally relevant; (vii) reviewed current and historical market prices of Company Common Stock; (viii) reviewed the Agreement; and (ix) conducted such other financial studies, analyses and investigations, and considered such other information, as we deemed necessary or appropriate.

        In connection with our review, with your consent, we have assumed and relied upon, without independent verification, the accuracy and completeness in all material respects of the information provided to or reviewed by us for the purpose of this opinion. In addition, with your consent, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal. With respect to the financial forecasts and estimates referred to above, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. In addition, we have assumed with your approval that the financial forecasts and estimates referred to above will be achieved at the times and in the amounts projected. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information available to us as of, the date hereof.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by holders of Company Common Stock (other than the holders of Excluded Shares) in the Transaction is fair, from a financial point of view, to such holders.

        This opinion is provided for the benefit of the Board of Directors (in its capacity as such) in connection with, and for the purpose of, its evaluation of the Consideration in the Transaction.

Very truly yours,
/s/ UBS SECURITIES LLC
UBS SECURITIES LLC

ANNEX E

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262. Appraisal rights.

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

          (2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

          (4)   In the event of an amendment to a corporation's certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word "amendment" substituted for the words "merger or consolidation," and the word "corporation" substituted for the words "constituent corporation" and/or "surviving or resulting corporation."

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given; provided, that, if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder's request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however, that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PRELIMINARY PROXY CARD DATED JULY 6, 2020 – SUBJECT TO COMPLETION VOTE BY INTERNET Before The Special Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or special meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Special Meeting - Go to: ADVANCED DISPOSAL SERVICES, INC. 90 FORT WADE ROAD PONTE VEDRA, FL 32081 www.virtualshareholdermeeting.com/ADSW2020SM You may attend the special meeting via the Internet and vote during the special meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or special meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D20478-S05572 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ADVANCED DISPOSAL SERVICES, INC. The Board of Directors recommends you vote FOR proposals 1, 2 and 3. For Against Abstain ! ! ! 1. To adopt the Agreement and Plan of Merger (the original merger agreement), dated as of April 14, 2019, as amended by Amendment No. 1 thereto (the amended merger agreement) as may be further amended from time to time, dated as of June 24, 2020, by and among Advanced Disposal Services, Inc. (Advanced Disposal), Waste Management, Inc. and Everglades Merger Sub Inc. (Merger Sub) pursuant to which Merger Sub will merge with and into Advanced Disposal. 2. To approve, on a non-binding advisory basis, specified compensation that may be paid or become payable to Advanced Disposal's named executive officers in connection with the merger and contemplated by the amended merger agreement. ! ! ! ! ! ! 3. To approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the amended merger agreement. NOTE: Such other business as may properly come before the special meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. D20479-S05572 ADVANCED DISPOSAL SERVICES, INC. Special Meeting of Stockholders [ ] Eastern Time This proxy is solicited by the Board of Directors The undersigned stockholder(s) of Advanced Disposal Services, Inc., a Delaware corporation, hereby acknowledge(s) receipt of the Proxy Statement dated [ ], and hereby appoint(s) Richard Burke and Michael K. Slattery, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of Advanced Disposal Services, Inc., which will be held at [ ] Eastern Time on [ ] and at any adjournment(s) thereof, and to vote all shares of Advanced Disposal common stock which the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and of the accompanying proxy statement which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. The proxies are also authorized to vote upon all matters as may properly come before the meeting, or any postponement or adjournment thereof, utilizing their own discretion. Continued and to be signed on reverse side